UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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CRAWFORD UNITED CORPORATION

(Name of Registrant as Specified in its Charter)

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Dear Crawford United Shareholder:

You are cordially invited to attend a special meeting (including any adjournments or postponements thereof, which we refer to as the “Special Meeting”) of shareholders of Crawford United Corporation, an Ohio corporation (which we refer to as “Crawford United,” the “Company,” “we,” “us” and “our”) to be held at the Company’s executive offices located at 10514 Dupont Avenue, Suite 200, Cleveland, Ohio 44108, on February 3, 2026, beginning at 10:00 a.m. Eastern Time (unless the Special Meeting is adjourned or postponed).

At the Special Meeting, you will be asked to consider and vote on (a) a proposal to approve and adopt the Agreement and Plan of Merger, dated as of December 5, 2025 (as it may be amended from time to time, which we refer to as the “Merger Agreement”), by and among SPX Enterprises, LLC, a Delaware limited liability company (which we refer to as “Parent” or “SPX”), Project King Acquisition, Inc., an Ohio corporation and a wholly-owned subsidiary of Parent (which we refer to as “Merger Sub”), and Crawford United and the merger contemplated by the Merger Agreement (which we refer to as the “Merger Agreement Proposal”), (b) an advisory, non-binding proposal to approve the merger-related executive compensation to Crawford United’s named executive officers (which we refer to as the “Merger-Related Compensation Proposal”) and (c) a proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting (which we refer to as the “Adjournment Proposal”). Pursuant to the terms of the Merger Agreement, subject to the terms and conditions set forth therein, Merger Sub will merge with and into Crawford United (which we refer to as the “Merger”), with Crawford United continuing as the surviving corporation in the Merger and as a wholly owned subsidiary of Parent.

The Merger Agreement provides that, subject to certain exceptions, each share of Class A common capital stock, without par value, of Crawford United (which we refer to as “Class A common shares”) and Class B common capital stock, without par value, of Crawford United (which we refer to as “Class B common shares” and together with Class A common shares as “Crawford United common shares”) issued and outstanding immediately prior to the effective time of the Merger (which we refer to as the “Effective Time”) will at the Effective Time automatically be converted into the right to receive an amount per share determined pursuant to the Merger Agreement (which amount we refer to as the “Merger Consideration”), representing an aggregate transaction value of $300 million. As of the date of this proxy statement, after anticipated adjustments for satisfaction of indebtedness and payment of expenses at the effective time of the Merger, the Merger Consideration is estimated to be cash consideration of $83.42 per share, without interest and less any required withholding of taxes. For more information, please see the section of this proxy statement entitled “The Merger Agreement—Merger Consideration—Crawford United Common Shares.”

If the Merger is consummated, you will be entitled to receive the Merger Consideration, less any required withholding of taxes, for each Crawford United common share that you own immediately prior to the Effective Time (unless you have properly and validly exercised and do not withdraw your dissenter’s rights under Section 1701.85 of the Ohio Revised Code).

The Board of Directors of Crawford United, after considering the factors more fully described in the enclosed proxy statement, has unanimously: (i) declared the Merger Agreement advisable and determined that the Merger Agreement and the transactions contemplated thereby, including the Merger (collectively, the “Transactions”) are advisable and fair to, and in the best interests of, Crawford United and Crawford United’s shareholders, (ii) approved and adopted the Merger Agreement and the Transactions, including the execution, delivery and performance of the Merger Agreement, (iii) approved Parent entering into the voting agreements with each of the directors and executive officers of Crawford United and certain of their respective affiliated entities (each, a “Voting Agreement” and together, the “Voting Agreements”), (iv) recommended approval and adoption of the Merger Agreement by Crawford United shareholders, and (v) directed that the Merger Agreement be submitted for the approval of Crawford United shareholders at the Special Meeting. The Board of Directors unanimously recommends that you vote: (1) “FOR” the Merger Agreement Proposal; (2) “FOR” the Merger-Related Compensation Proposal; and (3) “FOR” the Adjournment Proposal.

The enclosed proxy statement provides detailed information about the Special Meeting, the Merger Agreement and the Merger. A copy of the Merger Agreement is attached as Annex A to the proxy statement.

The proxy statement also describes the actions and determinations of the Board of Directors in connection with its evaluation of the Merger Agreement and the Merger. You should carefully read and consider the entire enclosed proxy statement and its annexes, including the Merger Agreement, as they contain important information about, among other things, the Merger and how it affects you.

Whether or not you plan to attend the Special Meeting, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone (in accordance with the instructions detailed in the section of this proxy statement entitled “The Special Meeting—Voting and Revocability of Proxies”). If you attend the Special Meeting and vote thereat, your vote will revoke any proxy that you have previously submitted.

If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the Merger Agreement Proposal, without your instructions.

Your vote is very important, regardless of the number of shares that you own. We cannot consummate the Merger unless the Merger Agreement Proposal is approved by the affirmative vote of the holders of (i) shares entitling them to exercise a majority of the voting power of Crawford United thereon at the Special Meeting and (ii) at least two-thirds of the outstanding Class A common shares of Crawford United entitled to vote thereon at the Special Meeting.

On behalf of the Board of Directors, I thank you for your support and appreciate your consideration of these matters.

Sincerely,

/s/ Brian E. Powers

Brian E. Powers

President and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Merger, passed upon the merits or fairness of the Merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

The accompanying proxy statement is dated January 5, 2026, and, together with the enclosed form of proxy card, is first being mailed to Crawford United shareholders on or about January 9, 2026.

CRAWFORD UNITED CORPORATION

10514 Dupont Avenue, Suite 200

Cleveland, Ohio 44108

NOTICE OF THE SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON FEBRUARY 3, 2026

NOTICE IS HEREBY GIVEN that a special meeting (including any adjournments or postponements thereof, which we refer to as the “Special Meeting”) of the shareholders of Crawford United Corporation, an Ohio corporation (which we refer to as “Crawford United,” the “Company,” “we,” “us” and “our”), will be held at Crawford United’s executive offices located at 10514 Dupont Avenue, Suite 200, Cleveland, Ohio 44108, at 10:00 a.m., Eastern Time, on February 3, 2026, for the following purposes:

1.  To consider and vote upon the proposal to approve and adopt the Agreement and Plan of Merger, dated as of December 5, 2025 (as it may be amended from time to time, which we refer to as the “Merger Agreement”), by and among SPX Enterprises, LLC, a Delaware limited liability company (which we refer to as “Parent” or “SPX”), Project King Acquisition, Inc., an Ohio corporation and a wholly owned subsidiary of Parent (which we refer to as “Merger Sub”) and Crawford United, and thereby to approve the transactions contemplated by the Merger Agreement, including the merger of Merger Sub with and into Crawford United (which we refer to as the “Merger”) with Crawford United continuing as the surviving corporation and as a wholly-owned subsidiary of Parent (which we refer to as the “Merger Agreement Proposal”);

2.  To consider and vote upon an advisory, non-binding proposal to approve the compensation that may become payable by Crawford United to the named executive officers of Crawford United in connection with the completion of the Merger (the “Merger-Related Compensation Proposal”); and

3.  To approve one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve and adopt the Merger Agreement (the “Adjournment Proposal”).

Only Crawford United shareholders of record as of the close of business on January 5, 2026 are entitled to notice of the Special Meeting and to vote at the Special Meeting or any adjournment, postponement or other delay thereof.

The Board of Directors unanimously recommends that you vote: (1) “FOR” the Merger Agreement Proposal; “FOR” the Merger-Related Compensation Proposal; and (3) “FOR” the Adjournment Proposal.

Whether or not you plan to attend the Special Meeting, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone (in accordance with the instructions detailed in the section of this proxy statement entitled “The Special Meeting—Voting and Revocability of Proxies”). If you attend the Special Meeting and vote thereat, your vote will revoke any proxy that you have previously submitted. If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the Merger Agreement Proposal, without your instructions. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote “FOR” the Merger Agreement Proposal, “FOR” the Merger-Related Compensation Proposal and “FOR” the Adjournment Proposal.

BY ORDER OF THE BOARD OF

DIRECTORS

/s/ Brian E. Powers

Brian E. Powers

President and Chief Executive Officer

Cleveland, Ohio

January 5, 2026

YOUR VOTE IS IMPORTANT!

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, WE ENCOURAGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE: (1) BY TELEPHONE; (2) OVER THE INTERNET; OR (3) BY SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. You may revoke your proxy or change your vote before the Special Meeting in the manner described in the accompanying proxy statement.

If you fail to (1) return your proxy card, (2) grant your proxy electronically over the Internet or by telephone or (3) vote at the Special Meeting, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and, if a quorum is present, will have the same effect as a vote “AGAINST” the Merger Agreement Proposal but, assuming a quorum is present, will have no effect on the Merger-Related Compensation Proposal or the Adjournment Proposal.

You should carefully read and consider the entire accompanying proxy statement and its annexes, including the Merger Agreement, as they contain important information about, among other things, the Merger and how it affects you. If you have any questions concerning the Merger Agreement, the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your Crawford United common shares, please contact Crawford United:

Crawford United Corporation

10514 Dupont Avenue, Suite 200

Cleveland, Ohio 44108

Attention: Investor Relations

Telephone: (216) 243-2614

CRAWFORD UNITED CORPORATION

10514 Dupont Avenue, Suite 200

Cleveland, Ohio 44108

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON FEBRUARY 3, 2026

PROXY STATEMENT

This proxy statement contains information relating to a special meeting of shareholders of Crawford United Corporation, an Ohio corporation, which we refer to as the “Company,” “Crawford United,” “we,” “us” or “our”. The special meeting (which we refer to as the “Special Meeting”) will be held on February 3, 2026, at 10:00 a.m., Eastern Time, at Crawford United’s executive offices located at 10514 Dupont Avenue, Suite 200, Cleveland, Ohio 44108 (unless the Special Meeting is adjourned or postponed). We are furnishing this proxy statement to holders of the Company’s issued and outstanding shares of Class A common capital stock, without par value (which we refer to as “Class A common shares”), and Class B common capital stock, without par value (which we refer to as “Class B common shares” and together with Class A common shares as “Crawford United common shares”), as part of the solicitation of proxies by the Board of Directors of Crawford United, which we refer to as the “Board,” for use at the Special Meeting and at any adjournments or postponements thereof. This proxy statement is dated January 5, 2026 and is first being mailed to holders of Crawford United common shares on or about January 9, 2026. Throughout this proxy statement, we refer to SPX Enterprises, LLC, a Delaware limited liability company, as “Parent” or “SPX,” Project King Acquisition, Inc., a Delaware corporation, as “Merger Sub” and Crawford United, Parent and Merger Sub each as a “party” and together as the “parties.” In addition, throughout this proxy statement we refer to the Agreement and Plan of Merger, dated as of December 5, 2025 (as it may be amended from time to time), by and among Parent, Merger Sub and Crawford United as the “Merger Agreement,” and the holders of Crawford United common shares as “Crawford United shareholders.” Unless indicated otherwise, any other capitalized term used herein but not otherwise defined herein has the meaning assigned to such term in the Merger Agreement.

SUMMARY TERM SHEET

This summary term sheet highlights selected information from this proxy statement related to the Merger and may not contain all of the information that is important to you. To understand the Merger more fully and for a more complete description of the legal terms of the Merger, you should carefully read and consider this entire proxy statement and the annexes to this proxy statement, including the Merger Agreement, along with all of the documents to which we refer in this proxy statement, as they contain important information about, among other things, the Merger and how it affects you. The Merger Agreement is attached as Annex A to this proxy statement. You should carefully read and consider the entire Merger Agreement, which is the legal document that governs the Merger.

Parties Involved in the Merger

(page 22)

Crawford United Corporation

Crawford United was founded in 1910 and organized in 1915 as an Ohio corporation. Crawford United is a growth-oriented holding company providing specialty industrial products to diverse markets, including healthcare, aerospace, defense, education, transportation, and petrochemical through its wholly-owned subsidiaries, CAD Enterprises Inc., Data Genomix LLC, Federal Hose Manufacturing LLC, Crawford AE LLC doing business as Air Enterprises, Marine Products International LLC, Komtek Forge LLC, Global-Tek-Manufacturing LLC, Global-Tek Colorado LLC, Emergency Hydraulics LLC, Knitting Machinery Company of America, LLC, Reverso Pumps LLC, Separ America LLC, Heany Industries, LLC, Advanced Industrial Coatings, LLC and Rahn Industries, Incorporated. Crawford United Class A common shares are quoted on the OTC Pink Limited Market under the symbol “CRAWA.”

SPX Enterprises, LLC

SPX Enterprises, LLC, which we refer to in this proxy statement as the “Parent” or “SPX,” is a wholly owned subsidiary of SPX Technologies, Inc., which we refer to in this proxy statement as “SPXC.” SPXC is a diversified, global supplier of infrastructure equipment serving the HVAC and detection and measurement markets, with operations in over 15 countries and approximately 4,300 employees. SPXC’s HVAC solutions include package and process cooling equipment, engineered air movement and handling solutions, residential and commercial boilers, electrical heating, and ventilation products. SPXC’s detection and measurement product lines encompass underground pipe and cable locators, inspection and rehabilitation equipment, robotic systems, transportation systems, communication technologies, and aids to navigation. SPXC was incorporated in Delaware in connection with a holding company reorganization completed on August 15, 2022.

Shares of SPXC common stock, par value $0.01 per share, are listed on the New York Stock Exchange under the symbol “SPXC.” For additional information, visit www.spx.com. The information provided on the SPXC website is not part of this proxy statement and is not incorporated in this proxy statement by reference or by any other reference to the SPXC website provided in this proxy statement. The principal executive offices of both SPXC and SPX are maintained at 6325 Ardrey Kell Road, Suite 400, Charlotte, North Carolina 28277, telephone number (980) 474-3700.

Project King Acquisition, Inc.

Project King Acquisition, Inc., which we refer to in this proxy statement as “Merger Sub,” was formed under Ohio law solely for the purposes of entering into the Merger Agreement and engaging in the Transactions. Merger Sub is a wholly owned subsidiary of SPX and has not carried on any activities or operations to date, except for those activities incidental to its formation and the Transactions. Upon consummation of the Merger, Merger Sub will be merged with and into Crawford United and will cease to exist, with Crawford United surviving the Merger as a wholly owned subsidiary of SPX. Merger Sub’s principal executive offices are maintained at 6325 Ardrey Kell Road, Suite 400, Charlotte, North Carolina 28277, telephone number (980) 474-3700.

The Merger

(page 23)

On the terms and subject to the conditions of the Merger Agreement, and in accordance with the General Corporation Law of the State of Ohio under Chapter 1701 of the Ohio Revised Code (which we refer to as the “ORC”), at the Effective Time (as defined below), Merger Sub will merge with and into Crawford United (which we refer to as the “Merger”), the separate corporate existence of Merger Sub will cease and Crawford United will continue its corporate existence under the ORC as the surviving corporation in the Merger (which we refer to as the “Surviving Corporation”). As a result of the Merger, Crawford United will become a wholly owned subsidiary of Parent, and Crawford United Class A common shares will no longer be publicly traded and will be removed from quotation on the OTC Pink Limited Market. In addition, Crawford United Class A common shares will be deregistered under the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”), and Crawford United will no longer file periodic reports with the United States Securities and Exchange Commission (which we refer to as the “SEC”). If the Merger is consummated, you will not own any shares of the capital stock of the Surviving Corporation. The Merger will become effective on such date and time as the certificate of merger with respect to the Merger has been duly filed with the Secretary of State of the State of Ohio or at such later date and time as may be agreed by Crawford United and Merger Sub in writing and specified in the certificate of merger in accordance with the ORC (which we refer to as the “Effective Time”).

Background of the Merger

(page 24)

A description of the process we undertook that led to the Merger, including our discussions with SPX, is included in this proxy statement under the section entitled “Proposal 1: Approval and Adoption of the Merger Agreement—Background of the Merger.”

Merger Consideration

(page 23)

At the Effective Time, by virtue of the Merger and without any action on the part of Crawford United, Parent, Merger Sub or the holders of any securities of Crawford United or Merger Sub, each Crawford United common share (other than Crawford United common shares owned by (i) Crawford United, any subsidiary of Crawford United, Parent, Merger Sub or any other subsidiary of Parent and (ii) Crawford United shareholders who have validly exercised their statutory dissenters’ rights under the ORC (together, the “Excluded Crawford United Shares”)) issued and outstanding immediately prior to the Effective Time will be converted automatically into the right to receive $84.44 in cash, without interest and less (i) any adjustments pursuant to the Merger Agreement for satisfaction of Crawford United indebtedness and payment of Crawford United expenses outstanding at the closing of the Merger (referred to as the “Closing”) in excess of Crawford United’s cash on hand at Closing and (ii) any required withholding of taxes, which amount is referred to in this proxy statement as the “Merger Consideration.” As of the date of this proxy statement, the Merger Consideration, after anticipated adjustments for satisfaction of indebtedness and payment of expenses at the Effective Time, is estimated to be cash consideration of approximately $83.42 per share, without interest and less any required withholding of taxes. For more information, please see the section of this proxy statement entitled “The Merger Agreement—Merger Consideration—Crawford United Common Shares.”

On or prior to the date of the Closing (referred to as the “Closing Date”), Parent will deposit (or cause to be deposited) with a designated paying agent a cash amount that is sufficient to pay the Merger Consideration in exchange for all Crawford United common shares outstanding immediately prior to the Effective Time (other than Excluded Crawford United Shares). For more information, please see the section of this proxy statement entitled “The Merger Agreement—Exchange and Payment Procedures.”

After the Merger is consummated, you will have the right to receive the Merger Consideration in respect of each Crawford United common share that you own (other than Excluded Crawford United Shares) immediately prior to the Effective Time (less any required tax withholding), but you will no longer have any rights as a Crawford United shareholder (except that Crawford United shareholders who properly and validly exercise their dissenters’ rights and such rights are not terminated will have a right to receive payment of the “fair cash value” of their shares as determined pursuant to Section 1701.85 of the ORC). For more information, please see the section of this proxy statement entitled “Proposal 1: Approval and Adoption of the Merger Agreement—Dissenters’ Rights.”

Treatment of Crawford United Equity Awards

(page 24)

At the Effective Time, subject to all applicable withholding taxes, each outstanding award in respect of restricted Crawford United common shares (a “Company Restricted Stock Award”) that remains outstanding as of immediately prior to the Effective Time will be fully vested and the holder thereof will be entitled to receive the Merger Consideration in respect of each Crawford United common share underlying such Company Restricted Stock Award.

For more information, please see the section of this proxy statement entitled “The Merger Agreement—Merger Consideration—Treatment of Crawford United Equity Awards.”

Material U.S. Federal Income Tax Consequences of the Merger

(page 45)

The exchange of Crawford United common shares for the Merger Consideration pursuant to the Merger generally will be a taxable transaction for U.S. federal income tax purposes. We urge you to consult your own tax adviser as to the particular tax consequences to you of the receipt of cash in exchange for Crawford United common shares pursuant to the Merger.

You should read the section of this proxy statement entitled “Proposal 1: Approval and Adoption of the Merger Agreement—Material U.S. Federal Income Tax Consequences of the Merger” for a more complete discussion of the material U.S. federal income tax consequences of the Merger. You should consult your tax adviser to determine the particular U.S. federal, state, local and non-U.S. tax consequences to you of the Merger.

Dissenters’ Rights

(page 44)

Under Ohio law, Crawford United shareholders who do not vote in favor of the Merger Agreement Proposal and deliver a written demand for payment for the fair cash value of their Crawford United common shares prior to the Special Meeting will be entitled, if and when the Merger is completed, to receive the fair cash value of their Crawford United common shares. The right to make this demand is known as “dissenters’ rights.” Crawford United shareholders’ right to receive the fair cash value of their Crawford United common shares, however, is contingent upon strict compliance with the procedures set forth in Section 1701.85 of the ORC. A Crawford United shareholder’s failure to vote against the approval and adoption of the Merger Agreement will not constitute a waiver of such shareholder’s dissenters’ rights, so long as such shareholder does not vote in favor of the Merger Agreement Proposal or return an unmarked proxy card.

For additional information regarding dissenters’ rights, see “Proposal 1: Approval and Adoption of the Merger Agreement—Dissenters’ Rights”) and the complete text of Section 1701.85 of the ORC attached to this Proxy Statement as Appendix B, which also may be accessed without subscription or cost at the following publicly available website: https://codes.ohio.gov/ohio-revised-code/section-1701.85. If Crawford United shareholders have any questions regarding dissenters’ rights, such shareholders should consult with their own legal advisers.

Regulatory Approvals Required for the Merger

(page 48)

Under the Merger Agreement, the Merger cannot be consummated until the waiting period applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (which we refer to as the “HSR Act”), have expired or been terminated.

For more information, please see the section of this proxy statement entitled “Proposal 1: Approval and Adoption of the Merger Agreement—Regulatory Approvals Required for the Merger.”

Closing Conditions

(page 64)

The obligations of the parties to consummate the Merger are subject to the satisfaction or waiver of customary conditions, including (among other conditions) the following:

•

the approval and adoption of the Merger Agreement by the affirmative vote of the holders of (i) Crawford United common shares entitling them to exercise a majority of the voting power of Crawford United common shares entitled to vote thereon at the Special Meeting and (ii) at least two-thirds of the outstanding Class A common shares of Crawford United entitled to vote thereon at the Special Meeting;

•	the expiration or termination of the waiting period applicable to the Merger under the HSR Act;

•

the absence of any judgment issued by any court of competent jurisdiction or law enacted by any governmental entity preventing or prohibiting the consummation of the Merger or the other transactions contemplated by the Merger Agreement (which we refer to as “Legal Restraints”);

•	the accuracy of the representations and warranties contained in the Merger Agreement (subject to certain materiality qualifiers);

•

in the case of Parent and Merger Sub, the absence, since December 5, 2025, of, subject to certain exceptions described further in the section of this proxy statement entitled “The Merger Agreement—Representations and Warranties,” any event, circumstance, development, occurrence, condition, effect, or change that is, or would reasonably expected to become, materially adverse to: (a) the business, results of operations, condition (financial or otherwise), or assets of Crawford United and its subsidiaries, taken as a whole, or (b) the ability of Crawford United to consummate the Transactions by June 5, 2026 (which we refer to as the “End Date”), in each case, that is continuing;

•

the performance and compliance in all material respects by the parties of their respective covenants, agreements and obligations required by the Merger Agreement to be performed or complied with by such party at or prior to the Effective Time; and

•	not more than six percent (6.0%) of the outstanding Crawford United common shares shall be subject to claims for dissenters’ rights made under Section 1701.85 of the ORC.

For more information, please see the section of this proxy statement entitled “The Merger Agreement—Conditions to the Closing of the Merger.”

Financing of the Merger

(page 43)

There is no financing condition to the Merger. Parent and Merger Sub have represented in the Merger Agreement that they will have at the Effective Time available funds sufficient to pay all amounts required to consummate the Merger and the other Transactions at the Effective Time, including all fees and expenses in connection therewith, and to perform their respective obligations under the Merger Agreement.

Required Shareholder Approval

(page 19)

The affirmative vote of the holders of (i) Crawford United common shares entitling them to exercise a majority of the voting power of Crawford United common shares entitled to vote thereon at the Special Meeting and (ii) at least two-thirds of the outstanding Class A common shares of Crawford United entitled to vote thereon at the Special Meeting is required to approve and adopt the Merger Agreement (which we refer to as the “Merger Agreement Proposal”). The Board has fixed the close of business on January 5, 2026 as the record date for the Special Meeting, which we refer to as the “Record Date.” As of January 5, 2026, the latest practicable date before the filing of this proxy statement, (i) 2,507,815 votes constitute a majority of the voting power of Crawford United entitled to vote thereon and (ii) 1,880,056 Class A common shares constitute at least two-thirds of the outstanding Class A common shares entitled to vote thereon. Approval of the advisory, non-binding proposal to approve the merger-related executive compensation (the “Merger-Related Executive Compensation”) to Crawford United’s named executive officers, which we refer to as the “Merger-Related Compensation Proposal,” requires the affirmative vote of the holders of Crawford United common shares representing a majority of the votes properly cast for and against the Merger-Related Compensation Proposal. Approval of the proposal to adjourn the Special Meeting (which we refer to as the “Adjournment Proposal”) (a) when a quorum is present, requires the affirmative vote of the holders of Crawford United common shares representing a majority of the votes properly cast for and against the Adjournment Proposal, and (b) when a quorum is not present, requires the affirmative vote of the holders of Crawford United shares representing a majority of the voting power present at the Special Meeting.

As of the Record Date, Crawford United’s directors and executive officers and certain of their respective affiliated entities beneficially owned and were entitled to vote, in the aggregate, Crawford United common shares representing 3,781,416 votes, or approximately 75% of the voting power represented by Crawford United common shares outstanding as of such date, and 1,970,166 Class A common shares, representing approximately 70% of the Class A common shares outstanding as of such date. Pursuant to the terms of the Merger Agreement, each of the directors and executive officers of Crawford United and such respective affiliated entities (each, a “Supporting Crawford United Shareholder” and, together, the “Supporting Crawford United Shareholders”) have entered into voting agreements with Parent to vote their respective Crawford United common shares “FOR” the Merger Agreement Proposal and “FOR” the Adjournment Proposal.

We currently expect that each of the Crawford United directors and executive officers and other Supporting Crawford United Shareholders will vote all of their respective Crawford United common shares: (1) “FOR” the Merger Agreement Proposal; (2) “FOR” the Merger-Related Compensation Proposal; and (3) “FOR” the Adjournment Proposal.

The Special Meeting

(page 19)

Date, Time and Location

The Special Meeting to consider and vote on the proposal to approve and adopt the Merger Agreement Proposal and approve the Merger-Related Compensation Proposal and the Adjournment Proposal will be held at Crawford United’s executive offices located at 10514 Dupont Avenue, Suite 200, Cleveland, Ohio 44108, on February 3, 2026, beginning at 10:00 a.m. Eastern Time (unless the Special Meeting is adjourned or postponed).

Record Date; Shares Entitled to Vote

You are entitled to vote at the Special Meeting if you own Crawford United common shares at the close of business on the Record Date. Each Crawford United shareholder shall be entitled to one vote for each Class A common share and three votes for each Class B common share owned at the close of business on the Record Date.

Quorum

As of the Record Date, there were 2,820,084 Class A common shares and 731,848 Class B common shares of Crawford United outstanding and entitled to vote at the Special Meeting, which collectively represent 5,015,628 votes. The presence, in person or represented by proxy, of the holders of a majority of the voting power represented by the Crawford United common shares entitled to vote on the Record Date, will constitute a quorum at the Special Meeting.

Recommendation of the Crawford United Board of Directors

(page 27)

The Board of Directors of Crawford United, after considering the factors more fully described in this proxy statement, has unanimously: (i) declared the Merger Agreement advisable and determined that the Merger Agreement and the transactions contemplated thereby, including the Merger (collectively, the “Transactions”) are advisable and fair to, and in the best interests of, Crawford United and Crawford United’s shareholders, (ii) approved and adopted the Merger Agreement and the Transactions, including the execution, delivery and performance of the Merger Agreement, (iii) approved Parent entering into the voting agreements with each of the directors and executive officers of Crawford United and certain of their respective affiliated entities (each, a “Voting Agreement” and together, the “Voting Agreements”), (iv) recommended approval and adoption of the Merger Agreement by Crawford United shareholders, and (v) directed that the Merger Agreement be submitted for the approval of Crawford United shareholders at the Special Meeting.

The Board unanimously recommends that you vote: (1) “FOR” the Merger Agreement Proposal; (2) “FOR” the Merger-Related Compensation Proposal; and (3) “FOR” the Adjournment Proposal.

Prior to the adoption of the Merger Agreement by Crawford United shareholders, under certain circumstances, the Board may withdraw, qualify or modify the foregoing recommendation in connection with a Superior Proposal (as defined in the section of this proxy statement entitled “The Merger Agreement—Restrictions on Solicitation of Proposals; The Board’s Recommendation; Change of Recommendation”).

However, the Board cannot effect a Company Adverse Recommendation Change (as defined in the section of this proxy statement entitled “The Merger Agreement—Restrictions on Solicitation of Proposals; The Board’s Recommendation; Change of Recommendation”) unless it complies with certain procedures in the Merger Agreement, including negotiating with Parent in good faith over a three-business day period to amend or modify the Merger Agreement to obviate the need for such Company Adverse Recommendation Change, after which the Board shall have determined, after consultation with its financial advisors and outside legal counsel, that the failure of the Board to make a Company Adverse Recommendation Change would be reasonably likely to be inconsistent with its fiduciary duties under applicable law. The termination of the Merger Agreement (a) by Parent in the event of (1) a Company Adverse Recommendation Change or (2) the Board’s failure to (i) recommend rejection of a tender offer or exchange offer related to a Proposal (as defined in the section of this proxy statement entitled “The Merger Agreement—Restrictions on Solicitation of Proposals; The Board’s Recommendation; Change of Recommendation”) within ten (10) business days of the commencement of such tender offer or exchange offer or (ii) publicly reaffirm the Board’s recommendation that Crawford United shareholders approve the adoption of the Merger Agreement at the Special Meeting within ten (10) business days of the request of Parent following the date any Proposal is first made public, or (b) by Crawford United or Parent following the Board’s authorization for Crawford United to enter into a definitive agreement to consummate an alternative transaction contemplated by a Superior Proposal will result in the payment by Crawford United of a termination fee of $9 million (which we refer to as the “Termination Fee”). For more information, please see the section of this proxy statement entitled “The Merger Agreement—Restrictions on Solicitation of Proposals; The Board’s Recommendation; Change of Recommendation.”

Opinion of Stout Risius Ross, LLC

(page 33 and Annex C)

Stout Risius Ross, LLC (which we refer to as “Stout”) delivered its opinion to the Board to the effect that, as of December 5, 2025 and based upon and subject to the assumptions, qualifications, limitations and other matters set forth therein, the Merger Consideration to be received by the holders of Crawford United Class A common shares and Class B common shares was fair, from a financial point of view, to such holders, collectively as a group.

Stout’s opinion was furnished for the use and benefit of the Board in connection with the Merger, and is not intended to, and does not, confer any rights or remedies upon any other person, and is not intended to be used or relied upon, and may not be used or relied upon, by any other person or for any other purpose. The opinion only addressed, as of the date of the opinion, the fairness, from a financial point of view, to the holders of Class A common shares and Class B common shares, collectively as a group, of the Merger Consideration to be received by such holders in the Merger pursuant to the Merger Agreement. It did not address any other aspect or implication of the Merger, the Merger Agreement or any other agreement, arrangement or understanding. The summary of Stout’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is attached as Annex C to this proxy statement and describes the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Stout in connection with the preparation of its opinion. However, neither Stout’s opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and do not constitute, advice or a recommendation to the Board, Crawford United, any security holder or any other person as to how to act or vote with respect to any matter relating to the Merger or otherwise.

For additional information, please see the section of this proxy statement entitled “Proposal 1: Approval and Adoption of the Merger Agreement—Opinion of Stout” and the full text of the written opinion of Stout attached as Annex C to this proxy statement.

Lake Street Capital Markets, LLC

(page 42)

Crawford United retained Lake Street Capital Markets, LLC (which we refer to as “Lake Street”) as its financial advisor in connection with the potential sale of Crawford United. In connection with the Merger, Lake Street provided its financial advisory services for the information and assistance of the Board in connection with its consideration of the Transactions. Pursuant to an engagement letter between Crawford United and Lake Street dated August 22, 2025, (the “Lake Street Engagement Letter”), Crawford United has agreed to pay Lake Street a retainer of $100,000 and a transaction fee of approximately $2,225,000, plus out-of-pocket expenses, for its services, which transaction fee is contingent upon consummation of the Merger. For additional information, please see the section of this proxy statement entitled “Proposal 1: Approval and Adoption of the Merger Agreement—Lake Street.”

Interests of Crawford United’s Directors and Executive Officers in the Merger

(page 42)

Crawford United directors and executive officers have financial interests in the Merger that may be different from, or in addition to, the interests of Crawford United shareholders generally. The members of the Board were aware of and considered these interests in reaching the determination to approve the Merger Agreement and recommend that Crawford United shareholders vote their Crawford United common shares to approve and adopt the Merger Agreement. These interests may include the following:

•

each of Crawford United’s two executive officers and Crawford United’s chairman is party to a transaction bonus agreement that in each case provides benefits upon the completion of the Merger (as described in the section of this proxy statement entitled “Proposal 1: Approval and Adoption of the Merger Agreement—Interests of Crawford United’s Directors and Executive Officers in the Merger—Transaction Bonus Agreements”); and

•	Crawford United’s directors and executive officers are entitled to continued indemnification and insurance coverage under the Merger Agreement.

If the proposal to approve and adopt the Merger Agreement is approved, the Crawford United common shares held by our directors and executive officers will be treated in the same manner as outstanding Crawford United common shares held by all other Crawford United shareholders. Please see the section of this proxy statement entitled “Proposal 1: Approval and Adoption of the Merger Agreement—Interests of  Crawford United’s Directors and Executive Officers in the Merger” for additional information about these financial interests.

Restrictions on Solicitation of Proposals

(page 58)

Under the Merger Agreement, Crawford United may not: (a) directly or indirectly solicit, initiate or knowingly facilitate or encourage the submission of a “Proposal” (as defined in the section of this proxy statement entitled “The Merger Agreement—Restrictions on Solicitation of Proposals; The Board’s Recommendation; Change of Recommendation”) or the making of any proposal that could reasonably be expected to lead to any Proposal, (b) continue, conduct, or engage in any discussions or negotiations with, disclose any non-public information relating to Crawford United or any of its subsidiaries to, afford access to the business, properties, assets, books, or records of Crawford United or any of its subsidiaries to, or knowingly assist, participate in, facilitate, or encourage any effort by, any third party (or its potential sources of financing) that is seeking to make, or has made, any Proposal, (c) amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of Crawford United or any of its subsidiaries, or (d) approve any transaction under, or any third party becoming an “interested shareholder” under, Section 1704.01 of the ORC.

Notwithstanding the foregoing restrictions, under certain specified circumstances, until the approval and adoption of the Merger Agreement by Crawford United shareholders, Crawford United may, among other things, provide information to, and engage in negotiations or discussions with, a person in respect of a Proposal if, subject to complying with certain procedures, the Board believes in good faith (after consultation with its financial advisors and outside legal counsel) that such Proposal constitutes, or would reasonably be expected to result in, a “Superior Proposal” (as defined in the section of this proxy statement entitled “The Merger Agreement—Restrictions on Solicitation of Proposals; The Board’s Recommendation; Change of Recommendation”).

Prior to the approval and adoption of the Merger Agreement by Crawford United shareholders, Crawford United is entitled to terminate the Merger Agreement in order to enter into an agreement in respect of a Superior Proposal if it complies with certain procedures in the Merger Agreement, including (a) giving Parent at least three business days prior written notice of its intention to take such action, (b) during such three-business day period, negotiate with Parent in good faith to make adjustments to the terms and conditions of the Merger Agreement so that such Proposal ceases to be a Superior Proposal, if Parent, in its discretion, proposes to make such adjustments, and (c) at the end of such three-business day period, the Board again determines in good faith (after consultation with its financial advisors and outside legal counsel) that, after taking into account any adjustments in the terms and conditions of the Merger Agreement made by Parent during such three-business day period, that the failure to take such action would be, or would be reasonably likely to be, inconsistent with the Board’s fiduciary duties under applicable law.

The termination of the Merger Agreement by (a) Crawford United or Parent in connection with the Board’s authorization for Crawford United to enter into a definitive agreement to consummate an alternative transaction contemplated by a Superior Proposal; or (b) Parent in connection with certain breaches of the foregoing obligations by Crawford United will result in the payment by Crawford United of the Termination Fee of $9 million. For more information, please see the section of this proxy statement entitled “The Merger Agreement—Restrictions on Solicitation of Proposals; The Board’s Recommendation; Change of Recommendation.”

Termination of the Merger Agreement

(page 67)

In addition to the circumstances described above, Parent and Crawford United have certain rights to terminate the Merger Agreement under customary circumstances, including (i) by mutual agreement; (ii) if the Merger has not been consummated on or before June 5, 2026 (which we refer to as the “End Date”); (iii) the imposition of a final and non-appealable Legal Restraint that permanently enjoins or prohibits consummation of the Merger or the other transactions contemplated by the Merger Agreement; (iv) certain uncured breaches of the Merger Agreement by the other party; or (v) if Crawford United shareholders fail to adopt the Merger Agreement at the Special Meeting (or any adjournment or postponement thereof).

Under certain circumstances, Crawford United will be required to pay Parent the Termination Fee equal to $9 million. For more information, please see the section of this proxy statement entitled “The Merger Agreement—Termination Fee.”

Effect on Crawford United If the Merger Is Not Consummated

(page 23)

If the Merger Agreement is not adopted by Crawford United shareholders, or if the Merger is not consummated for any other reason:

•

Crawford United shareholders will not be entitled to, nor will they receive, any payment for their respective Crawford United common shares pursuant to the Merger Agreement or pursuant to dissenters’ rights under Section 1701.85 of the ORC;

•

(a) Crawford United will remain an independent public company; (b) Crawford United Class A common shares will continue to be quoted and traded on the OTC Pink Limited Market and registered under the Exchange Act; and (c) Crawford United will continue to file periodic reports with the SEC; and

•

under certain specified circumstances described in the section of this proxy statement entitled “The Merger Agreement—Termination Fee,” Crawford United will be required to pay Parent the Termination Fee of $9 million.

For more information, please see the section of this proxy statement entitled “Proposal 1: Approval and Adoption of the Merger Agreement—Effect on Crawford United If the Merger Is Not Consummated.”

Current Price of Shares

The closing sale price of Crawford United Class A common shares on the OTC Pink Limited Market on January 2, 2026 was $81.25. You are encouraged to obtain current market quotations for Crawford United Class A common shares in connection with voting your Crawford United common shares.

Additional Information

(page 74)

You can find more information about the Company in the periodic reports and other information we file with the United States Securities and Exchange Commission (the “SEC”). The information is available at the SEC’s public reference facilities and at the website maintained by the SEC at www.sec.gov. Please see the section of this proxy statement entitled “Where You Can Find More Information.”

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following are answers to certain questions that you may have regarding the Merger, the Merger Agreement and the Special Meeting. We urge you to read carefully the remainder of this Proxy Statement because the information in this section may not provide all the information that might be important to you in determining how to vote. You should carefully read and consider the more detailed information contained elsewhere in this proxy statement and the annexes to this proxy statement, including the Merger Agreement, along with all of the documents we refer to in this proxy statement, as they contain important information about, among other things, the Merger and how it affects you.

Q:	Why am I receiving these materials?

A:

The Board is soliciting your proxy to vote at the Special Meeting because you own Crawford United common shares. This proxy statement, along with a proxy card or a voting instruction card, is being mailed to shareholders on or about January 9, 2026. Crawford United shareholders as of the close of business on January 5, 2026, the “Record Date” for the Special Meeting, are entitled to notice of the Special Meeting and to vote at the Special Meeting. Crawford United has made these materials available to you on the Internet, and Crawford United has delivered printed proxy materials to you or sent them to you by e-mail. This proxy statement summarizes the information that you need to know in order to cast your vote at the Special Meeting. You do not need to attend the Special Meeting in person to vote your Crawford United common shares.

Q:	When and where will Crawford United shareholders meet?

A:

Crawford United will hold a special meeting of its shareholders, which we refer to as the “Special Meeting,” on February 3, 2026, at 10:00 a.m., Eastern Time, at Crawford United’s executive offices located at 10514 Dupont Avenue, Suite 200, Cleveland, Ohio 44108.

Q:	Who can vote at the Special Meeting?

A:

Holders of record of Crawford United Class A common shares and Class B common shares at the close of business on January 5, 2026, which is the record date for the Special Meeting and which we refer to as the “Record Date,” are entitled to vote at the Special Meeting.

Q:	How many votes must be represented in person or by proxy at the Special Meeting to have a quorum?

A:

The presence, in person or represented by proxy, of the holders of a majority of the voting power represented by the Crawford United common shares entitled to vote on the Record Date, will constitute a quorum at the Special Meeting.

If you are a “street name” holder of Crawford United common shares and you provide your bank, broker, trust or other nominee with voting instructions, then your shares will be counted in determining the presence of a quorum. If you are a “street name” holder of Crawford United common shares and you do not provide your bank, broker, trust or other nominee with voting instructions, then your shares will not be counted in determining the presence of a quorum.

Q:	What matters are Crawford United shareholders being asked to approve at the Special Meeting?

A:

Crawford United shareholders are being asked to approve and adopt the Merger Agreement and approve the transactions contemplated by the Merger Agreement, including the Merger. We refer to this proposal as the “Merger Agreement Proposal.”

Crawford United shareholders are also being asked to vote in favor of a non-binding advisory proposal to approve the Merger-Related Executive Compensation, which we refer to as the “Merger-Related Compensation Proposal.”

Finally, Crawford United shareholders are being asked to approve one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Merger Agreement Proposal, which we refer to as the “Adjournment Proposal.”

The table below illustrates each of the foregoing proposals, the voting options with respect to each proposal and the recommendation of the Board with respect to each proposal:

Voting Matter	Voting Options	Board Vote Recommendation	Page Reference for More Information
Proposal 1 — Merger Agreement Proposal	For, Against, Abstain	FOR	22
Proposal 2 — Merger-Related Compensation Proposal	For, Against, Abstain	FOR	71
Proposal 3 — Adjournment Proposal	For, Against, Abstain	FOR	71

Q:	What vote by the Crawford United shareholders is required to approve the proposals?

A:

Assuming a quorum is present at the Special Meeting, approval and adoption of the Merger Agreement Proposal will require the affirmative vote of the holders of (i) Crawford United common shares entitling them to exercise a majority of the voting power entitled to vote thereon at the Special Meeting and (ii) at least two-thirds of the outstanding Class A common shares of Crawford United entitled to vote thereon at the Special Meeting. Abstentions will have the same effect as shares voted against the Merger Agreement Proposal. Although no broker non-votes are expected, a failure to provide instructions to the broker, bank, or other nominee holding your Crawford United common shares will, without resulting in a broker non-vote, have the same effect as a vote against the Merger Agreement Proposal.

Assuming a quorum is present at the Special Meeting, approval of the Merger-Related Compensation Proposal will require the affirmative vote of the holders of Crawford United common shares representing a majority of the votes properly cast for and against the Merger-Related Compensation Proposal. Abstentions will not affect whether the proposal is approved. Although no broker non-votes are expected, a failure to provide instructions to the broker, bank, or other nominee holding your shares will, without resulting in a broker non-vote, have no effect on the outcome of the Merger-Related Compensation Proposal.

Approval of the Adjournment Proposal (a) when a quorum is present, will require the affirmative vote of the holders of Crawford United common shares representing a majority of the votes properly cast for and against the Adjournment Proposal, and (b) when a quorum is not present, will require the affirmative vote of the holders of Crawford United shares representing a majority of the voting power present at the Special Meeting. When a quorum is present, abstentions will not affect whether the proposal is approved. When a quorum is not present, abstentions will have the same effect as shares voted against the Adjournment Proposal. Although no broker non-votes are expected, a failure to provide instructions to the broker, bank, or other nominee holding your shares will, without resulting in a broker non-vote, have no effect on the outcome of the Adjournment Proposal.

Each proposal to be considered at the Special Meeting is a “non-routine” matter. As a result, if you hold your Crawford United common shares in “street name” and do not provide voting instructions to your broker, bank, or other nominee, your shares will not be deemed present for any purpose at the Special Meeting, including for purposes of determining whether a quorum exists. Accordingly, no broker non-votes are expected in connection with the Special Meeting. A broker non-vote occurs when a broker, bank or other nominee holding Crawford United common shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

As of the Record Date, Crawford United’s directors and executive officers and certain of their respective affiliated entities (also referred to as the “Supporting Crawford United Shareholders”) beneficially owned and were entitled to vote, in the aggregate, Crawford United common shares representing 3,781,416 votes, or approximately 75% of the voting power represented by Crawford United common shares outstanding as of such date and 1,970,166 Class A common shares, representing approximately 70% of the Class A common shares outstanding as of such date.

We currently expect that each of Crawford United’s directors and executive officers and the other Supporting Crawford United Shareholders will vote all of their respective Crawford United common shares “FOR” the Merger Agreement Proposal, “FOR” the Merger-Related Compensation Proposal and “FOR” the Adjournment Proposal.

Pursuant to the terms of the Merger Agreement, each of the Crawford United directors and executive officers and the other Supporting Crawford United Shareholders have entered into voting agreements with Parent. Under the Voting Agreements, the Supporting Crawford United Shareholders are required to vote all of their respective Crawford United common shares “FOR” the Merger Agreement Proposal.

Q:	What is the proposed transaction?

A:

If the Merger Agreement Proposal is approved by Crawford United shareholders and the other conditions to the consummation of the Merger contained in the Merger Agreement are satisfied or waived, Merger Sub will merge with and into Crawford United. Crawford United will be the surviving corporation in the Merger and a wholly owned subsidiary of Parent.

Q:	What will I receive if the Merger is consummated?

A:

Upon consummation of the Merger, you will be entitled to receive the Merger Consideration (which, as of the date of this proxy statement, after anticipated adjustments for satisfaction of indebtedness and payment of expenses at the Effective Time, is estimated to be cash consideration of $83.42 per share, without interest and less any required withholding of taxes), for each Crawford United common share that you own (other than the Excluded Crawford United Shares) issued and outstanding immediately prior to the Effective Time, unless you have properly and validly exercised your dissenters’ rights in accordance with Section 1701.85 of the ORC and such rights have not been withdrawn or otherwise terminated. For example, if you own 100 Crawford United common shares (other than Excluded Crawford United Shares), as of the date of this proxy statement, we estimate that you will receive approximately $8,342 in cash in exchange for your Crawford United common shares, without interest and less any required withholding of taxes. For more information, please see the section of this proxy statement entitled “The Merger Agreement—Merger Consideration—Crawford United Common Shares.”

Q:	What are the material U.S. federal income tax consequences of the Merger?

A:

The exchange of Crawford United common shares for the Merger Consideration pursuant to the Merger generally will be a taxable transaction for U.S. federal income tax purposes. We urge you to consult your own tax adviser as to the particular tax consequences to you of the receipt of cash in exchange for Crawford United common shares pursuant to the Merger.

You should read the section of this proxy statement entitled “Proposal 1: Approval and Adoption of the Merger Agreement—Material U.S. Federal Income Tax Consequences of the Merger” for a more complete discussion of the material U.S. federal income tax consequences of the Merger. You should consult your tax adviser to determine the particular U.S. federal, state, local and non-U.S. tax consequences to you of the Merger.

Q:	What happens if the Merger is not consummated?

A:

If the Merger Agreement is not approved and adopted by Crawford United shareholders or if the Merger is not consummated for any other reason, Crawford United shareholders will not receive any payment for their Crawford United common shares. Instead, Crawford United will remain an independent public company, Crawford United Class A common shares will continue to be quoted and traded on the OTC Pink Limited Market and registered under the Exchange Act, and Crawford United will continue to file periodic reports with the SEC.

Under certain circumstances, Crawford United will be required to pay Parent the Termination Fee equal to $9 million. For more information, please see the section of this proxy statement entitled “The Merger Agreement—Termination Fee.”

Q:	How may Crawford United shareholders vote their shares for the proposals presented in this proxy statement?

A:

Shareholders may vote by completing, signing, dating and returning the proxy card in the enclosed prepaid return envelope or by following the telephone or Internet voting instructions on the proxy card as soon as possible or by attending the Special Meeting and voting in person. This will enable your shares to be represented and voted at the Special Meeting. If your shares are held in “street name,” you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet. Please review the proxy card or instruction form provided by your broker, bank or other nominee that accompanies this proxy statement.

Q:	Will a broker or bank holding shares in “street name” for a Crawford United shareholder automatically vote those shares for the shareholder at the Special Meeting?

A:

No. A broker or bank WILL NOT be able to vote your shares with respect to the Merger Agreement and the Merger without first receiving instructions from you on how to vote. If your shares are held in “street name,” you will receive separate voting instructions with your proxy materials. It is therefore important that you provide timely instruction to your broker or bank to ensure that all Crawford United common shares that you own are voted at the Special Meeting. The failure of a shareholder whose Crawford United common shares are held in “street name” to give voting instructions to the broker or bank will have the same effect as a vote “AGAINST” the Merger Agreement Proposal.

Q:	Will Crawford United shareholders be able to vote their shares at the Special Meeting in person?

A:

Yes. Submitting a proxy will not affect the right of any shareholder to vote in person at the Special Meeting. If you hold your shares in “street name” and wish to attend the Special Meeting, you must ask your broker or bank how to vote those shares in person at the Special Meeting.

Q:	May a Crawford United shareholder change or revoke his, her or its vote after submitting a proxy?

A:	Yes. If you have not voted through your broker or bank, you can change your vote by:

•	providing written notice of revocation to the Corporate Secretary of Crawford United, which must be provided to the Corporate Secretary by the time the Special Meeting begins;

•	submitting a new proxy card (any earlier proxies will be revoked automatically); or

•	attending the Special Meeting and voting in person. Any earlier proxy will be revoked. However, simply attending the Special Meeting without voting will not revoke your proxy.

If you have instructed a broker or bank to vote your shares, you must follow your broker or bank’s directions to change your vote.

Q:	What should a shareholder do if the shareholder receives more than one set of voting materials?

A:

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your Crawford United common shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. In addition, if you are a holder of record and your Crawford United common shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive or otherwise follow the voting instructions set forth in this proxy statement in the section entitled “The Special Meeting.”

Q:	If a shareholder does not vote in favor of the Merger Agreement Proposal, is the shareholder entitled to dissenters’ rights?

A:

Yes. Under Ohio law, Crawford United shareholders who do not vote in favor of the Merger Agreement Proposal and deliver a written demand for payment for the fair cash value of their Crawford United common shares prior to the Special Meeting, will be entitled, if and when the Merger is completed, to receive the fair cash value of their Crawford United common shares. The right to make this demand is known as “dissenters’ rights.” Crawford United shareholders’ right to receive the fair cash value of their Crawford United common shares, however, is contingent upon strict compliance with the procedures set forth in Section 1701.85 of the ORC. A Crawford United shareholder’s failure to vote against the approval and adoption of the Merger Agreement will not constitute a waiver of such shareholder’s dissenters’ rights, so long as such shareholder does not vote in favor of the Merger Agreement Proposal or return an unmarked proxy card.

For additional information regarding dissenters’ rights, see “Proposal 1: Approval and Adoption of the Merger Agreement—Dissenters’ Rights” and the complete text of Section 1701.85 of the ORC attached to this Proxy Statement as Appendix B and which also may be accessed without subscription or cost at the following publicly available website: https://codes.ohio.gov/ohio-revised-code/section-1701.85. If Crawford United shareholders have any questions regarding dissenters’ rights, such shareholders should consult with their own legal advisers.

Q:	What does the Board recommend with respect to the three proposals?

A:

The Board has unanimously determined that the Merger Agreement and the Merger are advisable and fair to and in the best interests of Crawford United and its shareholders and unanimously recommends that Crawford United shareholders vote “FOR” the Merger Agreement Proposal. In addition, the Board unanimously recommends that Crawford United shareholders vote “FOR” approval of the Merger-Related Compensation Proposal and “FOR” the Adjournment Proposal.

Q:	Why are Crawford United shareholders being asked to approve, on an advisory, non-binding basis, certain merger-related executive compensation?

A:

The federal securities laws require Crawford United to seek a non-binding advisory vote with respect to certain payments that may be made to Crawford United’s named executive officers under certain existing agreements in connection with the Merger.

Q:	What will happen if Crawford United shareholders do not approve certain merger-related executive compensation at the Special Meeting?

A:

The Merger-Related Compensation Proposal is an advisory vote and will not be binding on Crawford United. Therefore, if the Merger Agreement is approved and adopted by Crawford United’s shareholders, the Merger-Related Executive Compensation could still be paid to the Crawford United named executive officers, if and to the extent, required or allowed under applicable law even if Crawford United’s shareholders do not approve the Merger-Related Compensation Proposal.

Q:	Will the Merger-Related Executive Compensation be paid if the Merger is not consummated?

A:	No. Payment of the Merger-Related Executive Compensation is contingent upon the consummation of the Merger.

Q:	Should Crawford United shareholders send in their stock certificates now?

A:

No. Crawford United shareholders SHOULD NOT send in any stock certificates now. If the Merger is approved, transmittal materials, with instructions for their completion, will be provided to Crawford United shareholders under separate cover and the stock certificates should be sent at that time.

Q:	What happens if I sell my Crawford United common shares before the Special Meeting?

A:

The Record Date for Crawford United shareholders entitled to vote at the Special Meeting is earlier than both the date of the Special Meeting and the completion of the Merger. If you transfer your Crawford United common shares after the Record Date but before the Special Meeting, you will, unless special arrangements are made, retain your right to vote at the Special Meeting but will transfer the right to receive the Merger Consideration to the person to whom you transfer your shares.

Q:	What do Crawford United shareholders need to do now?

A:

After carefully reading and considering the information contained in this proxy statement, we are requesting you vote by mail, by telephone, by Internet or by attending the Special Meeting and voting in person. If you choose to vote by mail, you should complete, sign, date and promptly return the enclosed proxy card. The proxy card will instruct the persons named on the proxy card to vote your Crawford United common shares at the Special Meeting as you direct. If you sign and send in a proxy card and do not indicate how you wish to vote, the proxy will be voted “FOR” each of the Special Meeting proposals. Alternatively, you can follow the telephone or Internet voting instructions on your proxy card.

Q:	Where can I find the voting results of the Special Meeting?

A:

The preliminary voting results for the Special Meeting are expected to be announced at the Special Meeting. In addition, within four business days following certification of the final voting results, Crawford United will file the final voting results of the Special Meeting (or, if the final voting results have not yet been certified, the preliminary results) with the SEC on a Current Report on Form 8-K.

Q:	Who will solicit and pay the cost of soliciting proxies?

A:

Crawford United directors, officers and employees may solicit proxies by telephone, by electronic means or in person. They will not be paid any additional amounts for soliciting proxies. Crawford United may reimburse banks, brokers and other custodians, nominees and fiduciaries or their respective agents for their expenses in forwarding proxy materials to beneficial owners of Crawford United common shares.

Q:	When do you expect the Merger to be completed?

A:

We currently expect to complete the Merger as early as the first quarter of 2026. However, the exact timing of completion of the Merger cannot be predicted because the Merger is subject to the closing conditions specified in the Merger Agreement and summarized in this proxy statement, many of which are outside of our control. For more information, please see the section of this proxy statement entitled “The Merger Agreement—Conditions to the Closing of the Merger.”

Q:	Where can I find more information about Crawford United?

A:	You can find more information about Crawford United from the various sources described under the section entitled “Where You Can Find More Information” at the end of this proxy statement.

Q:	If I am a Crawford United shareholder, who can help answer my questions?

A:	If you have any questions about the Merger or the Special Meeting, or if you need additional copies of this proxy statement or the enclosed proxy card, you should contact Crawford United:

Crawford United Corporation

10514 Dupont Avenue, Suite 200

Cleveland, Ohio 44108

Attention: Investor Relations

Telephone: (216) 243-2614

CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS

This proxy statement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties, including information about, among other topics, the proposed Merger, the anticipated benefits of the Merger, and the anticipated timing of completion of the proposed Merger. Generally, these statements can be identified by the use of words such as “guidance,” “outlook,” “believes,” “estimates,” “anticipates,” “expects,” “forecasts,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements, or other statements made by Crawford United, are made based on management’s expectations and beliefs concerning future events impacting Crawford United and are subject to risks and uncertainties (including, but not limited to, those specified below) which are difficult to predict and, in many instances, are beyond the control of Crawford United. As a result, actual results of Crawford United could differ materially from those expressed in or implied by any such forward-looking statements. Risks and uncertainties include, but are not limited to: risks and uncertainties with respect to the timing of and any potential delay in consummating the Merger, the risk that the conditions to closing of the Merger (including the necessary regulatory approvals) may not be satisfied in the anticipated timeframe or at all and that the Merger may not close; the risk that regulatory approvals required for the Merger are obtained subject to conditions that are not anticipated; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, including the emergence of any Superior Proposal; uncertainties with respect to the extent of the adjustments to the Merger Consideration contemplated under the Merger Agreement which could result in the Merger Consideration per share being an amount other than $83.42; the possibility of unexpected costs, liabilities or delays in connection with the Merger; risks that the Merger disrupts current plans and operations of SPX or Crawford United; the risk that the disruption from the transaction may make it more difficult to maintain business and operational relationships, including retaining and hiring key personnel and maintaining relationships with Crawford United’s vendors and others with whom Crawford United does business; risks and uncertainties with respect to SPX’s ability to recognize the anticipated benefits of the transaction; the outcome of any legal proceedings that may arise with respect to the transaction; and possible negative effects of the announcement of the Merger on the market price of Crawford United’s common shares and/or operating results.

You should carefully consider the foregoing factors and the other risks and uncertainties that affect the business of Crawford United described in the “Forward Looking Statements” and “Risk Factors” sections of Crawford United’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed by Crawford United from time to time with the SEC, all of which are available at www.sec.gov. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and SPX and Crawford United assume no obligation to, and do not intend to, update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

THE SPECIAL MEETING

Date, Place, Time and Purpose

The Board is sending you this document to request that you allow your Crawford United common shares to be represented at the Special Meeting by the persons named in the enclosed proxy card. At the Special Meeting, the Board will ask you to vote on proposals to approve and adopt the Merger Agreement Proposal and approve the Merger-Related Compensation Proposal. You may also be asked to vote to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve and adopt the Merger Agreement Proposal or to approve the Merger-Related Compensation Proposal. The Special Meeting will be held at Crawford United’s executive offices at 10514 Dupont Avenue, Suite 200, Cleveland, Ohio 44108, at 10:00 a.m., Eastern Time, on February 3, 2026.

Who Can Vote at the Meeting

You are entitled to vote if the records of Crawford United show that you held Crawford United common shares as of the close of business on January 5, 2026, which we refer to as the “Record Date”. As of the close of business on that date, a total of 2,820,084 Crawford United Class A common shares and 731,848 Crawford United Class B common shares were outstanding. Each Class A common share has one vote and each Class B common share has three votes. If you are a beneficial owner of Crawford United common shares held by a broker, bank or other nominee (i.e., in “street name”) and you want to vote your shares in person at the Special Meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Quorum; Vote Required

The presence, in person or represented by proxy, of the holders of a majority of the voting power represented by the Crawford United common shares entitled to vote on the Record Date will constitute a quorum at the Special Meeting. As of the close of business on the Record Date, the Crawford United common shares outstanding and entitled to vote at the Special Meeting represented a total of 5,015,628 votes.

The Special Meeting will conduct business with respect to the Merger Agreement Proposal and the Merger-Related Compensation Proposal only if a quorum is present in person or by proxy at the meeting. If you return valid proxy instructions or attend the Special Meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting.

Each proposal to be considered at the Special Meeting is a “non-routine” matter. As a result, if you hold your Crawford United common shares in “street name” and do not provide voting instructions to your broker, bank, or other nominee, your shares will not be deemed present for any purpose at the Special Meeting, including for purposes of determining whether a quorum exists. Accordingly, no broker non-votes are expected in connection with the Special Meeting. A broker non-vote occurs when a broker, bank or other nominee holding Crawford United common shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

Proposal 1: Approval and Adoption of the Merger Agreement Proposal. Assuming a quorum is present at the Special Meeting, approval and adoption of the Merger Agreement Proposal will require the affirmative vote of the holders of (i) Crawford United common shares entitling them to exercise a majority of the voting power of Crawford United common shares entitled to vote thereon at the Special Meeting and (ii) at least two-thirds of the outstanding Class A common shares of Crawford United entitled to vote thereon at the Special Meeting. Abstentions will have the same effect as shares voted against the Merger Agreement Proposal. Although no broker non-votes are expected, a failure to provide instructions to the broker, bank, or other nominee holding your Crawford United common shares will, without resulting in a broker non-vote, have the same effect as a vote against the Merger Agreement Proposal.

Proposal 2: Approval of the Merger-Related Compensation Proposal. Assuming a quorum is present at the Special Meeting, approval of the Merger-Related Compensation Proposal will require the affirmative vote of the holders of Crawford United common shares representing a majority of the votes properly cast for and against the Merger-Related Compensation Proposal. Abstentions will not affect whether the Merger-Related Compensation Proposal is approved. Although no broker non-votes are expected, a failure to provide instructions to the broker, bank, or other nominee holding your shares will, without resulting in a broker non-vote, have no effect on the outcome of the Merger-Related Compensation Proposal.

Proposal 3: Approval of the Adjournment Proposal. Approval of the Adjournment Proposal (a) when a quorum is present, will require the affirmative vote of the holders of Crawford United common shares representing a majority of the votes properly cast for and against the Adjournment Proposal, and (b) when a quorum is not present, will require the affirmative vote of the holders of Crawford United shares representing a majority of the voting power present at the Special Meeting. When a quorum is present, abstentions will not affect whether the Adjournment Proposal is approved. When a quorum is not present, abstentions will have the same effect as shares voted against the Adjournment Proposal. Although no broker non-votes are expected, a failure to provide instructions to the broker, bank, or other nominee holding your shares will, without resulting in a broker non-vote, have no effect on the outcome of the Adjournment Proposal.

Voting Matter	Voting Options	Board Vote Recommendation	Page Reference for More Information
Proposal 1 — Merger Agreement Proposal	For, Against, Abstain	FOR	22
Proposal 2 — Merger-Related Compensation Proposal	For, Against, Abstain	FOR	71
Proposal 3 — Adjournment Proposal	For, Against, Abstain	FOR	71

Share Ownership and Interests of Crawford United Directors and Executive Officers

As of the Record Date, Crawford United’s directors and executive officers and certain of their respective affiliated entities (also referred to as the “Supporting Crawford United Shareholders”) beneficially owned and were entitled to vote, in the aggregate, Crawford United common shares representing 3,781,416 votes, or approximately 75% of the voting power represented by Crawford United common shares outstanding as of such date and 1,970,166 Class A common shares, representing approximately 70% of the Class A common shares outstanding as of such date.

We currently expect that each of Crawford United’s directors and executive officers and the other Supporting Crawford United Shareholders will vote all of their respective Crawford United common shares “FOR” the Merger Agreement Proposal, “FOR” the Merger-Related Compensation Proposal and “FOR” the Adjournment Proposal.

Pursuant to the terms of the Merger Agreement, each of the Crawford United directors and executive officers and the other Supporting Crawford United Shareholders have entered into voting agreements with Parent. Under the Voting Agreements, the Supporting Crawford United Shareholders are required to vote all of their respective Crawford United common shares “FOR” the Merger Agreement Proposal.

Voting and Revocability of Proxies

You may vote in person at the Special Meeting or by proxy. To ensure your representation at the Special Meeting, Crawford United recommends that you vote by proxy even if you plan to attend the Special Meeting.

Crawford United shareholders whose shares are held in “street name” by their broker, bank or other nominee must follow the instructions provided by their broker, bank or other nominee to vote their shares. Your broker or bank may allow you to deliver your voting instructions via the telephone or the Internet.

Voting instructions are included on your proxy form. If you properly complete and timely submit your proxy, your Crawford United common shares will be voted as you have directed. You may vote for, against, or abstain with respect to the approval and adoption of the Merger Agreement Proposal, the approval of the Merger-Related Compensation Proposal and the approval of the Adjournment Proposal. If you are the record holder of your Crawford United common shares and submit your proxy without specifying a voting instruction, your Crawford United common shares will be voted “FOR” the Merger Agreement Proposal, “FOR” the Merger-Related Compensation Proposal, and “FOR” the Adjournment Proposal.

You may revoke your proxy before it is voted by:

•	filing with the Corporate Secretary of Crawford United a duly executed revocation of proxy;

•	submitting a new proxy with a later date; or

•	voting in person at the Special Meeting.

Attendance at the Special Meeting will not, in and of itself, constitute a revocation of a proxy. All written notices of revocation and other communication with respect to the revocation of proxies should be addressed to:

Crawford United Corporation

Attention: Corporate Secretary

10514 Dupont Avenue, Suite 200

Cleveland, Ohio 44108

Pursuant to the ORC and Crawford United’s code of regulations, only the matters set forth in the Notice of Special Meeting may be brought before the Special Meeting.

Board’s Recommendation

The Board recommends a vote “FOR” approval and adoption of the Merger Agreement Proposal, “FOR” approval of the Merger-Related Compensation Proposal and “FOR” approval of the Adjournment Proposal.

Solicitation of Proxies

The Board is soliciting your proxy, and Crawford United will bear the cost of soliciting proxies. Forms of proxies and proxy materials may also be distributed through brokers, custodians and other like parties to the beneficial owners of Crawford United common shares, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses in accordance with SEC regulations. Proxies may be solicited in person or by telephone, facsimile, electronic mail or other electronic medium, without additional compensation, by Crawford United or Crawford United’s directors, officers and employees.

PROPOSAL 1 – APPROVAL AND ADOPTION OF THE MERGER AGREEMENT

This discussion of the Merger is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. You should carefully read and consider the entire Merger Agreement, which is the legal document that governs the Merger, because it contains important information about the Merger and how it affects you.

Parties Involved in the Merger

Crawford United Corporation

10514 Dupont Avenue, Suite 200

Cleveland, Ohio 44108

Crawford United was founded in 1910 and organized in 1915 as an Ohio corporation. Crawford United is a growth-oriented holding company providing specialty industrial products to diverse markets, including healthcare, aerospace, defense, education, transportation, and petrochemical through its wholly-owned subsidiaries, CAD Enterprises Inc., Data Genomix LLC, Federal Hose Manufacturing LLC, Crawford AE LLC doing business as Air Enterprises, Marine Products International LLC, Komtek Forge LLC, Global-Tek-Manufacturing LLC, Global-Tek Colorado LLC, Emergency Hydraulics LLC, Knitting Machinery Company of America, LLC, Reverso Pumps LLC, Separ America LLC, Heany Industries, LLC, Advanced Industrial Coatings, LLC and Rahn Industries, Incorporated. Crawford United Class A common shares are quoted on the OTC Pink Limited Market under the symbol “CRAWA.”

SPX Enterprises, LLC

6325 Ardrey Kell Road, Suite 400

Charlotte, North Carolina 28277

SPX Enterprises, LLC, which we refer to in this proxy statement as the “Parent” or “SPX,” is a wholly owned subsidiary of SPX Technologies, Inc., which we refer to in this proxy statement as “SPXC.” SPXC is a diversified, global supplier of infrastructure equipment serving the HVAC and detection and measurement markets, with operations in over 15 countries and approximately 4,300 employees. SPXC’s HVAC solutions include package and process cooling equipment, engineered air movement and handling solutions, residential and commercial boilers, electrical heating, and ventilation products. SPXC’s detection and measurement product lines encompass underground pipe and cable locators, inspection and rehabilitation equipment, robotic systems, transportation systems, communication technologies, and aids to navigation. SPXC was incorporated in Delaware in connection with a holding company reorganization completed on August 15, 2022.

Shares of SPXC common stock, par value $0.01 per share, are listed on the New York Stock Exchange under the symbol “SPXC.” For additional information, visit www.spx.com. The information provided on the SPXC website is not part of this proxy statement and is not incorporated in this proxy statement by reference or by any other reference to the SPXC website provided in this proxy statement. The principal executive offices of both SPXC and SPX are maintained at 6325 Ardrey Kell Road, Suite 400, Charlotte, North Carolina 28277, telephone number (980) 474-3700.

Project King Acquisition, Inc.

6325 Ardrey Kell Road, Suite 400

Charlotte, North Carolina 28277

Project King Acquisition, Inc., which we refer to in this proxy statement as “Merger Sub,” was formed under Ohio law solely for the purposes of entering into the Merger Agreement and engaging in the Transactions. Merger Sub is a wholly owned subsidiary of SPX and has not carried on any activities or operations to date, except for those activities incidental to its formation and the Transactions. Upon consummation of the Merger, Merger Sub will be merged with and into Crawford United and will cease to exist, with Crawford United surviving the Merger as a wholly owned subsidiary of SPX. Merger Sub’s principal executive offices are maintained at 6325 Ardrey Kell Road, Suite 400, Charlotte, North Carolina 28277, telephone number (980) 474-3700.

Effects of the Merger

On the terms and subject to the conditions of the Merger Agreement, and in accordance with the ORC, at the Effective Time, Merger Sub will merge with and into Crawford United, the separate corporate existence of Merger Sub will cease and Crawford United will continue its corporate existence under the ORC as the Surviving Corporation. As a result of the Merger, Crawford United will become a wholly owned subsidiary of Parent, and Crawford United Class A common shares will no longer be publicly traded and will be removed from quotation on the OTC Pink Limited Market. In addition, Crawford United Class A common shares will be deregistered under the Exchange Act, and Crawford United will no longer file periodic reports with the SEC. If the Merger is consummated, you will not own any shares of the capital stock of the Surviving Corporation.

The Effective Time will occur at such time as the certificate of merger with respect to the Merger has been duly filed with the Secretary of State of the State of Ohio or at such later date or time as may be agreed by Crawford United and Merger Sub in writing and specified in the certificate of merger in accordance with the ORC.

Effect on Crawford United If the Merger Is Not Consummated

If the Merger Agreement is not adopted by Crawford United shareholders, or if the Merger is not consummated for any other reason:

•

Crawford United shareholders will not be entitled to, nor will they receive, any payment for their respective Crawford United common shares pursuant to the Merger Agreement or pursuant to dissenters’ rights under Section 1701.85 of the ORC;

•

(a) Crawford United will remain an independent public company; (b) Crawford United Class A common shares will continue to be quoted and traded on the OTC Pink Limited Market and registered under the Exchange Act; and (c) Crawford United will continue to file periodic reports with the SEC; and

•

under certain specified circumstances described in the section of this proxy statement entitled “The Merger Agreement—Termination Fee,” Crawford United will be required to pay Parent the Termination Fee of $9 million.

Merger Consideration

Crawford United Common Shares

At the Effective Time, by virtue of the Merger and without any action on the part of Crawford United, Parent, Merger Sub or the holders of any securities of Crawford United or Merger Sub, each Crawford United common share (other than the Excluded Crawford United Shares) issued and outstanding immediately prior to the Effective Time will be converted automatically into the right to receive $84.44 in cash, without interest and less (i) any adjustments pursuant to the Merger Agreement for satisfaction of Crawford United indebtedness and payment of Crawford United expenses outstanding at the closing of the Merger (referred to as the “Closing”) in excess of Crawford United’s cash on hand at Closing and (ii) any required withholding of taxes, which amount is referred to in this proxy statement as the “Merger Consideration.” As of the date of this proxy statement, the Merger Consideration, after anticipated adjustments for satisfaction of indebtedness and payment of expenses at the Effective Time, is estimated to be cash consideration of approximately $83.42 per share, without interest and less any required withholding of taxes. For more information, please see the section of this proxy statement entitled “The Merger Agreement—Merger Consideration—Crawford United Common Shares.”

After the Merger is consummated, you will have the right to receive the Merger Consideration in respect of each Crawford United common share that you own (other than Excluded Crawford United Shares) immediately prior to the Effective Time (less any required tax withholding), but you will no longer have any rights as a Crawford United shareholder (except that Crawford United shareholders who properly and validly exercise their dissenters’ rights, and such rights are not withdrawn or otherwise terminated, will have a right to receive payment of the “fair cash value” of their shares, as contemplated by the ORC). For more information, please see the section of this proxy statement entitled “Proposal 1: Approval and Adoption of the Merger Agreement—Dissenters’ Rights.”

Treatment of Crawford United Equity Awards

At the Effective Time, subject to all applicable withholding taxes, each Company Restricted Stock Award granted on or prior to the Effective Time that remains outstanding as of immediately prior to the Effective Time will be fully vested and the holder thereof will be entitled to receive the Merger Consideration in respect of each Crawford United common share underlying such Company Restricted Stock Award. For more information, please see the section of this proxy statement entitled “The Merger Agreement—Merger Consideration—Treatment of Crawford United Equity Awards.”

Background of the Merger

Members of Crawford United management and the Board regularly review Crawford United’s performance and prospects in light of Crawford United’s business and developments in the industries in which Crawford United operates. These reviews have included consideration, from time to time, of potential strategic transactions to enhance shareholder value, including potential sale transactions. Such reviews have been accompanied by periodic conversations between senior executives and Board members of Crawford United and their counterparts at other companies in such industries, including SPX, regarding such potential transactions.

In June 2025, SPX and Crawford United began to discuss in earnest SPX’s interest in a possible acquisition by SPX of Crawford United’s commercial air-handling equipment business. In responding, Crawford United indicated that, while it was not currently exploring potential sale transactions, in light of the size and value of the commercial air-handling equipment business relative to Crawford United’s business and the potential tax implications of disposing of the business, among other factors, Crawford United would not have interest in exploring a sale of the commercial air-handling equipment business in a transaction other than one involving the sale of Crawford United as a whole. SPX indicated its interest in continuing preliminary discussions regarding a possible acquisition of Crawford United. In connection with these preliminary discussions, Crawford United and SPX negotiated and entered into a confidentiality agreement on June 18, 2025. The confidentiality agreement did not contain standstill provisions. Following the execution of the confidentiality agreement, in June and July 2025, SPX was provided access to certain due diligence materials.

Between June 2025 and December 2025, Crawford United engaged in discussions regarding a strategic transaction with SPX. These discussions were led, on behalf of Crawford United, by Crawford United’s President and Chief Executive Officer and its Chief Financial Officer.

On August 1, 2025, SPX sent to Crawford United a non-binding expression of interest (the “August 1 Proposal”) to acquire Crawford United for up to $250 million in cash, representing a price of approximately $70.37 per Crawford United common share.

On August 18, 2025, the Board held a meeting at which members of Crawford United management and a representative of Crawford United’s legal counsel, Calfee, Halter & Griswold LLP (“Calfee”), were present. The Board reviewed the August 1 Proposal in the context of, among other things: (i) Crawford United’s potential financial performance based on execution of Crawford United’s current business strategy, and the risks associated with the strategy, and (ii) the potential value to shareholders of the transaction proposed by SPX. The Calfee representative also reviewed the Board’s fiduciary duties and provided an overview of the potential sale process. Following discussion, the Board determined to engage Lake Street to, on behalf of Crawford United, explore a potential transaction with SPX. The engagement of Lake Street was documented in an engagement letter on August 22, 2025.

From August 18, 2025 to September 19, 2025, members of Crawford United management and representatives of Lake Street had various discussions with SPX regarding the potential transaction, which included discussions of the assumptions used by SPX in generating its proposed acquisition price and valuation of Crawford United. On September 17, 2025, members of Crawford United management and representatives of Lake Street and Calfee discussed with SPX and representatives of SPX’s legal counsel, Venable LLP (“Venable”), potential acquisition structures and related requirements.

On September 19, 2025, Lake Street received a non-binding letter of intent from SPX (the “September 19 Proposal”) to acquire Crawford United by merger for up to $290 million in cash. The September 19 Proposal also included proposed binding exclusivity for a period of 60 days.

On September 22, 2025, a meeting was held at which members of the Board and Crawford United management and representatives of Lake Street were present. At the meeting, the September 19 Proposal was reviewed, as was a draft version of Crawford United management’s projections for Crawford United (which are referred to in this proxy statement as the “Forecasts”), including the assumptions underlying the same (as further described in the section of this proxy statement entitled “Proposal 1: Adoption of the Merger Agreement—Certain Financial Forecasts”). Representatives of Lake Street also presented Lake Street’s preliminary financial analyses relating to Crawford United, based on the Forecasts, and the August 1 and September 19 Proposals. After discussion, Lake Street was directed to seek to negotiate with SPX to try to increase the value of its proposal and reduce the proposed binding exclusivity period. Following the meeting, representatives of Lake Street conveyed to SPX that its proposal was insufficient.

On September 24, 2025, Lake Street received a revised non-binding letter of intent from SPX (the “September 24 Proposal”) to acquire Crawford United by merger for up to $300 million in cash. The September 24 Proposal also included proposed binding exclusivity for a period of 45 days, extendable to 60 days under certain circumstances. In communicating the revised proposal to Lake Street, SPX indicated that it was not inclined to offer additional value beyond that contained in the September 24 Proposal.

Later on September 24, 2025, the Board held a meeting at which members of Crawford United management and a representative of Calfee were present. At the meeting, the September 24 Proposal was reviewed, as was a draft version of the Forecasts, including the assumptions underlying the same (as further described in the section of this proxy statement entitled “Proposal 1: Adoption of the Merger Agreement—Certain Financial Forecasts”). Crawford United management and the Board also reviewed Lake Street’s preliminary financial analyses relating to Crawford United, based on the Forecasts and previously presented on September 22, 2025, and presented the August 1, September 19 and September 24 Proposals. The Calfee representative also reviewed the Board’s fiduciary duties, including, among other things, in respect of the granting of exclusivity. Following discussion, the Board approved the terms of the September 24 Proposal and authorized management of Crawford United and Crawford United’s advisors to negotiate a definitive merger agreement with respect to the proposed transaction with SPX. Following the meeting, Lake Street informed SPX that Crawford United had determined to proceed exclusively with it to negotiate a definitive merger agreement.

At its September 24, 2025 meeting, the Board also considered the capabilities of potential financial advisers for purposes of engaging an adviser to render a fairness opinion to the Board. After considering Stout’s experience and reputation in rendering financial opinions in connection with mergers, acquisitions, divestitures, leveraged buyouts, and for other purposes, the Board determined to engage Stout to render a fairness opinion to the Board in connection with the potential sale of Crawford United through a merger with SPX. The engagement of Stout was documented in an engagement letter on October 6, 2025.

From September 2025 through November 2025, SPX conducted confirmatory due diligence and Crawford United responded to the information and data requests of SPX. Also during this time, SPX conducted separate on-site due diligence with respect to Crawford United’s businesses, coupled with multiple conference calls with members of Crawford United’s management on many additional due diligence topics.

During November 2025 and into December 2025, Calfee and Venable, with the participation of management from each party, proceeded to negotiate the Merger Agreement. Multiple drafts of the Merger Agreement were exchanged between Calfee and Venable and several negotiating sessions occurred. Also, during this time period, Crawford United prepared, circulated and finalized its disclosure schedules listing certain exceptions to the representations and warranties contained in the Merger Agreement.

In its drafts of the proposed Merger Agreement, SPX sought, among other things, robust non-solicitation restrictions with respect to alternative acquisition proposals and related termination rights, an $18 million termination fee, and a closing condition that not more than five percent (5.0%) of the outstanding Crawford United common shares shall be subject to claims for dissenters’ rights made under Section 1701.85 of the ORC with a related termination right and termination fee. Crawford United sought to negotiate more favorable Merger Agreement terms in numerous discussion sessions between Calfee and Venable from November 4, 2025 to December 3, 2025. After considering the then-current price quotations for Crawford United Class A common shares on the OTC Pink Limited Market, on November 12, 2025, Crawford United directed Lake Street to seek to negotiate with SPX to try to increase the value of the consideration in the proposed Merger Agreement, to which SPX responded that it had no willingness to further increase the value of its proposal based on SPX’s own market valuation and its diligence findings. On November 21, 2025, as negotiations regarding the Merger Agreement continued, Crawford United and SPX agreed to extend the binding exclusivity until December 6, 2025.

In negotiating sessions between Calfee and Venable on December 2 and 3, 2025, the proposed Merger Agreement was revised to reflect Crawford United’s positions with respect to the non-solicitation restrictions and termination rights, a reduced $9 million termination fee and a closing condition that not more than six percent (6.0%) of the outstanding Crawford United common shares shall be subject to claims for dissenters’ rights made under Section 1701.85 of the ORC.

Later on December 3, 2025, the Board held a meeting to consider and act upon the Merger Agreement and review and consider Stout’s fairness analysis and opinion. At the meeting, a representative of Calfee advised that the Merger Agreement with SPX and Merger Sub, pursuant to which Merger Sub would be merged with and into Crawford United, had been successfully negotiated and would be presented for consideration by the Board at the meeting. Calfee reviewed, in detail, the Merger Agreement and answered questions asked by the directors. Calfee also reviewed the fiduciary and legal obligations applicable to directors when considering a sale or merger of a company.

At the December 3, 2025 meeting of the Board, Stout reviewed with the Board its preliminary financial analyses of Crawford United and the proposed merger. Thereafter, at the request of the Board, Stout rendered an oral opinion, subsequently confirmed by delivery of its final financial analyses and a written opinion dated December 5, 2025, to the Board to the effect that, as of the date of such opinion and based upon and subject to the assumptions, qualifications, limitations and other matters set forth therein, the consideration to be received by the holders of Crawford United Class A common shares and Class B common shares in the merger pursuant to the Merger Agreement (which we refer to in this proxy statement as the “Merger Consideration”) was fair from a financial point of view to such holders, collectively as a group. For additional information regarding Stout’s opinion, please see the section of this proxy statement entitled “—Opinion of Stout.”

Following further discussion with members of Crawford United management and Crawford United’s legal and financial advisors, and taking into account the factors described below in greater detail in the section of this proxy statement entitled “—Recommendation of the Board and Reasons for the Merger,” the Board unanimously: (i) declared the Merger Agreement advisable and determined that the Merger Agreement and the transactions contemplated thereby, including the Merger (collectively, the “Transactions”) are advisable and fair to, and in the best interests of, Crawford United and Crawford United’s shareholders, (ii) approved and adopted the Merger Agreement and the Transactions, including the execution, delivery and performance of the Merger Agreement, (iii) approved Parent entering into the voting agreements with each of the directors and executive officers of Crawford United and certain of their respective affiliated entities (each, a “Voting Agreement” and together, the “Voting Agreements”), (iv) recommended approval and adoption of the Merger Agreement by Crawford United shareholders, and (v) directed that the Merger Agreement be submitted for the approval of Crawford United shareholders at the Special Meeting.

On December 5, 2025, Crawford United, SPX and Merger Sub executed and delivered the Merger Agreement and SPX and the shareholder parties thereto executed and delivered the Voting Agreements.

On December 8, 2025, prior to the opening of trading on the OTC and the New York Stock Exchange, Crawford United and SPX issued a joint press release announcing the transaction.

Recommendation of the Board of Directors

The Board has unanimously: (i) declared the Merger Agreement advisable and determined that the Merger Agreement and the transactions contemplated thereby, including the Merger (collectively, the “Transactions”) are advisable and fair to, and in the best interests of, Crawford United and Crawford United’s shareholders, (ii) approved and adopted the Merger Agreement and the Transactions, including the execution, delivery and performance of the Merger Agreement, (iii) approved Parent entering into the voting agreements with each of the directors and executive officers of Crawford United and certain of their respective affiliated entities (each, a “Voting Agreement” and together, the “Voting Agreements”), (iv) recommended approval and adoption of the Merger Agreement by Crawford United shareholders, and (v) directed that the Merger Agreement be submitted for the approval of Crawford United shareholders at the Special Meeting.

The Board unanimously recommends that you vote: (1) “FOR” the Merger Agreement Proposal, (2) “FOR” the Merger-Related Compensation Proposal, and (3) “FOR” the Adjournment Proposal.

Reasons for the Merger

As described above in the section of this proxy statement entitled “—Background of the Merger,” prior to and in unanimously passing the resolutions described above in the section entitled “—Recommendation of the Board,” the Board consulted with and received the advice of its financial advisors and outside counsel, discussed certain issues with Crawford United management and considered a variety of factors weighing positively in favor of the Transactions, including the Merger, including, among other things, the following non-exhaustive list of material factors (which factors and reasons are not necessarily presented in order of relative importance):

●	Transaction Consideration. The fact that the consideration per Crawford United common share consists of cash estimated to be approximately $83.42 per share payable at the Closing.

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Certainty of Value of the Cash Consideration. The fact that the Merger Consideration is all cash, which will provide certain and immediate value and liquidity to Crawford United shareholders for their Crawford United common shares. The Board believed this liquidity and certainty of value to be compelling, especially when viewed against the internal and external risks and uncertainties associated with Crawford United’s standalone strategy, including the risks and uncertainties discussed in Crawford United’s public filings with the SEC (including the risk factors set forth in Crawford United’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and Quarterly Reports on Form 10-Q).

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Crawford United Class A Common Shares are “Thinly Traded.” The fact that Crawford United’s Class A common shares are quoted on the OTC Pink Limited Market and generally considered “thinly-traded,” which impairs the liquidity of the shares and may result in OTC Pink Limited Market quotations that do not represent the true market value of the shares, as demonstrated by the fact that the average daily trading volume of Crawford United’s Class A common shares over the 12-month period ended on December 2, 2025, the last trading day before the Board approved the transactions contemplated by the Merger Agreement, was 1,112 shares per day. The Board believed the liquidity and certainty of value of the Merger Consideration to Crawford United shareholders for their Crawford United common shares to be compelling when viewed against the factors contributing to the limited market trading in Crawford United’s Class A common shares.

●

Implied Premium. The Board considered the current and historical market prices, volatility and trading information with respect to Crawford United common shares, including, among other things, the fact that the estimated $83.42 per share Merger Consideration represented a premium of approximately 48% over Crawford United’s 12-month average closing share price of $56.14 as of December 2, 2025, the last trading day before the Board approved the transactions contemplated by the Merger Agreement.

●

Best Strategic Alternative for Maximizing Shareholder Value. After a review of strategic alternatives and discussions with Crawford United management and outside financial and legal advisors, the Board determined that the Merger Consideration is more favorable to Crawford United shareholders than the potential value that might result from other strategic options available, including, among other things, remaining a standalone public company. In particular:

●

the Board considered the enhancements that Crawford United and its advisors were able to obtain as a result of negotiations with SPX, including, among other things, the increase in SPX’s proposed aggregate Merger Consideration from $250 million in the August 1 Proposal to the aggregate Merger Consideration of $300 million at the end of negotiations (as more fully described under the section of this proxy statement entitled “—Background of the Merger”);

●

the Board’s belief that as a result of conversations and negotiations with SPX, as of the date of the Merger Agreement, the Merger Consideration represented the highest price reasonably obtainable from SPX by Crawford United under the circumstances;

●

the risk that prolonging or expanding the sale process further could have resulted in the loss of an opportunity to consummate a transaction with SPX either on the terms of the Merger Agreement, including, among other things, the valuation represented by the Merger Consideration or at all; and

●

the Board’s belief that there was unlikely to be another acquirer of Crawford United that could consummate an acquisition of 100% of Crawford United equity with the level of certainty and on the timeline that is expected for the completion of the SPX transaction at a higher price than the Merger Consideration, based on the Board assessment, with the assistance of Crawford United’s financial advisors, of capable alternative counterparties.

●

Financial Condition and Prospects of the Company. Crawford United’s current and historical financial condition, results of operations, business, competitive position, properties, assets and prospects, as well as the long-range plan of Crawford United’s and the execution risks associated with Crawford United’s business strategy.

●

Financing Prospects. The fact that Crawford United would be required to raise substantial additional dilutive capital and/or successfully execute future business development activities to raise additional capital, in order to fund Crawford United’s future growth and acquisitions strategy and the Board’s belief that while Crawford United may seek additional funding through future debt or equity financing, any such equity fundraising could be highly dilutive for Crawford United’s existing shareholders, might only be available on unfavorable terms, or might not be available at all given the risk associated with raising capital.

●	Likelihood and Speed of Closing. The likelihood of completing the Merger to be high, particularly in light of the terms of the Merger Agreement, including, among others:

●	the conditions to the Merger being specific and limited, and the fact that the Merger is not subject to a financing condition;

●	the exceptions contained within the “Company Material Adverse Effect” definition, which generally defines the standard for allocating certain closing risks;

●	the likelihood of obtaining required regulatory approvals;

●	the size and financial strength of SPX, and SPX’s ability to fund the Merger Consideration with cash without the need for any third-party financing;

●	the business reputation and capabilities of SPX, and the Board’s perception that SPX is willing to devote the resources necessary to close the Merger in an expeditious manner;

●	the remedy of specific performance available to Crawford United under the Merger Agreement in the event of breaches by SPX and Merger Sub; and

●

the fact that the Supporting Crawford United Shareholders, who collectively beneficially owned approximately 75% of the votes of all issued and outstanding Crawford United common shares entitled to vote on the Merger Agreement as of December 5, 2025, supported the Merger and agreed to vote all Crawford United common shares held by the Supporting Crawford United Shareholders (and any other Crawford United common shares they may hold in the future) in favor of the Merger and the adoption of the Merger Agreement and against any proposal made in opposition to, or in competition with, the consummation of the Merger, and entered into the Voting Agreements with SPX.

●

Stout’s Fairness Opinion and Related Financial Analysis. The Board considered (i) the oral opinion of Stout rendered to the Board on December 3, 2025, which was subsequently confirmed by delivery of a written opinion dated December 5, 2025, to the Board to the effect that, as of the date of such opinion and based upon and subject to the factors and assumptions set forth therein, the Merger Consideration to be received by the holders of Crawford United Class A common shares and Class B common shares in the Merger pursuant to the Merger Agreement was fair from a financial point of view to such holders, collectively as a group. For additional information regarding Stout’s opinion, please see below in the sections of this proxy statement entitled “—Opinion of Stout.” The written opinion delivered by Stout is attached to this proxy statement as Annex C.

●	No Vote of SPX Stockholders. The Board considered the fact that the Merger is not subject to the conditionality and execution risk of any required approval by SPX’s stockholders.

●

Other Terms of the Merger Agreement. The Board considered other terms of the Merger Agreement, which are more fully described in the section of this proxy statement entitled “The Merger Agreement.” Certain provisions of the Merger Agreement that the Board considered important included, among other things:

●

Crawford United’s ability to provide confidential information to, and participate in discussions and negotiations with, any person who has made an unsolicited proposal that constitutes or could reasonably be expected to result in a Superior Proposal and to authorize, adopt, approve, recommend and otherwise declare advisable such a Superior Proposal subject to a number of conditions, in order to maximize shareholder value;

●

Crawford United’s ability to terminate the Merger Agreement and to enter into a definitive agreement to consummate an alternative transaction contemplated by a Superior Proposal, subject to payment of the Termination Fee (as described in further detail in the section of this proxy statement captioned “The Merger Agreement—Termination Fees”), in order to maximize shareholder value;

●

the ability of the Board to effect an Adverse Recommendation Change (as defined in the section of this proxy statement entitled “The Merger Agreement—Restrictions on Solicitation of Proposals; The Board’s Recommendation; Change of Recommendation”) in specified circumstances in connection with a Superior Proposal, subject to SPX’s right to terminate the Merger Agreement in the event of such Adverse Recommendation Change, and Crawford United’s obligation to pay the Termination Fee in the event of such termination, which amount the Board believes, after discussion with Crawford United’s advisors, to be reasonable under the circumstances and unlikely to serve as a meaningful deterrent to a Superior Proposal being made;

●

the end date of June 5, 2026, after which either party, subject to certain exceptions, can terminate the Merger Agreement if the Merger has not been consummated as of such date, and that the Board determined that this end date allows for sufficient time to consummate the Merger, while minimizing the time during which Crawford United would be required to operate subject to the restrictions on interim operations set forth in the Merger Agreement;

●

the requirement in the Merger Agreement that each of SPX, Merger Sub and Crawford United use their reasonable best efforts to consummate the Merger and the other Transactions, and agreed actions with respect to SPX’s and Merger Sub’s obligations under the Merger Agreement to obtain requisite approvals to consummate the Merger and the other Transactions;

●

the right of the Crawford United shareholders to exercise dissenters’ rights in respect of their Crawford United common shares and to receive payment of the “fair cash value” of such Crawford United common shares pursuant to Section 1701.85 of the ORC in lieu of the Merger Consideration if they comply in all respects with Section 1701.85; and

●	that the Merger Agreement is subject to the approval by Crawford United shareholders.

In the course of its deliberations, the Board also considered a variety of risks and other countervailing factors related to the Merger Agreement and Transactions, including the Merger, including the following non-exhaustive list of material factors (which factors and reasons are not necessarily presented in order of relative importance):

●

No Participation in Crawford United’s Future Growth or Earnings. The fact that while the Merger Consideration provides relative certainty of value, if the Merger is consummated, Crawford United will no longer exist as an independent, publicly-traded company and Crawford United shareholders will forgo any potential increase in Crawford United’s value above the Merger Consideration, including, among others, any value that could be achieved if Crawford United engages in future strategic or other transactions, which could result if Crawford United remained an independent, publicly-traded company.

●

Closing Conditions. The fact that the completion of the Transactions, including the Merger, requires antitrust clearance in the U.S., that not more than six percent (6.0%) of the outstanding Crawford United common shares shall be subject to claims for dissenters’ rights made under Section 1701.85 of the ORC, and the satisfaction of other closing conditions that are not within Crawford United’s control even if the Merger Agreement is adopted by Crawford United shareholders.

●

Potential Negative Impact on Crawford United’s Business. The possible negative effect of the Transactions and public announcement of the Transactions on Crawford United’s operations and Crawford United’s relationships with suppliers, business partners, management and employees, the possibility of any suit, action or proceeding in respect of the Merger Agreement and the effect of such disruptions on Crawford United’s operating results in the event the Transactions, including the Merger, are not consummated in a timely manner.

●

Prohibition Against Solicitations; Termination Fee Due to Terminate in Respect of, or Accept, a Superior Proposal. The fact that the Merger Agreement precludes Crawford United from actively soliciting a Takeover Proposal (as defined in the section of this proxy statement entitled “The Merger Agreement—Restrictions on Solicitation of Proposals; The Board’s Recommendation; Change of Recommendation”) from a person and requires Crawford United to pay SPX the Termination Fee of $9 million if the Merger Agreement is terminated under certain circumstances, including to accept a Superior Proposal, and that the amount of the Termination Fee is comparable to termination fees in transactions of a similar size, is reasonable, would not likely deter competing bids and would not likely be required to be paid unless Crawford United entered into a more favorable transaction.

●

Interim Operating Covenants. The effect of the restrictions in the Merger Agreement on the conduct of Crawford United’s business prior to the consummation of the Transactions, requiring Crawford United to conduct its and its subsidiaries’ business in the ordinary course of business, which may delay or prevent Crawford United from undertaking business opportunities that may arise prior to the consummation of the Transactions or any other action Crawford United would otherwise take with respect to the operations of Crawford United absent the pending Merger and may limit Crawford United from taking specified actions without SPX’s written consent (as more fully described in the section of this proxy statement entitled “The Merger Agreement—Conduct of Business Pending the Merger”).

●

Risk Associated with Failure to Consummate the Merger. The risk that the Transactions, including the Merger, are not consummated in a timely manner or at all, and the effect of a resulting public announcement of the termination of the Merger Agreement (other than in connection with a Superior Proposal) on the trading price of Crawford United common shares, which could be adversely affected by many factors, including (i) the reason the Merger Agreement was terminated and whether such termination results from factors adversely affecting Crawford United, (ii) the possibility that the marketplace would consider Crawford United to be an unattractive acquisition candidate and (iii) the possible sale of Crawford United common shares by investors following the announcement of a termination of the Merger Agreement. The Board also considered that if the Merger is not consummated, Crawford United’s directors, senior management and other employees will have expended extensive time and effort and will have experienced significant distraction from their work during the pendency of the Merger.

●

Regulatory Matters. The Board considered the risks associated with the potential need to make antitrust filings, and obtain antitrust consents and approvals, in the United States, including the risk that regulatory agencies would not approve the Transactions or would impose terms and conditions on their approvals that would, if accepted, either materially impair the business operations of Crawford United or adversely impact the ability of Crawford United to realize the synergies that are expected to occur in connection with the Transactions. For a detailed discussion of regulatory matters, please see below in the section of this proxy statement entitled “The Merger Agreement—Other Covenants—Efforts to Consummate the Merger.”

●

Current and Potential Future Share Price. The possibility that, although the Merger provides Crawford United shareholders the opportunity to realize a premium to the 12-month average closing price at which Crawford United Class A common shares traded prior to the public announcement of the Merger, the trading price of Crawford United Class A common shares was greater than the Merger Consideration at the time of the Board approved the transactions contemplated by the Merger Agreement and might have increased in the future to a greater price.

●

Litigation Risk. The inherent risk of litigation in relation to the Transactions, including the Merger, including, among other things, potential shareholder litigation in connection with the execution of the Merger Agreement and the consummation of the Transactions, including the Merger.

●

Interests of Directors and Officers. The interests of Crawford United’s executive officers and directors and the fact that Crawford United’s executive officers and directors may be deemed to have interests in the Transactions, including the Merger, that may be different from or in addition to the Company’s shareholders generally, including, among other things, those interests that are a result of employment and compensation arrangements with Crawford United. The Board was aware of these interests and considered them at the time it approved the Merger Agreement and made its recommendation to Crawford United shareholders. For more information, please see below in the section of this proxy statement entitled “—Interests of Crawford United’s Directors and Executive Officers in the Merger.”

●

Transaction Expenses. The substantial transaction expenses to be incurred in connection with the Transactions and the negative impact of such expenses on the final Merger Consideration and on Crawford United’s cash reserves and operating results should the Transactions not be completed.

●	Retention. The Company’s ability to attract and retain key personnel or other employees.

●

Tax Treatment. The Board considered that the receipt of the Merger Consideration payable in the Merger will generally be taxable to shareholders of Crawford United for United States federal income tax purposes.

●

Other Risks. The Board considered various other risks associated with the Merger and the business of Crawford United, as more fully described below in the section of this proxy statement entitled “Cautionary Note Regarding Forward-Looking Statements.”

The Board concluded that the uncertainties, risks and potentially negative factors relevant to the Transactions, including the Merger, were outweighed by the potential benefits of the Transactions, including the Merger.

The foregoing discussion of the information and factors considered by the Board is not intended to be exhaustive and may not include all the factors considered by the Board, but includes the material positive and negative factors considered by the Board. In view of the wide variety of factors considered in connection with its evaluation of the Merger Agreement and the Transactions, including the Merger, and the complexity of these matters, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given different weights to different factors. The Board did not undertake to make any specific determination as to whether, or to what extent, any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. The Board based its unanimous recommendation on the totality of the information presented, including, among other things, the factors described above. This explanation of the reasoning of the Board and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth in the section of this proxy statement entitled “Cautionary Note Regarding Forward-Looking Statements.”

Opinion of Stout

Overview

Stout rendered its opinion to the Board that, as of December 5, 2025, and based upon and subject to the assumptions, qualifications and limitations set forth therein, the Merger Consideration to be received by the holders of Crawford United Class A common shares and Class B common shares was fair, from a financial point of view, to such holders, collectively as a group.

Stout’s opinion was furnished for the use and benefit of the Board in connection with the Merger, and is not intended to, and does not, confer any rights or remedies upon any other person, and is not intended to be used or relied upon, and may not be used or relied upon, by any other person or for any other purpose. The opinion only addressed, as of the date of the opinion, the fairness, from a financial point of view, to the holders of Class A common shares and Class B common shares, collectively as a group, of the Merger Consideration to be received by such holders in the Merger pursuant to the Merger Agreement. It did not address any other aspect or implication of the Merger, the Merger Agreement or any other agreement, arrangement or understanding. The summary of Stout’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is attached as Annex C to this proxy statement and describes the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Stout in connection with the preparation of its opinion. However, neither Stout’s opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and do not constitute, advice or a recommendation to the Board, Crawford United, any security holder or any other person as to how to act or vote with respect to any matter relating to the Merger or otherwise.

Stout’s opinion was intended to be utilized by the Board as only one input to consider in its process of analyzing the Merger. No opinion, counsel or interpretation was intended in matters that require legal, regulatory, environmental, accounting, insurance, tax or other similar professional advice. Stout was not requested to opine as to, and its opinion did not in any manner address, the following: (i) the underlying business decision of Crawford United, its security holders, the Board, or any other party to proceed with or effect the Merger; (ii) the merits of the Merger relative to any alternative business strategies that may exist for Crawford United or any other party or the effect of any other transactions in which Crawford United or any other party might have engaged; (iii) the terms of any arrangements, understandings, agreements or documents related to, or the form or any other portion or aspect of, the Merger or otherwise, except as expressly addressed in the opinion; (iv) the fairness of any portion or aspect of the Merger to the holders of any class of securities, creditors or other constituencies of Crawford United, or to any other party, not specifically addressed in the opinion; (v) the allocation of the Merger Consideration as between the Class A common shares and Class B common shares; (vi) the solvency, creditworthiness or fair value of Crawford United or any other participant in the Merger under any applicable laws relating to bankruptcy, insolvency or similar matters; or (vii) how the Board, Crawford United’s security holders or any other person should act with respect to the Merger or otherwise.

Stout was not engaged to, and did not, (a) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the Merger, the assets, businesses or operations of Crawford United, Parent or any other party, or any alternatives to the Merger, or (b) negotiate the terms of the Merger or the financing for the Merger.

In connection with its opinion, Stout made such reviews, analyses, and inquiries as it deemed necessary and appropriate under the circumstances. Among other things, Stout:

●	reviewed a draft, dated December 5, 2025, of the Merger Agreement;

●	reviewed certain non-public business and financial information regarding Crawford United and its business and future prospects, as prepared by Crawford United management;

●	reviewed certain publicly available investor presentation materials prepared by Crawford United management;

●	reviewed certain other publicly available business and financial information relating to Crawford United that Stout deemed to be relevant;

●	reviewed certain information relating to the historical, current and future operations, financial condition and prospects of Crawford United made available to Stout by Crawford United, including:

●

certain information from Crawford United’s Form 10-Ks, as filed with the SEC for the fiscal years ended December 31, 2020 through 2024 and SEC Form 10-Qs for the year-to-date periods ended September 30, 2024 through 2025;

●	certain information from Crawford United’s SEC Form 8-Ks;

●

financial projections relating to Crawford United as prepared by Crawford United management for the fiscal years ending December 31, 2025 through 2028 (which are referred to in this proxy statement as the “Forecasts”).

●	reviewed certain internal tax information provided by Crawford United management;

●	reviewed publicly available financial data of certain companies with publicly traded equity securities that Stout deemed relevant;

●	reviewed publicly available information regarding certain merger and acquisition transactions that Stout deemed relevant;

●

had discussions with Crawford United’s management and certain of its representatives and advisors concerning the business, industry, history, and prospects of Crawford United, the Merger and related matters;

●

reviewed a certificate from senior management of Crawford United containing, among other things, representations regarding the accuracy of the information, data, and other material (financial or otherwise) provided to Stout by or on behalf of Crawford United; and

●	conducted such other analyses and considered such other facts and data as Stout deemed appropriate.

Stout premised its opinion on the assumption that the assets, liabilities, financial condition, and prospects of Crawford United as of the date of opinion did not change materially since September 30, 2025, the date of the most recent financial statements made available to Stout. In rendering its opinion, Stout assumed and relied upon the accuracy and completeness of all financial and other information that was publicly available, furnished by Crawford United, or otherwise reviewed by or discussed with Stout without independent verification of such information and Stout assumed and relied upon the representations and warranties contained in the draft Merger Agreement that Stout reviewed. Stout relied upon and assumed, without independent verification, that the Forecasts were prepared in good faith and reflected the best currently available estimate of management of Crawford United as to the future financial results of Crawford United, and Stout used and relied upon the Forecasts in arriving at its opinion. Stout was not engaged to assess the reasonableness or achievability of the Forecasts or the assumptions upon which they were based, and Stout expressed no view as to the Forecasts or such assumptions. Stout assumed that the Merger would be consummated on the terms described in the Merger Agreement, without any waiver of any material terms or conditions by the parties to the Merger Agreement.

Stout did not conduct a physical inspection of Crawford United’s facilities or assets. Stout assumed, with Crawford United’s consent, that the final executed form of the Merger Agreement would not differ from the draft of the Merger Agreement that Stout examined, that the conditions to the Merger as set forth in the Merger Agreement would be satisfied, and that the Merger would be consummated on a timely basis in the manner contemplated by the Merger Agreement. Stout’s opinion was necessarily based on business, economic, market, and other conditions as they existed and could be evaluated by Stout as of the date of its opinion. It should be noted that although subsequent developments may affect its opinion, Stout does not have any obligation to update, revise, or reaffirm its opinion. Stout reserved the right, however, to withdraw, revise, or modify its opinion based upon additional information that may be provided to or obtained by Stout after the issuance of its opinion that suggests, in Stout’s judgment, a material change in the assumptions upon which its opinion is based.

Stout conducted its analyses at the request of the Board in connection with the preparation of its opinion. In so doing, Stout did not form a conclusion as to whether any individual analysis, when considered independently of the other analyses conducted by Stout, supported or failed to support its opinion. Stout does not specifically rely or place any specific weight on any individual analysis. Rather, Stout deems that the analyses, taken as a whole, support its opinion. Accordingly, Stout believes that the analyses must be considered in their entirety, and that selecting portions of the analyses or the factors Stout considered, without considering all analyses and factors together, could create an imperfect view of the processes underlying the analyses performed by Stout in connection with the preparation of its opinion.

Stout was not requested to opine as to, and its opinion did not address, the fairness of the amount or nature of any compensation to any of Crawford United’s officers, directors or employees, or class of such persons, relative to the Merger Consideration or otherwise.

Stout’s opinion was prepared at the request of the Board for its confidential use and may not be reproduced, disseminated, quoted, or referred to at any time in any manner or for any purpose without Stout’s prior written consent, except as required by applicable securities laws.

No company used in Stout’s analyses for comparative purposes is identical to Crawford United or the Merger, and an evaluation of the results of those analyses is not entirely mathematical. The estimates contained in the Forecasts and the implied reference range values indicated by Stout’s analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond the control of Crawford United. Much of the information used in, and accordingly the results of, Stout’s analyses are inherently subject to substantial uncertainty.

Stout’s opinion was only one of many factors considered by the Board in evaluating the proposed Merger. Neither Stout’s opinion nor its analyses were determinative of the Merger Consideration or of the views of the Board or management with respect to the Merger or the Merger Consideration. The type and amount of consideration payable in the Merger was determined through negotiation between Parent and Crawford United, and the decision to enter into the Merger Agreement was solely that of the Board.

Summary of Financial Analyses

This “Summary of Financial Analyses” presents a summary of the principal financial analyses performed by Stout and presented to the Board in connection with Stout’s rendering of its opinion. Such presentation to the Board was supplemented by Stout’s oral discussion, the nature and substance of which may not be fully described herein.

In preparing its opinion to the Board, Stout performed a variety of analyses, including those summarized below. The summary of Stout’s analyses is not a complete description of the analyses underlying Stout’s opinion. The preparation of such an opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative, and other analytical methods employed and the adaptation and application of these methods to the unique facts and circumstances presented. As a consequence, neither Stout’s opinion nor its underlying analyses are readily susceptible to summary description.

The following includes a summary of the principal financial analyses performed by Stout in connection with the preparation of its opinion. The order of the analyses does not represent relative importance or weight given to those analyses by Stout. The analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the analyses. Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies underlying, and the assumptions, qualifications and limitations affecting, each analysis, could create a misleading or incomplete view of Stout’s analyses.

For purposes of its analyses, Stout reviewed a number of financial metrics, including:

●	EBITDA – generally, the amount of the relevant company’s earnings before interest, taxes, depreciation and amortization for a specified time period; and

●

Enterprise Value –generally, the value as of a specified date of the relevant company’s outstanding equity securities (taking into account outstanding options and other securities convertible, exercisable or exchangeable into or for equity securities of the company) plus the amount of its net debt (the amount of its outstanding indebtedness, non-convertible preferred stock, capital lease obligations and non-controlling interests less the amount of cash and cash equivalents on its balance sheet).

Except as otherwise noted, the quantitative information summarized below, to the extent that it is based on market data, is based on market data as it existed on or before December 4, 2025. Enterprise values used in the selected public companies analysis described below were calculated using the closing prices of the common stock of the selected public companies listed below as of December 4, 2025. The estimates of the future financial performance of Crawford United relied upon for the financial analyses described below were based on the Forecasts. The estimates of the future financial performance of the selected public companies listed below were based on publicly available research analyst estimates for those companies published on or before December 4, 2025.

Crawford United Merger Financial Analyses

Summary of Crawford United Merger Financial Analyses. In evaluating Crawford United in connection with rendering its opinion, Stout performed a discounted cash flow analysis and a selected public companies analysis which are summarized in the table below and described in more detail elsewhere herein. Solely for informational reference purposes, Stout also reviewed the historical 1-year stock price range and trading volume for Crawford United Class A common shares and the 1-year relative return on Crawford United Class A common shares compared to selected stock indices described below.

Summary of Crawford United Merger Financial Analyses

Implied per Share Value of Merger Consideration(1)	$83.42

	Reference Range for Crawford United Common Shares
	Low	High
Financial Analysis
Crawford United Discounted Cash Flow (DCF) Analysis	$78.20	93.03
Selected Public Companies Analysis	$75.95	92.05
For Informational Reference Purposes
Historical Trading Range and Volume of Class A Common Shares	$40.00	88.60

(1)

Represents the estimated Merger Consideration, as provided by Crawford United management, after anticipated adjustments for satisfaction of indebtedness and payment of expenses at the effective time of the Merger.

Crawford United Discounted Cash Flow (DCF) Analysis. Stout performed a stand-alone discounted cash flow analysis of Crawford United based on projected after-tax free cash flows for Crawford United and an estimate of its residual enterprise value at the end of the projection horizon.

In performing its discounted cash flow analysis with respect to Crawford United:

●	Stout based its discounted cash flow analysis on forecasted after-tax free cash flows over the period beginning on October 1, 2025 and ending on December 31, 2028, based on the Forecasts.

●	Stout used discount rates ranging from 12.5% to 13.5% based on its estimate of Crawford United’s weighted average cost of capital.

●	In estimating Crawford United’s residual enterprise value, Stout used illustrative perpetual growth rates ranging from 2.5% to 3.5%.

●	Stout then converted the result of the foregoing calculations to per share equity value using diluted shares outstanding as of September 30, 2025.

Stout’s discounted cash flow analysis resulted in an overall reference range of $78.20 – $93.03 per share for purposes of evaluating Crawford United common shares on a stand-alone intrinsic-value basis, as compared to the implied per share value of the Merger Consideration (as described above) of $83.42.

Selected Public Companies Analysis. Stout used publicly available information regarding a specific group of publicly traded companies selected by Stout to prepare a range of indicated valuation multiples that were then applied to Crawford United’s forecasted financial results to determine Crawford United’s implied enterprise value. The selected public companies (which are referred to as the “Selected Public Companies”) group was selected by Stout and consisted of the following publicly-traded companies operating in the one or more of the same or similar industries as those of Crawford United with market capitalizations as of December 4, 2025 ranging from $50 million to $72.8 billion:

●	SPX Technologies, Inc.
●	RBC Bearings Incorporated
●	AAON, Inc.
●	Johnson Controls International plc
●	Kennametal Inc.
●	TriMas Corporation
●	Park-Ohio Holdings Corp.
●	CECO Environmental Corp.
●	NN, Inc.
●	Lennox International Inc.
●	Carrier Global Corporation
●	TerraVest Industries Inc.
●	Ampco-Pittsburgh Corporation

In performing its selected public companies analysis with respect to Crawford United:

●

Stout calculated the estimated enterprise value of each of the Selected Public Companies based on their respective closing stock prices on December 4, 2025, then used publicly available historical and analyst-estimated net sales and EBITDA for 2025 and 2026 for each of the Selected Public Companies to calculate each of their respective estimated enterprise values as a multiple of EBITDA for 2025 (referred to as “EV / 2025E EBITDA”) and for 2026 (referred to as “EV / 2026E EBITDA”). The resulting maximum, upper quartile, average, median, lower quartile and minimum multiples were as follows:

Enterprise Value/
	2025E EBITDA	2026E EBITDA
Maximum	31.2x	24.3x
Upper Quartile	22.9x	19.7x
Average	17.0x	14.7x
Median	15.4x	13.5x
Lower Quartile	9.7x	10.4x
Minimum	6.7x	6.1x

●

Based on the range of EV / 2025E EBITDA and EV / 2026E EBITDA multiples indicated for the Selected Public Companies, Stout selected a range of multiples for EV / 2025E EBITDA of 9.0x – 10.0x and for EV / 2026E EBITDA of 8.0x – 9.0x.

●	Stout applied the selected range of multiples to Crawford United’s forecasted corresponding financial data for 2025 and 2026 to result in an indicated range of enterprise values for Crawford United.

●	Stout then converted the result of the foregoing calculations to per share equity value using diluted shares outstanding as of September 30, 2025.

Stout’s selected public companies analysis resulted in an indicated equity value per share range of $75.95 – $92.05 per share, as compared to the implied per share value of the Merger Consideration (as described above) of $83.42.

Other Financial Reviews and Analyses Solely for Informational Reference Purposes

In order to provide certain context for the financial analyses in connection with its opinion as described above, Stout undertook various additional financial reviews and analyses as summarized below solely for informational reference purposes. As a general matter, Stout did not consider such additional financial reviews and analyses to be determinative methodologies for purposes of its opinion.

Historical Trading Range and Volume of Crawford United Class A Common Shares. Stout reviewed the 1-year trading range of Crawford United Class A common shares. Stout reviewed Crawford United`s Class A common shares trading history from December 4, 2024 through December 4, 2025 (the last trading day prior to the execution of the Merger Agreement). Stout noted that, for the 1-year period, Crawford United’s Class A common shares had a lowest closing share price of $40.00, a highest closing share price of $88.60, an average closing share price of $56.60 and an average daily trading volume of 1,106 shares.

Crawford United Stock Price Performance Compared to Selected Indices. Stout reviewed Crawford United Class A common shares’ 1-year compound annual growth rate (“CAGR”) from December 4, 2024 through December 4, 2025 against the CAGR for the S&P 500 Index and the CAGR for a stock index comprised of the Selected Public Companies for the same period. Stout noted that, for the 1-year period, Crawford United Class A common shares had a CAGR of 100.5%, the S&P 500 Index had a CAGR of 13.3%, and the Selected Public Companies stock index had a CAGR of -5.3%.

Other Considerations

The Board engaged Stout after considering Stout’s experience and reputation in rendering financial opinions in connection with mergers, acquisitions, divestitures, leveraged buyouts, and for other purposes.

Pursuant to the terms of Stout’s engagement letter, Crawford United has agreed to pay Stout an aggregate fee for the rendering of its opinion in the amount of $175,000. In addition, Crawford United has agreed to reimburse Stout for certain expenses and to indemnify Stout, its affiliates and certain related parties against certain liabilities and expenses arising out of or related to Stout’s engagement.

Stout may in the future seek to provide Crawford United, SPX or their respective affiliates with financial advisory and investment banking services, for which services Stout would expect to receive compensation.

Stout and its affiliates and related entities engage in a wide range of financial services activities for its and their own accounts and the accounts of customers, including but not limited to: investment banking, transaction advisory services; valuation advisory services; accounting and reporting advisory services; disputes, claims and investigations services; and certain specialty and industry services. In the ordinary course of these activities, Stout and its affiliates and related entities may provide such financial services to Crawford United, SPX, other participants in the Merger or their respective affiliates, for which services Stout and its affiliates and related entities may have received, and may in the future receive, compensation. Furthermore, Stout’s and its affiliates’ and related entities’ respective directors, officers, employees, consultants and agents may have investments in Crawford United, SPX, other participants in the Merger or their respective affiliates.

Certain Financial Forecasts

Important Information Concerning Crawford United Management Forecasts

Crawford United does not, as a matter of course, regularly prepare or publicly disclose long-term forecasts or internal projections as to future performance, revenues, earnings or other results, due to, among other reasons, the unpredictability of the underlying assumptions and estimates and the inherent difficulty of accurately predicting financial performance for future periods.

However, in connection with the Board’s review of the proposed Merger and consideration of potential strategic alternatives, Crawford United management, at the direction of the Board, prepared unaudited financial projections for fiscal years 2025 through 2028 on a risk-adjusted basis (the “Forecasts”), based on the best currently available estimates and good faith judgments of Crawford United management at such time, to assist the Board in its strategic review and evaluation of Crawford United’s intrinsic value as a standalone company. On September 22, 2025, Crawford United management presented the Forecasts to the Board with the view that the Forecasts then reflected the best currently available estimates and good faith judgments of senior management as to the future financial performance of Crawford United on a risk-adjusted basis, and were to be used by Crawford United’s financial advisors, Lake Street and Stout, in connection with their respective financial analyses and, in the case of Stout, its opinion. At the direction of Crawford United, Stout used and relied upon the Forecasts in connection with the rendering of its fairness opinion to the Board and performing its financial analyses in connection therewith.

The Forecasts were prepared by Crawford United management based on estimates they reasonably believed to be achievable. The Forecasts reflect numerous assumptions and estimates, including (i) market size, market share, customer demand, competition and pricing for Crawford United’s products; (ii) sales, general and administrative expenses, costs of goods sold and other operating expenses and capital expenditures; (iii) general economic and business conditions; (iv) the probability and timing of Crawford United’s production of certain products on a profitable basis; and (v) other relevant factors relating to Crawford United’s strategic plan, as well as how certain of these assumptions and estimates may change over time, in each case assuming Crawford United operated on a standalone basis. Modeling and forecasting the future in Crawford United’s industries is a highly speculative endeavor. The foregoing is a summary of certain key assumptions and estimates and does not purport to be a comprehensive overview of all assumptions and estimates reflected in the projections prepared by Crawford United management. The Forecasts are summarized below.

Crawford United Management Forecasts

The following table presents estimates of selected operating data of Crawford United, as calculated and approved by Crawford United management.

Management Forecasts

Fiscal Year Ending December 31

(Amounts in $Thousands)

	2025E	2026E	2027E	2028E
Selected Operating Data:
Total Sales	$183,418	$196,789	$207,581	$220,284
Total Cost of Sales	128,771	135,111	141,740	148,827
Gross Profit	54,647	61,678	65,841	71,457
Operating Expenses	29,629	29,736	30,597	31,595
Operating Income	25,018	31,942	35,244	39,862
Net Income	$19,480	$23,695	$25,792	$29,207
Adjusted EBITDA(1)	$30,528	$36,891	$40,073	$44,893

(1)

Adjusted EBITDA is Crawford United’s net income before interest expense, income taxes, depreciation and amortization, and also excludes certain charges and corporate-level expenses as defined in Crawford United’s revolving credit facility.

Additional Information Concerning the Forecasts

The summary of the Forecasts is included in this proxy statement solely to give Crawford United shareholders access to certain financial forecasts that were made available to the Board and/or Stout and is not being included in this proxy statement to influence any shareholder’s decision whether to vote for the Merger Agreement Proposal or for any other purpose. The inclusion of this information should not be regarded as an indication that our directors or their advisors, or any other person, considered, or now considers, such financial forecasts to be material or to be necessarily predictive of actual future results, and the Forecasts should not be relied upon as such. The Forecasts were generated solely for internal use and not developed with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial data or published guidelines of the SEC regarding forward-looking statements or U.S. generally accepted accounting principles (“GAAP”). The Forecasts are forward-looking statements.

The Forecasts contain Adjusted EBITDA, which is a non-GAAP financial measure. Crawford United management included Adjusted EBITDA in the Forecasts because it believed that such measure may be useful in evaluating, on a prospective basis, the potential operating performance and cash flow of Crawford United. Crawford United has not provided reconciliations of the non-GAAP measures included in the Forecasts because of the inherent difficulty in forecasting and quantifying the measures that are necessary for such reconciliation. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP. Adjusted EBITDA should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flow or as a measure of liquidity. In the view of Crawford United’s management, the Forecasts were prepared on a reasonable basis based on the information available to Crawford United’s management at the time of their preparation.

No independent registered public accounting firm provided any assistance in preparing the Forecasts. Accordingly, no independent registered public accounting firm has examined, compiled, or otherwise performed any procedures with respect to the Forecasts or expressed any opinion or given any other form of assurance with respect thereto, and they assume no responsibility for the information contained in the Forecasts. The Meaden & Moore, Ltd. report included in Crawford United’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 relates solely to the historical financial information of Crawford United. Such report does not extend to the Forecasts and should not be read to do so.

The inclusion of the Forecasts in this proxy statement should not be regarded as an indication that Crawford United or any of its affiliates, advisors, officers, directors or representatives considered or consider the Forecasts to be predictive of actual future events, and the Forecasts should not be relied upon as such or construed as financial guidance. Neither Crawford United nor any of its affiliates, advisors (including its financial advisors), officers, directors or representatives assume any responsibility for the accuracy of this information. Neither Crawford United nor any of its any of its affiliates, advisors (including its financial advisors), officers, directors or representatives can give any assurance that actual results will not differ from the Forecasts, and none of them undertakes any obligation to update or otherwise revise or reconcile the Forecasts to reflect circumstances existing after the date the Forecasts were generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the Forecasts are shown to be in error. Crawford United does not intend to make publicly available any update or other revision to the Forecasts, except as may otherwise be required by law. Neither Crawford United nor any of its affiliates, advisors, officers, directors, or representatives has made or makes any representation to any securityholder regarding the information included in the Forecasts or the ultimate performance of Crawford United, SPX, the Surviving Corporation or any of their affiliates compared to the information contained in the Forecasts, the likelihood that the Forecasts will be achieved, or the overall future performance of Crawford United. Crawford United has made no representation to SPX or Merger Sub, in the Merger Agreement or otherwise, concerning the Forecasts.

The assumptions and estimates underlying the Forecasts, all of which are difficult to predict and many of which are beyond the control of Crawford United, may not be realized. There can be no assurance that the forecasted results or underlying assumptions will be realized, and actual results likely will differ, and may differ materially, from those reflected in the Forecasts, whether or not the Merger is consummated. In addition, the Forecasts may be affected by Crawford United’s ability to achieve strategic goals, objectives and targets over the applicable period. Neither Crawford United nor any of its affiliates assumes any responsibility to shareholders for the accuracy of this information.

Crawford United’s actual future financial results may differ materially from those expressed or implied in the Forecasts due to numerous factors, including many that are beyond Crawford United’s ability to control or predict. While presented with numerical specificity, the Forecasts necessarily are based on numerous assumptions and estimates, many of which are beyond the control of Crawford United and difficult to predict, including with respect to industry performance, competitive factors, industry consolidation, general business, economic, regulatory, market and financial conditions, as well as matters specific to Crawford United’s business, including with respect to future business initiatives for which Crawford United has no historical financial data, which assumptions may not prove to have been, or may no longer be, accurate. The Forecasts also reflect assumptions and estimates as to certain business decisions that are subject to change. Important factors that may affect actual results and result in the Forecasts not being achieved include, but are not limited to, impact of competitive products and pricing, the effect of regulatory actions, the impact of legal proceedings, the effect of global economic conditions, the cost and effect of changes in tax and other legislation and other risk factors described in Crawford United’s SEC filings, including Crawford United’s annual report on Form 10-K for the fiscal year ended December 31, 2024 and subsequent quarterly reports on Form 10-Q and current reports on Form 8-K, and described in the section below under the caption “Cautionary Note Regarding Forward-Looking Statements.” The Forecasts also reflect assumptions as to certain business decisions that are subject to change. In addition, the Forecasts may be affected by Crawford United’s ability to achieve strategic goals, objectives and targets over the applicable periods. Further, the Forecasts cover multiple years and, by their nature, become subject to greater uncertainty with each successive year. The information set forth in the Forecasts is not fact and should not be relied upon as being necessarily indicative of actual future results.

The Forecasts were developed for Crawford United on a standalone basis without giving effect to the Merger, and therefore the Forecasts do not give effect to the Merger, or any changes to Crawford United’s operations or strategy that may be implemented after the consummation of the Merger, including potential cost synergies to be realized as a result of the Merger, or to any costs incurred in connection with the Merger. Furthermore, the Forecasts do not take into account the effect of any failure of the Merger to be consummated and should not be viewed as accurate or continuing in that context. The Forecasts are subjective in many respects and are thus subject to interpretation.

The Forecasts summarized in this section were prepared prior to the execution of the Merger Agreement and have not been updated to reflect any changes after the date they were prepared, including the announcement of the Merger. Crawford United undertakes no obligation, except as required by law, to update or otherwise revise the Forecasts to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events, even in the event any or all of the underlying assumptions are shown to be in error or to not be appropriate, or to reflect changes in general economic or industry conditions.

In light of the foregoing factors and the uncertainties inherent in the Forecasts, readers of this proxy statement are cautioned not to place undue, if any, reliance on the Forecasts.

Lake Street

Crawford United retained Lake Street Capital Markets, LLC (which we refer to as “Lake Street”) as its financial advisor in connection with the potential sale of Crawford United. In connection with the Merger, Lake Street provided its financial advisory services for the information and assistance of the Board in connection with its consideration of the Transactions. Pursuant to the Lake Street Engagement Letter, Crawford United has paid Lake Street a retainer of $100,000 and has agreed to pay Lake Street a transaction fee of approximately $2,225,000, plus out-of-pocket expenses, for its services, which transaction fee is contingent upon consummation of the Merger. Crawford United also has agreed to indemnify Lake Street against certain liabilities arising out of its engagement.

Interests of Crawford United’s Directors and Executive Officers in the Merger

Crawford United’s directors and executive officers have financial interests in the Merger that may be different from, or in addition to, the interests of Crawford United shareholders generally. The members of the Board were aware of and considered these interests in reaching the determination to approve the Merger Agreement and recommend that Crawford United shareholders vote their Crawford United common shares to approve and adopt the Merger Agreement.

Transaction Bonus Agreements

On December 5, 2025, Crawford United entered into Transaction Bonus Agreements with each of Ambassador Edward F. Crawford, its Chairman, Brian E. Powers, its President and Chief Executive Officer, and Jeffrey J. Salay, its Chief Financial Officer, to facilitate the Merger and incentivize each individual to remain with Crawford United through the consummation of the Merger. Under the Transaction Bonus Agreements, if the individual remains continuously employed by or engaged with, as applicable, Crawford United through the consummation of the Merger and provide a release in favor of Crawford United, he will be entitled to a one-time cash bonus. The one-time cash bonus amount is $1,000,000 for Ambassador Crawford and for Mr. Powers, and $500,000 for Mr. Salay, in each case subject to any applicable tax withholding.

Under the Transaction Bonus Agreements with Mr. Powers and Mr. Salay, if they remain continuously employed by Crawford United through the consummation of the Merger and provide the applicable release, each of them also will be entitled to receive in cash (i) an amount equal to their respective accrued cash and stock 2025 performance bonuses and (ii) an amount equal to the pro rata portion of their respective cash and stock 2026 performance bonuses earned through the date of closing of the Merger, based on Crawford United’s actual performance as determined by the Board. For purposes of illustration, if the Merger is consummated on February 15, 2026, we estimate that Mr. Powers would be entitled to receive $566,750 in respect of his 2025 performance bonuses and $71,426 in respect of his 2026 performance bonuses, and Mr. Salay would be entitled to receive $243,875 in respect of his 2025 performance bonuses and $30,735 in respect of his 2026 performance bonuses, in each case subject to applicable tax withholding. The foregoing amounts are full 2025 bonuses and pro rata 2026 bonuses, assuming expected performance. As a result of the foregoing assumptions, the actual amounts received by Messrs. Powers and Salay may materially differ from the foregoing amounts.

Merger-Related Executive Compensation for Crawford United’s Named Executive Officers

The following table and related footnotes provide information about the compensation to be paid to Crawford United’s named executive officers that is based on or otherwise relates to the Merger (which is referred to in this proxy statement as the “Merger-Related Executive Compensation”). The Merger-Related Executive Compensation shown in the table and described in the footnotes below is subject to an advisory, non-binding vote of Crawford United shareholders as more fully described in the section entitled “Proposal 2—Merger-Related Executive Compensation”.

The table below sets forth the aggregate dollar value of the various elements of Merger-Related Executive Compensation that each named executive officer of Crawford United would receive that is based on or otherwise relates to the Merger, assuming the effective time of the Merger is February 15, 2025. As a result of the foregoing assumptions, the actual amounts received by a named executive officer may materially differ from the amounts set forth below.

Merger-Related Executive Compensation

Executive	Cash ($)(1)	Equity ($)	Pension/ NQDC ($)	Perquisites/ Benefits ($)	Tax Reimbursement ($)	Other ($)	Total ($)
Brian E. Powers	1,638,176	—	—	—	—	—	1,638,176
Jeffrey J. Salay	774,610	—	—	—	—	—	774,610

(1)

The amount in this column represents the cash payments that will be made to each of Messrs. Powers and Salay upon the consummation of the Merger in connection with their respective Transaction Bonus Agreements.

Director and Officer Indemnification

Pursuant to the terms of the Merger Agreement, members of the Board and executive officers of Crawford United will be entitled to certain ongoing indemnification and coverage under directors’ and officers’ liability insurance policies following the Merger. For a more detailed description of the provisions of the Merger Agreement relating to director and officer indemnification, please see the section of this proxy statement entitled “The Merger Agreement—Indemnification and Insurance”.

New Management Arrangements

As of the date of this proxy statement, there are no employment, equity or other agreements, arrangements or understandings between any of Crawford United’s directors or executive officers, on the one hand, and SPX or any of its Affiliates, on the other hand, and the Merger is not conditioned upon any of Crawford United’s directors or executive officers entering into any such agreement, arrangement or understanding.

Financing of the Merger

There is no financing condition to the Merger. Parent and Merger Sub have represented in the Merger Agreement that they have available funds sufficient to consummate the Merger and the other Transactions on the terms contemplated by the Merger Agreement and, at the Effective Time, that Parent and Merger Sub will have available all of the funds necessary for the acquisition of all Crawford United common shares pursuant to the Merger, as the case may be, to pay all fees and expenses in connection therewith and to perform their respective obligations under the Merger Agreement.

Closing and Effective Time

The Closing will take place remotely by exchange of documents and signatures (or their electronic counterparts) within three (3) business days after the satisfaction or, to the extent permitted under the Merger Agreement, waiver of all conditions to Closing, which are described below in the section of this proxy statement entitled “The Merger Agreement—Conditions to the Closing of the Merger” (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or to the extent permitted under the Merger Agreement, waiver of those conditions, or at such other place, time and date agreed to in writing by the parties.

Surrender of Stock Certificates

Crawford United shareholders will receive instructions from the paying agent on where to surrender their Crawford United stock certificates after the Merger is completed. Crawford United shareholders should not forward their Crawford United stock certificates with their proxy cards.

Accounting Treatment of the Merger

The Merger will be accounted for as a “purchase transaction” for financial accounting purposes.

Notice of Dissenters’ Rights Under ORC 1701.85(A)(3)

If the Merger Agreement Proposal is approved by the Crawford United shareholders, shareholders of Crawford United may be entitled to relief through the exercise of their dissenters’ rights pursuant to Sections 1701.84(A) and 1701.85 of the ORC. Section 1701.85 generally provides that shareholders of Crawford United will not be entitled to such rights without strict compliance with the procedures set forth in Section 1701.85, and failure to take any one of the required steps may result in the termination of such rights. Specifically, any Crawford United shareholder who is a record holder of Crawford United common shares on January 5, 2026, the record date for the Special Meeting (which we refer to as the “Record Date”), and whose shares are not voted in favor of the approval and adoption of the Merger Agreement Proposal may be entitled to be paid the “fair cash value” of such Crawford United common shares after the effective time of the Merger. To be entitled to such payment, a shareholder must deliver to Crawford United a written demand for payment of the fair cash value of the Crawford United common shares held by such shareholder before the vote on the Merger Agreement Proposal is taken, the shareholder must not vote in favor of the Merger Agreement Proposal, and the shareholder must otherwise comply with Section 1701.85. A Crawford United shareholder’s failure to vote against the Merger Agreement Proposal will not constitute a waiver of such shareholder’s dissenters’ rights. Any written demand must specify the shareholder’s name and address, the number and class of shares held by him, her or it on the Record Date, and the amount claimed as the “fair cash value” of such Crawford United common shares. See the text of Section 1701.85 of the ORC attached as Annex B to this proxy statement for specific information on the procedures to be followed in exercising dissenters’ rights and which also may be accessed without subscription or cost at the following publicly available website: https://codes.ohio.gov/ohio-revised-code/section-1701.85.

If Crawford United so requests, dissenting shareholders must submit their share certificates to Crawford United within 15 days of such request, for endorsement on such certificates by Crawford United that a demand for relief as a dissenting shareholder has been made. Failure to comply with such request will terminate the dissenting shareholders’ rights. Such certificates will be promptly returned to the dissenting shareholders by Crawford United. If Crawford United and any dissenting shareholder cannot agree upon the “fair cash value” of Crawford United common shares, either may, within three months after service of demand by the shareholder, file a petition in the Court of Common Pleas of Cuyahoga County, Ohio, for a determination of the “fair cash value” of such dissenting shareholder’s Crawford United common shares. The fair cash value of a Crawford United common share to which a dissenting shareholder is entitled to under Section 1701.85 will be determined as of the day prior to the vote of the Crawford United shareholders. Investment banker opinions to company boards of directors regarding the fairness from a financial point of view of the consideration payable in a transaction such as the Merger are not opinions regarding, and do not address, “fair cash value” under Section 1701.85.

If a Crawford United shareholder exercises his, her or its dissenters’ rights under Section 1701.85, all other rights with respect to such shareholder’s Crawford United common shares will be suspended until Crawford United purchases the shares, or the right to receive the fair cash value is otherwise terminated. Such rights will be reinstated should the right to receive the fair cash value be terminated other than by the purchase of the shares. The respective obligation of Parent and Merger Sub to effect the Merger is subject to the satisfaction or waiver on or prior to the Effective Time of, among other things, the condition that not more than six percent (6.0%) of the outstanding Crawford United common shares shall be subject to claims for dissenters’ rights made under Section 1701.85 of the ORC (see the section of this proxy statement entitled “The Merger Agreement—Conditions to the Closing of the Merger”).

The foregoing description of the procedures to be followed in exercising dissenters’ rights available to holders of Crawford United common shares pursuant to Section 1701.85 of the ORC may not be complete and is qualified in its entirety by reference to the full text of Section 1701.85 attached as Annex B to this proxy statement, which also may be accessed without subscription or cost at the following publicly available website: https://codes.ohio.gov/ohio-revised-code/section-1701.85.

Material U.S. Federal Income Tax Consequences of the Merger

The following discussion is a summary of the material U.S. federal income tax consequences to Crawford United shareholders whose shares are converted to cash in the Merger. This summary does not address any tax consequences of the Merger arising under the laws of any state, local or foreign jurisdiction or U.S. federal laws other than U.S. federal income tax laws and does not address tax considerations applicable to holders who receive cash pursuant to the exercise of dissenters’ rights. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), applicable U.S. Treasury Regulations promulgated under the Code (“Treasury Regulations”), published positions of the Internal Revenue Service, court decisions and other applicable authorities, all as in effect as of the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). This discussion does not address all aspects of U.S. federal income taxation that may be applicable to Crawford United shareholders in light of their particular circumstances or persons subject to special treatment under U.S. federal income tax law, such as:

•	entities treated as partnerships for U.S. federal income tax purposes, S corporations or other pass-through entities (and investors therein);

•	persons who hold Crawford United common shares as part of a straddle, hedging transaction, synthetic security, conversion transaction or other integrated investment or risk reduction transaction;

•	U.S. holders whose functional currency is not the U.S. dollar;

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons who acquired Crawford United common shares as compensation for services, including, but not limited to through the exercise of employee stock options or otherwise as compensation;

•	persons who are accrual method taxpayers subject to special tax accounting rules under Section 451(b) of the Code;

•	persons subject to the U.S. alternative minimum tax;

•	banks, insurance companies and other financial institutions;

•

“controlled foreign corporations,” “passive foreign investment companies,” corporations that accumulate earnings to avoid U.S. federal income tax, and corporations that are subject to the anti-inversion rules of Section 7874 of the Code;

•	persons who hold Crawford United common shares that may constitute “qualified small business stock” under Section 1202 of the Code or “Section 1244 stock” for purposes of Section 1244 of the Code;

•	persons deemed to sell Crawford United common shares under the constructive sale provisions of the Code;

•	tax-qualified retirement plans;

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds;

•	regulated investment companies;

•	real estate investment trusts;

•	tax-exempt organizations and governmental organizations;

•	brokers or dealers in securities or foreign currencies; and

•	traders in securities that elect mark-to-market treatment.

Crawford United shareholders are encouraged to consult their own tax advisors to determine the particular tax consequences to them of the receipt of cash in exchange for Crawford United common shares pursuant to the Merger (including the application and effect of any state, local or non-U.S. income and other tax laws).

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Crawford United common shares, the tax treatment of a partner in the partnership generally will depend upon the status and activities of the partner and the activities of the partnership. Partners in a partnership holding Crawford United common shares are encouraged to consult their tax advisors regarding the tax consequences of the Merger.

This discussion applies only to persons that hold their Crawford United common shares as a capital asset within the meaning of Section 1221 of the Code. We intend this discussion to provide only a general summary of the material U.S. federal income tax consequences of the Merger to Crawford United shareholders. We do not intend it to be a complete analysis or description of all potential U.S. federal income tax consequences of the Merger. The U.S. federal income tax laws are complex and subject to varying interpretation. Accordingly, the Internal Revenue Service may not agree with the tax consequences described herein.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Crawford United common shares that is:

•	an individual who is a citizen or resident of the United States or is treated as such for U.S. federal income tax purposes;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States, any state thereof or the District of Columbia;

•

a trust if it (i) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person; or

•	an estate that is subject to U.S. federal income tax on its income regardless of its source.

A “non-U.S. holder” means a beneficial owner (other than a partnership) of Crawford United common shares that is not a U.S. holder.

U.S. Holders

The exchange of Crawford United common shares for cash in the Merger generally will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder whose Crawford United common shares are converted into the right to receive cash in the Merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares (determined before the deduction of any applicable withholding taxes) and the U.S. holder’s adjusted tax basis in such shares. A U.S. holder’s adjusted tax basis generally will equal the price the U.S. holder paid for such shares. Such gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the Crawford United common shares exceeds one year at the time of the completion of the Merger. Long-term capital gains of non-corporate U.S. holders currently are generally subject to reduced rates of taxation. The deductibility of capital losses is subject to limitations. If a U.S. holder acquired different blocks of Crawford United common shares at different times or different prices, such U.S. holder must determine its adjusted tax basis, holding period, and gain or loss separately with respect to each block of Crawford United common shares. Capital gains recognized by individuals, trusts and estates also may be subject to a 3.8% federal Medicare contribution tax. Shareholders that are individuals, estates or trusts should consult their tax advisors regarding the applicability of the Medicare contribution tax to gain recognized from the disposition of Crawford United common shares in the Merger.

Non-U.S. Holders

A non-U.S. holder generally will not be subject to U.S. federal income tax on any gain recognized on the receipt of cash in exchange for Crawford United common shares pursuant to the Merger unless:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is also attributable to a permanent establishment or, in the case of an individual, a fixed base in the United States maintained by the non-U.S. holder), in which case the non-U.S. holder generally will be subject to tax on such gain in the same manner as a U.S. holder and, if the non-U.S. holder is a foreign corporation, such corporation may be subject to an additional branch profits tax at the rate of 30% (or such lower rate as may be specified by an applicable income tax treaty); or

•

the non-U.S. holder is a non-resident alien individual who is present in the United States for 183 days or more in the taxable year of the Merger and certain other conditions are met, in which case the non-U.S. holder generally will be subject to a 30% tax on the non-U.S. holder’s net gain realized in the Merger, which may be offset by U.S. source capital losses of the non-U.S. holder, if any.

Information Reporting and Backup Withholding

Information reporting generally will apply to payments to a U.S. holder and non-U.S. holder pursuant to the Merger, unless such holder is an entity that is exempt from information reporting and, when required, properly demonstrates its eligibility for exemption. Any payment to a U.S. holder that is subject to information reporting generally will also be subject to backup withholding (currently at a rate of 24%), unless such U.S. holder provides the appropriate documentation (generally, Internal Revenue Service Form W-9) to the applicable withholding agent certifying that, among other things, its taxpayer identification number is correct, or otherwise establishes an exemption.

The information reporting and backup withholding rules that apply to payments to a U.S. holder pursuant to the Merger generally will not apply to payments to a non-U.S. holder if such non-U.S. holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an Internal Revenue Service Form W-8BEN or W-8BEN-E or other applicable Internal Revenue Service Form W-8) or otherwise establishes an exemption. Non-U.S. holders should consult their own tax advisors to determine which Internal Revenue Service Form W-8 is appropriate.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability if the required information is properly and timely furnished by such U.S. holder to the Internal Revenue Service.

This summary of material U.S. federal income tax consequences is for general information only and is not tax advice. You are urged to consult your tax advisor with respect to the application of U.S. federal income tax laws to your particular situation as well as any tax consequences arising under the U.S. federal estate or gift tax rules, or under the laws of any state, local, foreign or other taxing jurisdiction.

Regulatory Approvals Required for the Merger

General

Each of the parties to the Merger Agreement has agreed (subject to the terms and conditions of the Merger Agreement) to cooperate in good faith and use its reasonable best efforts to promptly take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, as expeditiously as possible, the Merger and the other Transactions, including the obtaining of approvals or clearances required under or in connection with the HSR Act, and enabling all waiting periods under the HSR Act to terminate, as described in the section of this proxy statement entitled “The Merger Agreement—Other Covenants—Efforts to Consummate the Merger.”

We currently expect to complete the Merger as early as the first quarter of 2026. However, we cannot predict the exact timing of consummation of the Merger because we cannot guarantee when all required antitrust approvals will be obtained, or if they will be obtained at all.

U.S. Regulatory Clearances

Under the HSR Act, the Merger cannot be consummated until the waiting period applicable to the Merger has expired or been terminated. A transaction notifiable under the HSR Act may not be consummated until the expiration of a 30-day waiting period following the parties’ filings of their HSR Act notification and report forms. If the Federal Trade Commission (which we refer to as the “FTC”) or the Antitrust Division of the Department of Justice (which we refer to as the “DOJ”) issues a request for additional information and documentary materials (which we refer to as a “Second Request”) prior to the expiration of the initial waiting period, the parties must observe a second 30-day waiting period, which would begin to run only after the parties have substantially complied with the Second Request, unless the waiting period is terminated earlier or the parties otherwise agree to extend the waiting period. If a Second Request is issued, Parent and Crawford United each have the right to terminate the Merger Agreement. See the section of this proxy statement entitled “The Merger Agreement—Termination of the Merger Agreement.” The parties filed their HSR Act notification and report forms with the FTC and DOJ on December 15, 2025.

At any time before or after consummation of the Merger, notwithstanding the termination or expiration of the waiting period under the HSR Act, the FTC or the DOJ could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Merger, seeking divestiture of substantial assets of the parties, or requiring the parties to license or hold separate assets or terminate existing relationships and contractual rights. At any time before or after the consummation of the Merger, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the consummation of the Merger or seeking divestiture of substantial assets of the parties. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. We cannot be certain that a challenge to the Merger will not be made or that, if a challenge is made, we will prevail.

The Board unanimously recommends that you vote “FOR” the approval of the Merger Agreement Proposal.

THE MERGER AGREEMENT

The following summarizes the material provisions of the Merger Agreement. The descriptions of the Merger Agreement in this summary and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. You should carefully read and consider the entire Merger Agreement, which is the legal document that governs the Merger, because this summary may not contain all of the information about the Merger Agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement.

The representations, warranties, covenants and agreements described below and included in the Merger Agreement (a) were made only for purposes of the Merger Agreement and as of specific dates; (b) were made solely for the benefit of the parties to the Merger Agreement; and (c) may be subject to important qualifications, limitations and supplemental information agreed to by Crawford United, on the one hand, and Parent and Merger Sub, on the other hand, in connection with negotiating the terms of the Merger Agreement. In addition, the representations and warranties have been included in the Merger Agreement for the purpose of allocating contractual risk between Crawford United, Parent and Merger Sub rather than to establish matters as facts, and may be subject to standards of materiality applicable to such parties that differ from those applicable to investors. Crawford United shareholders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of Crawford United, Parent or Merger Sub or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement. In addition, you should not rely on the covenants in the Merger Agreement as actual limitations on the respective businesses of Crawford United, Parent and Merger Sub, because the parties may take certain actions that are either expressly permitted in the confidential disclosure schedules to the Merger Agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The Merger Agreement is described below, and included as Annex A, only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding Crawford United, Parent, Merger Sub or their respective businesses. Accordingly, the representations, warranties, covenants and other agreements in the Merger Agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding Crawford United and our business. For more information, please see the section of this proxy statement entitled “Where You Can Find More Information.”

Effect of the Merger; Directors and Officers; Articles of Incorporation; Code of Regulations

The Merger Agreement provides that, on the terms and subject to the conditions of the Merger Agreement, and in accordance with the ORC, at the Effective Time, Merger Sub will merge with and into Crawford United, the separate corporate existence of Merger Sub will cease and Crawford United will continue its corporate existence as the Surviving Corporation, becoming a wholly owned subsidiary of Parent. From and after the Effective Time, subject to the terms and conditions of the Merger Agreement and the ORC, all property, rights, privileges, immunities, powers, franchises, licenses and authority of Crawford United and Merger Sub will vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions and duties of each of Crawford United and Merger Sub will become the debts, liabilities, obligations, restrictions and duties of the Surviving Corporation.

The initial directors and officers of the Surviving Corporation will be the directors and officers, respectively, of Merger Sub immediately prior to the Effective Time, each to hold office until his or her respective successor is duly elected and qualified, or such director’s earlier death, resignation or removal.

At the Effective Time, the articles of incorporation of the Surviving Corporation will be amended and restated to be in the form of the articles of incorporation attached as Exhibit A to the Merger Agreement and, as so amended and restated, will be the articles of incorporation of the Surviving Corporation and the code of regulations of Merger Sub as in effect immediately prior to the Effective Time will be the code of regulations of the Surviving Corporation (except that the name of the Surviving Corporation will be “Crawford United Corporation”), in each case until as thereafter changed or amended in accordance with applicable law.

Closing and Effective Time

The Closing will take place remotely by exchange of documents and signatures (or their electronic counterparts), as soon as practicable (and, in any event, within three (3) business days) after the satisfaction or, to the extent permitted under the Merger Agreement, waiver of the last to be satisfied or waived of the conditions to the Merger, which are described below in the section of this proxy statement entitled “The Merger Agreement—Conditions to the Closing of the Merger” (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted under the Merger Agreement) waiver of all such conditions), unless the Merger Agreement is terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties to the Merger Agreement.

At the Closing, the parties will file a certificate of merger with respect to the Merger with the Secretary of State of the State of Ohio as provided under the ORC.

Merger Consideration

Crawford United Common Shares

At the Effective Time, by virtue of the Merger and without any action on the part of Crawford United, Parent, Merger Sub or the holders of any securities of Crawford United or Merger Sub, each Crawford United common share (other than Excluded Crawford United Shares) issued and outstanding immediately prior to the Effective Time will be converted automatically into the right to receive $84.44 in cash, without interest and less (i) any adjustments pursuant to the Merger Agreement for satisfaction of Crawford United indebtedness and payment of Crawford United expenses outstanding at Closing in excess of Crawford United’s cash on hand at Closing and (ii) any required withholding of taxes, which amount is referred to in this proxy statement as the “Merger Consideration.” As of the date of this proxy statement, the Merger Consideration, after anticipated adjustments for satisfaction of indebtedness and payment of expenses at the Effective Time, is estimated to be cash consideration of approximately $83.42 per share, without interest and less any required withholding of taxes.

Treatment of Crawford United Restricted Stock Awards

Crawford United will take all requisite action so that, at the Effective Time, each Company Restricted Stock Award that is outstanding immediately prior to the Effective Time will, by virtue of the Merger and without any action on the part of the holder thereof, vest in full and become free of restrictions and shall be cancelled and converted automatically, in accordance with the procedures set forth in the Merger Agreement, into the right to receive from Parent and the Surviving Corporation, as promptly as reasonably practicable after the Effective Time, an amount in cash, without interest, equal to the Merger Consideration for each Crawford United common share underlying an award less any required withholding of taxes with respect to such Company Restricted Stock Award.

Exchange and Payment Procedures

Prior to the Effective Time, Parent will appoint a paying agent reasonably acceptable to Crawford United (which we refer to as the “Paying Agent”) to make payments of the Merger Consideration to former Crawford United shareholders and act as agent for former Crawford United shareholders for the purpose of receiving and holding their certificates representing Crawford United common shares (which we refer to as “Certificates”) and non-certificated Crawford United common shares represented by book-entry (which we refer to as “Book-Entry Shares”). On or prior to the date of the Closing Date, Parent will deposit (or cause to be deposited) with the Paying Agent sufficient funds to pay the aggregate Merger Consideration in respect of all Crawford United common shares outstanding represented by the Certificates and Book-Entry Shares, other than Excluded Crawford United Shares (which we refer to as the “Payment Fund”), in amounts and at the times necessary for such payments. In the event the Payment Fund is inadequate to pay the amounts to which holders of shares are entitled under the Merger Agreement, Parent will take all steps necessary to enable or cause the Surviving Corporation to promptly deposit in trust additional cash with the Paying Agent sufficient to make all payments required under the Merger Agreement.

Promptly after the Effective Time (but in any event not later than fifteen (15) business days after the Effective Time), Parent will send, or cause the Paying Agent to send, to each record holder of common shares of Crawford United, whose Crawford United common shares were converted into the Merger Consideration pursuant to the Merger Agreement (i) a letter of transmittal in such form as is customary and reasonably acceptable to Parent and Surviving Corporation and (ii) instructions for use in such exchange (which will specify that the delivery shall be effected, and risk or loss and title will pass, only upon proper delivery of the Certificates or transfer of the Book-Entry Shares to the Paying Agent). The amount of any Merger Consideration paid to Crawford United shareholders may be reduced by any required withholding of taxes.

Each holder of Crawford United common shares that have been converted into the right to receive the Merger Consideration will be entitled to receive the Merger Consideration in respect of the Crawford United common shares represented by a Certificate or Book-Entry Shares upon: (i) surrender to the Paying Agent of a Certificate, together with a duly completed and validly executed letter of transmittal, and (ii) receipt of an “agent’s message” by Paying Agent (or such other evidence of transfer reasonably requested by Paying Agent) in the case of Book-Entry Shares. Until surrendered or transferred (as applicable), each such Certificate or Book-Entry Share owned after the Effective Time will represent only the right to receive the Merger Consideration payable in respect thereof.

In the case of any Certificate that has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such reasonable amount as Parent may direct (which may equal the amount of Merger Consideration payable in respect to such Crawford United common shares) as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration (after giving effect to any tax withholding as provided in the Merger Agreement and excluding any amounts for interest) to be paid in respect of such Crawford United common shares formerly represented by the Certificate.

If any portion of the Merger Consideration will be paid to a person other than the person in whose name the surrendered Certificate or the transferred Book-Entry Share is registered, it will be a condition to such payment that (i) such Certificate is properly endorsed or is otherwise in proper form for transfer, or such Book-Entry share is properly transferred, and (ii) the person requesting such payment will pay the Paying Agent any transfer or other tax required as a result of the payment to a person other than the holder of such Certificate or Book-Entry Share, or establish that such tax has been paid or is not payable.

Any portion of the Payment Fund that remains unclaimed by Crawford United shareholders for twelve (12) months after the Effective Date will be returned to the Surviving Corporation (or, at Parent’s Option, Parent), upon demand, and any former Crawford United shareholder who has not exchanged its Crawford United common shares for Merger Consideration prior to that time will look only to the Surviving Corporation or Parent, as applicable, as general creditors thereof, for payment of the Merger Consideration without any interest.

Withholding

Each of the Paying Agent, Parent, Merger Sub, and the Surviving Corporation is entitled to deduct and withhold from the consideration and any other payments otherwise payable to any person pursuant to the Merger Agreement such amount as may be required to be deducted and withheld with respect to the making of such payment under any provision of federal, state, local or foreign tax law. Amounts so deducted or withheld and paid over to the appropriate taxing authority will be treated as having been paid to the person in respect of which such deduction and withholding was made. Parent will give Crawford United at least three (3) business days’ advance notice of any contemplated deduction and withholding and will work in good faith with Crawford United to reduce or eliminate any such deduction and withholding.

Representations and Warranties

The Merger Agreement contains representations and warranties of Crawford United, Parent and Merger Sub.

Some of the representations and warranties in the Merger Agreement made by Crawford United are qualified as to “materiality” or “Company Material Adverse Effect.” For purposes of the Merger Agreement, “Company Material Adverse Effect” means any event, circumstance, development, occurrence, condition, effect, or change (each, an “Effect”) that is, or would reasonably expected to become, materially adverse to: (a) the business, results of operations, condition (financial or otherwise), or assets of Crawford United and its subsidiaries, taken as a whole, or (b) the ability of Crawford United to consummate the Transactions by June 5, 2026 (the “End Date”), provided that a Company Material Adverse Effect does not include any Effect (alone or in combination) arising out of, relating to, or resulting from:

•

changes generally affecting the economy, financial or securities markets, or business or political conditions in the United States or elsewhere in the world (including the imposition of new or increased trade restrictions, tariffs or trade policies;

•

the execution and delivery, announcement or consummation of the transactions contemplated by the Merger Agreement, including the impact thereof on relationships, contractual or otherwise, of Crawford United and its subsidiaries with employees, suppliers, customers, governmental entities, or other third parties and the impact of any shareholder proceeding in respect of the Merger Agreement or the transactions contemplated thereby (it being understood and agreed that the exception in this bullet point shall not apply with respect to any representation or warranty that is intended to address the consequences of the execution and delivery, announcement or consummation of the Merger Agreement);

•	any changes in applicable law or Generally Accepted Accounting Principles (“GAAP”) (or the authoritative interpretation thereof);

•

geopolitical conditions, the outbreak or escalation of hostilities, any acts of war, sabotage, cyber-terrorism or terrorism, or any escalation or worsening of any such acts of war, sabotage, cyber-terrorism or terrorism;

•	natural disasters or other force majeure events;

•	general conditions in the industry in which Crawford United and its subsidiaries operate;

•

the failure, in and of itself, of Crawford United to meet any internal or external projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (it being understood that any Effect underlying such failure may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to become, a Company Material Adverse Effect, to the extent permitted by the definition of “Company Material Adverse Effect” and not otherwise excepted by another clause in these bullet points);

•

any change, in and of itself, in the market price or trading volume of Crawford United’s securities (it being understood that any Effect underlying such change may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to become, a Company Material Adverse Effect, to the extent permitted by the definition of “Company Material Adverse Effect” and not otherwise excepted by another clause in these bullet points);

•	actions taken as required or specifically permitted by the Merger Agreement or actions or omissions taken with Parent’s consent;

provided that to the extent that any Effect referred to in the first, third, fourth, fifth or sixth bullet points disproportionately affects Crawford United and its subsidiaries, taken as a whole, as compared with other participants in the industries in which Crawford United and its subsidiaries operate, the incremental disproportionate impact or impacts may be taken into account in determining whether there has been a Company Material Adverse Effect.

In the Merger Agreement, Crawford United has made customary representations and warranties to Parent and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:

•	due organization, valid existence and good standing and authority and qualification to conduct business with respect to Crawford United and its subsidiaries;

•	the organizational documents of Crawford United and its subsidiaries;

•	the subsidiaries of Crawford United;

•	the capital stock and outstanding restricted shares of Crawford United;

•	Crawford United’s corporate power and authority to enter into and deliver the Merger Agreement, the enforceability of the Merger Agreement and the Board’s recommendation to shareholders;

•

the absence of any conflict, violation or breach of Crawford United’s or its subsidiaries organizational documents; any conflict or violation of law; any breach or default or loss of benefit, or resulting additional payment or liability, right of termination, amendment, acceleration or cancellation under any material contract; any resulting creation of any lien upon Crawford United’s or its subsidiaries’ assets, in each case, due to the execution and delivery of the Merger Agreement and the consummation of the Transactions, subject to certain exceptions set forth in the Merger Agreement;

•	the necessary approval of the Board and the inapplicability of any anti-takeover statutes;

•	required consents, approvals and regulatory filings in connection with the Merger Agreement;

•	the timely filing, accuracy and compliance of Crawford United’s SEC filings and financial statements;

•	Crawford United’s internal accounting controls and procedures;

•	Crawford United’s disclosure controls and procedures;

•	the absence of specified undisclosed liabilities;

•	the absence of specified off-balance sheet arrangements;

•	compliance with the Sarbanes-Oxley Act;

•	since December 1, 2022, the absence of any complaints or reports in respect of Crawford United’s accounting practices and compliance with securities laws;

•	since June 30, 2025, the absence of any Company Material Adverse Effect;

•	since June 30, 2025, the absence of any event, condition, action or effect, that, if taken, would require the consent of the Parent under the Merger Agreement;

•	tax matters;

•	matters relating to patents, trademarks, domain names, copyrights, trade secrets, software and other intellectual property;

•	since December 1, 2022, compliance with laws and orders and the existence and maintenance of certain permits;

•	since December 1, 2022, the absence of certain litigation and investigations;

•	the absence of obligations to pay fees to brokers in connection with the Merger Agreement and the Transactions other than those specified in the Merger Agreement;

•	since December 1, 2022, the absence of related person transactions;

•	labor and employment matters;

•	real and personal property matters;

•	environmental matters;

•

the existence and enforceability of specified categories of Crawford United’s and its subsidiaries’ material contracts, and the absence of any breach or default under the terms thereof or occurrence of an event that would constitute a default under such material contracts;

•	government contract matters;

•	insurance matters;

•	certain representations with regard to this proxy statement;

•	since December 1, 2022, compliance with applicable anti-corruption and anti-money laundering laws;

•	compliance with applicable global trade control laws;

•	the rendering of Stout Risius Ross, LLC’s opinion to the Board;

•	product warranty and liability matters; and

•	bank account matters.

In the Merger Agreement, Parent and Merger Sub have made customary representations and warranties to Crawford United that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:

•	due organization, valid existence and good standing with respect to Parent and Merger Sub;

•	Parent’s and Merger Sub’s corporate power and authority to enter into and deliver the Merger Agreement, and the enforceability of the Merger Agreement;

•

the absence of any conflict, violation or breach of Parent’s or Merger Sub’s organizational documents; any conflict or violation of law; any breach or default or loss of benefit, or resulting additional payment or liability, right of termination, amendment, acceleration or cancellation under any contract; any resulting creation of any lien upon Parent’s or its subsidiaries’ assets, in each case, due to the execution and delivery of the Merger Agreement and the consummation of the Transactions, subject to certain exceptions set forth in the Merger Agreement;

•	required consents, approvals and regulatory filings in connection with the Merger Agreement;

•	accuracy of information to be included in this proxy statement;

•	availability of funds to pay the aggregate Merger Consideration and all other required cash amounts in connection with the Merger;

•	the absence of certain litigation and investigations; and

•	the absence of fees to brokers in connection with the Merger Agreement.

The representations and warranties contained in the Merger Agreement will not survive the consummation of the Merger.

Conduct of Business Pending the Merger

During the period from December 5, 2025 to the Effective Time (the “Interim Period”) or, if applicable, the date on which the Merger Agreement is earlier terminated in accordance with the Merger Agreement, Crawford United will, and will cause its subsidiaries to:

•	use reasonable best efforts to conduct its business in the ordinary course of business consistent with past practice in all material respects;

•	use reasonable best efforts to preserve substantially intact its and its subsidiaries’ business organization;

•	use reasonable best efforts to keep available the services of its and its subsidiaries’ current officers and employees; and

•	use reasonable best efforts to preserve present relationships with customers, suppliers, distributors, licensors, licensees, and other persons having business relationships with it.

During the Interim Period, except (a) as disclosed in the confidential disclosure schedules to the Merger Agreement, (b) as specifically permitted or required by the Merger Agreement, or (c) as may be required by applicable law, Crawford United will not, and will cause its subsidiaries not to, without Parent’s prior written consent (subject to certain exceptions and thresholds):

•	amend or propose to amend its articles of incorporation, code of regulations, or other organizational documents;

•	split, combine or reclassify any of its:

o

(x) (A) securities or securities of its subsidiaries convertible into shares of Crawford United capital stock or (B) bonds, debentures, notes or other indebtedness issued by Crawford United, having voting rights and the value of which is derived from the capital stock of Crawford United (“Voting Debt”), (y) options, warrants or other agreements or commitments to acquire from Crawford United or its subsidiaries, or obligations of Crawford United or any of its subsidiaries to issue, any Voting Debt or shares of capital stock (or securities convertible into capital stock) of Crawford United, or (z) restricted shares, restricted stock units, stock appreciation rights, performance shares, profit participation rights, contingent value rights, “phantom” stock, or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares of capital stock (the items in clauses (x), (y) and (z) above, together with the capital stock of Crawford United, are collectively the “Company Securities”); or

o

(x) securities of Crawford United or any of its subsidiaries convertible into or exchangeable for Voting Debt, capital stock, voting securities or other ownership interests in any subsidiary of Crawford United, (y) options, warrants, or other agreements or commitments to acquire from Crawford United or any of its subsidiaries, or obligations of Crawford United or any of its subsidiaries to issue, any Voting Debt, capital stock, voting securities, or other ownership interests in (or securities convertible into or exchangeable for capital stock, voting securities, or other ownership interests in) any subsidiary of Crawford United; or (z) restricted shares, restricted stock units, stock appreciation rights, performance shares, profit participation rights, contingent value rights, “phantom” stock, or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or voting securities of, or other ownership interests in, any subsidiary of Crawford United, in each case that have been issued by a subsidiary of Crawford United (the items in clauses (x), (y), and (z), together with the capital stock, voting securities, or other ownership interests of such Subsidiaries, being referred to collectively as “Company Subsidiary Securities”)

•	repurchase, redeem, or otherwise acquire, or offer to repurchase, redeem, or otherwise acquire, any Company Securities or Company Subsidiary Securities;

•

declare, set aside, or pay any dividend or distribution (whether in cash, stock, property, or otherwise) in respect of, or enter into any contract with respect to the voting of, any shares of Crawford United’s capital stock (other than dividends from its direct or indirect wholly owned subsidiaries);

•

issue, sell, pledge, dispose of, or encumber any Company Securities or Company Subsidiary Securities, other than the issuance of Crawford United common shares upon the exercise of any equity award pursuant to a benefit plan of Crawford United;

•

increase compensation of directors, officers or employees, other than increases to non-officer employees in the ordinary course or increases in compensation of officers of up to 4% in connection with annual compensation reviews consistent with past practice, (ii) promote any officers or employees, except in connection with annual or quarterly compensation reviews or as a result of a termination or resignation of an officer or employee, or (iii) establish, adopt, enter into, amend, terminate, exercise discretion under, or take any action to accelerate rights under any benefit plan of Crawford United, and make any contributions under such plans except as required by law;

•

plan, announce, implement or effect a “Mass Layoff” or “Plant Closing” within the meaning of the Worker Adjustment and Retraining Notification Act (the “WARN Act”) or under any applicable state Law governing plant/business closings or mass layoffs, or early retirement program;

•	make certain acquisitions;

•

sell, transfer or encumber assets of Crawford United, including capital stock, other than the sale or transfer of obsolete assets or licenses of intellectual property in the ordinary course of business;

•	repurchase, prepay, incur or assume any indebtedness for borrowed money or guarantee such indebtedness;

•	issue or sell any debt securities or options, warrants, calls or other rights to acquire debt securities of Crawford United or its subsidiaries;

•	enter into any “keep well” or other contract to maintain any financial statement condition of any other person;

•	cancel or forgive any material debts owed to Crawford United or its subsidiaries;

•

enter into or amend or modify, or consent to the termination of, any material contract or lease (other than a renewal or extension of a lease that would otherwise expire in accordance with its terms; provided that such renewal extends only the term of the lease for a renewal term not to exceed the renewal option period provided in such lease and does not modify any other provisions thereof);

•

institute, settle or compromise any litigation involving the payment of monetary damages by Crawford United or its subsidiaries of any amount exceeding $500,000, except for (i) any action brought against Parent or Merger Sub arising out of a breach or alleged breach of the Merger Agreement and (ii) settlement of claims, liabilities or obligations reserved against on the balance sheet; provided that neither Crawford United nor its subsidiaries may settle any action involving a conduct remedy or injunctive relief or has any restrictive impact on the business of Crawford United or its subsidiaries;

•

enter into any commitment for capital expenditures for tangible assets in excess of $500,000, other than to replace obsolete or worthless assets or as otherwise contemplated in the annual budget of Crawford United or any of its subsidiaries;

•	make any material change in any method of financial accounting principles, except for any such change required by GAAP or applicable law;

•	settle or compromise any tax claim, audit, or assessment;

•	make any tax election inconsistent with past practices, or change any tax election, annual accounting period or any method of tax accounting;

•	amend any tax returns or file claims for tax refunds;

•

enter into any closing agreement, surrender any right to claim a material tax refund, offset or other reduction in tax liability, or consent to any extension or waiver of the limitation period applicable to any tax claim or assessment;

•	enter into any material agreement or similar contract in respect of any joint venture, strategic partnership or alliance or any exclusive or sole source supplier or distribution agreement;

•

take any action to exempt any person from, or make any acquisition of securities of Crawford United by any person not subject to, any state takeover statute or similar statute or regulation applicable to Crawford United with respect to a proposal to consummate certain acquisitions;

•

abandon, allow to lapse, sell, assign, transfer, grant a security interest in or otherwise encumber or dispose of certain intellectual property, other than pursuant to non-exclusive licenses in the ordinary course of business;

•

modify any privacy policies or the integrity, security or operation of Crawford United or its subsidiaries’ IT systems in an adverse manner that would reasonably be expected to be material to Crawford United and its subsidiaries;

•	terminate, or reduce the level of service currently being provided under, any existing support agreement with respect to IT systems;

•	terminate, modify or fail to renew any material insurance policy;

•

engage in any transaction or enter into any agreement or arrangement with an affiliate of Crawford United or other person covered by Item 404 of Regulation S-K that would be required to be disclosed pursuant to Item 404 of Regulation S-K;

•	adopt or implement any stockholder rights plan or similar arrangement; or

•	agree or commit to do any of the foregoing.

Restrictions on Solicitation of Proposals; The Board’s Recommendation; Change of Recommendation

During the Interim Period, Crawford United shall not, and shall cause its subsidiaries and its and their respective representatives, not to:

•

directly or indirectly, solicit, initiate, or knowingly facilitate or encourage the submission of any Proposal (as defined below) or the making of any proposal that could reasonably be expected to lead to any Proposal;

•

continue, conduct, or engage in any discussions or negotiations with, disclose any non-public information relating to Crawford United or any of its subsidiaries to, afford access to the business, properties, assets, books, or records of Crawford United or any of its subsidiaries to, or knowingly assist, participate in, facilitate, or encourage any effort by, any third party (or its potential sources of financing) that is seeking to make, or has made, any Proposal; provided, that notwithstanding the foregoing, Crawford United and its representatives may inform a person that has made a Proposal of the foregoing restrictions;

•	amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of Crawford United or any of its subsidiaries;

•	approve any transaction under, or any third party becoming an “interested shareholder” under, Section 1704.01 of the ORC;

•

enter into any agreement in principle, letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement, or other contract relating to any Proposal (each, a “Company Acquisition Agreement”); or

•	approve, authorize, agree, or publicly announce any intention to do any of the foregoing.

Crawford United shall, and shall cause its subsidiaries and Crawford United’s and its subsidiaries’ representatives to cease immediately and cause to be terminated any and all existing activities, discussions, or negotiations, if any, with any third party conducted prior to December 5, 2025 with respect to any Proposal and shall use its reasonable best efforts to cause any such third party (or its agents or advisors) in possession of non-public information in respect of Crawford United and any of its subsidiaries that was furnished by or on behalf of Crawford United and its subsidiaries to return or destroy (and confirm destruction of) all such information. Without limiting the foregoing, it is understood that any violation of or the taking of actions inconsistent with Section 6.4 of the Merger Agreement by any representative of Crawford United or its subsidiaries, whether or not such representative is purporting to act on behalf of Crawford United or any of its subsidiaries, shall be deemed a violation of Section 6.4 of the Merger Agreement.

Notwithstanding the above, at any time prior to adoption of the Merger Agreement by (i) Crawford United common shares representing at least a majority of the voting power of the outstanding Crawford United common shares, and (ii) at least two-thirds of the outstanding Crawford United Class A common shares (“Requisite Company Vote”), the Board may:

•	cause Crawford United to contact the person making any Proposal solely to clarify the terms and conditions thereof or request that any Proposal made orally be made in writing;

•

participate in negotiations or discussions with any third party that has made (and not withdrawn) a bona fide, unsolicited, written Proposal that the Board believes in good faith, after consultation with its financial advisors and outside legal counsel, constitutes, or would reasonably be expected to result in, a Superior Proposal (as defined below); and

•

thereafter furnish to such third party non-public information relating to Crawford United or any of its subsidiaries pursuant to an executed confidentiality agreement that contains substantive terms that are no less restrictive in any material respect to the counterparty than those contained in the Mutual Confidentiality and Non-Disclosure Agreement, dated June 18, 2025, between Parent and Crawford United, except that such confidentiality agreement need not contain any “standstill” or similar provision or otherwise prohibit the making of any Proposal; provided, further, that such confidentiality agreement shall not prohibit compliance by Crawford United with any of the provisions of Section 6.4 of the Merger Agreement (an “Acceptable Confidentiality Agreement”);

provided, in each such case that: (A) none of Crawford United, its subsidiaries or any of their respective representatives shall have violated any of the provisions of Section 6.4 of the Merger Agreement, and (B) the Board first shall have determined in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to take such action would be, or would be reasonably likely to be, inconsistent with the Board’s fiduciary duties under applicable law.

The Board shall not take any of the foregoing actions referred to in the three bullet points above, unless Crawford United has delivered to Parent a prior written notice advising Parent that it intends to take such action. Crawford United shall notify Parent promptly (but in no event later than 24 hours) after it obtains knowledge of the receipt by Crawford United or its representatives of any Proposal, any inquiry that could reasonably be expected to lead to a Proposal, any request for non-public information relating to Crawford United or any of its subsidiaries or for access to the business, properties, assets, books, or records of Crawford United or any of its subsidiaries by any third party. In such notice, Crawford United shall identify the third party making, and details of the material terms and conditions of, any such Proposal, indication or request, including any proposed financing. Crawford United shall keep Parent reasonably informed, on a prompt basis, of the status and material terms of any such Proposal, indication or request, including any material amendments or proposed amendments as to price, proposed financing, and other material terms thereof. Crawford United shall promptly provide Parent with a list of any non-public information concerning Crawford United’s and any of its subsidiary’s business, present or future performance, financial condition, or results of operations, provided to any third party, and, to the extent such information has not been previously provided to Parent, copies of such information.

Except as provided in the bullet points immediately below, neither the Board nor any committee thereof shall effect a Company Adverse Recommendation Change (as defined below) or enter into (or permit any subsidiary to enter into) a Company Acquisition Agreement, except that prior to the Requisite Company Vote, the Board may (a) effect a Company Adverse Recommendation Change with respect to a Superior Proposal or (b) terminate the Merger Agreement in order to enter into a Company Acquisition Agreement with respect to such Superior Proposal, in each case, that did not result from a material breach of Section 6.4 of the Merger Agreement, if:

•

Crawford United notifies Parent in writing, at least three (3) business days (the “Superior Proposal Notice Period”) before taking an action described in (a) or (b) above with respect to such Superior Proposal, which such notice shall expressly state that Crawford United has received a Proposal that the Board intends to declare is a Superior Proposal and that the Board intends to take the action described in either (a) or (b) above;

•

Crawford United specifies the identity of the party making the Superior Proposal and the material terms and conditions thereof in such notice, and includes an unredacted copy of the Proposal and attaches to such notice any proposed agreement for such Superior Proposal and related documents;

•

Crawford United and its representatives during the Superior Proposal Notice Period negotiate with Parent in good faith to make adjustments in the terms and conditions of the Merger Agreement so that such Proposal ceases to be a Superior Proposal, if Parent, in its discretion, proposes to make such adjustments (it being agreed that in the event that, after commencement of the Superior Proposal Notice Period, there is any material revision to the terms of a Superior Proposal, including, any revision in price or financing, the Superior Proposal Notice Period shall be extended, if applicable, to ensure that at least two (2) Business Days remain in the Superior Proposal Notice Period subsequent to the time Crawford United notifies Parent of any such material revision (it being understood that there may be multiple extensions)); and

•

the Board determines in good faith that such Proposal continues to constitute a Superior Proposal (after taking into account any adjustments made by Parent during the Superior Proposal Notice Period in the terms and conditions of the Merger Agreement) and that the failure to take such action would be, or reasonably likely to be, inconsistent with the Board’s fiduciary duties under applicable law.

Nothing in the Merger Agreement shall prevent the Board or any committee thereof from disclosing to the Crawford United shareholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act with regard to a Proposal, if Crawford United determines that failure to disclose such position would be, or would be reasonably likely to be, inconsistent with the Board’s fiduciary duties under applicable Law; provided, however, that any public disclosure (other than any “stop, look and listen” statement made under Rule 14d-9(f) under the Exchange Act) by Crawford United or the Board (or any committee thereof) relating to any determination, position or other action by Crawford United, the Board or any committee thereof with respect to any Proposal shall be deemed to be a Company Adverse Recommendation Change unless the Board expressly and publicly reaffirms the Board’s recommendation that the Crawford United shareholders adopt and approve the Merger Agreement and the transactions contemplated thereby (the “Company Board Recommendation”).

“Company Adverse Recommendation Change” means the Board: (a) withdrawing, amending, modifying, or materially qualifying, or publicly proposing to withdraw, amend, modify, or materially qualify, in each case, in a manner adverse to Parent, the Company Board Recommendation; (b) failing to make the Company Board Recommendation in this proxy statement; (c) adopting, approving, declaring advisable, or recommending, or publicly proposing to adopt, approve, declare advisable, or recommend, a Proposal; (d) failing to recommend against acceptance of any tender offer or exchange offer for the Crawford United common shares related to a Proposal within ten (10) business days after the commencement of such offer; or (e) if a Proposal has been publicly disclosed by Crawford United or the person making such Proposal, failing to publicly reaffirm (if so requested by Parent) the Company Board Recommendation within ten (10) business days after such request (it being understood that the Board shall not have any obligation to make such reaffirmation on more than one (1) occasion with respect to such Proposal absent a material change to such Proposal).

“Proposal” means an inquiry, proposal, or offer from any person or group (other than Parent and its subsidiaries, including Merger Sub), relating to any transaction or series of related transactions (other than the transactions contemplated by the Merger Agreement), involving any: (a) direct or indirect acquisition of assets of Crawford United or its subsidiaries (including any voting equity interests of subsidiaries, but excluding sales of assets in the ordinary course of business) equal to 20% or more of the fair market value of Crawford United’s and its subsidiaries’ consolidated assets (as determined in good faith by Crawford United Board) or to which 20% or more of Crawford United’s and its subsidiaries’ net revenues or net income on a consolidated basis are attributable; (b) direct or indirect acquisition of 20% or more of the voting equity interests of Crawford United or any of its subsidiaries whose business constitutes 20% or more of the consolidated net revenues, net income, or assets of Crawford United and its subsidiaries, taken as a whole; (c) tender offer or exchange offer that if consummated would result in any person or group (as defined in Section 13(d) of the Exchange Act) beneficially owning (within the meaning of Section 13(d) of the Exchange Act) 20% or more of the voting power of Crawford United; (d) merger, consolidation, other business combination, or similar transaction involving Crawford United or any of its subsidiaries, pursuant to which such person or group (as defined in Section 13(d) of the Exchange Act) would own 20% or more of the consolidated net revenues, net income, or assets of Crawford United, and its subsidiaries, taken as a whole; (e) liquidation, dissolution (or the adoption of a plan of liquidation or dissolution), or recapitalization or other significant corporate reorganization of Crawford United or one or more of its subsidiaries which, individually or in the aggregate, generate or constitute 20% or more of the consolidated net revenues, net income, or assets of Crawford United and its subsidiaries, taken as a whole; or (f) any combination of the foregoing.

“Superior Proposal” means a bona fide unsolicited written Proposal (except that, for purposes of this definition, each reference in the definition of “Proposal” to “20% or more” shall be “50% or more”) that the Board determines in good faith (after consultation with its financial advisor and outside legal counsel) is (a) reasonably likely to be consummated on the terms proposed, and (b) if consummated, more favorable from a financial point of view to the Crawford United shareholders than the transactions contemplated by the Merger Agreement; in each case, after taking into account: (i) all financial considerations; (ii) the identity of the third party making such Proposal; (iii) the anticipated timing, conditions (including financing conditions) and prospects for completion of such Proposal; (iv) the other terms and conditions of such Proposal, including relevant legal, regulatory, and other aspects of such Proposal deemed relevant by the Board; and (v) any revisions to the terms of the Merger Agreement and the Merger proposed by Parent during the Superior Proposal Notice Period set forth in Section 6.4(d) of the Merger Agreement.

As described in this proxy statement, and subject to the provisions described above, the Board has made the recommendation that the Crawford United shareholders vote “FOR” the Merger Agreement Proposal. The Merger Agreement provides that the Board will not effect a Company Adverse Recommendation Change, except as described above.

Indemnification and Insurance

All rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time (and rights to advancement of expenses) now existing in favor of any Person who is or prior to the Effective Time becomes, or has been at any time prior to December 5, 2025, a director or officer of Crawford United (each, an “Indemnified Party”) as provided in the organizational documents of Crawford United as in effect as of December 5, 2025, (i) shall survive the Merger, (ii) shall continue in full force and effect in accordance with their terms with respect to any claims against any such Indemnified Party arising out of such acts or omissions for the period beginning as of the Effective Time and ending six (6) years from the Effective Time and (iii) shall not, except as may be required by Law, be amended, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such Indemnified Party for the period beginning as of the Effective Time and ending six (6) years from the Effective Time. Parent shall ensure that the Surviving Corporation complies with and honors the foregoing obligations.

The Surviving Corporation shall, and Parent shall cause the Surviving Corporation to obtain as of the Effective Time prepaid directors and officers liability “tail” insurance policies with a claims period of six (6) years from the Effective Time in each case with respect to claims arising out of or relating to acts, omissions or events which occurred before or at the Effective Time (including for acts or omissions occurring in connection with the approval of the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement), covering each Indemnified Party and containing terms (including with respect to coverage and amounts) and conditions (including with respect to deductibles and exclusions) that are in the aggregate no less favorable to any Indemnified Party than those of Crawford United’s directors’ and officers’ liability insurance policies in effect on December 5, 2025 (the “Existing D&O Policies”); provided, however, that the maximum aggregate annual premium for such “tail” insurance policies for any such year shall not exceed the maximum aggregate annual premium contemplated by the succeeding sentence. Parent shall either purchase such “tail” insurance policies or, for the period beginning upon as of the Effective Time and ending six (6) years from the Effective Time, cause the Existing D&O Policies to be maintained in respect of acts or omissions occurring before or at the Effective Time (including for acts or omissions occurring in connection with the approval of the Merger Agreement and the consummation of the Transactions occurring at or prior to the Effective Time); provided, however, that, in any case, neither Parent nor the Surviving Corporation shall be required to pay an aggregate annual premium for such insurance policies in excess of two hundred percent (200%) of the annual premium payable by Crawford United for coverage for its current fiscal year under the Existing D&O Policies; provided, further, that if the aggregate annual premium of such insurance coverage exceeds such amount, the Surviving Corporation shall be obligated to obtain the most advantageous policy (in Parent’s good faith discretion) available for an aggregate annual premium not exceeding such amount; and provided, further, that Parent or the Surviving Corporation may substitute therefor policies of a reputable and financially sound insurance company containing terms (including with respect to coverage and amounts) and conditions (including with respect to deductibles and exclusions) that are, in the aggregate, no less favorable to any Indemnified Party.

In the event that (i) the Surviving Corporation or any of its respective successors or assigns (A) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (B) transfers or conveys all or substantially all of its properties and other assets to any person or (ii) Parent or any of its successors or assigns dissolves the Surviving Corporation, then, and in each such case, Parent shall cause proper provision to be made so that the applicable successors and assigns or transferees expressly assume the obligations set forth in Section 6.17 of the Merger Agreement.

The obligations of Parent and the Surviving Corporation under Section 6.17 of the Merger Agreement shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party to whom Section 6.17 of the Merger Agreement applies without the consent of such affected Indemnified Party. The provisions of Section 6.17 of the Merger Agreement are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives, and are in addition to, and not in substitution for, any other rights to which each Indemnified Party is entitled, whether pursuant to law, contract or otherwise.

Parent shall pay all reasonable and documented out-of-pocket expenses, including reasonable attorneys’ fees, that may be incurred by any Indemnified Party in successfully enforcing the indemnity and other obligations provided in Section 6.17 of the Merger Agreement.

Other Covenants

Special Meeting

Crawford United has agreed to duly call, give notice of, convene, and hold the Special Meeting as soon as reasonably practicable after December 5, 2025 and not before twenty-one (21) and not later than twenty-five (25) days following the date on which the definitive version of this proxy statement is first mailed to Crawford United shareholders.

Subject to Section 6.4 of the Merger Agreement, Crawford United will use its reasonable best efforts to:

•	solicit from the Crawford United shareholders proxies in favor of the adoption of the Merger Agreement and approval of the Merger; and

•	take all other actions necessary or advisable to secure the vote or consent of the Crawford United shareholders required by applicable law to obtain such approval.

Crawford United will schedule the Special Meeting as described above and, if there are not sufficient affirmative votes represented in person or by proxy at such meeting to constitute a quorum or to approve and adopt the Merger Agreement, will, after consultation with Parent, adjourn the Special Meeting and reconvene the Special Meeting at the earliest practicable date on which the Board reasonably expects to have sufficient affirmative votes to approve and adopt the Merger Agreement; provided that, without Parent’s prior consent, Crawford United will not adjourn the Special Meeting more than twenty (20) days past the originally scheduled date.

Shareholder Litigation

Crawford United shall promptly advise Parent in writing after becoming aware of any legal action commenced or, to the knowledge of Crawford United, threatened against Crawford United or any of its directors by any Crawford United shareholder (on their own behalf or on behalf of Crawford United) relating to the Merger Agreement or the transactions contemplated thereby (including the Merger and the other Transactions) and shall keep Parent reasonably informed regarding any such legal action. Crawford United shall: (a) give Parent the opportunity to participate in the defense and settlement of any such shareholder litigation; (b) keep Parent reasonably apprised on a prompt basis of proposed strategy and other significant decisions with respect to any such stockholder litigation, and provide Parent with the opportunity to consult with Crawford United regarding the defense of any such litigation, which advice Crawford United shall consider in good faith, and (c) not settle any such shareholder litigation without the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed, or conditioned).

Efforts to Consummate the Merger

Upon the terms and subject to the conditions set forth in the Merger Agreement, each of the parties shall, and shall cause their respective subsidiaries to cooperate in good faith and use its reasonable best efforts to promptly take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, as promptly as reasonably practicable, and in any event prior to the End Date, the Merger and the other Transactions, including:

•

the obtaining of all necessary permits, waivers, and actions or nonactions from governmental entities and the making of all necessary registrations, filings, and notifications (including filings with governmental entities) and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any governmental entities;

•

the obtaining of all consents or waivers from third parties where the failure to obtain such a consent or waiver would, in each case, reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; and

•	the execution and delivery of any additional instruments necessary to consummate the Transactions and to fully carry out the purposes of the Merger Agreement.

Crawford United and Parent shall, subject to applicable law, promptly:

•	cooperate and coordinate with the other in the taking of the actions contemplated by the three bullet points immediately above; and

•	supply the other with any information that may be reasonably required in order to effectuate the taking of such actions.

Each party to the Merger Agreement shall promptly inform the other party or parties thereto, as the case may be, of any communication received from, or given to, any governmental entity, regarding any of the transactions contemplated by the Merger Agreement. If Crawford United, on the one hand, or Parent or Merger Sub, on the other hand, receives a request for additional information or documentary material from any governmental entity with respect to the transactions contemplated by the Merger Agreement, then it shall use reasonable best efforts to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request, and, if permitted by applicable law and by any applicable governmental entity, provide the other party’s counsel with advance notice and the opportunity to attend and participate in any meeting with any governmental entity in respect of any filing made thereto in connection with the transactions contemplated by the Merger Agreement. The parties may, as they deem advisable and necessary, designate any competitively sensitive materials provided to the other under Section 6.7 of the Merger Agreement as “outside counsel only.” Such materials and the information contained therein shall be given only to outside counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, or directors of the recipient without the advance written consent of the party providing such materials.

In addition, to the extent reasonably practicable, all meetings and telephone calls with a governmental authority regarding the Transaction shall include representatives of all parties. Subject to applicable law, the parties will consult and cooperate with each other in connection with any analyses, appearances, presentations, memoranda, briefs, arguments and proposals made or submitted to any governmental authority regarding the Transaction by or on behalf of any party. If there is a disagreement about strategy with respect to obtaining the approval, the Parent’s decision controls. Neither Parent nor Crawford United shall commit to or agree (or permit any of their respective Subsidiaries to commit to or agree) with any governmental entity to stay, toll, or extend any applicable waiting period under the HSR Act or other applicable antitrust laws, without the prior written consent of the other (such consent not to be unreasonably withheld, conditioned, or delayed).

Without limiting the generality of the undertakings above, the parties to the Merger Agreement shall:

•

provide or cause to be provided as promptly as reasonably practicable to governmental entities with jurisdiction over the antitrust laws (each such governmental entity, a “Governmental Antitrust Authority”) information and documents requested by any Governmental Antitrust Authority as necessary, proper, or advisable to permit consummation of the transactions contemplated by the Merger Agreement, including preparing and filing any notification and report form and related material required under the HSR Act and any additional consents and filings under any other antitrust laws as promptly as practicable following December 5, 2025 (provided, that in the case of the filing under the HSR Act, such filing shall be made within ten (10) days of December 5, 2025) and thereafter to respond as promptly as practicable to any request for additional information or documentary material that may be made under the HSR Act or any other applicable antitrust laws; and

•

subject to the terms set forth in Section 6.7(c) of the Merger Agreement, use their reasonable best efforts to take such actions as are necessary or advisable to obtain prompt approval of the consummation of the transactions contemplated by the Merger Agreement by any governmental entity or expiration of applicable waiting periods.

In the event that any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a governmental entity or private party challenging the Merger or any other transaction contemplated by the Merger Agreement, or any other agreement contemplated thereby, Crawford United shall cooperate in all respects with Parent and Merger Sub and each of Crawford United, Parent and Merger Sub shall use its reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any order, whether temporary, preliminary, or permanent, that is in effect and that prohibits, prevents, or restricts consummation of the transactions contemplated by the Merger Agreement. Notwithstanding anything in the Merger Agreement to the contrary, none of Parent, Merger Sub, or any of their respective affiliates shall be required to respond to any request for additional information and documentary material as referenced in 15 U.S.C. § 18a(e)(1)(A) and 16 C.F.R. § 803.20 (a “second request”) or to defend, contest, or resist any action or proceeding, whether judicial or administrative, or to take any action to have vacated, lifted, reversed, or overturned any order, in connection with the transactions contemplated by the Merger Agreement.

Conditions to the Closing of the Merger

The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Effective Time of the following conditions:

•	the Merger Agreement will have been duly adopted by the Requisite Company Vote;

•	the waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated;

•

no governmental entity having jurisdiction over any party under the Merger Agreement shall have enacted, issued, promulgated, enforced, or entered any Laws or Orders, whether temporary, preliminary, or permanent, that make illegal, enjoin, or otherwise prohibit consummation of the Merger or the other transactions contemplated by the Merger Agreement (each, a “Legal Restraint”); and

•

all consents, approvals and other authorizations of any governmental entity set forth in Section 7.1 of the confidential disclosure dated December 5, 2025 and required to consummate the Merger and the other transactions contemplated by the Merger Agreement (other than the filing of the Certificate of Merger with the Secretary of State of the State of Ohio) shall have been obtained, free of any condition that would reasonably be expected to have a Company Material Adverse Effect or a material adverse effect on Parent’s and Merger Sub’s ability to consummate the transactions contemplated by the Merger Agreement.

In addition, the respective obligation of Parent and Merger Sub to effect the Merger is subject to the satisfaction or waiver on or prior to the Effective Time of the following conditions:

•

the representations and warranties of Crawford United (other than in Section 4.1(a) (first sentence only), Section 4.2, Section 4.3(a), Section 4.5(a) and Section 4.10 of the Merger Agreement) set forth in ARTICLE IV of the Merger Agreement shall be true and correct in all respects (without giving effect to any limitation indicated by the words “Company Material Adverse Effect,” “in all material respects,” “in any material respect,” “material,” or “materially”) as of December 5, 2025 and as of the Closing Date, as if made at and as of such date (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

•

the representations and warranties of Crawford United contained in Section 4.2(a) of the Merger Agreement shall be true and correct (other than de minimis inaccuracies) as of December 5, 2025 and as of the Closing Date, as if made at and as of such date (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all material respects as of that date);

•

the representations and warranties contained in Section 4.1(a) (first sentence only), Section 4.2(b) through Section 4.2(d), Section 4.3(a), Section 4.5(a) and Section 4.10 of the Merger Agreement shall be true and correct in all material respects as of December 5, 2025 and as of the Closing Date, as if made at and as of such date (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date);

•

Crawford United shall have performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, in the Merger Agreement required to be performed by or complied with by it at or prior to the Closing;

•

since December 5, 2025, there shall not have been any Company Material Adverse Effect or any event, change, or effect that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect that is continuing;

•

Parent will have received a certificate, signed by the chief executive officer or chief financial officer of Crawford United, certifying as to the matters set forth in the three bullet points above; and

•	not more than six percent (6.0%) of the outstanding Crawford United common shares shall be subject to claims for dissenters’ rights made under Section 1701.85 of the ORC.

In addition, the obligation of Crawford United to effect the Merger is subject to the satisfaction or waiver by Crawford United on or prior to the Closing of the following conditions:

•

the representations and warranties of Parent and Merger Sub set forth in ARTICLE V of the Merger Agreement shall be true and correct in all respects (without giving effect to any limitation indicated by the words “material adverse effect,” “in all material respects,” “in any material respect,” “material,” or “materially”) as of December 5, 2025 and as of the Closing Date, as if made at and as of such date (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Parent’s and Merger Sub’s ability to consummate the transactions contemplated by the Merger Agreement;

•

Parent and Merger Sub shall have performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, of the Merger Agreement required to be performed by or complied with by them at or prior to the Closing; and

•	Crawford United will have received a certificate, signed by an officer of Parent, certifying as to the matters set forth in the two bullet points immediately above.

Crawford United and Parent can provide no assurance that all of the conditions precedent to the Merger will be satisfied or waived by the party permitted to do so.

Termination of the Merger Agreement

The Merger Agreement may be terminated at any time prior to the Closing:

•	by mutual written consent of Parent, Merger Sub and Crawford United.

•	by either Crawford United or Parent, if:

o

the Merger has not been consummated on or before the End Date; provided, however, that the right to terminate the Merger Agreement pursuant to this bullet point shall not be available to any party whose material breach of any representation, warranty, covenant, or agreement set forth in the Merger Agreement has been the primary cause of the failure of the Merger to be consummated on or before the End Date;

o

any Legal Restraint permanently enjoining, or otherwise permanently prohibiting the consummation of the Merger or the other transactions contemplated by the Merger Agreement shall have become final and nonappealable; provided, however, that the right to terminate the Merger Agreement pursuant to this bullet point shall not be available to any party whose material breach of any representation, warranty, covenant or agreement set forth in the Merger Agreement has been the primary cause of the issuance, promulgation, enforcement, or entry of such Legal Restraint or the failure to remove such Legal Restraint;

o

the Merger Agreement has been submitted to the Crawford United shareholders for adoption at a duly convened Crawford United shareholders meeting and the Requisite Company Vote shall not have been obtained at such meeting (unless such Crawford United shareholders meeting has been adjourned or postponed, in which case at the final adjournment or postponement thereof); provided, however, that the right to terminate the Merger Agreement pursuant to this bullet point shall not be available to any party whose material breach of any covenant or agreement set forth in the Merger Agreement has been the primary cause of, or primarily resulted in, the failure to obtain the Requisite Company Vote; or

o	if a Governmental Antitrust Authority issues a written request for additional information and documentary material as referenced in 15 U.S.C. § 18(a)(1)(A) and 16 C.F.R. § 803.20.

•	by Parent, if:

o	a Company Adverse Recommendation Change shall have occurred or Crawford United shall have approved or adopted, or recommended the approval or adoption of, any Company Acquisition Agreement;

o	Crawford United shall have willfully breached or failed to perform, in each case, in any material respect any of its covenants and agreements set forth in Section 6.4(a) of the Merger Agreement; or

o

there shall have been a breach of any representation, warranty, covenant, or agreement on the part of Crawford United set forth in the Merger Agreement such that the conditions to the Closing of the Merger set forth in Section 7.2(a) or Section 7.2(b) of the Merger Agreement, as applicable, would not be satisfied and, such breach is incapable of being cured by the End Date; or, if capable of being cured by the End Date, shall not have been cured prior to the earlier of (i) thirty (30) days after written notice thereof is given by Parent to Crawford United or (ii) the End Date; provided further, that Parent shall not have the right to terminate the Merger Agreement pursuant to this bullet point if Parent or Merger Sub is then in material breach of any representation, warranty, covenant, or obligation hereunder that would cause any condition set forth in Section 7.3(a) or Section 7.3(b) of the Merger Agreement not to be satisfied.

•	by Crawford United, if:

o

prior to the receipt of the Requisite Company Vote at Crawford United Shareholders Meeting, the Board authorizes Crawford United, to the extent permitted by and subject to full compliance with the applicable terms and conditions of the Merger Agreement, including Section 6.4 thereof, to enter into a Company Acquisition Agreement (other than an Acceptable Confidentiality Agreement) in respect of a Superior Proposal; provided, that Crawford United shall have paid any amounts due pursuant to Section 8.6(b) of the Merger Agreement in accordance with the terms, and at the times, specified therein; and provided further, that in the event of such termination, Crawford United substantially concurrently enters into such Company Acquisition Agreement; or

o

there shall have been a breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub set forth in the Merger Agreement such that the conditions to the Closing of the Merger set forth in Section 7.3(a) or Section 7.3(b) of the Merger Agreement, as applicable, would not be satisfied and, in either such case, such breach is incapable of being cured by the End Date; or, if capable of being cured by the End Date, shall not have been cured prior to the earlier of (i) thirty (30) days after written notice thereof is given by Crawford United to Parent or (ii) the End Date; provided further, that Crawford United shall not have the right to terminate the Merger Agreement pursuant to this bullet point if Crawford United is then in material breach of any representation, warranty, covenant, or obligation hereunder that would cause any condition set forth in Section 7.2(a) or Section 7.2(b) of the Merger Agreement not to be satisfied.

Termination Fee

Parent will be entitled to receive a Termination Fee of $9 million from Crawford United, if:

•	Parent terminates the Merger Agreement pursuant to Section 8.3(a) or 8.3(b) of the Merger Agreement; or

•	Crawford United terminates the Merger Agreement pursuant to Section 8.4(a) of the Merger Agreement.

Further, if the Merger Agreement is terminated by (i) Parent pursuant to Section 8.3(b) of the Merger Agreement, (ii) by Crawford United or Parent pursuant to Section 8.2(c) of the Merger Agreement, or (iii) by Crawford United or Parent pursuant to Section 8.2(a) of the Merger Agreement, provided, that at the time of termination, the Requisite Company Vote has not been obtained and, in the case of a termination by Crawford United pursuant to Section 8.2(a) of the Merger Agreement, only if at such time Parent would not be prohibited from terminating the Merger Agreement pursuant to Section 8.2(a) thereof: (1) prior to such termination a Proposal shall have been publicly disclosed or otherwise made to the Company or the Board, and not withdrawn, and (2) within twelve (12) months following the date of such termination Crawford United shall have entered into a definitive agreement with respect to such Proposal, or consummated such Proposal (and such Proposal is the same as, or substantially similar to, the original Proposal made, communicated, or publicly disclosed and such Proposal is made, communicated, or publicly disclosed by the same third party that made, communicated, or publicly disclosed such original Proposal, or by an affiliate of such party), then in any such event Crawford United shall pay the Termination Fee to Parent immediately prior to and as a condition to consummating such Proposal (it being understood for all purposes of this paragraph that all references in the definition of Proposal to “20%” shall be deemed to be references to “50%” instead).

Specific Enforcement

The parties have agreed that irreparable damage would occur if any provision of the Merger Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of the Merger Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. The right to specific enforcement shall include the right of Crawford United to cause Parent and Merger Sub to, and the right of Parent and Merger Sub to cause Crawford United to, cause the Merger and the other Transactions to be consummated on the terms and subject to the conditions set forth in the Merger Agreement. For the avoidance of doubt, notwithstanding anything else in the Merger Agreement, in no event shall specific performance of Crawford United’s, Parent’s or Merger Sub’s respective obligations to consummate the Merger survive any termination of the Merger Agreement in accordance with its terms and subject to its conditions.

Each party has further agreed that: (i) no such party will oppose the granting of an injunction or specific performance as provided in the Merger Agreement on the basis that the other party has an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity; (ii) no such party will oppose the specific performance of the terms and provisions of the Merger Agreement; and (iii) no other party or any other person shall be required to obtain, furnish, or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in Section 9.9 of the Merger Agreement, and each party irrevocably waives any right it may have to require the obtaining, furnishing, or posting of any such bond or similar instrument.

Limitations of Liability

Except in the case of willful and material breach or fraud by Crawford United, payment of the Termination Fee described in the section of this proxy statement entitled “The Merger Agreement—Termination Fees” shall constitute the sole and exclusive remedy of Parent and Merger Sub for monetary damages under the Merger Agreement.

Expenses

Except as otherwise provided in the Merger Agreement, all fees and expenses incurred in connection with the Merger Agreement, the Merger and the other Transactions shall be paid by the party incurring such fees or expenses; provided, however, that Parent is responsible for all filing fees in connection with the HSR Act and any “tail” policy procured under Section 6.17 of the Merger Agreement.

To the extent Crawford United does not have sufficient cash on hand to satisfy all expenses of Crawford United as of the Effective Time, the Per Share Merger Consideration shall be reduced as necessary to account for the payment of all such expenses of Crawford United out of the Merger Consideration.

Amendments and Waivers

At any time prior to the Effective Time, the Merger Agreement may be amended or supplemented in any and all respects, before or after receipt of the Requisite Company Vote, by written agreement signed by the parties thereto; provided, however, that following receipt of the Requisite Company Vote, there shall be no amendment or supplement to the Merger Agreement which by law would require further approval by the Crawford United shareholders without such approval.

Governing Law

The Merger Agreement and all legal actions arising out of, relating to, or in connection therewith, or the actions of any of the parties thereto in the negotiation, administration, performance, or enforcement thereof, shall be governed by and construed in accordance with the internal laws of the State of Ohio without giving effect to any choice or conflict of law provision or rule (whether of the State of Ohio or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Ohio.

VOTING AGREEMENT

Concurrently with the execution of the Merger Agreement, on December 5, 2025, Parent and the Supporting Crawford United Shareholders entered into the Voting Agreements with respect to all of the shares of Crawford United capital stock beneficially owned by the Supporting Crawford United Shareholders. This section describes certain material terms of the Voting Agreements. The descriptions of the Voting Agreements in this section and elsewhere in this proxy statement are qualified in their entirety by reference to the complete text of the form of Voting Agreement, a copy of which is attached as Annex D and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the Voting Agreements that are important to you. You are encouraged to carefully read the entire Voting Agreement.

Voting

The Supporting Crawford United Shareholders have agreed, until the earliest to occur of (i) the effective time of the Merger, (ii) the date and time the Merger Agreement is validly terminated pursuant to its terms, and (iii) the termination of the Voting Agreement by mutual written consent of Parent and the Supporting Crawford United Shareholders, which we refer to as the “Voting Agreements Termination Time,” to vote all of the Crawford United common shares beneficially owned by it (or cause the holder of record on any applicable record date to vote such shares):

•	in favor of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and in favor of the Adjournment Proposal;

•	against any Takeover Proposal or any acquisition agreement related to Takeover Proposal;

•

against any action, proposal, transaction or agreement that could reasonably be expected to result in a breach of the Merger Agreement or in certain conditions set forth in the Merger Agreement not being satisfied on a timely basis; and

•

against any other action, proposal, transaction or agreement that could reasonably be expected to impede, delay or adversely affect consummation of the Merger by the End Date, or change in any manner the voting rights of any Crawford United capital stock or amend the organizational documents of Crawford United.

Until the Voting Agreements Termination Time, at every meeting of Crawford United shareholders (and at every adjournment or postponement thereof), including the Special Meeting, and for every action or approval by written consent of the Crawford United shareholders, the Supporting Crawford United Shareholders have agreed that the Supporting Crawford United Shareholders will appear at such meeting (in person or by proxy) or otherwise cause such shareholder’s shares to be counted as present for purposes of calculating a quorum, and respond to any request by Crawford United for any such written consent.

Restrictions on Transfer

Pursuant to the Voting Agreements, each of the Supporting Crawford United Shareholders have agreed that, until the Voting Agreement Termination Time, such shareholder will not:

•

transfer, sell, offer, exchange, assign, gift, pledge, convey any legal or beneficial ownership interest in, or otherwise dispose of any of the shares subject to the Voting Agreement, or cause any of the foregoing, or enter into any contract, option, or other agreement with respect to, or consent to, any of the foregoing with respect to such shares or such shareholder’s voting or economic interest in such shares; or

•

deposit any of such shareholder’s Crawford United common shares subject to the Voting Agreement in a voting trust, grant any proxy with respect to such shares, or enter into any arrangement with respect to the voting of such shares other than the Voting Agreement.

Notwithstanding the foregoing, each Supporting Crawford United Shareholder may transfer any Crawford United common shares to (i) any of its affiliates, (ii) any family member (including a trust for such family member’s benefit) of such shareholder, or (iii) any charitable foundation or organization, in the case of each preceding clause, only if the transferee of such Crawford United common shares agrees (or has agreed) to be bound by the terms of the applicable Voting Agreement and executes and delivers a written consent and joinder (if such transferee is not already a party to such agreement) memorializing such agreement prior to such transfer.

Non-Solicitation

Each of the Supporting Crawford United Shareholders has agreed not to, and agreed to cause such shareholder’s affiliates and representatives not to, take any action which, were it taken by Crawford United or its representatives, would violate Section 6.4 of the Merger Agreement. For more information, please see the section of this proxy statement entitled “The Merger Agreement—Restrictions on Solicitation of Proposals; The Board’s Recommendation; Change of Recommendation.”

Termination

The Voting Agreements automatically terminate upon the earlier of the earlier to occur of (i) the effective time of the Merger, (ii) the date and time the Merger Agreement is validly terminated pursuant to its terms, and (iii) the termination of the Voting Agreement by mutual written consent of Parent and the Supporting Crawford United Shareholders.

PROPOSAL 2 - MERGER-RELATED EXECUTIVE COMPENSATION

As required by the federal securities laws, Crawford United is providing its shareholders with the opportunity to cast a non-binding, advisory vote on the compensation that may become payable to its named executive officers in connection with the completion of the Merger, as disclosed in the section of this document captioned “Proposal 1: Approval and Adoption of the Merger Agreement—Interests of Crawford United’s Directors and Executive Officers in the Merger.”

Your vote is requested. Crawford United believes that the compensation that may become payable to its named executive officers in connection with the completion of the Merger is reasonable and demonstrates that Crawford United’s executive compensation program was designed appropriately and structured to ensure the retention of talented executives and a strong alignment with the long-term interests of Crawford United shareholders. This vote is not intended to address any specific item of compensation, but rather the overall compensation that may become payable to Crawford United’s executive officers in connection with the Merger. This vote is separate and independent from the vote of shareholders to adopt and approve the Merger Agreement Proposal. Crawford United asks that its shareholders vote “FOR” the following resolution:

RESOLVED, that the compensation that may become payable by Crawford United to Crawford United’s named executive officers in connection with the completion of the Merger, as disclosed in the section captioned “Proposal 1: Approval and Adoption of the Merger Agreement—Interests of Crawford United’s Directors and Executive Officers in the Merger,” is hereby approved.

Approval of this proposal is not a condition to the consummation of the Merger. In addition, this vote is advisory and, therefore, it will not be binding on Crawford United, nor will it overrule any prior decision of Crawford United or require Crawford United’s board of directors (or any committee thereof) to take any action. However, Crawford United’s board of directors values the opinions of Crawford United’s shareholders, and to the extent that there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, Crawford United’s board of directors will consider shareholders’ concerns and will evaluate whether any actions are necessary to address those concerns. Crawford United’s board of directors will consider the affirmative vote of the majority of the votes cast on the matter “FOR” the foregoing resolution as advisory approval of the compensation that may become payable to Crawford United’s named executive officers in connection with the consummation of the Merger.

The Board unanimously recommends that you vote “FOR” the approval of the non-binding advisory proposal to approve the Merger-Related Compensation Proposal.

PROPOSAL 3 - ADJOURNMENT OF THE SPECIAL MEETING

If there are not sufficient votes to constitute a quorum or to approve and adopt the Merger Agreement and the Merger at the time of the Special Meeting, the Merger Agreement cannot be approved and adopted unless the Special Meeting is adjourned to a later date or dates to permit further solicitation of proxies. To allow proxies that have been received by Crawford United at the time of the Special Meeting to be voted for an adjournment, if deemed necessary, Crawford United has submitted the question of adjournment to its shareholders as a separate matter for their consideration. The Board unanimously recommends that shareholders vote “FOR” the Adjournment Proposal. If it is deemed necessary to adjourn the Special Meeting, no notice of the adjourned meeting is required to be given to shareholders, other than an announcement at the meeting of the time and place to which the meeting is adjourned, as well as the means, if any, by which shareholders can be present and vote at the adjourned meeting through the use of communications equipment.

The Board unanimously recommends that you vote “FOR” the Adjournment Proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to holdings of Crawford United’s common shares by (i) shareholders who beneficially owned more than 5% of the outstanding Class A common shares and/or Class B common shares of Crawford United, and (ii) each of Crawford United’s directors, each of Crawford United’s named executive officers and all Crawford United directors and executive officers as a group as of January 5, 2026, unless otherwise indicated. The number of shares beneficially owned by each shareholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power. Applicable percentage ownership is based on 2,820,084 Class A common shares and 731,848 Class B common shares outstanding as of January 5, 2026. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, common shares subject to options, warrants or other rights held by such person that are currently exercisable or will become exercisable within 60 days of January 5, 2026 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed below is 10514 Dupont Avenue, Suite 200, Cleveland, OH 44108. We believe, based on information provided to us that each of the shareholders listed below has sole voting and investment power with respect to the shares beneficially owned by the shareholder unless noted otherwise, subject to community property laws where applicable.

Name of Beneficial Owner	Class A Common Shares Beneficially Owned	Percentage of Class	Class B Common Shares Beneficially Owned	Percentage of Class
Edward F. Crawford (1)	386,255	13.7%	121,450	16.6%
Matthew V. Crawford (2)	1,031,554	36.6%	397,300	54.3%
Luis E. Jimenez	13,650	*	—	—
Brian E. Powers	79,233	2.8%	—	—
Steven H. Rosen (3)	366,453	13.0%	85,000	11.6%
Kirin M. Smith (4)	74,928	2.7%	—	—
Jeffrey J. Salay	2,625	*	—	—
James W. Wert	15,750	*	—	—
All Directors and Executive Officers as a Group (8 in group)	1,970,448	69.9%	603,750	82.5%

The Aplin Family Trust (5) Attn: Jennifer Elliott c/o William V. Linne, Esq. 127 Palafox Place, Suite 100 Pensacola, Florida 32502	8,589	*	128,098	17.5%

Seven Investors, LLC (6) 25101 Chagrin Boulevard Beachwood, Ohio 44122	168,101	6.0%	42,500	5.8%

The LJNP Investment Trust (7) 25101 Chagrin Boulevard Beachwood, Ohio 44122	168,102	6.0%	42,500	5.8%

Three Bears Trust (8) 6065 Parkland Boulevard Cleveland, Ohio 44124	336,204	11.9%	85,000	11.6%

First Francis Company Inc. (9) 6065 Parkland Boulevard Cleveland, Ohio 44124	911,250	32.3%	433,750	59.3%

*	Represents beneficial ownership of less than 1% of the class.

(1)

First Francis Company Inc. is owned and controlled (i) 28% by Ambassador Edward F. Crawford, and (ii) 72% by Mr. Matthew Crawford and certain trusts for the benefit of Mr. Crawford’s children. Ambassador Crawford’s beneficial ownership reflected in this table assumes that he beneficially owns the Class A common shares and Class B common shares held by First Francis Company Inc. in proportion to such 28% ownership of First Francis Company Inc. Ambassador Crawford’s beneficial ownership also includes 27,933 Class A common shares held by Francis Park LLC, 8,058 Class A common shares held by Crawford Capital Enterprises, LLC and 282 Class A common shares held by his spouse. Francis Park LLC is owned by Ambassador Crawford, and he is the trustee of the controlling member of Crawford Capital Enterprises, LLC.

(2)

First Francis Company Inc. is owned and controlled (i) 28% by Ambassador Edward F. Crawford, and (ii) 72% by Mr. Matthew Crawford and certain trusts for the benefit of Mr. Crawford’s children. Mr. Crawford’s beneficial ownership reflected in this table assumes that he beneficially owns the Class A common shares and Class B common shares held by First Francis Company Inc. in proportion to such 72% ownership of First Francis Company Inc. Mr. Crawford’s beneficial ownership also includes 336,204 Class A common shares and 85,000 Class B common shares held by Three Bears Trust, under which he holds or shares voting or dispositive power over such trusts’ shares.

(3)

Includes 168,101 Class A common shares and 42,500 Class B common shares held by Seven Investors, LLC and 168,102 Class A common shares and 42,500 Class B common shares held by the LJNP Investment Trust, under which Mr. Rosen holds voting or dispositive power. Mr. Rosen disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

(4)

Includes 36,260 Class A common shares held by Intrinsic Value Capital, L.P., over which Mr. Smith has shared voting and investment power. According to a Schedule 13D/A filed January 18, 2011 with the SEC, the following reporting persons have shared voting and shared dispositive power over such shares: Intrinsic Value Capital, L.P., Glaubman & Rosenberg Partners, LLC, Glaubman & Rosenberg Advisors, LLC, Joseph Hain and Kirin Smith.

(5)

Jennifer Elliott, the trustee of The Aplin Family Trust, holds sole voting and investment power over these common shares. The information with respect to The Aplin Family Trust contained in the table reflects Crawford United’s knowledge based on its review of Company stock records.

(6)	As noted in footnote (3) to this table, Steven H. Rosen beneficially owns these common shares.

(7)	As noted in footnote (3) to this table, Steven H. Rosen beneficially owns these common shares.

(8)	As noted in footnote (2) to this table, Matthew V. Crawford beneficially owns these common shares.

(9)	As noted in footnotes (1) and (2) to this table, Ambassador Edward F. Crawford and Matthew V. Crawford beneficially own these common shares.

OTHER MATTERS

Other Matters

Pursuant to the ORC and Crawford United’s code of regulations, only the matters set forth in the Notice of Special Meeting may be considered by shareholders at the Special Meeting.

Shareholder Proposals

If the Merger is consummated, the Surviving Corporation will not have public shareholders and there will be no public participation in any future meeting of shareholders. However, if the Merger is not consummated, we expect to hold an annual meeting of shareholders in 2026 (which we refer to as our “2026 Annual Meeting”).

Any shareholder proposal intended for inclusion in Crawford United’s proxy materials for the 2026 Annual Meeting of Shareholders must have been received by the Company’s Secretary at its principal executive offices no later than December 10, 2025. Each proposal submitted should be accompanied by the name and address of the shareholder submitting the proposal and the number of Common Shares owned. If the proponent is not a shareholder of record, proof of beneficial ownership should also be submitted. All proposals must be a proper subject for action and comply with Rule 14a-8 under the Exchange Act. If the 2026 Annual Meeting is held within 30 days of the first anniversary of the date of Crawford United’s 2025 annual meeting of shareholders, then the deadline for timely submission of such shareholder proposals has passed.

Crawford United may use its discretion in voting proxies with respect to shareholder proposals not included in the proxy statement for the 2026 Annual Meeting, unless Crawford United receives notice of such proposals prior to February 23, 2026. A shareholder who intends to solicit proxies in support of director nominees other than Crawford United’s nominees at the 2026 Annual Meeting must provide notice that is in the manner and sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 23, 2026.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC website at www.sec.gov. You also may obtain free copies of the documents we file with the SEC, including this proxy statement, by going to the investor relations page of our website at https://crawfordunited.com/investor-relations/. Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this proxy statement and therefore is not incorporated herein by reference.

Any person, including any beneficial owner of Crawford United common shares, to whom this proxy statement is delivered may request copies of proxy statements or other information concerning us by written or telephonic request directed to Crawford United’s address below. If you would like to request documents from us, please do so as soon as possible, to receive them before the Special Meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method, within one (1) business day after we receive your request.

Crawford United Corporation

10514 Dupont Avenue, Suite 200

Cleveland, Ohio 44108

Attention: Investor Relations

Telephone: (216) 243-2614

MISCELLANEOUS

Crawford United has supplied all information relating to Crawford United, and Parent has supplied, and Crawford United has not independently verified, all of the information relating to Parent and Merger Sub contained in this proxy statement.

You should rely only on the information contained in this proxy statement and the annexes to this proxy statement in voting on the Merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated January 5, 2026. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement), and the mailing of this proxy statement to Crawford United shareholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Annex A

AGREEMENT AND PLAN OF MERGER

by and among

SPX ENTERPRISES, LLC

PROJECT KING ACQUISITION, INC.

and

CRAWFORD UNITED CORPORATION

DATED AS OF DECEMBER 5, 2025

Page

ARTICLE I DEFINED TERMS		A-1
1.1	Definitions	A-1
ARTICLE II THE MERGER		A-10
2.1	The Merger	A-10
2.2	Closing	A-10
2.3	Effective Time	A-11
2.4	Effects of the Merger	A-11
2.5	Articles of Incorporation; Regulations.	A-11
2.6	Directors and Officers.	A-11
ARTICLE III EFFECT OF THE MERGER ON CAPITAL STOCK; PAYMENT FOR SHARES		A-11
3.1	Effect of the Merger on Capital Stock	A-11
3.2	Surrender and Payment	A-12
3.3	Dissenting Shares	A-13
3.4	Adjustments.	A-13
3.5	Withholding Rights.	A-14
3.6	Lost Certificates.	A-14
3.7	Treatment of Stock-Based Compensation.	A-14
ARTICLE IV REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY		A-14
4.1	Organization; Standing and Power	A-14
4.2	Capital Structure.	A-15
4.3	Authority; Non-Contravention; Governmental Consents; Board Approval; Anti-Takeover Statutes.	A-17
4.4	SEC Filings; Financial Statements; Sarbanes-Oxley Act Compliance; Undisclosed Liabilities; Off-Balance Sheet Arrangements.	A-18
4.5	Absence of Certain Changes or Events.	A-20
4.6	Taxes.	A-20
4.7	Intellectual Property.	A-23
4.8	Compliance; Permits.	A-26
4.9	Litigation.	A-26
4.10	Brokers’ and Finders’ Fees.	A-27
4.11	Related Person Transactions.	A-27
4.12	Employment Matters.	A-27
4.13	Real Property and Personal Property Matters.	A-31
4.14	Environmental Matters.	A-27
4.15	Material Contracts.	A-33

A-i

4.16	Government Contracts.	A-35
4.17	Insurance.	A-38
4.18	Proxy Statement.	A-38
4.19	Anti-Corruption and Trade Compliance Matters.	A-38
4.20	Fairness Opinion.	A-39
4.21	Product Warranties.	A-39
4.22	Bank Accounts.	A-39
ARTICLE V REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB		A-40
5.1	Organization	A-40
5.2	Authority; Non-Contravention; Governmental Consents	A-40
5.3	Proxy Statement	A-41
5.4	Financial Capability	A-41
5.5	Legal Proceedings	A-41
5.6	Brokers.	A-41
ARTICLE VI COVENANTS		A-41
6.1	Conduct of Business of the Company Pending the Closing	A-41
6.2	Conduct of Parent	A-44
6.3	Access to Information; Confidentiality.	A-44
6.4	No Solicitation.	A-44
6.5	Stockholders Meeting; Preparation of Proxy Materials; Approval by Sole Stockholder of Merger Sub.	A-46
6.6	Notices of Certain Events.	A-47
6.7	Government Approvals.	A-47
6.8	Public Announcements.	A-49
6.9	Anti-Takeover Statutes.	A-49
6.10	Section 16 Matters.	A-49
6.11	Stock Exchange Delisting; Deregistration.	A-49
6.12	Stockholder Litigation.	A-49
6.13	Obligations of Merger Sub.	A-49
6.14	Satisfaction of Indebtedness and Expenses of the Company	A-50
6.15	Resignations.	A-50
6.16	Further Assurances.	A-50
6.17	Indemnification.	A-50
ARTICLE VII CONDITIONS TO MERGER		A-51
7.1	Conditions Precedent to Obligation of Both Parties	A-51
7.2	Conditions Precedent to Obligation of Parent and Merger Sub	A-52
7.3	Conditions Precedent to Obligation of the Company	A-52

A-ii

7.4	Frustration of Closing Conditions	A-52
ARTICLE VIII TERMINATION		A-53
8.1	Termination by Mutual Consent	A-53
8.2	Termination by Either Parent or the Company.	A-53
8.3	Termination by Parent.	A-53
8.4	Termination by Company.	A-54
8.5	Notice of Termination; Effect of Termination.	A-54
8.6	Fees and Expenses Following Termination.	A-54
8.7	Amendment.	A-55
8.8	Extension; Waiver.	A-55
ARTICLE IX MISCELLANEOUS		A-55
9.1	Governing Law	A-55
9.2	Jurisdiction; Court Proceedings; Waiver of Jury Trial	A-56
9.3	Further Assurances	A-56
9.4	Survival.	A-56
9.5	Entire Agreement; No Other Representations or Warranties	A-56
9.6	Waivers	A-57
9.7	Notices	A-57
9.8	Severability	A-58
9.9	Specific Performance	A-58
9.10	Remedies Cumulative.	A-58
9.11	Parties in Interest; No Third Party Beneficiaries	A-58
9.12	Assignment	A-58
9.13	Counterparts	A-58
9.14	Rules of Construction	A-59
9.15	No Strict Construction	A-60
9.16	Time is of the Essence.	A-60

A-iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER is entered into as of December 5, 2025, by and among Crawford United Corporation, an Ohio corporation (the “Company”), SPX Enterprises, LLC, a Delaware limited liability company (“Parent”), and Project King Acquisition, Inc., an Ohio corporation and a wholly owned Subsidiary of Parent (“Merger Sub”). Capitalized terms used herein (including in the immediately preceding sentence) and not otherwise defined herein shall have the meanings set forth in ARTICLE I hereof.

RECITALS

WHEREAS, the parties intend that Merger Sub be merged with and into the Company, with the Company surviving the merger on the terms and subject to the conditions set forth herein;

WHEREAS, in the Merger, upon the terms and subject to the conditions of this Agreement, each Class A and Class B share of common capital stock, no par value per share, of the Company (the “Company Stock”) will be converted into the right to receive the Merger Consideration except as otherwise provided in this Agreement;

WHEREAS, the Board of Directors of the Company (the “Company Board”) has unanimously: (a) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement with Parent and Merger Sub; (b) approved this Agreement, including the Company’s execution, delivery and performance thereof, and the consummation of the transactions contemplated hereby, including the Merger; and (c) resolved, subject to the terms and conditions set forth in this Agreement, to recommend adoption of this Agreement by the stockholders of the Company; in each case, in accordance with the Ohio Revised Code (the “ORC”);

WHEREAS, the respective sole member or Board of Directors, as applicable, of Parent and Merger Sub have each unanimously: (a) determined that it is in the best interests of Parent or Merger Sub, as applicable, and their respective members or stockholders, and declared it advisable, to enter into this Agreement; and (b) approved the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger; in each case, in accordance with the Delaware General Corporation Law and the ORC; and

WHEREAS, the parties desire to make certain representations, warranties, covenants, and agreements in connection with the Merger and the other transactions contemplated by this Agreement and also to prescribe certain terms and conditions to the Merger.

NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants, and agreements contained in this Agreement, the parties, intending to be legally bound, agree as follows:

ARTICLE I
    DEFINED TERMS

1.1      Definitions. For purposes of this Agreement, the following terms will have the following meanings when used herein with initial capital letters:

“Acceptable Confidentiality Agreement” means a confidentiality agreement containing substantive terms that are no less restrictive in any material respect to the counterparty than those contained in the Confidentiality Agreement, except that such confidentiality agreement need not contain any “standstill” or similar provision or otherwise prohibit the making of any Proposal; provided, further, that such confidentiality agreement shall not prohibit compliance by the Company with any of the provisions of Section 6.4.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such first Person. For the purposes of this definition, “control” (including, the terms “controlling,” “controlled by,” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by Contract, or otherwise.

“Affiliated Group” means any affiliated group as defined in Section 1504 of the Code that has filed a consolidated return for U.S. federal income Tax purposes (or any consolidated, combined or unitary group under state, local or non-U.S. Law).

“Affordable Care Act” means the Patient Protection and Affordable Care Act (PPACA), as amended by the Health Care and Education Reconciliation Act (HCERA).

“Agreement” has the meaning set forth in the Preamble.

“Antitrust Laws” means the Sherman Act of 1890, as amended, the Clayton Act of 1914, as amended, the Federal Trade Commission Act of 1914, as amended, the HSR Act, and all other federal, state, foreign or supranational Laws or Orders in effect from time to time that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

“Book-Entry Share” has the meaning set forth in Section 3.1(c).

“Business Day” means any day, other than Saturday, Sunday, or any day on which the SEC or banking institutions located in Charlotte, North Carolina or Cleveland, Ohio are authorized or required by Law or other governmental action to close.

“Cancelled Shares” has the meaning set forth in Section 3.1(a).

“Certificate” has the meaning set forth in Section 3.1(c).

“Certificate of Merger” has the meaning set forth in Section 2.3.

“Charter Documents” has the meaning set forth in Section 4.1(b).

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” has the meaning set forth in Section 2.2.

“Closing Date Indebtedness” means, without duplication, as of the Effective Time, (i) the outstanding principal amount of and accrued or unpaid (whether or not accrued) interest of (A) indebtedness for borrowed money and (B) long or short-term obligations evidenced by mortgages, notes, debentures, letters of credit, bonds or other similar instruments; (ii) reimbursement obligations for amounts drawn under any letter of credit, banker’s acceptance or similar credit transactions; (iii) guarantees made by the Company or any of its Subsidiaries on behalf of any third party in respect of obligations of the kind referred to within the foregoing clauses (i) through (ii); and (iv) any unpaid interest, prepayment penalties, premiums, costs and fees that would arise or become due as a result of the prepayment of any of the obligations referred to in the foregoing clauses (i) through (iii).

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and as codified in Section 4980B of the Code and Section 601 et. seq. of ERISA.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the Preamble.

“Company Acquisition Agreement” has the meaning set forth in Section 6.4(a).

“Company Adverse Recommendation Change” means the Company Board: (a) withdrawing, amending, modifying, or materially qualifying, or publicly proposing to withdraw, amend, modify, or materially qualify, in each case, in a manner adverse to Parent, the Company Board Recommendation; (b) failing to make the Company Board Recommendation in the Company Proxy Statement that is disseminated to the Company’s stockholders; (c) adopting, approving, declaring advisable, or recommending, or publicly proposing to adopt, approve, declare advisable, or recommend, a Proposal; (d) failing to recommend against acceptance of any tender offer or exchange offer for the shares of Company Stock related to a Proposal within ten (10) Business Days after the commencement of such offer; or (e) if a Proposal has been publicly disclosed by the Company or the Person making such Proposal, failing to publicly reaffirm (if so requested by Parent) the Company Board Recommendation within ten (10) Business Days after such request (it being understood that the Company Board shall not have any obligation to make such reaffirmation on more than one (1) occasion with respect to such Proposal absent a material change to such Proposal).

“Company Balance Sheet” has the meaning set forth in Section 4.4(e).

“Company Board” has the meaning set forth in the Recitals.

“Company Board Recommendation” has the meaning set forth in Section 4.3(a).

“Company Common Stock” has the meaning set forth in Section 4.2(a).

“Company Disclosure Letter” is defined in the introductory language in ARTICLE IV.

“Company Employee” has the meaning set forth in Section 4.12(a).

“Company Equity Award” means a Company Restricted Share granted under the Company Stock Plan.

“Company ERISA Affiliate” means all employers, trades, or businesses (whether or not incorporated) that would be treated together with the Company or any of its Affiliates as a “single employer” within the meaning of Section 414 of the Code and Section 4001(b)(1) of ERISA.

“Company Fairness Opinion Advisor” means Stout Risius Ross, LLC.

“Company Financial Advisor” means Lake Street Capital Markets, LLC.

“Company IP Agreements” means all licenses, sublicenses, consent to use agreements, settlements, coexistence agreements, covenants not to sue, waivers, releases, permissions, domain name registration agreements, terms of service, and other Contracts, whether written or oral, relating to Intellectual Property to which the Company or any of its Subsidiaries is a party, beneficiary, or otherwise bound.

“Company IT Systems” means all software, computer hardware, servers, networks, network infrastructure, platforms, peripherals, and similar or related items of automated, computerized, or other information technology (IT) networks and systems (including telecommunications networks and systems for voice, data, and video) owned, leased, licensed, or used (including through cloud-based or other third-party service providers) by the Company or any of its Subsidiaries.

“Company Material Adverse Effect” means any event, circumstance, development, occurrence, condition, effect, or change (each, an “Effect”) that is, or would reasonably be expected to become, materially adverse to: (a) the business, results of operations, condition (financial or otherwise), or assets of the Company and its Subsidiaries, taken as a whole; or (b) the ability of the Company to consummate the transactions contemplated hereby by the End Date; provided, however, that a Company Material Adverse Effect shall not be deemed to include any Effect (alone or in combination) arising out of, relating to, or resulting from: (i) changes generally affecting the economy, financial or securities markets, or business or political conditions in the United States or elsewhere in the world (including the imposition of new or increased trade restrictions, tariffs or trade policies); (ii) the execution and delivery, announcement or consummation of the transactions contemplated by this Agreement, including the impact thereof on relationships, contractual or otherwise, of the Company and its Subsidiaries with employees, suppliers, customers, Governmental Entities, or other third Persons and the impact of any Legal Action initiated by any stockholder in respect of this Agreement or the transactions contemplated hereby (it being understood and agreed that this clause shall not apply with respect to any representation or warranty that is intended to address the consequences of the execution and delivery, announcement or consummation of this Agreement); (iii) any changes in applicable Law or GAAP or other applicable accounting standards (or the authoritative interpretation thereof); (iv) geopolitical conditions, the outbreak or escalation of hostilities, acts of war, sabotage, cyber-terrorism or terrorism, or military actions, or the escalation or worsening thereof; (v) natural disasters or other force majeure events; (vi) general conditions in the industry in which the Company and its Subsidiaries operate; (vii) any failure, in and of itself, by the Company to meet any internal or published projections, forecasts, estimates, or predictions in respect of revenues, earnings, or other financial or operating metrics for any period (it being understood that any Effect underlying such failure may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to become, a Company Material Adverse Effect, to the extent permitted by this definition and not otherwise excepted by another clause of this proviso); (viii) any change, in and of itself, in the market price or trading volume of the Company’s securities (it being understood that any Effect underlying such change may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to become, a Company Material Adverse Effect, to the extent permitted by this definition and not otherwise excepted by another clause of this proviso); or (ix) actions taken as required or specifically permitted by the Agreement or actions or omissions taken with Parent’s consent; provided further, however, that any Effect referred to in clauses (i), (iii), (iv), (v), or (vi) immediately above shall be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur if it has a disproportionate effect on the Company and its Subsidiaries, taken as a whole, compared to other participants in the industries in which the Company and its Subsidiaries conduct their businesses (in which case, only the incremental disproportionate impact or impacts may be taken into account in determining whether there has been a Company Material Adverse Effect).

“Company-Owned IP” means all Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries.

“Company Plans” has the meaning set forth in Section 4.12(a).

“Company Preferred Stock” has the meaning set forth in Section 4.2(a).

“Company Products” means all proprietary products (including all software and firmware products) and related services of the Company and its Subsidiaries that are currently offered, licensed, sold, distributed, hosted, maintained or supported, or otherwise provided or made available by or on behalf of the Company or any of its Subsidiaries or otherwise used in the operation of the business of the Company or any of its Subsidiaries, or are currently under development by or for the Company or any of its Subsidiaries.

“Company Proxy Statement” has the meaning set forth in Section 4.18.

“Company Restricted Share” has the meaning set forth in Section 3.7(a).

“Company SEC Documents” has the meaning set forth in Section 4.4(a).

“Company Securities” has the meaning set forth in Section 4.2(b)(ii).

“Company Stock” has the meaning set forth in the Recitals.

“Company Stock Plan” means the Company’s 2023 Omnibus Equity Plan, as amended.

“Company Stockholders Meeting” means the special meeting of the stockholders of the Company to be held to consider the adoption of this Agreement.

“Company Subsidiary Securities” has the meaning set forth in Section 4.2(d).

“Confidentiality Agreement” has the meaning set forth in Section 6.3(b).

“Consent” has the meaning set forth in Section 4.3(c).

“Contractor” has the meaning set forth in Section 4.12(k).

“Contracts” means any contracts, agreements, licenses, notes, bonds, mortgages, indentures, leases, or other binding instruments or binding commitments, whether written or oral.

“Data Room” means the “Project King” virtual data room prepared by the Company on Datasite.

“DFARS” has the meaning set forth in Section 4.16(c).

“Dissenting Shares” has the meaning set forth in Section 3.3.

“EDGAR” has the meaning set forth in the first paragraph of Article IV.

“Effect” has the meaning set forth in the definition of “Company Material Adverse Effect.”

“Effective Time” has the meaning set forth in Section 2.3.

“End Date” has the meaning set forth in Section 8.2(a).

“Environmental Claim” means any Legal Action, fine, encumbrance, penalty, Order, or, as to each, any settlement, judgment or binding agreement arising therefrom, by or from any Person or Governmental Entity alleging Liability of whatever kind or nature, arising out of, based on or resulting from: (a) pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); (b) the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal, release, or remediation of any Hazardous Substances; or any actual or alleged non-compliance with any Environmental Law or term or condition of any Environmental Permit.

“Environmental Laws” means any foreign, federal, state or local law, statute, ordinance, rule or regulation governing Environmental Matters, as the same have been or may be amended from time to time, including any common law cause of action providing any right or remedy relating to Environmental Matters, and all applicable judicial and administrative decisions, orders and decrees relating to Environmental Matters, and includes, without limitation, the following (including their implementing regulations and any state analogs): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et. seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et. seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et. seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et. seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et. seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et. seq.

“Environmental Matter” means any matter arising out of, relating to, or resulting from pollution, contamination, protection of the environment, human health or safety, health or safety of employees, sanitation, and any matters relating to emissions, discharges, disseminations, releases or threatened releases, of Hazardous Substances into the air (indoor and outdoor), surface water, groundwater, soil, land surface or subsurface, buildings, facilities, real or personal property or fixtures or otherwise arising out of, relating to, or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport, handling, release or threatened release of Hazardous Substances.

“Environmental Notice” means any oral or written directive, notice of violation or infraction, or notice respecting any Environmental Claim relating to actual or alleged non-compliance with, or Liability or responsibility under, any Environmental Law or any term or condition of any Environmental Permit.

“Environmental Permits” means any certification, license, permit, approval, authorization, exemption, letter, clearance, consent, waiver, closure, decision or other action required under or issued, granted, given, authorized by or made pursuant to Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” has the meaning set forth in Section 4.3(c).

“Exclusive Licensed IP” means all Licensed IP that is exclusively licensed to the Company of one of its Subsidiaries, including any Licensed IP where the Company or one of its Subsidiaries only has exclusive rights in limited fields or regions.

“Existing D&O Policies” has the meaning set forth in Section 6.17(c).

“Expenses” means, with respect to any Person, all reasonable and documented out-of-pocket fees and expenses (including all fees and expenses of counsel, accountants, consultants, insurers, financial advisors, and investment bankers of such Person and its Affiliates), incurred by such Person or on its behalf in connection with or related to the authorization, preparation, negotiation, execution, and performance of this Agreement and any transactions related thereto, any litigation with respect thereto, the preparation, printing, filing, and mailing of the Company Proxy Statement, the filing of any required notices under the HSR Act, or in connection with other regulatory approvals, and all other matters related to the Merger and the other transactions contemplated by this Agreement, and with respect to the Company, including all transaction bonuses, retention bonuses, “change in control” bonuses or other similar payments payable to any employee, officer or director of the Company and awarded by the Company prior to the Effective Time (including, in each case, the employer portion of any employment, payroll, withholding or other Taxes related thereto), regardless of whether such bonuses are payable prior to or following the Effective Time.

“FAR” has the meaning set forth in Section 4.16(c).

“Filed Company SEC Documents” has the meaning set forth in the first paragraph of Article IV.

“FLSA” has the meaning set forth in Section 4.12(k).

“GAAP” has the meaning set forth in Section 4.4(b).

“Governmental Antitrust Authority” has the meaning set forth in Section 6.7(b).

“Governmental Entity” has the meaning set forth in Section 4.3(c).

“Government Bid” means a bid submitted by the Company or one of its Subsidiaries to a Governmental Entity, including a prime contractor or a higher tier subcontractor for the sale of products and/or the provision of services by the Company or one of its Subsidiaries.

“Government Contract” means any Contract, including any prime contract, subcontract, facility contract, teaming agreement or arrangement, joint venture, basic ordering agreement, pricing agreement, letter contract, grant, purchase order, delivery order, change order or other contractual arrangement of any kind, between the Company or one of its Subsidiaries on the one hand, and (a) any Governmental Entity (acting on its own behalf or on behalf of another Governmental Entity or international organization), (b) any prime contractor of any Governmental Entity or (c) any higher-tiered subcontractor with respect to any contract of a type described in clauses (a) or (b) above on the other hand.

“Hazardous Substance” means: any pollutants, contaminants, toxic or hazardous or extremely hazardous substances, materials, wastes, constituents, compounds, chemicals, natural or man-made elements or forces (including petroleum or any by-products or fractions thereof, any form of natural gas, mold, lead, asbestos and asbestos-containing materials, building construction materials and debris, polychlorinated biphenyls (“PCBs”) and PCB-containing equipment, per- or polyfluoroalkyl substances (“PFAS”), radon and other radioactive elements, ionizing radiation, electromagnetic field radiation and other non-ionizing radiation, sonic forces and other natural forces, infectious, carcinogenic, mutagenic or etiologic agents, pesticides, defoliants, explosives, flammables, corrosives and urea formaldehyde foam insulation) that are regulated by, or may form the basis of liability under, any Environmental Laws.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended.

“HSR Act” has the meaning set forth in Section 4.3(c).

“Indemnified Party” has the meaning set forth in Section 6.17(a).

“Intellectual Property” means any and all rights in, arising out of, or associated with any of the following in any jurisdiction throughout the world: (a) trademarks, service marks, brands, certification marks, logos, trade dress, trade names, and similar indicia of source or origin, all registrations and applications for registration thereof, and the goodwill connected with the use of and symbolized by the foregoing (“Trademarks”); (b) copyrights and works of authorship, whether or not copyrightable, and all registrations, applications for registration, and renewals of any of the foregoing; (c) trade secrets, know-how, inventions (whether or not patentable), discoveries, improvements, technology, business and technical information, databases, data compilations and collections, tools, methods, processes, techniques, and other confidential and proprietary information and all rights therein (“Trade Secrets”); (d) issued patents and patent applications (whether provisional or non-provisional), including divisionals, continuations, continuations-in-part, substitutions, reissues, reexaminations, extensions, or restorations of any of the foregoing, and other Governmental Entity-issued indicia of invention ownership (including certificates of invention, petty patents, and patent utility models); (e) internet domain name registrations, uniform resource locators, social media account or user names, handles, and other identifiers, and all associated websites and web pages, social media profiles and pages, and all content and data thereon or relating thereto; (f) industrial designs, and all patents, registrations, applications for registration, and renewals thereof; (g) Software; and (f) all other intellectual or industrial property and related proprietary rights.

“Interim Period” has the meaning set forth in Section 6.1.

“IP Registrations” has the meaning set forth in Section 4.7(a).

“IRS” means the United States Internal Revenue Service.

“Knowledge” means: (a) with respect to the Company and its Subsidiaries, the actual knowledge of each of the individuals listed in Section 1.1 of the Company Disclosure Letter after reasonable inquiry of the general managers and the controllers of each of the Company’s Subsidiaries; and (b) with respect to Parent and Merger Sub, the actual knowledge of each of the individuals listed in Section 1.1 of the Parent Disclosure Letter, after reasonable inquiry of such individual’s direct reports.

“Laws” means any federal, state, local, municipal, foreign, multi-national or other laws, common law, statutes, constitutions, ordinances, rules, regulations, codes, Orders, or legally enforceable requirements enacted, issued, adopted, promulgated, enforced, ordered, or applied by any Governmental Entity.

“Lease” means all leases, subleases, licenses, concessions, and other agreements (written or oral) under which the Company or any of its Subsidiaries holds any Leased Real Estate, including the right to all security deposits and other amounts and instruments deposited by or on behalf of the Company or any of its Subsidiaries thereunder.

“Leased Real Estate” means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures, or other interest in real property held by the Company or any of its Subsidiaries.

“Legal Action” means any legal, administrative, arbitral, or other proceedings, suits, actions, investigations, examinations, claims, audits, hearings, charges, complaints, indictments, litigations, examinations, or other similar legal proceedings by or pending before any Governmental Entity, arbitrator, mediator, or other tribunal.

“Legal Restraint” has the meaning set forth in Section 7.1(c).

“Liability” means any liability, commitment, indebtedness, claim, demand, Tax, expense, or obligation of any kind (whether accrued, absolute, contingent, matured, unmatured, determined, determinable, or otherwise, and whether or not required to be recorded or reflected on a balance sheet under GAAP).

“Licensed IP” means all Intellectual Property in which the Company or any of its Subsidiaries holds any rights or interests granted by other Persons.

“Liens” means, with respect to any property or asset, all pledges, liens, mortgages, charges, encumbrances, hypothecations, options, rights of first refusal, rights of first offer, and security interests of any kind or nature whatsoever.

“Malicious Code” has the meaning set forth in Section 4.7(k)(iii).

“Material Contract” has the meaning set forth in Section 4.15(a).

“Merger” has the meaning set forth in Section 2.1.

“Merger Consideration” has the meaning set forth in Section 3.1(b).

“Merger Sub” has the meaning set forth in the Preamble.

“MHPAEA” means the Paul Wellstone and Pete Domenici Mental Health Parity and Addiction Equity Act of 2008, as amended.

“OCI” has the meaning set forth in Section 4.16(r).

“Open Source Software” means any Software that is distributed as “free software,” “open source software,” or pursuant to any license identified as an “open source license” by the Open Source Initiative (www.opensource.org/licenses) or other license that substantially conforms to the Open Source Definition (opensource.org/osd) (including the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), GNU Affero General Public License (AGPL), MIT License (MIT), Apache License, Artistic License, and BSD Licenses).

“ORC” has the meaning set forth in the Recitals.

“Order” has the meaning set forth in Section 4.9.

“OTC” means the “over-the-counter” Pink market operated by OTC Markets Group Inc.

“Other Governmental Approvals” has the meaning set forth in Section 4.3(c).

“Owned Real Estate” means all land, together with all buildings, structures, fixtures, and improvements located thereon and all easements, rights of way, and appurtenances relating thereto, owned by the Company or any of its Subsidiaries.

“Parent” has the meaning set forth in the Preamble.

“Pay-Off Letters” has the meaning set forth in Section 6.14.

“Paying Agent” has the meaning set forth in Section 3.2(a).

“Parent Disclosure Letter” means the disclosure letter, dated as of the date of this Agreement and delivered by Parent and Merger Sub to the Company concurrently with the execution of this Agreement.

“Payment Fund” has the meaning set forth in Section 3.2(a).

“PBGC” has the meaning set forth in Section 4.12(d).

“Per Share Merger Consideration” has the meaning set forth in Section 3.1(b).

“Permits” has the meaning set forth in Section 4.8(b).

“Permitted Liens” means: (a) statutory Liens for current Taxes or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith (provided, in each case, appropriate reserves required pursuant to GAAP have been made in respect thereof); (b) mechanics’, carriers’, workers’, repairers’, and similar statutory Liens arising or incurred in the ordinary course of business for amounts which are not delinquent or which are being contested by appropriate proceedings (provided appropriate reserves required pursuant to GAAP have been made in respect thereof) and the existence of which does not, and would not reasonably be expected to materially impair the marketability, value or use and enjoyment of the asset subject to such Lien; (c) zoning, entitlement, building, and other land use regulations imposed by Governmental Entities having jurisdiction over such Person’s owned or leased real property, which are not violated in any material respect by the current use and operation of such real property; (d) covenants, conditions, restrictions, easements, and other similar non-monetary matters of record affecting title to such Person’s owned or leased real property, which do not materially impair the occupancy or use of such real property for the purposes for which it is currently used in connection with such Person’s businesses; (e) any right of way or easement related to public roads and highways existing as of the date hereof and that would be disclosed on a title search report for such impacted property; (f) any non-exclusive license to any Intellectual Property entered into in the ordinary course; and (g) any other Liens (other than Liens for Taxes or governmental charges) that, individually or in the aggregate, do not materially impair the value or the continued use and operation of the assets or properties to which they relate.

“Person” means any individual, corporation, limited or general partnership, limited liability company, limited liability partnership, trust, association, joint venture, Governmental Entity, or other entity or group (which term will include a “group” as such term is defined in Section 13(d)(3) of the Exchange Act).

“Personal Information” means (i) information that identifies, relates to, describes, is reasonably capable of being associated with, or could reasonably be linked, directly or indirectly, with a particular consumer or household; and (ii) any information that constitutes “personal information,” “personal data,” “personally identifiable information” or other similar term as defined by applicable Privacy Requirements.

“Principal” has the meaning set forth in Section 4.16(f).

“Privacy Policies” means all internal and external privacy policies, filings, representations, and statements concerning the Processing of Personal Information made by the Company or its Subsidiaries.

“Privacy Requirements” means (i) all applicable Laws in the United States and any other countries where the Company or its Subsidiaries carry out business operations pertaining to the Processing of Personal Information, data security, and/or the cross-border transfers of data, including but not limited to, HIPAA, the California Consumer Privacy Act and regulations issued thereunder, data breach notification laws, and 17 C.F.R. Part 248; (ii) all Privacy Policies; (iii) all Contracts that include terms regarding the Processing of Personal Information; and (iv) all binding industry standards, self-regulatory frameworks, codes of conduct and similar standards regarding the Processing of Personal Information that the Company and/or its Subsidiaries have agreed to be bound by or are binding upon the Company, its Subsidiaries, or the industries in which they operate.

“Process” or “Processing” means, with respect to information, the use, collection, processing, storage, recording, organization, adaptation, alteration, transfer, retrieval, consultation, disclosure, dissemination or combination of information.

“Proposal” means an inquiry, proposal, or offer from any Person or group (other than Parent and its Subsidiaries, including Merger Sub), relating to any transaction or series of related transactions (other than the transactions contemplated by this Agreement), involving any: (a) direct or indirect acquisition of assets of the Company or its Subsidiaries (including any voting equity interests of Subsidiaries, but excluding sales of assets in the ordinary course of business) equal to 20% or more of the fair market value of the Company’s and its Subsidiaries’ consolidated assets (as determined in good faith by the Company Board) or to which 20% or more of the Company’s and its Subsidiaries’ net revenues or net income on a consolidated basis are attributable; (b) direct or indirect acquisition of 20% or more of the voting equity interests of the Company or any of its Subsidiaries whose business constitutes 20% or more of the consolidated net revenues, net income, or assets of the Company and its Subsidiaries, taken as a whole; (c) tender offer or exchange offer that if consummated would result in any Person or group (as defined in Section 13(d) of the Exchange Act) beneficially owning (within the meaning of Section 13(d) of the Exchange Act) 20% or more of the voting power of the Company; (d) merger, consolidation, other business combination, or similar transaction involving the Company or any of its Subsidiaries, pursuant to which such Person or group (as defined in Section 13(d) of the Exchange Act) would own 20% or more of the consolidated net revenues, net income, or assets of the Company, and its Subsidiaries, taken as a whole; (e) liquidation, dissolution (or the adoption of a plan of liquidation or dissolution), or recapitalization or other significant corporate reorganization of the Company or one or more of its Subsidiaries which, individually or in the aggregate, generate or constitute 20% or more of the consolidated net revenues, net income, or assets of the Company and its Subsidiaries, taken as a whole; or (f) any combination of the foregoing.

“Protected Information” means, to the extent Processed by or on behalf of the Company or its Subsidiaries: (i) information subject to a duty of confidentiality under Law, Privacy Requirement, or Contract; (ii) Personal Information; and (iii) information that derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other Persons who can obtain economic value from its disclosure or use and is the subject of reasonable efforts or obligations to maintain its secrecy.

“Real Estate” means the Owned Real Estate and the Leased Real Estate.

“Representatives” means collectively, with respect to any Person, such Person’s directors, officers, Affiliates, employees, investment bankers, attorneys, accountants, consultants, brokers, or other agents, advisors, or authorized representative of such Person.

“Requisite Company Vote” has the meaning set forth in Section 4.3(a).

“Sarbanes-Oxley Act” has the meaning set forth in Section 4.4(a).

“SEC” has the meaning set forth in the first paragraph of Article IV.

“Securities Act” has the meaning set forth in Section 4.4(a).

“Security Incident” means an actual or reasonably suspected (i) breach of security leading to the accidental or unlawful destruction, loss, alteration, unauthorized disclosure of, or access to, Protected Information Processed by or on behalf of the Company and/or its Subsidiaries; or (ii) compromise of the confidentiality, integrity, or availability of Protected Information that must be notified to any Person or Governmental Entity under Privacy Requirements or Laws.

“Security Plan” has the meaning set forth in Section 4.4(a).

“Software” means any and all (i) software, computer programs, systems, platforms, applications (including mobile apps), application programming interfaces, firmware, middleware, microcode, routines, compilers, assemblers, and software implementations of algorithms or models (including for machine learning, deep learning, and other artificial intelligence technologies), in each case whether in source code, object code, or other form; (ii) databases, data files, libraries, and data compilations; (iii) screens, user interfaces, report formats, templates, menus, buttons, and icons; (iv) development and design tools, diagrams, descriptions, protocols, flow charts, and other work product used to design, plan, organize, and develop any of the foregoing; and (v) documentation, including specifications, files, scripts, developer notes, comments, annotations, user documentation (including user instructions, guides, and manuals), and training materials, relating to any of the foregoing.

“Subsidiary” of a Person means any other Person of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such Person and/or by one or more of its Subsidiaries.

“Superior Proposal” means a bona fide unsolicited written Proposal (except that, for purposes of this definition, each reference in the definition of “Proposal” to “20% or more” shall be “50% or more”) that the Company Board determines in good faith (after consultation with its financial advisor and outside legal counsel) is (a) reasonably likely to be consummated on the terms proposed, and (b) if consummated, more favorable from a financial point of view to the holders of Company Stock than the transactions contemplated by this Agreement; in each case, after taking into account: (i) all financial considerations; (ii) the identity of the third party making such Proposal; (iii) the anticipated timing, conditions (including financing conditions) and prospects for completion of such Proposal; (iv) the other terms and conditions of such Proposal, including relevant legal, regulatory, and other aspects of such Proposal deemed relevant by the Company Board; and (v) any revisions to the terms of this Agreement and the Merger proposed by Parent during the Superior Proposal Notice Period set forth in Section 6.4(d).

“Superior Proposal Notice Period” has the meaning set forth in Section 6.4(d).

“Surviving Corporation” has the meaning set forth in Section 2.1.

“Taxes” means (i) all U.S. federal, state, local or non-U.S. or other income, gross receipts, ad valorem, franchise, profits, windfall profits, value-added, goods and services, harmonized sales, sales, use, transfer, registration, excise, utility, environmental (including taxes under Code Section 59A), communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, unemployment, disability, social security (or similar), severance, stamp, occupation, alternative or add-on minimum, estimated, escheat, unclaimed property, customs duties, assessments and other taxes, fees, or assessments in the nature of a tax, whether disputed or not, (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any Governmental Entity in connection with any item described in clause (i) above or in connection with the filing of, or failure to file, any Tax Return and (iii) all amounts described in clauses (i) and (ii) above payable as a result of having been a member of an Affiliated Group or as a result of successor or transferee liability, or by Contract.

“Tax Return” means any return, declaration, report, claim for refund, estimate, information report, return statement or filing relating to Taxes, including any schedule or attachment thereto and including any amendment thereof, including (i) any return, declaration, report or other statement provided or required to be provided to any Person for compliance with Sections 1471-1474 of the Code (including any intergovernmental agreements thereunder and any Treasury Regulations or other official interpretations with respect thereof) and (ii) any return, declaration, report or other statement provided or required to be provided to any Person as part of a Foreign Bank Account Report.

“Termination Fee” means $9,000,000.

“Treasury Regulations” means the Treasury regulations promulgated under the Code.

“Voting Debt” has the meaning set forth in Section 4.2(c).

ARTICLE II
THE MERGER

2.1     The Merger. On the terms and subject to the conditions set forth in this Agreement, and in accordance with the ORC, at the Effective Time: (a) Merger Sub will merge with and into the Company (the “Merger”); (b) the separate corporate existence of Merger Sub will cease; and (c) the Company will continue its corporate existence under the ORC as the surviving corporation in the Merger and a wholly owned Subsidiary of Parent (sometimes referred to herein as the “Surviving Corporation”).

2.2     Closing. Upon the terms and subject to the conditions set forth herein, the closing of the Merger (the “Closing”) will take place remotely, as soon as practicable (and, in any event, within three (3) Business Days) after the satisfaction or, to the extent permitted hereunder, waiver of the last to be satisfied or waived of the conditions to the Merger set forth in Article V (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted hereunder, waiver of all such conditions), unless this Agreement has been terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties hereto. The Closing shall take place remotely by exchange of documents and signatures (or their electronic counterparts), unless another place is agreed to in writing by the parties hereto. The actual date of the Closing is hereinafter referred to as the “Closing Date.”

2.3    Effective Time. Subject to the provisions of this Agreement, at the Closing, the Company, Parent, and Merger Sub will cause a certificate of merger (the “Certificate of Merger”) to be executed, acknowledged, and filed with the Secretary of State of the State of Ohio in accordance with the relevant provisions of the ORC, and shall make all other filings or recordings required under the ORC. The Merger will become effective at such time as the Certificate of Merger has been duly filed with the Secretary of State of the State of Ohio, or at such later date or time as may be agreed by the Company and Parent in writing and specified in the Certificate of Merger in accordance with the ORC (the effective time of the Merger being hereinafter referred to as the “Effective Time”).

2.4     Effects of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the ORC. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, all property, rights, privileges, immunities, powers, franchises, licenses, and authority of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, and duties of the Surviving Corporation.

2.5      Articles of Incorporation; Regulations. At the Effective Time: (a) the articles of incorporation of the Surviving Corporation shall be amended and restated so as to read in its entirety as set forth in Exhibit A, and, as so amended and restated, shall be the articles of incorporation of the Surviving Corporation until thereafter amended in accordance with the terms thereof and applicable Law; and (b) the Regulations of Merger Sub as in effect immediately prior to the Effective Time shall be the Regulations of the Surviving Corporation, until thereafter amended in accordance with the terms thereof, the articles of incorporation of the Surviving Corporation, and applicable Law.

2.6     Directors and Officers. The directors and officers of Merger Sub, in each case, immediately prior to the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation, or removal in accordance with the articles of incorporation and regulations of the Surviving Corporation.

ARTICLE III
EFFECT OF THE MERGER ON CAPITAL STOCK; PAYMENT FOR SHARES

3.1     Effect of the Merger on Capital Stock. At the Effective Time, as a result of the Merger and without any action on the part of Parent, Merger Sub, or the Company or the holder of any capital stock of Parent, Merger Sub, or the Company:

(a)    Cancellation of Certain Company Stock. Each share of Company Stock that is owned by Parent or the Company (as treasury stock or otherwise) or any of their respective direct or indirect wholly owned Subsidiaries as of immediately prior to the Effective Time (“Cancelled Shares”) will automatically be cancelled and retired and will cease to exist, and no consideration will be delivered in exchange therefor.

(b)    Conversion of Company Stock. Each share of Company Stock issued and outstanding immediately prior to the Effective Time (other than Cancelled Shares and Dissenting Shares) will be converted into the right to receive $84.44 in cash, without interest (as adjusted pursuant to Section 6.14, the “Per Share Merger Consideration” and in the aggregate, the “Merger Consideration”).

(c)    Cancellation of Shares. At the Effective Time, all shares of Company Stock will no longer be outstanding and all shares of Company Stock will be cancelled and retired and will cease to exist, and, subject to Section 3.1(a) and Section 3.3, each holder of: (i) a certificate formerly representing any shares of Company Stock (each, a “Certificate”); or (ii) any book-entry shares which immediately prior to the Effective Time represented shares of Company Stock (each, a “Book-Entry Share”) will, subject to applicable Law in the case of Dissenting Shares, cease to have any rights with respect thereto, except the right to receive the Merger Consideration in accordance with Section 3.2 hereof.

(d)    Conversion of Merger Sub Capital Stock. Each share of common stock, par value $.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one newly issued, fully paid, and non-assessable share of common stock, par value $.01 per share, of the Surviving Corporation with the same rights, powers, and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation. From and after the Effective Time, all certificates representing shares of Merger Sub common stock shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.

3.2      Surrender and Payment.

(a)    Paying Agent; Payment Fund. Prior to the Effective Time, Parent shall appoint a paying agent reasonably acceptable to the Company (the “Paying Agent”) to act as the agent for the purpose of paying the Merger Consideration for: (i) the Certificates; and (ii) the Book-Entry Shares. At or before the Effective Time, Parent shall deposit, or cause the Surviving Corporation to deposit, with the Paying Agent, sufficient funds to pay the aggregate Merger Consideration that is payable in respect of all of the shares of Company Stock represented by the Certificates and the Book-Entry Shares (other than: (A) Cancelled Shares; and (B) Dissenting Shares) (the “Payment Fund”) in amounts and at the times necessary for such payments. If for any reason (including losses) the Payment Fund is inadequate to pay the amounts to which holders of shares shall be entitled under Section 3.1(b), Parent shall take all steps necessary to enable or cause the Surviving Corporation promptly to deposit in trust additional cash with the Paying Agent sufficient to make all payments required under this Agreement. The Payment Fund shall not be used for any other purpose. The Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of shares of Company Stock for the Merger Consideration. Promptly after the Effective Time (but in any event not later than fifteen (15) Business Days after the Effective Time), Parent shall send, or shall cause the Paying Agent to send, to each record holder of shares of Company Stock at the Effective Time, whose Company Stock was converted pursuant to Section 3.1(b) into the right to receive the Merger Consideration, a letter of transmittal and instructions (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates or transfer of the Book-Entry Shares to the Paying Agent, and which letter of transmittal will be in customary form and have such other provisions as Parent and the Surviving Corporation may reasonably specify) for use in such exchange.

(b)    Procedures for Surrender; No Interest. Each holder of shares of Company Stock that have been converted into the right to receive the Merger Consideration shall be entitled to receive the Merger Consideration in respect of the Company Stock represented by a Certificate or Book-Entry Share upon: (i) surrender to the Paying Agent of a Certificate, together with a duly completed and validly executed letter of transmittal and such other documents as may reasonably be requested by the Paying Agent; or (ii) receipt of an “agent’s message” by the Paying Agent (or such other evidence, if any, of transfer as the Paying Agent may reasonably request) in the case of Book-Entry Shares. Until so surrendered or transferred, as the case may be, and subject to the terms set forth in Section 3.3, each such Certificate or Book-Entry Share, as applicable, shall represent after the Effective Time for all purposes only the right to receive the Merger Consideration payable in respect thereof. No interest shall be paid or accrued on the cash payable upon the surrender or transfer of any Certificate or Book-Entry Share. Upon payment of the Merger Consideration pursuant to the provisions of this Article III, each Certificate or Certificates or Book-Entry Share or Book-Entry Shares so surrendered or transferred, as the case may be, shall immediately be cancelled.

(c)    Investment of Payment Fund. Until disbursed in accordance with the terms and conditions of this Agreement, the cash in the Payment Fund will be invested by the Paying Agent, as directed by Parent or the Surviving Corporation. No losses with respect to any investments of the Payment Fund will affect the amounts payable to the holders of Certificates or Book-Entry Shares. Any income from investment of the Payment Fund will be payable to Parent or the Surviving Corporation, as Parent directs.

(d)    Payments to Non-Registered Holders. If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate or the transferred Book-Entry Share, as applicable, is registered, it shall be a condition to such payment that: (i) such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Book-Entry Share shall be properly transferred, to the reasonable satisfaction of the Paying Agent; and (ii) the Person requesting such payment shall pay to the Paying Agent any transfer or other Tax required as a result of such payment to a Person other than the registered holder of such Certificate or Book-Entry Share, as applicable, or establish to the reasonable satisfaction of the Paying Agent that such Tax has been paid or is not payable.

(e)    Full Satisfaction. All Merger Consideration paid upon the surrender of Certificates or transfer of Book-Entry Shares in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Stock formerly represented by such Certificate or Book-Entry Shares, and from and after the Effective Time, there shall be no further registration of transfers of shares of Company Stock on the stock transfer books of the Surviving Corporation. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Corporation, they shall be cancelled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this ARTICLE III.

(f)    Termination of Payment Fund. Any portion of the Payment Fund that remains unclaimed by the holders of shares of Company Stock twelve (12) months after the Effective Time shall be returned to the Surviving Corporation (or, at the option of Parent, Parent), upon demand, and any such holder who has not exchanged shares of Company Stock for the Merger Consideration in accordance with this ARTICLE III prior to that time shall thereafter look only to the Surviving Corporation or Parent, as applicable (subject to abandoned property, escheat, or other similar Laws), as general creditors thereof, for payment of the Merger Consideration without any interest. Notwithstanding the foregoing, neither the Surviving Corporation nor Parent shall be liable to any holder of shares of Company Stock for any amounts paid to a public official pursuant to applicable abandoned property, escheat, or similar Laws. Any amounts remaining unclaimed by holders of shares of Company Stock two (2) years after the Effective Time, or such earlier date, immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Entity shall become, to the extent permitted by applicable Law, the property of the Surviving Corporation (or, at the option of Parent, Parent) free and clear of any claims or interest of any Person previously entitled thereto.

(g)    Dissenting Shares Merger Consideration. Any portion of the Merger Consideration made available to the Paying Agent in respect of any Dissenting Shares shall be returned to Parent, upon demand.

3.3     Dissenting Shares. Notwithstanding any provision of this Agreement to the contrary, including Section 3.1, shares of Company Stock issued and outstanding immediately prior to the Effective Time (other than Cancelled Shares) and held by a holder who has not voted in favor of adoption of this Agreement or consented thereto in writing and who is entitled to demand and has properly demanded relief as a dissenting shareholder in accordance with Section 1701.85 of the ORC (such shares of Company Stock being referred to collectively as the “Dissenting Shares” until such time as such holder fails to perfect or otherwise withdraws (with the consent of the Company) such holder’s rights as a dissenting shareholder under the ORC with respect to such shares, or such rights are otherwise terminated) shall not be converted into a right to receive the Merger Consideration, but instead shall be entitled to only such rights as are granted by Section 1701.85 of the ORC; provided, however, that if, after the Effective Time, such holder fails to perfect or withdraws (with the consent of the Company) such holder’s rights as a dissenting shareholder pursuant to Section 1701.85 of the ORC, such rights are terminated pursuant to Section 1701.85 of the ORC, or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 1701.85 of the ORC, such shares of Company Stock shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration in accordance with Section 3.1(b), without interest thereon, upon surrender of such Certificate formerly representing such share or transfer of such Book-Entry Share, as the case may be. The Company shall provide Parent prompt written notice of any demands received by the Company for relief as a dissenting shareholder under Section 1701.85 of the ORC, any withdrawal of any such demand, and any other demand, notice, or instrument delivered to the Company prior to the Effective Time that relates to such demand, and Parent shall have the opportunity and right to direct all negotiations and proceedings with respect to such demands. Except with the prior written consent of Parent, the Company shall not make any payment with respect to, or settle, or offer to settle, any such demands.

3.4     Adjustments. Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company shall occur (other than the issuance of additional shares of capital stock of the Company as permitted by this Agreement), including by reason of any reclassification, recapitalization, stock split (including a reverse stock split), or combination, exchange, readjustment of shares, or similar transaction, or any stock dividend or distribution paid in stock, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted to reflect such change; provided, however, that this sentence shall not be construed to permit the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.

3.5     Withholding Rights. Each of the Paying Agent, Parent, Merger Sub, and the Surviving Corporation shall be entitled to deduct and withhold, from the consideration otherwise payable to any Person pursuant to this ARTICLE III, such amounts as may be required to be deducted and withheld with respect to the making of such payment under any Tax Laws. To the extent that amounts are so deducted and withheld by the Paying Agent, Parent, Merger Sub, or the Surviving Corporation, as the case may be, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which the Paying Agent, Parent, Merger Sub, or the Surviving Corporation, as the case may be, made such deduction and withholding. Parent hereby agrees to use its reasonable best efforts to give the Company at least three (3) days advance notice of any contemplated deduction and withholding pursuant to this Section 3.5 (other than any deduction and withholding pursuant to Section 3.7(a)) and, further, to work together in good faith with the Company to reduce or eliminate any such contemplated deduction and withholding.

3.6      Lost Certificates. Notwithstanding the requirements of Section 3.2, if any Certificate shall have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen, or destroyed and, if required by Parent, the posting by such Person of a bond, in such reasonable amount as Parent may direct (which may equal the amount of Merger Consideration payable with respect to such shares), as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue, in exchange for such lost, stolen, or destroyed Certificate, the Merger Consideration to be paid in respect of the shares of Company Stock formerly represented by such Certificate as contemplated under this ARTICLE III.

3.7     Treatment of Stock-Based Compensation.

(a)    Company Restricted Shares. The Company shall take all requisite action so that, at the Effective Time, each share of Company Stock subject to vesting, repurchase, or other lapse of restrictions (a “Company Restricted Share”) that is outstanding under any Company Stock Plan immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, vest in full and become free of restrictions and shall be cancelled and converted automatically, in accordance with the procedures set forth in this Agreement, into the right to receive from Parent and the Surviving Corporation, as promptly as reasonably practicable after the Effective Time, an amount in cash, without interest, equal to the Merger Consideration less any applicable Taxes withheld with respect to such Company Restricted Share in accordance with Section 3.5.

(b)    Resolutions and Other Company Actions. At or prior to the Effective Time, the Company, the Company Board, and the compensation committee of such board, as applicable, shall adopt any resolutions and take any actions (including obtaining any employee consents) that may be necessary to effectuate the provisions this Section 3.7.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY

Except as disclosed in the reports, schedules, forms, statements and other documents filed by the Company with, or furnished by the Company to, the Securities and Exchange Commission (the “SEC”) and publicly available on the SEC’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) on or after November 15, 2022 and prior to the date of this Agreement (the “Filed Company SEC Documents”) (excluding disclosures contained in any part of any Filed Company SEC Document entitled “Risk Factors,” disclosures of risks set forth in any “Forward-Looking Statements” disclaimer, or any other precautionary or other forward-looking statements; it being understood that specific historical factual information contained within such headings, disclosures or statements shall not be excluded) or as set forth in the correspondingly numbered Section of the disclosure letter, dated as of the date of this Agreement and delivered by the Company to Parent concurrently with the execution of this Agreement (the “Company Disclosure Letter”), the Company hereby represents and warrants to Parent and Merger Sub as follows:

4.1      Organization; Standing and Power.

(a)    Organization; Standing and Power. The Company and each of its Subsidiaries is a corporation, limited liability company, or other legal entity duly organized, validly existing, and in good standing under the Laws of its jurisdiction of organization, and has the requisite corporate, limited liability company, or other organizational, as applicable, power and authority to own, lease, and operate its assets and to carry on its business as now conducted. The Company and each of its Subsidiaries is duly qualified or licensed to do business as a foreign corporation, limited liability company, or other legal entity and is in good standing in each jurisdiction where the character of the assets and properties owned, leased, or operated by it or the nature of its business makes such qualification or license necessary, except where the failure to be so qualified or licensed or to be in good standing, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b)    Charter Documents. The Company has delivered or made available to Parent a true and correct copy of the certificate or articles of incorporation (including any certificate of designations), by-laws or regulations, or like organizational documents, each as amended to date (collectively, the “Charter Documents”), of the Company and each of its Subsidiaries. Neither the Company nor any of its Subsidiaries is in material violation of any of the provisions of its Charter Documents.

(c)     Subsidiaries. Section 4.1(c)(i) of the Company Disclosure Letter lists each Subsidiary of the Company as of the date hereof and its jurisdiction of organization. Each Subsidiary of the Company is wholly owned by the Company, either directly or indirectly through another Subsidiary of the Company. All of the outstanding shares of capital stock of, or other equity or voting interests in, each Subsidiary of the Company have been validly issued, were issued free of pre-emptive rights, are fully paid and non-assessable, and are free and clear of all Liens, including any restriction on the right to vote, sell, or otherwise dispose of such capital stock or other equity or voting interests, except for any Liens imposed by applicable securities Laws. Except for the Subsidiaries of the Company listed in Section 4.1(c)(i) of the Company Disclosure Letter, the Company does not own, directly or indirectly, any capital stock of, or other equity or voting interests in, any Person.

4.2     Capital Structure.

(a)      Capital Stock.

(i)    The authorized capital stock of the Company consists of: (i) 12,500,000 shares of Company Common Stock (consisting of 10,000,000 Class A shares of common capital stock and 2,500,000 shares of Class B common capital stock) (the “Company Common Stock”); and (ii) 1,000,000 shares of preferred stock (the “Company Preferred Stock”). As of the close of business on December 4, 2025 (A) 2,820,084 Class A shares of common capital stock of the Company were issued and outstanding (not including shares held in treasury), (B) 731,848 Class B shares of common capital stock of the Company were issued and outstanding (not including shares held in treasury); (C) 67,273 Class A shares of common capital stock of the Company were issued and held by the Company in its treasury; (D) 182,435 Class B shares of common capital stock of the Company were issued and held by the Company in its treasury; and (E) no shares of Company Preferred Stock were issued and outstanding or held by the Company in its treasury; and since September 30, 2025 and through the date hereof, no additional shares of Company Stock have been issued. All of the outstanding shares of capital stock of the Company are, and all shares of capital stock of the Company which may be issued as contemplated or permitted by this Agreement will be, when issued, duly authorized, validly issued, fully paid, and non-assessable, and not subject to any preemptive rights. No Subsidiary of the Company owns any shares of capital stock of the Company.

(ii)    All outstanding shares of Company Stock, all outstanding Company Equity Awards, and all outstanding shares of capital stock, voting securities, or other ownership interests in any Subsidiary of the Company, have been issued or granted, as applicable, in compliance in all material respects with all applicable securities Laws.

(iii)    There are no outstanding Contracts requiring the Company or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any Company Securities or Company Subsidiary Securities. Neither the Company nor any of its Subsidiaries is a party to any voting agreement with respect to any Company Securities or Company Subsidiary Securities.

(b)      Company Restricted Shares.

(i)    As of the close of business on December 4, 2025, 966 Company Restricted Shares were issued and outstanding and are set forth on Section 4.2(b)(i) of the Company Disclosure Letter. Since September 30, 2025 and through the date hereof, no additional Company Equity Awards have been granted under the Company Stock Plan. Except as set forth on Section 4.2(b)(i) of the Company Disclosure Letter, the Company has not granted, and there are no, stock options, stock appreciation rights, restricted shares, restricted share units, performance shares or Class A Common Stock under the Company Stock Plan. Section 4.2(b)(i) of the Company Disclosure Letter sets forth as of the date of this Agreement a list of each outstanding Company Equity Award, granted under the Company Stock Plan and: (A) the name of the holder of such Company Equity Award; (B) the number of Company Restricted Shares of Company Stock held by such recipient; (C) the date on which such Company Equity Award was granted or issued; and (D) the applicable vesting, repurchase, or other lapse of restrictions schedule, and the extent to which such Company Equity Award is vested and exercisable as of the date hereof. All shares of Restricted Company Stock were issued in accordance with the terms and conditions specified in the instruments pursuant to which they are issuable, and are duly authorized, validly issued, fully paid, and non-assessable.

(ii)    Except for the Company Stock Plan and as set forth in Section 4.2(b)(ii) of the Company Disclosure Letter, there are no Contracts to which the Company is a party obligating the Company to accelerate the vesting of any Company Equity Award as a result of the transactions contemplated by this Agreement (whether alone or upon the occurrence of any additional or subsequent events). Other than the Company Equity Awards, as of the date hereof, there are no outstanding: (A) securities of the Company or any of its Subsidiaries convertible into or exchangeable for Voting Debt or shares of capital stock of the Company; (B) options, warrants, or other agreements or commitments to acquire from the Company or any of its Subsidiaries, or obligations of the Company or any of its Subsidiaries to issue, any Voting Debt or shares of capital stock of (or securities convertible into or exchangeable for shares of capital stock of) the Company; or (C) restricted shares, restricted stock units, stock appreciation rights, performance shares, profit participation rights, contingent value rights, “phantom” stock, or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares of capital stock of the Company, in each case that have been issued by the Company or its Subsidiaries (the items in clauses (A), (B), and (C), together with the capital stock of the Company, being referred to collectively as “Company Securities”).

(c)    Voting Debt. No bonds, debentures, notes, or other indebtedness issued by the Company or any of its Subsidiaries: (i) having the right to vote on any matters on which stockholders or equityholders of the Company or any of its Subsidiaries may vote (or which is convertible into, or exchangeable for, securities having such right); or (ii) the value of which is directly based upon or derived from the capital stock, voting securities, or other ownership interests of the Company or any of its Subsidiaries, are issued or outstanding (collectively, “Voting Debt”).

(d)    Company Subsidiary Securities. As of the date hereof, there are no outstanding: (i) securities of the Company or any of its Subsidiaries convertible into or exchangeable for Voting Debt, capital stock, voting securities, or other ownership interests in any Subsidiary of the Company; (ii) options, warrants, or other agreements or commitments to acquire from the Company or any of its Subsidiaries, or obligations of the Company or any of its Subsidiaries to issue, any Voting Debt, capital stock, voting securities, or other ownership interests in (or securities convertible into or exchangeable for capital stock, voting securities, or other ownership interests in) any Subsidiary of the Company; or (iii) restricted shares, restricted stock units, stock appreciation rights, performance shares, profit participation rights, contingent value rights, “phantom” stock, or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or voting securities of, or other ownership interests in, any Subsidiary of the Company, in each case that have been issued by a Subsidiary of the Company (the items in clauses (i), (ii), and (iii), together with the capital stock, voting securities, or other ownership interests of such Subsidiaries, being referred to collectively as “Company Subsidiary Securities”).

4.3     Authority; Non-Contravention; Governmental Consents; Board Approval; Anti-Takeover Statutes.

(a)     Authority. The Company has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement and, subject to, in the case of the consummation of the Merger, adoption of this Agreement by the affirmative vote or consent of the holders of (i) shares of Company Common Stock representing at least a majority of the voting power of the outstanding shares of Company Common Stock and (ii) at least two-thirds of the outstanding Class A shares of common capital stock of the Company (the “Requisite Company Vote”), to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger and the other transactions contemplated hereby, subject only, in the case of consummation of the Merger, to the receipt of the Requisite Company Vote. The Requisite Company Vote is the only vote or consent of the holders of any class or series of the Company’s capital stock necessary to approve and adopt this Agreement, approve the Merger, and consummate the Merger and the other transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming due execution and delivery by Parent and Merger Sub, constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, and other similar Laws affecting creditors’ rights generally and by general principles of equity. As of the date hereof, the Company Board has approved and declared advisable this Agreement and the transactions contemplated hereby and, subject to Section 6.4, has directed that this Agreement be submitted to a vote of the Company’s stockholders, resolved to recommend that the Company’s stockholders adopt and approve this Agreement and the transactions contemplated hereby (the “Company Board Recommendation”) and resolved to include the Company Board Recommendation in the Company Proxy Statement. The Requisite Company Vote is the only vote or consent of the holders of any class or series of capital stock of the Company necessary to approve this Agreement or the Merger or the other transactions contemplated hereby.

(b)    Non-Contravention. Except as set forth on Section 4.3(b) of the Company Disclosure Letter, the execution, delivery, and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated by this Agreement, including the Merger, do not and will not: (i) subject to obtaining the Requisite Company Vote, contravene or conflict with, or result in any violation or breach of, the Charter Documents of the Company or any of its Subsidiaries; (ii) assuming that all Consents contemplated by clauses (i) through (v) of Section 4.3(c) have been obtained or made and, in the case of the consummation of the Merger, subject to obtaining the Requisite Company Vote, conflict with or violate any Law applicable to the Company, any of its Subsidiaries, or any of their respective properties or assets; (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the Company’s or any of its Subsidiaries’ loss of any benefit or the imposition of any additional payment or other liability under, or alter the rights or obligations of any third party under, or give to any third party any rights of termination, amendment, acceleration, or cancellation, or require any Consent under, any Material Contract to which the Company or any of its Subsidiaries is a party or otherwise bound as of the date hereof; or (iv) result in the creation of a Lien (other than Permitted Liens) on any of the properties or assets of the Company or any of its Subsidiaries, except, in the case of each of clauses (ii), (iii) and (iv), for any conflicts, violations, breaches, defaults, loss of benefits, additional payments or other liabilities, alterations, terminations, amendments, accelerations, cancellations, or Liens that, or where the failure to obtain any Consents, in each case, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c)     Governmental Consents. No consent, approval, license, permission, order, or authorization of, or registration, declaration, or filing with, or notice to (any of the foregoing being a “Consent”), any supranational, national, state, municipal, local, or foreign government, any instrumentality, subdivision, court, administrative agency or commission, or other governmental authority, or any quasi-governmental or private body exercising any regulatory or other governmental or quasi-governmental authority (a “Governmental Entity”) is required to be obtained or made by the Company in connection with the execution, delivery, and performance by the Company of this Agreement or the consummation by the Company of the Merger and other transactions contemplated hereby, except for: (i) the filing of the Certificate of Merger with the Secretary of State of the State of Ohio; (ii) the filing of the Company Proxy Statement in definitive form with the SEC in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such filings or reports under the Exchange Act as may be required in connection with this Agreement, the Merger, and the other transactions contemplated by this Agreement; (iii) such Consents as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”); (iv) such Consents as may be required under applicable state securities, takeover or “blue sky” Laws and the securities Laws of any foreign country; (v) the other Consents of Governmental Entities listed in Section 4.3(c) of the Company Disclosure Letter (the “Other Governmental Approvals”); and (vi) such other Consents which if not obtained or made would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(d)    Board Approval. The Company Board, by resolutions duly adopted by a unanimous vote at a meeting of all directors of the Company duly called and held and, as of the date of this Agreement and, subject to Section 6.4 hereof, as of the Effective Time, not subsequently rescinded or modified in any way, has: (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions set forth herein, are fair to, and in the best interests of, the Company and the Company’s stockholders; (ii) approved and declared advisable this Agreement, including the execution, delivery, and performance thereof, and the consummation of the transactions contemplated by this Agreement, including the Merger, upon the terms and subject to the conditions set forth herein; (iii) directed that this Agreement be submitted to a vote of the Company’s stockholders for adoption at the Company Stockholders Meeting; and (iv) resolved to recommend that Company stockholders vote in favor of adoption of the Company Board Recommendation.

(e)    Anti-Takeover Statutes. Except for Chapter 1704 of the ORC, no “fair price,” “moratorium,” “control share acquisition,” “supermajority,” “affiliate transactions,” “business combination,” or other similar anti-takeover statute or regulation enacted under any federal, state, local, or foreign laws applicable to the Company is applicable to this Agreement, the Merger, or any of the other transactions contemplated by this Agreement. The Company Board has taken the requisite actions so that the restrictions contained in Chapter 1704 of the ORC applicable to a “Chapter 1704 transaction” (as defined in Section 1704.01 of the ORC) will not apply to the execution, delivery or performance of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement.

4.4     SEC Filings; Financial Statements; Sarbanes-Oxley Act Compliance; Undisclosed Liabilities; Off-Balance Sheet Arrangements.

(a)    SEC Filings. The Company has timely filed with or furnished to, as applicable, the SEC all registration statements, prospectuses, reports, schedules, forms, statements, and other documents (including exhibits and schedules thereto and all other information incorporated by reference) (the “Company SEC Documents”) required to be filed or furnished by it with the SEC since December 1, 2022 (the “Lookback Date”). True, correct, and complete copies of all Company SEC Documents are publicly available on EDGAR. To the extent that any Company SEC Document available on EDGAR contains redactions pursuant to a request for confidential treatment or otherwise, the Company has made available to Parent the full text of all such Company SEC Documents that it has so filed or furnished with the SEC. As of their respective filing dates or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of the last such amendment or superseding filing (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), each of the Company SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act, and, to the extent applicable, the Sarbanes-Oxley Act of 2002 (including the rules and regulations promulgated thereunder, the “Sarbanes-Oxley Act”), as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents. None of the Company SEC Documents, including any financial statements, schedules, or exhibits included or incorporated by reference therein at the time they were filed (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of the last such amendment or superseding filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. To the Knowledge of the Company, none of the Company SEC Documents is the subject of ongoing SEC review or outstanding SEC investigation and there are no outstanding or unresolved comments received from the SEC with respect to any of the Company SEC Documents. None of the Company’s Subsidiaries is required to file or furnish any forms, reports, or other documents with the SEC and neither the Company nor any of its Subsidiaries is required to file or furnish any forms, reports, or other documents with any securities regulation (or similar) regime of a non-United States Governmental Entity.

(b)    Financial Statements. Each of the consolidated financial statements (including, in each case, any notes and schedules thereto) contained in or incorporated by reference into the Company SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto as of their respective dates; (ii) was prepared in all material respects in accordance with United States generally accepted accounting principles (“GAAP”) applied in all material respects on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and, in the case of unaudited interim financial statements, as may be permitted by the SEC for Quarterly Reports on Form 10-Q or other rules and regulations of the SEC); and (iii) fairly presented in all material respects the consolidated financial position and the results of operations and cash flows of the Company and its consolidated Subsidiaries as of the respective dates of and for the periods referred to in such financial statements, subject, in the case of unaudited interim financial statements, to normal and year-end audit adjustments as permitted by the applicable rules and regulations of the SEC (but only if the effect of such adjustments would not, individually or in the aggregate, be material).

(c)    Internal Controls. The Company and each of its Subsidiaries has established and maintains a system of “internal controls over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that is sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP including policies and procedures that: (i) require the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company and its Subsidiaries; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and that receipts and expenditures of the Company and its Subsidiaries are being made only in accordance with appropriate authorizations of the Company’s management and the Company Board; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the assets of the Company and its Subsidiaries. From the date of the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 to the date of this Agreement, neither the Company nor, to the Knowledge of the Company, the Company’s independent registered public accounting firm has identified or been made aware of: (i) any material weakness in the system of internal control over financial reporting utilized by the Company and its Subsidiaries which, individually or in the aggregate, would be reasonably expected to adversely affect the Company’s ability to record, process, summarize and report financial information; or (ii) any fraud that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal control over financial reporting utilized by the Company and its Subsidiaries.

(d)     Disclosure Controls and Procedures. The Company’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are designed to provide reasonable assurances that all material information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of the Company required under the Exchange Act with respect to such reports. The chief executive officer and chief financial officer of the Company have evaluated the effectiveness of the Company’s disclosure controls and procedures and, to the extent required by applicable Law, presented in any applicable Company SEC Document that is a report on Form 10-K or Form 10-Q, or any amendment thereto, its conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by such report or amendment based on such evaluation. From the date of the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 to the date of this Agreement, none of the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any director, officer, employee, auditor, accountant or representative of the Company or any of its Subsidiaries has received or otherwise had or obtained Knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and to the Knowledge of the Company, no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents to the Company Board or any committee thereof or to any director or officer of the Company or any of its Subsidiaries.

(e)     Undisclosed Liabilities. The balance sheet of the Company dated as of June 30, 2025 contained in the Company SEC Documents filed prior to the date hereof is hereinafter referred to as the “Company Balance Sheet.” Neither the Company nor any of its Subsidiaries has any Liabilities other than Liabilities that: (i) are reflected or reserved against in the Company Balance Sheet (including in the notes thereto); (ii) were incurred since the date of the Company Balance Sheet in the ordinary course of business consistent with past practice; (iii) are incurred in connection with the transactions contemplated by this Agreement; or (iv) individually or in the aggregate, are not material.

(f)     Off-Balance Sheet Arrangements. Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to: (i) any joint venture, off-balance sheet partnership, or any similar Contract or arrangement (including any Contract or arrangement relating to any transaction or relationship between or among the Company or any of its Subsidiaries, on the one hand, and any other Person, including any structured finance, special purpose, or limited purpose Person, on the other hand); or (ii) any “off-balance sheet arrangements” (as defined in Item 2.03(d) of the SEC’s Current Report on Form 8-K or as described in Instruction 8 to Item 303(b) of Regulation S-K promulgated by the SEC), where the result, purpose or effect of such Contract or arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company SEC Documents (including any audited financial statements and unaudited interim financial statements of the Company included therein).

(g)    Sarbanes-Oxley Compliance. Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer and each former principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to the Company SEC Documents, and the statements contained in such certifications are true and accurate in all material respects. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act. The Company is also in compliance in all material respects with all of the other applicable provisions of the Sarbanes-Oxley Act.

(h)    Accounting, Securities, or Other Related Complaints or Reports. Since the Lookback Date: (i) none of the Company or any of its Subsidiaries nor any director or officer of the Company or any of its Subsidiaries has received any material oral or written complaint, allegation, assertion, or claim regarding the financial accounting, internal accounting controls, or auditing practices, procedures, methodologies, or methods of the Company or any of its Subsidiaries or any material oral or written complaint, allegation, assertion, or claim from employees of the Company or any of its Subsidiaries regarding questionable financial accounting or auditing matters with respect to the Company or any of its Subsidiaries; and (ii) no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported credible evidence of any material violation of securities Laws, breach of fiduciary duty, or similar material violation by the Company, any of its Subsidiaries, or any of their respective officers, directors, employees, or agents to the Company Board or any committee thereof, or to the chief executive officer or chief financial officer of the Company.

4.5    Absence of Certain Changes or Events.Except as set forth in Section 4.5 of the Company Disclosure Letter, since the date of the Company Balance Sheet, except in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, the business of the Company and each of its Subsidiaries has been conducted in the ordinary course of business substantially consistent with past practice and there has not been or occurred:

(a)     any Company Material Adverse Effect or any event, condition, change, or effect that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; or

(b)    any event, condition, action, or effect that, if taken during the period from the date of this Agreement through the Effective Time, would require the consent of Parent pursuant to Section 6.1.

4.6     Taxes.

(a)    Tax Returns and Payment of Taxes. The Company and each of its Subsidiaries have duly and timely filed or caused to be filed (taking into account any valid extensions) all income and other material Tax Returns required to be filed by them. Such Tax Returns are true, complete, and correct in all material respects and have been prepared in material compliance with all applicable Laws. Neither the Company nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return other than extensions of time to file Tax Returns obtained in the ordinary course of business not requiring the consent of any Governmental Entity. All Taxes due and owing by the Company or any of its Subsidiaries (whether or not shown on any Tax Return) have been timely paid or, where payment is not yet due, the Company has made an adequate provision for such Taxes on the face of the Company’s financial statements included in the Company SEC Documents (in accordance with GAAP) (rather than in any notes thereto). The Company’s most recent financial statements included in the Company SEC Documents reflect an adequate reserve (in accordance with GAAP) for all Taxes payable by the Company and its Subsidiaries through the date of such financial statements. The amount of Taxes due and owing by the Company and/or any of its Subsidiaries will not exceed the accrued reserve set forth on the face of the financial statements included in the Company SEC Documents as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries in filing their Tax Returns. Neither the Company nor any of its Subsidiaries has incurred any Liability for Taxes since the date of the Company’s most recent financial statements included in the Company SEC Documents outside of the ordinary course of business or otherwise inconsistent with past practice.

(b)    Availability of Tax Returns. The Company has made available to Parent complete and accurate copies of all federal, state, local, and non-U.S. income, franchise, sales, use, and payroll Tax Returns filed by or on behalf of the Company or its Subsidiaries for any Tax period ending after January 1, 2022.

(c)     Withholding. The Company and each of its Subsidiaries have withheld and timely paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any Company Employee, creditor, customer, stockholder, or other party (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any state, local, and non-U.S. Laws), and complied in all material respects with all information reporting and backup withholding provisions of applicable Law.

(d)    Liens. There are no Liens for Taxes upon the assets of the Company or any of its Subsidiaries other than for current Taxes not yet due and payable or for Taxes that are being contested in good faith by appropriate proceedings and, in each case, for which adequate reserves in accordance with GAAP has been made in the Company’s most recent financial statements included in the Company SEC Documents.

(e)    Tax Deficiencies and Audits. No deficiency for any Taxes that has been proposed, asserted, or assessed in writing by any taxing authority against the Company or any of its Subsidiaries remains unpaid. There are no waivers or extensions of any statute of limitations currently in effect with respect to Taxes of the Company or any of its Subsidiaries. None of the Company nor any Subsidiary has consented to any extension of time with respect to any Tax assessment or deficiency of the Company or any Subsidiary, which waiver or extension of time is currently outstanding. There are no audits, suits, proceedings, investigations, claims, examinations, or other administrative or judicial proceedings ongoing or pending with respect to any Taxes of the Company or any of its Subsidiaries, and there are no matters under discussion, audit or appeal with any taxing authority with respect to Taxes of the Company or any of its Subsidiaries.

(f)    Tax Rulings. Neither the Company nor any of its Subsidiaries has requested or is the subject of or bound by any private letter ruling, technical advice memorandum, or similar ruling or memorandum with any taxing authority with respect to any Taxes, nor is any such request outstanding. The amount of Tax chargeable on the Company or any of its Subsidiaries does not depend, and has not depended, to any material extent, on any concession, agreement or other formal or informal arrangement with any taxing authority.

(g)     Consolidated Groups, Transferee Liability, and Tax Agreements. Neither the Company nor any of its Subsidiaries: (i) since July 1, 2016, has been a member of any Affiliated Group (other than an Affiliated Group the common parent of which is the Company); (ii) has any liability for Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any comparable provision of local, state, or non-U.S. Law), as a transferee or successor, by Contract, by operation of applicable Law, or otherwise; or (iii) is a party to, bound by, or has any liability under any Tax sharing, allocation, or indemnification agreement, other than any such agreement entered into in the ordinary course of business, the primary subject of which is not Taxes and in which the provisions dealing with Taxes are of a type typically included in such agreements.

(h)    Change in Accounting Method. In the past five (5) years, neither the Company nor any of its Subsidiaries has agreed to make, nor is it required to make, any adjustment under Section 481(a) of the Code or any comparable provision of state, local, or non-U.S. Tax Laws by reason of a change in accounting method.

(i)    Post-Closing Tax Items. The Company and its Subsidiaries will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law) executed on or prior to the Closing Date; (ii) installment sale or open transaction disposition made on or prior to the Closing Date; (iii) prepaid amount received on or prior to the Closing Date; (iv) any income under Section 965(a) of the Code, including as a result of any election under Section 965(h) of the Code with respect thereto; (v) any change in or use of an improper method of accounting for a taxable period ending on or prior to the Closing Date; (vi) intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law); or (vii) “global intangible low-taxed income” within the meaning of Section 951A of the Code (or any corresponding or similar provision of Law) of the Company or any Subsidiary attributable to a taxable period (or portion thereof) ending on or prior to the Closing Date.

(j)     Section 355. In the past five (5) years, neither the Company nor any Subsidiary has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Sections 355 or 361 of the Code.

(k)    Reportable Transactions. In the past five (5) years, neither the Company nor any of its Subsidiaries has engaged in any “listed transaction” within the meaning of Sections 6111 and 6112 of the Code or any similar provisions of U.S. state or local or non-U.S. Law or any “tax shelter” within the meaning of Section 6662 of the Code or the Treasury Regulations promulgated thereunder (or any similar provision of applicable U.S. state or local or non-U.S. Law).

(l)     Tax Jurisdictions. No claim has been made in writing in the past five (5) years by any taxing authority in a jurisdiction where the Company and its Subsidiaries do not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to Tax in that jurisdiction.

(m)    Neither the Company nor any Subsidiary is, or at any time in the past five (5) years, has been, subject to (i) the dual consolidated loss provisions of Section 1503(d) of the Code, (ii) the overall foreign loss provisions of Section 904(f) of the Code or (iii) the recharacterization provisions of Section 952(c)(2) of the Code.

(n)     Neither the Company nor any Subsidiary is, nor has any been, a “U.S. real property holding corporation” within the meaning of Section 897 of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(o)    No Person holds shares of Company Stock that are non-transferable and subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code with respect to which a valid election under Section 83(b) of the Code has not been made.

(p)    The prices and terms for the provision of any property or services undertaken among the Company and its Subsidiaries are arm’s length for purposes of the relevant transfer pricing Laws, and all related documentation required by such Laws has been timely prepared or obtained and, if necessary, retained.

(q)    The Company and each Subsidiary has duly and timely collected all amounts on account of any sales or transfer Taxes, including goods and services, harmonized sales and state, provincial or territorial sales Taxes or value-added Taxes, required by applicable Laws to be collected by it and has duly and timely remitted to the appropriate taxing authority any such amounts required by Law to be remitted by it.

(r)     Section 965(h). Neither the Company nor any Subsidiary will be required to pay any Tax after the Closing Date as a result of an election made pursuant to Section 965(h) of the Code.

(s)     The Company and each Subsidiary has provided reasonable documentation or other proof of compliance with any applicable Tax holiday or other similar incentives.

(t)     Neither the Company nor any Subsidiary has deferred any obligation to pay Taxes pursuant to Section 2302 of the CARES Act or any other similar Law, executive order or Presidential Memorandum (including the Presidential Memorandum described in IRS Notice 2020-65) enacted in connection with COVID-19.

(u)     None of the assets of the Company or any Subsidiary is (i) required to be treated as being owned by another Person pursuant to the so-called “safe harbor lease” provisions of former Section 168(f)(8) of the Internal Revenue Code of 1954, as amended, (ii) subject to Section 168(g)(1)(A) of the Code, (iii) subject to a disqualified leaseback or long-term agreement as defined in Section 467 of the Code, or (iv) directly or indirectly securing any debt, the interest on which is exempt from Tax under Section 103(a) of the Code.

(v)      None of the assets of the Company or any Subsidiary is tax-exempt use property within the meaning of Section 168(h) of the Code.

(w)    Section 4.6(w) of the Company Disclosure Letter sets forth a list of the entity classification of the Company and each of its Subsidiaries for U.S. federal income Tax purposes, and, unless otherwise noted on Section 4.6(w) of the Company Disclosure Letter, each entity has had such classification at all times since its incorporation or formation, as applicable.

4.7     Intellectual Property.

(a)    Company-Owned IP. Section 4.7(a) of the Company Disclosure Letter contains a true, correct and complete list, specifying as to each as applicable, the jurisdiction in which it has been issued, registered, or filed; the patent, registration, or application serial number; the filing date and the issue, registration, or grant date; the record owner(s); and the current status, of all: (i) Company-Owned IP that is the subject of any issuance, registration, certificate, application, or other filing by, to or with any Governmental Entity or authorized private registrar, including patents, patent applications, trademark registrations and pending applications for registration, copyright registrations and pending applications for registration, and internet domain name registrations (collectively, “IP Registrations”); and (ii) all material unregistered Trademarks included in the Company-Owned IP.

(b)    Company IP Agreements. Section 4.7(b) of the Company Disclosure Letter contains a correct, current, and complete list of all material Company IP Agreements specifying for each the date, title, and parties thereto, and separately identifying the Company IP Agreements: (A) under which the Company or any of its Subsidiaries is a licensor or otherwise grants to any Person any right or interest relating to any Company-Owned IP; (B) under which the Company or any of its Subsidiaries is a licensee or otherwise granted any right or interest relating to the Intellectual Property of any Person; or (C) which otherwise relate to the Company’s ownership or use of Intellectual Property; excluding, in each case, any (w) agreements with employees on standard forms of agreement, (x) rights to use confidential information under nondisclosure or confidentiality agreements entered into in the ordinary course of business, (y) non-exclusive licenses that are incidental to the sale or purchase of products or services, and (z) non‑exclusive shrink-wrap, click-wrap, and similar licenses for “off the shelf” commercially available Software with annual or one‑time license, maintenance, support, and other fees of less than $50,000 in the aggregate. Each Company IP Agreement is valid and binding on the Company or its Subsidiary that is party thereto in accordance with its terms and is in full force and effect. Neither the Company, its Subsidiaries, nor any other party thereto is, or is alleged to be, in breach of or default under, or has provided or received any notice of breach of, default under, or intention to terminate (including by non-renewal), any Company IP Agreement.

(c)      Right to Use; Title.

(i)    The Company or one of its Subsidiaries is the sole and exclusive legal and beneficial owner of all right, title, and interest in and to the Company-Owned IP, and has the valid and enforceable right to use all other Intellectual Property used in or necessary for the conduct of the business of the Company and its Subsidiaries as currently conducted, free and clear of all Liens other than Permitted Liens.

(ii)    All assignments and other instruments necessary to establish, record, and perfect the Company’s ownership interest in the IP Registrations have been validly executed, delivered, and filed with the relevant Governmental Entities and authorized registrars.

(iii)    Neither the execution, delivery, or performance of this Agreement, nor the consummation of the transactions contemplated hereunder, will result in the loss or impairment of, or require the consent of any other Person in respect of, the Company’s or its Subsidiaries’ right to own or use any Company-Owned IP or Licensed IP.

(d)     Validity and Enforceability. The Company’s and its Subsidiaries’ rights in the Company-Owned IP and Exclusive Licensed IP are valid and enforceable, and all IP Registrations are subsisting and in full force and effect. The Company and each of its Subsidiaries have taken reasonable and necessary steps to maintain and enforce the material Company-Owned IP and to protect and preserve the confidentiality of all material trade secrets included therein. All required filings and fees related to the IP Registrations have been timely submitted with and paid to the relevant Governmental Entities and authorized registrars.

(e)      Non-Infringement.

(i)     The conduct of the businesses of the Company and any of its Subsidiaries as currently and formerly conducted and the products, processes, and services of the Company and its Subsidiaries, has/have not infringed, misappropriated, or otherwise violated, and is/are not infringing, misappropriating, or otherwise violating, any Intellectual Property of any other Person.

(ii)    To the Knowledge of the Company, no third party has infringed, misappropriated, or otherwise violated or is infringing upon, violating, or misappropriating any Company-Owned IP.

(f)     IP Legal Actions and Orders. There are no Legal Actions (including any opposition, cancellation, revocation, review, or other proceeding), whether settled, pending or, to the Knowledge of the Company, threatened (including in the form of offers to obtain a license): (i) alleging any infringement, misappropriation, or other violation by the Company or any of its Subsidiaries of the Intellectual Property of any Person; (ii) challenging the validity, enforceability, registrability, patentability, or ownership of any Company-Owned IP or the Company’s or any of its Subsidiaries’ right, title, or interest in or to any Company-Owned IP; or (iii) by the Company or any of its Subsidiaries alleging any infringement, misappropriation, or other violation by any Person of the Company-Owned IP. The Company is not aware of any facts or circumstances that could reasonably be expected to give rise to any such Legal Action. The Company and its Subsidiaries are not subject to any outstanding or prospective Order (including any motion or petition therefor) that does or could reasonably be expected to restrict or impair the ownership or use of any Company-Owned IP or Licensed IP.

(g)    Company IT Systems. All Company IT Systems are in good working condition except for normal wear and tear and are materially sufficient for the operation of the Company’s and its Subsidiaries’ businesses as currently conducted. Since the Lookback Date, there has been no malfunction, failure, continued substandard performance, denial-of-service, or Security Incident, including any cyberattack, or other impairment of the Company IT Systems. The Company and its Subsidiaries have taken reasonable steps to safeguard the confidentiality, availability, security, and integrity of the Company IT Systems and the information thereon, including actions that are necessary to comply with Law and Privacy Requirements.

(h)      Proprietary Software.

(i)    Section 4.7(h)(i) of the Company Disclosure Letter contains a correct, current, and complete list of all material proprietary Software of the Company and its Subsidiaries (collectively, “Company Software”).

(ii)    Section 4.7(h)(ii) of the Company Disclosure Letter identifies, with respect to each item of Company Software, all Licensed IP (A) incorporated in or distributed or licensed with such Company Software or otherwise provided by or on behalf of the Company or any of its Subsidiaries in any manner for use in connection with such Company Software or (B) used to deliver, host, or otherwise provide services with respect to such Company Software, and for each identified item of Licensed IP, the Company IP Agreement relating to the Company’s or its Subsidiary’s use of such Licensed IP.

(i)       Source Code.

(i)    The Company and its Subsidiaries are in actual possession of and have exclusive control over a complete and correct copy of the source code for all proprietary components of the Company Software.

(ii)    Except for application programming interfaces and other interface code that is generally available to customers, the Company and its Subsidiaries have not disclosed, delivered, licensed, or otherwise made available, and do not have a duty or obligation (whether present, contingent, or otherwise) to disclose, deliver, license, or otherwise make available, any source code for any Company Software to any other Person, other than an employee, independent contractor, or consultant of the Company or its Subsidiaries pursuant to a valid and enforceable written agreement prohibiting use or disclosure except in the performance of services for the Company or its Subsidiaries.

(iii)    To the Knowledge of the Company, as of the date hereof, there has been no unauthorized theft, reverse engineering, decompiling, disassembling, or other unauthorized disclosure of or access to any source code for any Company Software.

(j)       Open Source Software.

(i)    Section 4.7(j)(i) of the Company Disclosure Letter sets forth a correct, current, and complete list of each item of Open Source Software that is or has been used by the Company or any of its Subsidiaries in the conduct of its business or in the development of or incorporated into, combined with, linked with, distributed with, provided to any Person as a service, provided via a network as a service or application, or otherwise made available with, any Company Software, and for each such item of Open Source Software, (A) the applicable Company Software; and (B) the name and version number of the applicable license agreement.

(ii)    The Company and its Subsidiaries have complied in all material respects with all notice, attribution, and other requirements of each license applicable to the Open Source Software disclosed or required to be disclosed in Section 4.7(j)(i) of the Company Disclosure Letter.

(iii)    The Company and its Subsidiaries have not used any Open Source Software in a manner that does, will, or would reasonably be expected to require the (A) disclosure or distribution of any Company Software in source code form; (B) license or other provision of any Company Software on a royalty-free basis; or (C) grant of any patent license, non-assertion covenant, or other rights under any Company-Owned IP or rights to modify, make derivative works based on, decompile, disassemble, or reverse engineer any Company Software.

(k)       Conformance with Specifications; Defects; Malicious Code.

(i)    All Company Products materially comply with all applicable Laws and industry standards, including with respect to security; and (B) materially conform to all applicable contractual commitments, express and implied warranties (to the extent not subject to legally effective express exclusions thereof), representations and claims in packaging, labeling, advertising, and marketing materials, and applicable specifications, user manuals, training materials, and other documentation.

(ii)    To the Knowledge of the Company, no Company Software contains any bug, defect, or error that materially adversely affects, or could reasonably be expected to materially adversely affect, the value, functionality, or performance of such Company Software.

(iii)    None of the Company Software, and to the Knowledge of the Company, no other Software used in the operation of the business, contains any “time bomb,” “Trojan horse,” “back door,” “worm,” virus, malware, spyware, or other device or code (“Malicious Code”) designed or intended to, or that could reasonably be expected to, (A) disrupt, disable, harm, or otherwise impair the normal and authorized operation of, or provide unauthorized access to, any computer system, hardware, firmware, network, or device on which any Company Software or such other Software is installed, stored, or used; or (B) damage, destroy, or prevent the access to or use of any data or file without the user’s consent.

(iv)     None of the Company nor any of its Subsidiaries uses any technology capable of generating content (e.g., text, images, video, audio or computer code) based on user supplied prompts.

(l)    Privacy Compliance. The Company and its Subsidiaries have at all times been in compliance in all material respects with all Privacy Requirements in the conduct of the Company’s and its Subsidiaries’ businesses and the Processing of Personal Information in connection therewith. No disclosure or representation made or contained in any Privacy Policy has been inaccurate, misleading, deceptive, or in violation in any material respect of Privacy Requirements. The Company and its Subsidiaries have sufficient rights, consents, and authorities for its Processing of Personal Information, including for purposes of developing, offering, and providing all products and services, to comply with Laws and Privacy Requirements. Neither the Company nor its Subsidiaries Process Personal Information that is sensitive or special category information or is otherwise subject to heightened restrictions under Privacy Requirements. Neither the Company nor its Subsidiaries store or retain Personal Information on behalf of their customers. To the Knowledge of the Company, the Company and its Subsidiaries do not and have not transferred or otherwise make available Personal Information to any Person in violation of any Laws or Privacy Requirements. All Contracts with third parties that Process or otherwise access Personal Information comply with Privacy Requirements. Neither the Closing nor the execution, delivery, or performance of this Agreement or any other transactions contemplated by this Agreement nor the disclosure or transfer of Personal Information to Parent in connection therewith will violate in any material respect any Privacy Requirements, and all Protected Information contained in the Company IT Systems or otherwise Processed by or on behalf of the Company or any of its Subsidiaries will continue to be available for Processing by and on behalf of the Company, its Subsidiaries, and the Parent following the Closing on terms and conditions identical to those under which such Protected Information was available for Processing immediately prior to the Closing, without payment of any additional amounts or consideration.

(m)    Security Incidents and Legal Actions. In the past three years, the Company and its Subsidiaries have not experienced any actual, alleged, or suspected Security Incidents. The Company and its Subsidiaries have not been subject to or received any written or, to the Knowledge of the Company, other notice of any audit, investigation, complaint, or other Legal Action by any Governmental Entity or other Person concerning the Company’s or any of its Subsidiaries’ Processing of Personal Information or actual, alleged, or suspected violation of any applicable Privacy Requirements. To the Knowledge of the Company, there are no facts or circumstances that would reasonably be expected to give rise to any such Legal Action.

4.8     Compliance; Permits.

(a)     Compliance. The Company and each of its Subsidiaries are and, since the Lookback Date, have been in compliance in all material respects with, all Laws or Orders applicable to the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries or any of their respective businesses or properties is bound. Since the Lookback Date, neither the Company nor any of its Subsidiaries have received any written or, to the Knowledge of the Company, other notice from a Governmental Entity stating that the Company or any of its Subsidiaries is not in compliance with any Law in any material respect.

(b)     Permits. The Company and its Subsidiaries hold all material permits, licenses, registrations, variances, clearances, Consents, commissions, franchises, exemptions, Orders, authorizations, and approvals from Governmental Entities (collectively, “Permits”) required to operate their respective businesses. No suspension, cancellation, non-renewal, or adverse modifications of any Permits of the Company or any of its Subsidiaries is pending or, to the Knowledge of the Company, threatened. The Company and each of its Subsidiaries is and, since the Lookback Date, has been in compliance in all material respects with the terms of all Permits.

4.9     Litigation. There is, and since the Lookback Date there has been, no Legal Action pending, or to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their respective properties or assets or, to the Knowledge of the Company, any officer or director of the Company or any of its Subsidiaries in their capacities as such other than any such Legal Action that: (a) does not involve an amount in controversy in excess of $250,000; and (b) does not seek material injunctive or other material non-monetary relief. Neither the Company nor any of its Subsidiaries or any of their respective properties or assets is subject to any order, writ, assessment, decision, injunction, decree, ruling, or judgment of a Governmental Entity, arbitrator, or other tribunal, whether temporary, preliminary, or permanent (“Order”), which would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the Knowledge of the Company, there are, and since the Lookback Date there have been, no SEC inquiries or investigations, other governmental inquiries or investigations, or internal investigations pending or, to the Knowledge of the Company, threatened, in each case regarding any accounting practices of the Company or any of its Subsidiaries or any malfeasance by any officer or director of the Company.

4.10     Brokers’ and Finders’ Fees. Except for fees payable to the Company Fairness Opinion Advisor and the Company Financial Advisor pursuant to their respective engagement letters listed in Section 4.10 of the Company Disclosure Letter, correct and complete copies of which have been provided to Parent, neither the Company nor any of its Subsidiaries has incurred, nor will it incur, directly or indirectly, any liability for investment banker, brokerage, or finders’ fees or agents’ commissions, or any similar charges in connection with this Agreement or any transaction contemplated by this Agreement.

4.11   Related Person Transactions. Since the Lookback Date, there have been no transactions, or series of related transactions, agreements, arrangements, or understandings in effect, nor are there any currently proposed transactions, or series of related transactions, agreements, arrangements, or understandings, that would be required to be disclosed under Item 404(a) of Regulation S-K that have not been otherwise disclosed in the Company SEC Documents filed prior to the date hereof.

4.12    Employment Matters.

(a)     Employee Benefits Schedule. Section 4.12(a) of the Company Disclosure Letter contains a true and complete list, as of the date hereof, of each plan, program, policy, agreement, collective bargaining agreement, or other arrangement providing for compensation, severance, bonus, commission, equity incentive, equity-based incentive, deferred compensation, performance awards, stock or stock-based awards, retirement, health, major medical, dental, life insurance, death, accidental death & dismemberment, disability, fringe (including under Section 132 of the Code), or wellness benefits, or other employee benefits or remuneration of any kind, including each employment, termination, severance, retention, change in control, or consulting or independent contractor plan, program, arrangement, or agreement, in each case whether written or unwritten or otherwise, funded or unfunded, insured or self-insured, including each “employee benefit plan,” within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA, which is or has been sponsored, maintained, contributed to, or required to be contributed to, by the Company or any of its Subsidiaries for the benefit of any current or former employee of the Company or any of its Subsidiaries (each, a “Company Employee”) or any current or former independent contractor, consultant or director, or with respect to which the Company or any Company ERISA Affiliate has or may have any material Liability (collectively, the “Company Plans”).

(b)     Documents. The Company has made available to Parent correct and complete copies (or, if a plan or arrangement is not written, a written description) of all Company Plans and amendments thereto, and, to the extent applicable: (i) all related trust agreements, funding arrangements, insurance contracts, and service provider agreements now in effect or required in the future as a result of the transactions contemplated by this Agreement or otherwise; (ii) the most recent determination or opinion letter received regarding the tax-qualified status of each Company Plan; (iii) the most recent financial statements for each Company Plan; (iv) the Form 5500 Annual Returns/Reports and Schedules for the three (3) most recent plan years for each Company Plan; (v) the current summary plan description and any related summary of material modifications and, if applicable, summary of benefits and coverage, for each Company Plan; (vi) the most recent actuarial valuation reports related to any Company Plans; and (vii) the most recent investment policies for the Company Plans. For each Company Plan maintained pursuant to a collective bargaining agreement, the Company and its Subsidiaries have provided copies of all by-laws and agreements between the Company and its Subsidiaries and each Union concerning the administration of such employee benefit plans.

(c)     Plan Compliance. (i) Each Company Plan has been established, administered, and maintained in all material respects in accordance with its terms and in material compliance with applicable Laws, including to ERISA and the Code; (ii) all the Company Plans that are intended to be qualified under Section 401(a) of the Code are so qualified and have received timely determination letters from the IRS and no such determination letter has been revoked nor, to the Knowledge of the Company, has any such revocation been threatened, or with respect to a pre-approved plan, can rely on an opinion letter from the IRS to the pre-approved plan sponsor, to the effect that such qualified retirement plan and the related trust are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and to the Knowledge of the Company no circumstance exists that is likely to result in the loss of such qualified status under Section 401(a) of the Code; (iii) the Company and its Subsidiaries have timely made all contributions, benefits, premiums, and other payments required by and due under the terms of each Company Plan and applicable Law and accounting principles, and all benefits accrued under any unfunded Company Plan have been paid, accrued, or otherwise adequately reserved to the extent required by, and in accordance with GAAP; (iv) except to the extent limited by applicable Law, each Company Plan can be amended, terminated, or otherwise discontinued after the Effective Time in accordance with its terms, without material liability to Parent, the Company, or any of its Subsidiaries (other than ordinary administration expenses and in respect of accrued benefits thereunder); (v) there are no investigations, audits, inquiries, enforcement actions, or Legal Actions pending or, to the Knowledge of the Company, threatened by the IRS, U.S. Department of Labor, U.S. Department of Health and Human Services, Equal Employment Opportunity Commission, or any similar Governmental Entity or subagency with respect to any Company Plan; (vi) there are no Legal Actions pending, or, to the Knowledge of the Company, threatened with respect to any Company Plan (in each case, other than routine claims for benefits); and (vii) neither the Company nor, to the Knowledge of the Company, any of its Company ERISA Affiliates has engaged in a transaction that could subject the Company or any Company ERISA Affiliate to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA.

(d)    Plan Liabilities. Neither the Company nor any Company ERISA Affiliate has: (i) incurred or reasonably expects to directly incur any liability under Title I or Title IV of ERISA, or related provisions of the Code or foreign Law relating to any Company Plan and to the Knowledge of the Company nothing has occurred that could constitute grounds under Title IV of ERISA to terminate, or appoint a trustee to administer, any Company Plan; (ii) except for payments of premiums to the Pension Benefit Guaranty Corporation (“PBGC”) which have been timely paid in full, incurred any liability to the PBGC in connection with any Company Plan covering any active, retired, or former employees or directors of the Company or any Company ERISA Affiliate, including any liability under Sections 4069 or 4212(c) of ERISA or any penalty imposed under Section 4071 of ERISA, or ceased operations at any facility, or withdrawn from any such Company Plan in a manner that could subject it to liability under Sections 4062, 4063 or 4064 of ERISA; (iii) failed to satisfy the health plan compliance requirements under the Affordable Care Act, including the employer mandate under Section 4980H of the Code and related information reporting requirements; (iv) failed to comply with Sections 601 through 608 of ERISA and Section 4980B of the Code, regarding the health plan continuation coverage requirements under COBRA; (v) to the Knowledge of the Company failed to comply with the privacy, security, and breach notification requirements under HIPAA; or (vi) incurred any withdrawal liability (including any contingent, partial or secondary withdrawal liability) within the meaning of Sections 4201, 4203 or 4205 of ERISA, or any similar provision under ERISA or a trust agreement, to any multiemployer plan and nothing has occurred that presents a risk of the occurrence of any such withdrawal liability from any transactions, activity, reorganization or insolvency of the Company, its Subsidiaries, or any Company ERISA Affiliate or from the partition, termination, reorganization, or insolvency of any such multiemployer plan which could result in any liability of the Company, its Subsidiaries, or any Company ERISA Affiliate to any such multiemployer plan. No complete or partial termination of any Company Employee Plan has occurred or is expected to occur.

(e )     Certain Company Plans. With respect to each Company Plan:

(i)    Except as set forth on Section 4.12(e)(i) of the Company Disclosure Letter, no such plan is a “multiemployer plan” within the meaning of Section 3(37) of ERISA or a “multiple employer plan” within the meaning of Section 413(c) of the Code and neither the Company nor any of its Company ERISA Affiliates has now or at any time within the previous six (6) years contributed to, sponsored, maintained, or had any liability or obligation in respect of any such multiemployer plan or multiple employer plan;

(ii)    No Legal Action has been initiated by the PBGC to terminate any such Company Plan or to appoint a trustee for any such Company Plan;

(iii)    Except as set forth in Section 4.12(e)(iii) of the Company Disclosure Letter, no Company Plan is subject to the minimum funding standards of Section 302 of ERISA or Sections 412, 418(b), or 430 of the Code, and no plan listed in Section 4.12(e)(iii) of the Company Disclosure Letter has failed to satisfy the minimum funding standards of Section 302 of ERISA or Sections 412, 418(b), or 430 of the Code, and none of the assets of the Company or any Company ERISA Affiliate is, or may reasonably be expected to become, the subject of any lien arising under Section 303 of ERISA or Sections 430 or 436 of the Code; and

(iv)    No “reportable event,” as defined in Section 4043 of ERISA, has occurred, or is reasonably expected to occur, with respect to any such Company Plan.

(f)    No Post-Employment Obligations. No Company Plan provides post-termination or retiree health benefits to any person for any reason, except as may be required by COBRA or other applicable Law, and neither the Company nor any Company ERISA Affiliate has any Liability to provide post-termination or retiree health benefits to any person or ever represented, promised, or contracted to any Company Employee (either individually or to Company Employees as a group) or any other person that such Company Employee(s) or other person would be provided with post-termination or retiree health benefits, except to the extent required by COBRA or other applicable Law.

(g)    Potential Governmental or Lawsuit Liability. Other than routine claims for benefits: (i) there are no pending or, to the Knowledge of the Company, threatened claims by or on behalf of any participant in any Company Plan, or to the Knowledge of the Company otherwise involving any Company Plan or the assets of any Company Plan; (ii) no Company Plan is presently or has within the six (6) years prior to the date hereof, been the subject of an examination or audit by a Governmental Entity or is the subject of an application or filing under, or is a participant in, an amnesty, voluntary compliance, self-correction, or similar program sponsored by any Governmental Entity; (iii) no Company Plan is presently under audit or review by a labor organization, a joint council among the Company, its Subsidiaries, or the Company ERISA Affiliates, or any other labor-management committee; and (iv) there are no pending, or, to the Knowledge of the Company, threatened multiemployer plan audits of the Company, its Subsidiaries, or the Company ERISA Affiliates concerning compliance with any contribution obligation to such multiemployer plan.

(h)    Section 409A Compliance. Each Company Plan that is subject to Section 409A of the Code has been operated and maintained in operational and documentary compliance in all material respects with such section and all applicable regulatory guidance (including, without limitation, proposed regulations, notices, rulings, and final regulations). There is no Contract to which the Company is party or by which it is bound to compensate any individual for Taxes paid or payable pursuant to Section 409A of the Code.

(i)     Health Plan Compliance. Each of the Company and its Subsidiaries complies in all material respects with the applicable requirements under ERISA and the Code, including COBRA, HIPAA, MHPAEA, and the Affordable Care Act, and other federal requirements for employer-sponsored health plans, and any corresponding requirements under state statutes, with respect to each Company Plan that is a group health plan within the meaning of Section 733(a) of ERISA, Section 5000(b)(1) of the Code, or such state statute.

(j)    Effect of Transaction. Except as set forth on Section 4.12(j) of the Company Disclosure Letter, neither the execution or delivery of this Agreement, the consummation of the Merger, nor any of the other transactions contemplated by this Agreement will (either alone or in combination with any other event): (i) entitle any current or former director, employee, contractor, or consultant of the Company or any of its Subsidiaries to severance pay or any other payment; (ii) accelerate the timing of payment, funding, or vesting, or increase the amount of compensation due to any such individual; (iii) limit or restrict the right of the Company to merge, amend, or terminate any Company Employee Plan; (iv) accelerate or increase the amount payable or result in any other obligation pursuant to any Company Employee Plan, or (v) result in “excess parachute payments” within the meaning of Section 280G(b) of the Code to any service provider of the Company. There is no contract to which the Company is party or by which it is bound to compensate any individual for Taxes paid or payable under Section 4999 of the Code.

(k)    Employees. Section 4.12(k) of the Company Disclosure Letter sets forth a true, correct, and complete list of all current Company Employees as of November 30, 2025 (except to the extent a list with respect to a Subsidiary indicates a different date, in which case the list with respect to that subsidiary remains true, correct and complete as of November 30, 2025, subject to ordinary course employee turnover) and a true, correct, and complete list of all current independent contractors engaged by the Company or any Subsidiary, including individuals who are engaged directly or through a third-party (each, a “Contractor”), and sets forth each Company Employee and Contractor’s (i) hourly rate of compensation, fee or base salary, as applicable, (ii) the amount of any incentive or other additional compensation (including bonus and commission amounts, fringe or other benefits, whether payable in cash or in-kind) for which such Company Employee or independent contractor is eligible and the amount of such additional compensation actually paid by the Company to each Company Employee or independent contractor during the prior twelve months, (iii) position/title, (iv) date of hire/engagement, (v) work status (i.e., full-time, part-time, temporary, on leave of absence etc.), (vi) status as exempt or non-exempt from the overtime requirements of the Fair Labor Standards Act (“FLSA”) and applicable wage and hour law (as applicable), and (vii) state and city where such Company Employee or independent contractor works.

(l)     Work Authorization. All Company Employees are authorized to work in the jurisdiction(s) in which they provide services on behalf of the Company, and the Company and each Subsidiary has on file work authorization documentation for each current Company Employee in accordance with applicable Law.

(m)   Employment Law Matters. Except as set forth in Section 4.12(m) of the Company Disclosure Letter, the Company and each of its Subsidiaries: (i) is in compliance in all material respects with all applicable Laws and agreements regarding hiring, employment, termination of employment, plant closing and mass layoff, employment discrimination, harassment, retaliation, and reasonable accommodation, leaves of absence, terms and conditions of employment, wages and hours of work, employee classification, employee health and safety, use of genetic information, leasing and supply of temporary and contingent staff, engagement of independent contractors, including proper classification of same, payment of taxes, and immigration with respect to Company Employees and independent contractors; and (ii) is in compliance in all material respects with all applicable Laws relating to the relations between it and any labor organization, trade union, work council, or other body representing any Company Employees.

(n)     Labor. Except as set forth in Section 4.12(n) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is party to, or subject to, any collective bargaining agreement or other agreement with any labor organization, work council, or trade union with respect to any of its or their operations. No material work stoppage, slowdown, or labor strike against the Company or any of its Subsidiaries with respect to employees who are employed within the United States is pending, has occurred in the last three (3) years, or to the Knowledge of the Company, is threatened. Except as set forth in Section 4.12(n) of the Company Disclosure Letter, none of the Company Employees is represented by a labor organization, work council, or trade union and, to the Knowledge of the Company, there is no organizing activity, Legal Action, election petition, union card signing or other union activity, or union corporate campaigns of or by any labor organization, trade union, or work council directed at the Company or any of its Subsidiaries, or any Company Employees.

(o)    Classification. As of the date hereof and in all material respects, (i) the Company and Subsidiaries have timely paid all wages, salaries, wage premiums, bonuses, commissions, separation payments, fees, expense reimbursements and other compensation that have come due and payable to the Company Employees and independent contractors under applicable Law, contract, or policy, and (ii) during the three (3) year period prior to the Closing Date, each Company Employee and independent contractor has been properly classified for purposes of applicable employment Laws.

(p)    WARN Act Compliance. During the three (3) year period prior to the Closing Date, neither the Company nor any subsidiary has implemented any plant closings, mass layoffs or other employee layoffs without complying with the Worker Adjustment and Retraining Notification Act of 1988 and any similar Law.

(q)     Legal Actions. There are no material Legal Actions, government investigations, unfair labor practice charges, or labor grievances pending, or, to the Knowledge of the Company, threatened relating to any employment related matter involving any Company Employee or applicant, including charges of unlawful discrimination, retaliation or harassment, failure to provide reasonable accommodation, denial of a leave of absence, failure to provide compensation or benefits, unfair labor practices, or other alleged violations of Law. Except as set forth on Section 4.12(q) of the Company Disclosure Letter, during the three (3) year period prior to the Closing Date, (i) no allegations of unlawful discrimination, harassment, or retaliation have been made against the Company or any of its Subsidiaries, and (ii) none of the Company or any of its Subsidiaries have entered into any settlement agreement related to allegations of discrimination, harassment, or retaliation by or against any current or prior Employee or independent contractor of the Company or Subsidiary. To the extent allegations of discrimination, harassment, or retaliation have been made, the Company or Subsidiary has promptly, thoroughly and impartially investigated all such allegations and, the Company does not reasonably expect any material liability related to such allegations.

4.13    Real Property and Personal Property Matters.

(a)     Owned Real Estate. The Company or one or more of its Subsidiaries has good and marketable fee simple title to the Owned Real Estate free and clear of any Liens other than the Permitted Liens. Section 4.13(a)(i) of the Company Disclosure Letter contains a true and complete list by address and legal description of the Owned Real Estate as of the date hereof. To Knowledge of the Company, there is sufficient right of ingress and egress to the Owned Real Estate and the Company or its Subsidiaries enjoys peaceful and quiet possession thereof in all material respects. Except as set forth on Section 4.13(a)(ii) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries: (i) leases or grants any Person the right to use or occupy all or any part of the Owned Real Estate; (ii) has granted any Person an option, right of first offer, or right of first refusal to purchase such Owned Real Estate or any portion thereof or interest therein; (iii) has received written notice of any pending condemnation, eminent domain or rezoning proceeding (or other similar proceeding) affecting any Owned Real Estate or any portion thereof or interest therein nor, to the Knowledge of the Company, is any such proceeding threatened or (iv) to the Knowledge of the Company, there are no mechanic’s, workmen’s, repairmen’s or other similar Lien(s) currently recorded against title to the Owned Real Estate. Neither the Company nor any Subsidiary is a party to any agreement or option to purchase any real property or interest therein.

(b)     Leased Real Estate. Section 4.13(b) of the Company Disclosure Letter contains a true, correct and complete list of all Leases (including all amendments, modifications, extensions, renewals, guaranties, and other agreements with respect thereto) as of the date hereof for each such Leased Real Estate (including the date and names of the parties to each such Lease document). The Company has delivered to Parent a true and complete copy of each such Lease, and such Lease sets forth the entire agreement and understanding between the parties thereto with respect to the leasing, use and occupancy of the premises covered by such Lease as of the Effective Date. Except as would not reasonably be expected to have, individually or in the aggregate, a material negative impact on the Company’s ability to use and occupy such premises for the permitted uses with respect to each of the Leases: (i) such Lease is legal, valid, binding, enforceable, and in full force and effect in accordance with its terms; (ii) such Lease has not been amended, modified, extended or renewed (other than amendments, modifications, extensions or renewals reflected on Section 4.13(b) of the Company Disclosure Letter); (iii) neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any other party to the Lease, is in breach or default under such Lease, and no event has occurred or circumstance exists which, with or without notice, lapse of time, or both, would constitute a breach or default under such Lease; (iv) the Company’s or its Subsidiary’s possession and quiet enjoyment of the Leased Real Estate under such Lease has not been disturbed, and to the Knowledge of the Company, there are no disputes with respect to such Lease; (v) except as otherwise set forth on Section 4.13(b)(v) of the Company Disclosure Letter, the landlord or licensor under such Lease has no remaining obligations under such Lease to pay any (a) tenant improvement costs, (b) “tenant allowances”, “free rent” or other concessions or (c) leasing or brokerage commissions, under or in connection with such Lease; and (vi) all conditions, covenants, obligations and undertakings to be satisfied by the landlord or licensor under such Lease relating to the renovation of the premises leased or licensed thereby (as applicable and all other improvements required under such Lease) have been completed pursuant to the terms of such Lease, in all material respects. Neither the Company nor any of its Subsidiaries has assigned, pledged, mortgaged, hypothecated, or otherwise transferred any Lease or any interest therein nor has the Company or any of its Subsidiaries subleased, licensed, or otherwise granted any Person (other than another wholly owned Subsidiary of the Company) a right to use or occupy such Leased Real Estate or any portion thereof. To the Knowledge of the Company, there are no brokerage agreements, finder’s fee agreements or other similar agreements with respect to the Leased Real Estate whereby any Person shall be entitled to any commission or finder’s fee with respect to any leasing at the Leased Real Estate that is or may become payable by the Company or its Subsidiaries.

(c)     Real Estate Used in the Business. The Owned Real Estate identified in Section 4.13(a) of the Company Disclosure Letter and the Leased Real Estate identified in Section 4.13(b) of the Company Disclosure Letter comprise all of the real property used or intended to be used in, or otherwise related to, the business of the Company or any of its Subsidiaries.

(d)     Personal Property. The Company and each of its Subsidiaries are in possession of and have good and marketable title to, or valid leasehold interests in or valid rights under contract to use, the machinery, equipment, furniture, fixtures, and other tangible personal property and assets owned, leased, or used by the Company or any of its Subsidiaries in all material respects in the manner currently used by the Company or any of its Subsidiaries, free and clear of all Liens other than Permitted Liens.

4.14    Environmental Matters.

Except as set forth in Section 4.14 of the Company Disclosure Letter:

(a)     Compliance with Environmental Laws. The Company and its Subsidiaries are, and have been during the period in which the Company or the applicable Subsidiary owned, leased, or operated such Real Estate, in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession, maintenance of, compliance with, or application for, all Environmental Permits required under applicable Environmental Laws for the operation of the business of the Company and its Subsidiaries as currently conducted. All such Environmental Permits are in full force and effect in accordance with all applicable Environmental Laws.

(b)    No Disposal, Release, or Discharge of Hazardous Substances. During the period in which the Company or the applicable Subsidiary owned, leased, or operated such Real Estate, there has been no disposal, release, or discharge of any Hazardous Substances on, at, under, in, or from (i) any Owned Real Estate, Leased Real Estate, or any real property currently owned, leased, or operated by it or any of its Subsidiaries, or (ii) at any other location that is: (1) currently subject to any investigation, remediation, or monitoring; or (2) reasonably likely to result in liability to the Company or any of its Subsidiaries, in either case of (1) or (2) under any applicable Environmental Laws.

(c)    No Production or Exposure of Hazardous Substances. Neither the Company nor any of its Subsidiaries has: (i) produced, processed, manufactured, generated, transported, treated, handled, used, or stored any Hazardous Substances, except in material compliance with all applicable Environmental Laws, at any Real Estate; or (ii) exposed any employee or any third party to any Hazardous Substances under circumstances reasonably expected to give rise to any Liability or obligation under any applicable Environmental Law.

(d)    No Legal Actions or Orders. Neither the Company nor any of its Subsidiaries has received written notice of and there is no written Environmental Notice, or, to the Company’s Knowledge, other Environmental Notice or Legal Action pending or, to the Knowledge of the Company threatened against the Company or any of its Subsidiaries, alleging any Liability or responsibility under or non-compliance with any applicable Environmental Law or Environmental Permit, or seeking to impose any financial responsibility for any investigation, cleanup, removal, containment, or any other remediation or compliance under any Environmental Law. Neither the Company nor any of its Subsidiaries is subject to any Order, settlement agreement, or other written agreement by or with any Governmental Entity or third party imposing any Liability or obligation with respect to any of the foregoing.

(e)     No Environmental Claims. There are no (i) unresolved or, to the Company’s Knowledge threatened Environmental Claims, written, or the Company’s Knowledge, other Environmental Notices, or written requests for information pursuant to any Environmental Law, or (ii) environmental obligations or requirements, with respect to the current business or assets the Company or any of its Subsidiaries, or any real property currently or formerly owned, operated, used or leased by the Company or any of its Subsidiaries. There is no condition, event or circumstance (with or without the provision of notice or lapse of time) that would reasonably be expected to give rise to an Environmental Claim or prevent or impede, after the Closing Date, the ownership, use or sale of the assets of the Company or any of its Subsidiaries or the operation of their respective businesses as currently conducted.

(f)     Storage Tanks. Except for the underground storage tanks or septic systems set forth on Section 4.14(f) of the Company Disclosure Letter, to the Company’s Knowledge, there are no other underground storage tanks or septic systems located on, under, or about the Owned Real Estate or Leased Real Estate. All former aboveground and underground storage tanks and all former septic systems located on the Owned Real Estate or Leased Real Estate, or any real property currently owned, operated or leased by the Company or any of its Subsidiaries were closed and removed in accordance with all applicable Environmental Laws and to the satisfaction of the relevant regulatory authorities. All aboveground storage tanks currently located on or about such properties are operated in compliance in material respects with all applicable Environmental Laws.

(g)     Priorities Lists. No Owned Real Estate, Leased Real Estate, or any real property currently or, to the Knowledge of the Company, formerly owned, operated or leased by the Company or any of its Subsidiaries is listed on, or has been proposed for listing on, the National Priorities List under the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601, et seq., or any similar state list.

(h)    Potentially Responsible Party. Neither the Company nor any of its Subsidiaries has received any written or, to the Knowledge of the Company, other, notice that the Company or any of its Subsidiaries are a “potentially responsible party” or subject to liability under the Comprehensive Environmental Response, Compensation, and Liability Act (“CERCLA”), 42 U.S.C. § 9601 et seq., or any other applicable Environmental Law.

(i)     No Assumption of Environmental Law Liabilities. Neither the Company nor any of its Subsidiaries has assumed or retained any Liabilities by contract or operation of law under any applicable Environmental Laws of any other Person, including in any acquisition or divestiture of any property or business.

(j)    Delivery to Buyer. The Company has made available to Buyer the following documents: (i) any and all environmental reports, sampling data, studies, audits, site assessments, inspections, risk assessments, correspondence with government authorities, and other similar documents with respect to the Owned Real Estate or Leased Real Estate, or any real property currently owned, operated or leased by the Company or its Subsidiaries related to compliance with Environmental Laws, Environmental Claims or an Environmental Notice or the release or presence of Hazardous Substances; and (ii) any and all material documents concerning capital expenditures required to reduce, offset, limit or otherwise control pollution or emissions, manage waste or otherwise ensure compliance with Environmental Laws (including costs of remediation, pollution control equipment and operational changes).

4.15    Material Contracts.

(a)     Material Contracts. Except for any Government Contract or Government Bid that are set forth instead on Section 4.16(a) of the Company Disclosure Letter, Section 4.15(a) of the Company Disclosure Letter sets forth the following (each of which, together with each Lease shall constitute a “Material Contract”):

(i)    any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC), whether or not filed by the Company with the SEC;

(ii)    any employment or consulting Contract (in each case with respect to which the Company or a Subsidiary of the Company has continuing obligations as of the date hereof) with any current (A) officer of the Company, (B) member of the Company Board, or (C) Company Employee providing for an annual base salary or payment in excess of $100,000;

(iii)    any Contract providing for indemnification or any guaranty by the Company or any Subsidiary thereof, in each case that is material to the Company and its Subsidiaries, taken as a whole, other than any Contract providing for indemnification of third party claims under Contracts with customers entered into in the ordinary course of business;

(iv)    any Contract that purports to limit in any material respect the right of the Company or any of its Subsidiaries (or, at any time after the consummation of the Merger, Parent or any of its Subsidiaries) to (A) engage in any line of business, (B) compete with any Person or solicit any client or customer, or (C) operate in any geographical location;

(v)    any Contract relating to the disposition or acquisition, directly or indirectly (by merger, sale of stock, sale of assets, or otherwise), by the Company or any of its Subsidiaries of assets or capital stock or other equity interests of any Person (A) with a fair market value or aggregate consideration under such Contract in excess of $1,000,000 and (B) pursuant to which the Company or any of its Subsidiaries has a continuing material earn-out or other contingent payment obligation or any material indemnification obligation;

(vi)    any Contract that grants any right of first refusal, right of first offer, or similar right with respect to any material assets, rights, or properties of the Company or any of its Subsidiaries;

(vii)    any Contract that contains any provision that requires the purchase of all or a material portion of the Company’s or any of its Subsidiaries’ requirements for a given product or service from a given third party, which product or service is material to the Company and its Subsidiaries, taken as a whole;

(viii)    any Contract that obligates the Company or any of its Subsidiaries to conduct business on an exclusive or preferential basis or that contains a “most favored nation” or similar covenant with any third party or upon consummation of the Merger will obligate Parent, the Surviving Corporation, or any of their respective Subsidiaries to conduct business on an exclusive or preferential basis or that contains a “most favored nation” or similar covenant with any third party;

(ix)    any partnership, joint venture, limited liability company agreement, or similar Contract relating to the formation, creation, operation, management, or control of any material joint venture, partnership, or limited liability company, other than any such Contract solely between the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries;

(x)    any mortgages, indentures, guarantees, loans, or credit agreements, security agreements, or other Contracts, in each case relating to indebtedness for borrowed money, whether as borrower or lender, other than (A) accounts receivables and payables, (B) loans to Subsidiaries of the Company, or (C) for principal amounts less than $250,000;

(xi)    any employee collective bargaining agreement or other Contract with any labor union;

(xii)    any Company IP Agreement, other than licenses for shrinkwrap, clickwrap, or other similar commercially available off-the-shelf software that has not been modified or customized by a third party for the Company or any of its Subsidiaries;

(xiii)    any Contract that is a settlement or similar Contract involving payments by the Company or its Subsidiaries after the Closing or any injunctive or similar equitable obligations that impose material restrictions on the Company or any of its Subsidiaries;

(xiv)    any Contract providing for (A) payment by any Person to the Company or any of its Subsidiaries in excess of $150,000 annually on account of products or services rendered by the Company or any of its Subsidiaries or (B) the purchase of products or services by the Company or any of its Subsidiaries from any Person in excess of $150,000 annually, in either case, which is not otherwise described in clauses (i)–(xiii) above; provided, that if any such Contract is a purchase order, such purchase order need not be listed on Section 4.15(a) of the Company Disclosure Letter, but shall be deemed to be a Material Contract for purposes of this Agreement; or

(xv)    any Contract which is not otherwise described in clauses (i)-(xiv) above that is material to the Company or any of its Subsidiaries.

(b)     Schedule of Material Contracts; Documents. Section 4.15(a) of the Company Disclosure Letter sets forth a true and complete list as of the date hereof of all Material Contracts (except for those Contracts not required to be listed as set forth in Section 4.15(a)(xiv)). The Company has made available to Parent correct and complete copies of all Material Contracts (except for those Contracts not required to be listed as set forth in Section 4.15(a)(xiv)), including any amendments thereto.

(c)     No Breach. (i) Each of the Material Contracts are legal, valid, and binding on the Company or its applicable Subsidiary, enforceable against it in accordance with its terms, and is in full force and effect; (ii) neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any third party has violated any material provision of, or failed to perform any material obligation required under the provisions of, any Material Contract; and (iii) neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any third party is in material breach or default, or has received written notice of breach or default, of any Material Contract. No event has occurred that, with notice or lapse of time or both, would constitute such a material breach or default pursuant to any Material Contract by the Company or any of its Subsidiaries, or, to the Knowledge of the Company, any other party thereto, and, as of the date of this Agreement, neither the Company nor any of its Subsidiaries has received written notice of the foregoing from the counterparty to any Material Contract (or, to the Knowledge of the Company, any of such counterparty’s Affiliates) regarding an intent to terminate, cancel, or modify any Material Contract (whether as a result of a change of control or otherwise).

4.16    Government Contracts.

(a)     Government Contracts; Government Bids. Section 4.16(a)(i) of the Company Disclosure Letter sets forth a true, correct and complete list of each and every Government Contract and Government Bid, and with respect to each listed Government Contract accurately states the contract number, project charge number, contract name, the award date, the customer, contract value and the contract end date. Except as set forth on Section 4.16(a)(ii) of the Company Disclosure Letter, there are no active Government Contracts or Government Bids in connection with which the Company or one of its Subsidiaries has represented itself as having 8(a), small business, small disadvantaged business, historically underutilized business zone small business, women owned small business, veteran-owned small business or service-disabled veteran-owned small business status and/or other preferential status and none of the Government Contracts were awarded pursuant to a procurement process that was limited to those having 8(a), small business, small disadvantaged business, historically underutilized business zone small business, women owned small business, veteran-owned small business or service-disabled veteran-owned small business status or other preferential status.

(b)    Legally Awarded; Binding Agreements. All of the Government Contracts listed (or required to be listed) in Section 4.16(a)(i) of the Company Disclosure Letter were legally awarded, are in full force and effect and, to the Knowledge of the Company, are binding on the other parties thereto in accordance with their terms. Neither the Company nor any Subsidiary of the Company has received written or, to the Knowledge of the Company, oral notice that any such Government Contracts are the subject of bid or award protest proceedings or that the counterparty to any such Government Contracts intends to make a material modification to, reduce future expenditures under or refrain from exercising any options under such Government Contracts (or that such Government Contracts are subject to off-ramps, dormant periods or early termination as a result of the transactions contemplated by this Agreement) and to the Knowledge of the Company, no such Government Contracts (or, where applicable, the other Government Contracts under which such Government Contracts were awarded) are reasonably likely to become the subject of bid or award protest, a material modification, a reduction in future expenditures or the failure to exercise an option.

(c)    Compliance with Terms. Except as set forth in Section 4.16(c) of the Company Disclosure Letter, the Company or its Subsidiary, as applicable, has complied in all material respects with all terms and conditions of each Government Contract, and has complied in all material respects with the requirements of any applicable Law pertaining to each Government Contract or Government Bid (or in any certificate, statement, list, schedule or other document submitted or furnished in connection with the foregoing), including (as applicable) the Truthful Cost or Pricing Data Act (previously the Truth in Negotiations Act), as amended, the Service Contract Labor Standards, (previously the Service Contract Act), as amended, the Office of Federal Procurement Policy Act, as amended, the Federal Acquisition Regulations (the “FAR”) and any applicable agency supplement thereto, including but not limited to the Defense FAR Supplement (the “DFARS”), the Cost Accounting Standards, the Criminal False Statements Act, Civil False Claims Act, the Procurement Integrity Act, and any other applicable Law.

(d)    Correspondence with Governmental Entities. With respect to each Government Contract (a) there are no audits of the Company or its Subsidiaries, completed or, to the Knowledge of the Company, underway, by any Governmental Entity that recommend that the Company or its Subsidiary, as applicable, make any payments to a Governmental Entity, (b) all representations and certifications executed by the Company or its Subsidiary, as applicable, pertaining to such Government Contract were complete and correct in all material respects as of their effective date, (c) the Company or its Subsidiary, as applicable, has not submitted any certified cost or pricing data that was not current, accurate or complete in all material respects as of the certification date in connection with any Government Contract or Government Bid, (d) there is no suspension, stop work order, cure notice, or show cause notice in effect for any Government Contract, nor, to the Knowledge of the Company, has any Governmental Entity threatened to issue one, and (e) the Company or its Subsidiary, as applicable, has not been assessed, nor, to the Knowledge of the Company, has any Governmental Entity threatened to assess against the Company or its Subsidiary, as applicable, any penalties, credits or other similar contractual offsets pursuant to any Government Contract that contains service level arrangements.

(e)    Investigations. To the Knowledge of the Company, there has been no (a) civil fraud or criminal investigation of the Company by any Governmental Entity, (b) indictment or information filed against the Company by any Governmental Entity, (c) contracting officer’s final decision or legal proceeding by which any Governmental Entity claims that the Company or any of its Subsidiaries is liable to a Governmental Entity, or (d) circumstance in which the Company, any Subsidiary of the Company or any other party to a Government Contract, has terminated, cancelled or waived any material term or condition of any Government Contract.

(f)    Principals; Compliance. (a) Neither the Company, nor any Subsidiary of the Company, nor any “Principal” of the Company or any Subsidiary thereof (as defined in FAR 52.209-5) (“Principal”), has been suspended, proposed for debarment, debarred, or declared ineligible for the award of any Government Contract, or (or during such period was) the subject of a finding of noncompliance, non-responsibility or ineligibility for contracting with any Governmental Entity, and (b), the Company and each of its Subsidiaries has conducted its operations in compliance in all material respects with all requirements of all applicable Law, and the Company and its Subsidiaries have not received any determination of noncompliance (except for routine matters relating to audits in the Ordinary Course of Business all of which have been fully resolved), or entered into any consent order or undertaken any internal investigation pertaining to any Government Contract.

(g)     Convictions; Judgments. Neither the Company nor any of its Subsidiaries, nor any Principals of the Company or its Subsidiaries has been convicted of or had a civil judgment rendered against them for: (a) commission of fraud or a criminal offense in connection with the obtaining, attempting to obtain, or performing a Government Contract; (b) violation of Federal or State antitrust Laws relating to submission of offers; or (c) commission of embezzlement, theft, forgery, bribery, falsification or destruction of records, making false statements, Tax evasion, violating Federal criminal Tax Laws, or receiving stolen property. Neither the Company, nor its Subsidiaries, nor any of their Principals are presently indicted for, or otherwise criminally or civilly charged by, a Governmental Entity with the commission of any of the foregoing offenses.

(h)    Claims; Disputes. There are (a) to the Knowledge of the Company, no outstanding claims against the Company or any of its Subsidiaries, either by a Governmental Entity or by any prime contractor, subcontractor, vendor or other third party arising under or relating to any Government Contract or Government Bid, and (b) no outstanding disputes between the Company or a Subsidiary thereof on the one hand, and any Governmental Entity on the other hand, under the Contract Disputes Act or any other Federal statute, or between the Company or a Subsidiary thereof on the one hand, and any prime contractor, subcontractor or vendor on the other hand, arising under or relating to any such Government Contract or Government Bid. Neither the Company nor any of its Subsidiaries has any interest in any pending or potential claim under the Contract Disputes Act or request for equitable adjustment against the U.S. Government or any prime contractor, subcontractor or vendor arising under or relating to any Government Contract or Government Bid; and no money due to the Company or any Subsidiary thereof pertaining to any such Government Contract has been withheld or set off other than in accordance with the withholding provisions of any such Government Contract.

(i)    Other Obligations. With respect to all Government Contracts identified in Section 4.16(a)(i) of the Company Disclosure Letter: (a) the Company and its Subsidiaries have not used any Intellectual Property developed under any Government Contract for purposes outside of the scope of such Government Contract without having validly obtained any necessary prior permission of the Governmental Entity involved; and (b) the Company and its Subsidiaries have complied in all material respects with the FAR and DFARS restrictive legend markings requirements for all technical data and software previously delivered to a Governmental Entity with less than unlimited rights.

(j)     No Termination. None of the Government Contracts listed in Section 4.16(a)(i) of the Company Disclosure Letter are subject to termination by a Governmental Entity or higher tier prime contractor solely as a result of the consummation of the Transactions nor, to the Knowledge of the Company, are any of the Company’s or its Subsidiaries’ customers reasonably expected, as a result of the consummation of the Transactions, to seek to terminate (in whole or in part), reduce the scope of or elect not to exercise an option to extend the period of performance of any of the Government Contracts listed in Section 4.16(a)(i) of the Company Disclosure Letter.

(k)    No Loans. The U.S. Government has not loaned, bailed or otherwise furnished to the Company or any Subsidiary any personal property, equipment or fixtures necessary to perform any Government Contract.

(l)      Disclosures. Neither the Company, nor any Subsidiary thereof, nor any of their members, officers, directors or Principals has made, nor are any of them required to make, any disclosure to a Governmental Entity, an Inspector General of an agency, department or branch of the U.S. Government, or a Contracting Officer (as defined in FAR 2.101) in connection with the Company’s performance of any Government Contract under FAR Subpart 3.1003 or FAR 52.203-13, or similar requirement; nor is the Company, its Subsidiaries, or any of the their members, officers, directors or Principals aware of any credible evidence of any violations identified in FAR 52.203-13, or similar requirement. To the extent required by any Government Contract, the Company has complied in all material respects with FAR 52.203-13 Contractor Code of Business Ethics and Conduct, and implemented the applicable compliance and business awareness programs.

(m)    Violations; Disputes. No Governmental Entity, prime contractor or subcontractor under a Government Contract has (a) provided written notice to the Company or any Subsidiary thereof of an alleged material violation or breach of any law, regulation, representation, certification, disclosure obligation, or contract term, condition, clause, provision, or specification with respect to any Government Contract or (b) initiated any dispute proceedings or, to the Knowledge of the Company, asserted any claim against the Company or any Subsidiary thereof alleging any material violation or breach of any law, regulation, representation, certification, disclosure obligation, or contract term, condition, clause, provision, or specification with respect to any Government Contract.

(n)    Termination of Government Contracts. Neither the Company nor any Subsidiary thereof has received any written or, to the Knowledge of the Company, other notice of termination for default, termination for convenience, cure notice or show cause notice from any Governmental Entity or any prime contractor or higher-tier subcontractor with respect to performance by the Company or the applicable Subsidiary as a prime contractor or subcontractor on any Government Contract.

(o)    Hiring. The Company, its Subsidiaries and their employees have complied in all material respects with all applicable Law regarding the hiring of former employees of the U.S. Government, including the Ethics Reform Act, 18 U.S.C. § 201 et seq., the Procurement Integrity Act, 41 U.S.C. § 423, 41 U.S.C. 2101–2107, 5 CFR part 2641, FAR 3.104-2, to the extent applicable, the requirements of DFARS 252.203-7000 Requirements Relating to Compensation of Former DoD Officials, and any rules, regulations and requirements applicable to individuals subject to the U.S. Government’s deferred resignation program.

(p)     Withholding or Setoff. In the past three (3) years, there has not been any withholding or setoff of any material payments by a Governmental Entity, prime contractor or higher-tier subcontractor nor, to the Knowledge of the Company, has there been any attempt to withhold or setoff, any payments due to the Company under any Government Contract.

(q)    Security Clearances. None of the Company nor any of its Subsidiaries holds any facility security clearances or access authorizations (e.g., proscribed information) and no employee of any of the Company or any of its Subsidiaries holds a personnel security clearance or access authorization (e.g., proscribed information), and no such facility or personnel clearances are required in connection with the performance of Government Contract or expected to be required in connection with performance of any Contract awarded pursuant to any Government Bid. None of the Company nor any Subsidiary stores or maintains classified information at any facility owned or leased by the Company or its Subsidiaries. Neither the Defense Counterintelligence and Security Agency nor any other Governmental Entity has issued any adverse findings or determinations relating to the Company or its Subsidiaries with respect to the handling of classified or sensitive information.

(r)    Organizational Conflict of Interest. Without regard to or giving effect to the Agreement, the Company and its Subsidiaries have not performed any activities under any Government Contract, and to the Knowledge of the Company no other facts or circumstances exist, that have created, or would create or result in the Company or any of its Subsidiaries having, an Organizational Conflict of Interest (“OCI”) as defined in FAR subpart 9.5, Organizational and Consultant Conflicts of Interest. To the Knowledge of the Company, the consummation of the Transactions will not result in such an OCI. The Company and its Subsidiaries are all in compliance in all material respects with applicable OCI requirements and have not, at any time in the past six (6) years, received written notice of any failure to comply with such requirements or the existence of any prohibited OCI in connection with any Government Contract or Government Bid. There are no Government Contracts or Government Bids (or mitigation plans under such Government Contracts or Government Bids) that include one or more terms or provisions that restrict the Company’s or any of its Subsidiaries’ ability to bid on or perform work on future Contracts or programs or for specific periods of time based upon “organizational conflicts of interest,” as defined in FAR Subpart 9.5 or other applicable Law, regulation, or contract term.

4.17    Insurance. All material insurance policies maintained by the Company and its Subsidiaries are set forth on Section 4.17 of the Company Disclosure Letter and each such policy is in full force and effect (other than any expiration thereof in accordance with the terms thereof) and provide insurance in such amounts and against such risks as the Company reasonably has determined to be prudent, taking into account the industries in which the Company and its Subsidiaries operate, and as is sufficient to comply with applicable Law. Neither the Company nor any of its Subsidiaries is in material breach or default, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a material breach or default, or permit termination or modification of, any of such insurance policies. To the Knowledge of the Company: (i) no insurer of any such policy has been declared insolvent or placed in receivership, conservatorship, or liquidation; and (ii) no written or, to the Knowledge of the Company, other notice of cancellation or termination, other than pursuant to the expiration of a term in accordance with the terms thereof, has been received with respect to any such policy.

4.18    Proxy Statement. None of the information included or incorporated by reference in the letter to the stockholders, notice of meeting, proxy statement, and forms of proxy (collectively, the “Company Proxy Statement”), to be filed with the SEC in connection with the Merger, will, at the time it is filed with the SEC in definitive form, at the time it (or any amendment or supplement thereto) is first disseminated to the Company’s stockholders, or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Merger Sub expressly for inclusion or incorporation by reference in the Company Proxy Statement. The Company Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act.

4.19    Anti-Corruption and Trade Compliance Matters.

(a)     Anti-Corruption. Since the Lookback Date, none of the Company, any of its Subsidiaries or any director, officer or, to the Knowledge of the Company, employee or agent of the Company or any of its Subsidiaries has: (i) used any funds for unlawful contributions, gifts, entertainment, or other unlawful payments relating to an act by any Governmental Entity; (ii) made or offered to make any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iii) made any other unlawful payment under any applicable Law relating to anti-corruption, bribery, or similar matters. Since the Lookback Date, neither the Company nor any of its Subsidiaries has disclosed to any Governmental Entity that it violated or may have violated any Law relating to anti-corruption, bribery, or similar matters. To the Knowledge of the Company, no Governmental Entity is investigating, examining, or reviewing the Company’s or any of its Subsidiary’s compliance with any applicable provisions of any Law relating to anti-corruption, bribery, or similar matters.

(b)    Sanctions and Export Controls Matters. Neither the Company, nor its Subsidiaries, nor any directors, officers, shareholders, agents, employees, consultants, contractors, representatives and affiliates of the Company or its Subsidiaries, have taken any action, directly or indirectly, that has violated or would reasonably be expected to result in a failure to comply with U.S. and all other applicable (i) sanctions laws, including the laws and regulations administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control; and (ii) export controls laws, including, without limitation, the laws and regulations administered by the U.S. Department of Commerce’s Bureau of Industry and Security, including the Export Administration Regulations, and the U.S. Department of State, including the International Traffic in Arms Regulations.

(c)    Import Compliance Matters. Neither the Company, nor its Subsidiaries, nor any directors, officers, shareholders, agents, employees, consultants, contractors, representatives and affiliates of the Company or its Subsidiaries, have taken any action, directly or indirectly, that has violated or would be reasonably expressed to result in a failure to comply with customs laws, including, without limitation, laws and regulations administered by U.S. Customs and Border Protection and laws and regulations related to forced labor, including Section 307 of the Tariff Act of 1930 and the Uyghur Forced Labor Prevention Act.

(d)    Disclosures to the Government. Neither the Company, nor any of its Subsidiaries, nor any directors, officers, shareholders, agents, employees, consultants, contractors, representatives and affiliates of the Company or its Subsidiaries have made or provided any false statement or material omission to any Governmental Body in connection with the importation or exportation of goods or with respect to any requirement of trade controls or sanctions. Neither the Company, nor any of its Subsidiaries, nor any directors, officers, shareholders, agents, employees, consultants, contractors, representatives and affiliates of the Company or its Subsidiaries have made any voluntary disclosures to any Governmental Body under applicable trade controls or sanctions laws and regulations and have not been the subject of any action by any Governmental Body regarding the compliance of the Company or a Subsidiary, as applicable, which applies trade controls or sanctions laws and regulations or been assessed any fine or penalty under applicable trade controls or sanctions laws and regulations.

4.20    Fairness Opinion. The Company has received the opinion of the Company Fairness Opinion Advisor (and has provided a copy of such opinion to Parent) to the effect that, as of the date of this Agreement and based upon and subject to the qualifications and assumptions set forth therein, the Merger Consideration is fair, from a financial point of view, to the holders of shares of Company Stock, and, as of the date of this Agreement, such opinion has not been withdrawn, revoked, or modified.

4.21    Product Warranties.

(a)    Warranties. Neither the Company nor any of its Subsidiaries have any liability for replacement of any products or materials sold, or for damages in connection therewith, except as reflected on the Company Balance Sheet and since the Lookback Date, none of the Company nor any of its Subsidiaries has incurred any liability for replacement of any products or materials sold, or for damages in connection therewith, in the aggregate in excess of $500,000 in any calendar year.

(b)    Design and Manufacture. All products and materials designed and/or manufactured by the Company or any of its Subsidiaries have been designed and manufactured in compliance in all material respects with all regulatory, engineering, industrial and Laws generally recognized as being applicable thereto, and there are no written or, to the Knowledge of the Company, other statements, citations or decisions by any Governmental Entity or any product-testing laboratory received by the Company or a Subsidiary thereof that indicates that any such products or materials are unsafe or fail to meet any standards promulgated by such Governmental Entity or testing laboratory in any material respect. Except as set forth on Section 4.21 of the Company Disclosure Letter, neither the Company nor any Subsidiary thereof has, since the Lookback Date, received written or, to the Knowledge of the Company, other notice of any material defect in any products or materials designed or manufactured by the Company or its Subsidiaries, any claim of personal injury, death, or material property or material economic damages in connection therewith, or any claim for injunctive relief in connection therewith. Since the Lookback Date, no products or materials designed or manufactured by the Company or its Subsidiaries have been the subject of any recall campaign, and no such campaign is being conducted by the Company or its Subsidiaries or is currently required to be conducted by any Governmental Entity.

4.22    Bank Accounts.

Section 4.22 of the Company Disclosure Letter sets forth (a) the name and location of each bank, trust company or other institution in which the Company or any Subsidiary thereof has an account, lock box, money on deposit or safety deposit box, the account numbers with respect to such accounts, and the names of all Persons authorized to draw thereon or to have access thereto; and (b) the names of any Persons holding powers of attorney from the Company and a description of the terms thereof.

ARTICLE V
    REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:

5.1    Organization. Parent is a limited liability company and Merger Sub is a corporation, and each is duly organized, validly existing, and in good standing under the Laws of the jurisdiction of its incorporation. Merger Sub was formed solely for the purpose of entering into the transactions contemplated by this Agreement, and since the date of its incorporation, Merger Sub has not carried on any business, conducted any operations or incurred any liabilities or obligations other than the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto.

5.2     Authority; Non-Contravention; Governmental Consents.

(a)    Authority. Each of Parent and Merger Sub has all requisite limited liability company or corporate power and authority to enter into and to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement, subject to, in the case of the consummation of the Merger, the adoption of this Agreement by Parent as the sole stockholder of Merger Sub. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger and the other transactions contemplated hereby, subject only, in the case of the consummation of the Merger, the adoption of this Agreement by Parent as the sole stockholder of Merger Sub. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due execution and delivery by the Company, constitutes the legal, valid, and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, and other similar Laws affecting creditors’ rights generally and by general principles of equity.

(b)    Non-Contravention. The execution, delivery, and performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement, do not and will not: (i) contravene or conflict with, or result in any violation or breach of, the operating agreement, certificate of formation, articles of incorporation or regulations of Parent or Merger Sub; (ii) assuming that all of the Consents contemplated by clauses (i) through (v) of Section 5.2(c) have been obtained or made, conflict with or violate any Law applicable to Parent or Merger Sub or any of their respective properties or assets; (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in Parent’s or any of its Subsidiaries’ loss of any benefit or the imposition of any additional payment or other liability under, or alter the rights or obligations of any third party under, or give to any third party any rights of termination, amendment, acceleration, or cancellation, or require any Consent under, any Contract to which Parent or any of its Subsidiaries is a party or otherwise bound as of the date hereof; or (iv) result in the creation of a Lien (other than Permitted Liens) on any of the properties or assets of Parent or any of its Subsidiaries, except, in the case of each of clauses (ii), (iii), and (iv), for any conflicts, violations, breaches, defaults, loss of benefits, additional payments or other liabilities, alterations, terminations, amendments, accelerations, cancellations, or Liens that, or where the failure to obtain any Consents, in each case, would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Parent’s and Merger Sub’s ability to consummate the transactions contemplated by this Agreement.

(c)    Governmental Consents. No Consent of any Governmental Entity is required to be obtained or made by Parent or Merger Sub in connection with the execution, delivery, and performance by Parent and Merger Sub of this Agreement or the consummation by Parent and Merger Sub of the Merger and other transactions contemplated hereby, except for: (i) the filing of the Certificate of Merger with the Secretary of State of the State of Ohio; (ii) the filing with the SEC of (A) the Company Proxy Statement in definitive form in accordance with the Exchange Act, and (B) such reports under the Exchange Act as may be required in connection with this Agreement, the Merger, and the other transactions contemplated by this Agreement; (iii) such Consents as may be required under the HSR Act; (iv) such Consents as may be required under applicable state securities or “blue sky” Laws and the securities Laws of any foreign country or the rules and regulations of OTC; (v) the Other Governmental Approvals; and (vi) such other Consents which if not obtained or made would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Parent’s and Merger Sub’s ability to consummate the transactions contemplated by this Agreement.

5.3    Proxy Statement. None of the information with respect to Parent or Merger Sub that Parent or any of its Representatives furnishes in writing to the Company expressly for use or incorporation in the Company Proxy Statement, will, at the time such Proxy Statement is filed with the SEC in definitive form, at the time it (or any amendment or supplement thereto) is first disseminated to the Company’s stockholders, or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by Parent or Merger Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company or its Representatives.

5.4     Financial Capability. Parent has or will have, and will cause Merger Sub to have, prior to the Effective Time, sufficient funds available to pay all amounts required to consummate the Merger and the other transactions contemplated by this Agreement on the terms contemplated by this Agreement at the Effective Time, including to pay all fees and expenses payable by Parent or Merger Sub in connection therewith, and to perform the other obligations of Parent and Merger Sub contemplated by this Agreement.

5.5     Legal Proceedings. As of the date hereof, there is no pending or, to the Knowledge of Parent, threatened, Legal Action against Parent or any of its Subsidiaries, including Merger Sub, nor is there any injunction, Order, judgment, ruling, or decree imposed upon Parent or any of its Subsidiaries, including Merger Sub, in each case, by or before any Governmental Entity, that would, individually or in the aggregate, reasonably be expected to have a material adverse effect on Parent’s and Merger Sub’s ability to consummate the transactions contemplated by this Agreement.

5.6     Brokers. Neither Parent, Merger Sub, nor any of their respective Affiliates has incurred, nor will it incur, directly or indirectly, any liability for investment banker, brokerage, or finders’ fees or agents’ commissions, or any similar charges in connection with this Agreement or any transaction contemplated by this Agreement for which the Company would be liable in connection the Merger.

ARTICLE VI
COVENANTS

6.1     Conduct of Business of the Company Pending the Closing. During the period from the date of this Agreement until the earlier of the termination of this Agreement (in accordance with its terms) or the Effective Time (the “Interim Period”), the Company shall, and shall cause each of its Subsidiaries to, except as expressly permitted or required by this Agreement, as set forth on Section 6.1 of the Company Disclosure Letter, as required by applicable Law, or with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned, or delayed), to use reasonable best efforts to conduct its business only in the ordinary course of business consistent with past practice in all material respects, and, to the extent consistent therewith, the Company shall, and shall cause each of its Subsidiaries to, use its reasonable best efforts to preserve substantially intact its and its Subsidiaries’ business organization, to keep available the services of its and its Subsidiaries’ current officers and employees, to preserve its and its Subsidiaries’ present relationships with customers, suppliers, distributors, licensors, licensees, and other Persons having business relationships with it. Without limiting the generality of the foregoing, during the Interim Period, except as otherwise expressly permitted or required by this Agreement or as set forth on Section 6.1 of the Company Disclosure Letter, or as required by applicable Law, the Company shall not, nor shall it permit any of its Subsidiaries to, without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned, or delayed):

(a)      amend or propose to amend its Charter Documents;

(b)     (i) split, combine, or reclassify any Company Securities or Company Subsidiary Securities, (ii) repurchase, redeem, or otherwise acquire, or offer to repurchase, redeem, or otherwise acquire, any Company Securities or Company Subsidiary Securities, other than the withholding or forfeiture of shares of Company Stock upon the vesting or termination of any Company Equity Award outstanding as of the date of this Agreement in accordance with the terms of the Company Plan or any applicable Contract, in each case as in effect on the date hereof, (iii) declare, set aside, or pay any dividend or distribution (whether in cash, stock, property, or otherwise) in respect of, or enter into any Contract with respect to the voting of, any shares of its capital stock (other than dividends from its direct or indirect wholly owned Subsidiaries), or (iv) form any Subsidiary;

(c)     issue, sell, pledge, dispose of, or encumber any Company Securities or Company Subsidiary Securities, other than the issuance of shares of Company Stock upon the exercise of any Company Equity Award outstanding as of the date of this Agreement in accordance with the terms of the Company Plan or any applicable Contract, in each case as in effect on the date hereof;

(d)    adopt a complete or partial plan of liquidation, dissolution, restructuring, recapitalization, bankruptcy, suspension of payments or other reorganization;

(e)     except as required by any Company Plan or Contract in effect as of the date of this Agreement (i) increase the compensation payable or that could become payable by the Company or any of its Subsidiaries to directors, officers, or employees, other than increases in compensation made to non-officer employees in the ordinary course of business consistent with past practice or increases made to officer employees of up to 4% in connection with the Company’s annual compensation review cycle consistent with past practice, (ii) promote any officers or employees, except in connection with the Company’s annual or quarterly compensation review cycle or as the result of the termination or resignation of any officer or employee, or (iii) establish, adopt, enter into, amend, terminate, exercise any discretion under, or take any action to accelerate rights under any Company Plans or any plan, agreement, program, policy, trust, fund, or other arrangement that would be a Company Plan if it were in existence as of the date of this Agreement, or make any contribution to any Company Plan, other than contributions required by Law, the terms of such Company Plans as in effect on the date hereof, or that are made in the ordinary course of business consistent with past practice;

(f)     plan, announce, implement or effect “Mass Layoff” or “Plant Closing” within the meaning of the WARN Act, or under any applicable state Law governing plant/business closings or mass layoffs, or early retirement program;

(g)     acquire, by merger, consolidation, acquisition of stock or assets, or otherwise, any business or Person or division thereof or make any loans, advances, or capital contributions to or investments in any Person;

(h)    transfer, license, sell, lease, or otherwise dispose of (whether by way of merger, consolidation, sale of stock or assets, or otherwise) or pledge, encumber, mortgage, or otherwise subject to any Lien (other than a Permitted Lien), any assets (other than the sales of inventory in the ordinary course of business), including the capital stock or other equity interests in any Subsidiary of the Company; provided, that the foregoing shall not prohibit the Company and its Subsidiaries from transferring, selling, leasing, or disposing of obsolete equipment or assets being replaced, or granting non-exclusive licenses under the Company-Owned IP or Exclusive Licensed IP, in each case in the ordinary course of business consistent with past practice;

(i)    (i) repurchase, prepay, incur or assume any indebtedness for borrowed money or guarantee any such indebtedness of another Person; (ii) issue or sell any debt securities or options, warrants, calls, or other rights to acquire any debt securities of the Company or any of its Subsidiaries; (iii) guarantee any debt securities of another Person; (iv) enter into any “keep well” or other Contract to maintain any financial statement condition of any other Person (other than any wholly owned Subsidiary of it); (v) enter into any arrangement having the economic effect of any of the foregoing, other than in connection with the financing of ordinary course trade payables consistent with past practice; or (vi) cancel or forgive any material debts owed to or claims held by the Company or any of its Subsidiaries;

(j)    enter into or amend or modify in any material respect, or consent to the termination of (other than at its stated expiry date), any Material Contract or any Lease (other than a renewal or extension of a Lease that would otherwise expire in accordance with the terms thereof; provided, that such renewal extends only the term of the Lease for a renewal term not to exceed the renewal option period provided in such Lease and does not modify any other provisions thereof) with respect to material Real Estate or any other Contract or Lease that, if in effect as of the date hereof would constitute a Material Contract or Lease with respect to material Real Estate hereunder;

(k)     institute, settle, or compromise any Legal Action involving the payment of monetary damages by the Company or any of its Subsidiaries of any amount exceeding $500,000 in the aggregate, other than (i) any Legal Action brought against Parent or Merger Sub arising out of a breach or alleged breach of this Agreement by Parent or Merger Sub, and (ii) the settlement of claims, liabilities, or obligations reserved against on the Company Balance Sheet; provided, that neither the Company nor any of its Subsidiaries shall settle or agree to settle any Legal Action which settlement involves a conduct remedy or injunctive or similar relief or has a restrictive impact on the business of the Company or any of its Subsidiaries;

(l)    enter into any commitment for capital expenditures of the Company or any Subsidiary of the Company for tangible assets in excess of $500,000 for all commitments in the aggregate, other than to replace or repair obsolete, worthless or damaged assets or as contemplated by the annual budget of the Company or such Subsidiary;

(m)    make any material change in any method of financial accounting principles or practices, in each case except for any such change required by a change in GAAP or applicable Law;

(n)     (i) settle or compromise any Tax claim, audit, or assessment, (ii) make any Tax election that is inconsistent with past practice or change any Tax election, change any annual Tax accounting period, or adopt or change any method of Tax accounting, (iii) amend any Tax Returns or file claims for Tax refunds, or (iv) enter into any closing agreement, surrender in writing any right to claim a material Tax refund, offset or other reduction in Tax liability or consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to the Company or its Subsidiaries;

(o)     enter into any material agreement, agreement in principle, letter of intent, memorandum of understanding, or similar Contract with respect to any joint venture, strategic partnership, or alliance or any exclusive or sole source supplier agreement or distribution agreement;

(p)     except in connection with actions permitted by Section 6.4 hereof, take any action to exempt any Person from, or make any acquisition of securities of the Company by any Person not subject to, any state takeover statute or similar statute or regulation that applies to Company with respect to a Proposal or otherwise, except for Parent, Merger Sub, or any of their respective Subsidiaries or Affiliates, or the transactions contemplated by this Agreement;

(q)    abandon, allow to lapse, sell, assign, transfer, grant any security interest in otherwise encumber or dispose of any material Company-Owned IP or Exclusive Licensed IP, or grant any right or license to any material Company-Owned IP or Exclusive Licensed IP other than pursuant to non-exclusive licenses entered into in the ordinary course of business consistent with past practice;

(r)     modify any privacy policies of the Company or any of its Subsidiaries or the integrity, security, or operation of the Company IT Systems in any adverse manner that would reasonably be expected to be material to the Company and its Subsidiaries, individually or in the aggregate, or terminate, or reduce the level of service currently being provided under, any existing support agreement with respect to the Company IT Systems;

(s)     terminate or modify in any material respect, or fail to exercise renewal rights with respect to, any material insurance policy;

(t)    engage in any transaction with, or enter into any agreement, arrangement or understanding with, any Affiliate of the Company or other Person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC;

(u)     adopt or implement any stockholder rights plan or similar arrangement; or

(v)     agree or commit to do any of the foregoing.

6.2    Conduct of Parent. During the Interim Period, except as expressly permitted or required by this Agreement, as required by applicable Law, or with the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned, or delayed), Parent shall not, and shall not permit any of its Subsidiaries to, take, or agree or commit to take, any action that would reasonably be expected to, individually or in the aggregate, prevent, materially delay, or materially impede the consummation of the Merger or the other transactions contemplated by this Agreement; provided that, this Section 6.2 shall not govern obligations governed by Section 6.7, which shall be solely governed by Section 6.7.

6.3     Access to Information; Confidentiality.

(a)    Access to Information. During the period from the date of this Agreement until the earlier of the termination of this Agreement (in accordance with its terms) or the Effective Time, the Company shall, and shall cause its Subsidiaries to, afford to Parent and Parent’s Representatives reasonable access, during normal business hours and in a manner as shall not unreasonably interfere with the business or operations of the Company or any Subsidiary thereof, to the officers, employees, accountants, agents, properties, offices, and other facilities and to all books, records, contracts, and other assets of the Company and its Subsidiaries, and the Company shall, and shall cause its Subsidiaries to, furnish promptly to Parent such other information concerning the business and properties of the Company and its Subsidiaries as Parent may reasonably request from time to time. Neither the Company nor any of its Subsidiaries shall be required to provide access to or disclose information where such access or disclosure would jeopardize the protection of attorney-client privilege or contravene any Law (it being agreed that the parties shall use their reasonable best efforts to cause such information to be provided in a manner that would not result in such jeopardy or contravention). No investigation shall affect the Company’s representations, warranties, covenants, or agreements contained herein, or limit or otherwise affect the remedies available to Parent or Merger Sub pursuant to this Agreement.

(b)     Confidentiality. The parties hereby agree that all information provided to the other party or the other parties’ Representatives in connection with this Agreement and the consummation of the transactions contemplated hereby, including any information obtained pursuant to Section 6.3(a), shall be treated in accordance with the Mutual Confidentiality and Non-Disclosure Agreement, dated June 18, 2025, between Parent and the Company (the “Confidentiality Agreement”). Parent and the Company shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreement, which shall survive the termination of this Agreement in accordance with the terms set forth therein.

6.4     No Solicitation.

(a)    Proposal. Except as permitted by this Section 6.4, during the Interim Period, the Company shall not, and shall direct and cause its Subsidiaries and the Company’s and its Subsidiaries’ respective Representatives, not to: (i) directly or indirectly, solicit, initiate, or knowingly facilitate or encourage the submission of any Proposal or the making of any proposal that could reasonably be expected to lead to any Proposal; (ii) continue, conduct, or engage in any discussions or negotiations with, disclose any non-public information relating to the Company or any of its Subsidiaries to, afford access to the business, properties, assets, books, or records of the Company or any of its Subsidiaries to, or knowingly assist, participate in, facilitate, or encourage any effort by, any third party (or its potential sources of financing) that is seeking to make, or has made, any Proposal; provided, that notwithstanding the foregoing, the Company and its Representatives may inform a Person that has made a Proposal of the terms of this Section 6.4; (iii) amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any of its Subsidiaries; (iv) approve any transaction under, or any third party becoming an “interested shareholder” under, Section 1704.01 of the ORC; (v) enter into any agreement in principle, letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement, or other Contract relating to any Proposal (each, a “Company Acquisition Agreement”); or (vi) approve, authorize, agree, or publicly announce any intention to do any of the foregoing. The Company shall, and shall cause its Subsidiaries and the Company’s and its Subsidiaries’ Representatives to cease immediately and cause to be terminated any and all existing activities, discussions, or negotiations, if any, with any third party conducted prior to the date hereof with respect to any Proposal and shall use its reasonable best efforts to cause any such third party (or its agents or advisors) in possession of non-public information in respect of the Company or any of its Subsidiaries that was furnished by or on behalf of the Company and its Subsidiaries to return or destroy (and confirm destruction of) all such information. Without limiting the foregoing, it is understood that any violation of or the taking of actions inconsistent with the restrictions set forth in this Section 6.4 by any Representative of the Company or its Subsidiaries, whether or not such Representative is purporting to act on behalf of the Company or any of its Subsidiaries, shall be deemed to be a breach of this Section 6.4 by the Company.

(b)    Permitted Conduct Related to Certain Proposals. Notwithstanding Section 6.4(a), prior to the receipt of the Requisite Company Vote, the Company Board, directly or indirectly through any Representative, may, subject to Section 6.4(c): (i) cause the Company to contact the Person making any Proposal solely to clarify the terms and conditions thereof or request that any Proposal made orally be made in writing; (ii) participate in negotiations or discussions with any third party that has made (and not withdrawn) a bona fide, unsolicited, written Proposal that the Company Board believes in good faith, after consultation with its financial advisors and outside legal counsel, constitutes, or would reasonably be expected to result in, a Superior Proposal; and (iii) thereafter furnish to such third party non-public information relating to the Company or any of its Subsidiaries pursuant to an executed confidentiality agreement that constitutes an Acceptable Confidentiality Agreement; provided, in each such case that: (A) none of the Company or its Subsidiaries or any of their respective Representatives shall have violated any of the provisions of this Section 6.4, and (B) the Company Board first shall have determined in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to take such action would be, or reasonably likely to be, inconsistent with the Company Board’s fiduciary duties under applicable Law.

(c)    Notification to Parent. The Company Board shall not take any of the actions referred to in clauses (i) or (ii) of Section 6.4(b) unless the Company shall have delivered to Parent a prior written notice advising Parent that it intends to take such action. The Company shall notify Parent promptly (but in no event later than 24 hours) after it obtains Knowledge of the receipt by the Company (or any of its Representatives) of any Proposal, any inquiry that could reasonably be expected to lead to a Proposal, any request for non-public information relating to the Company or any of its Subsidiaries or for access to the business, properties, assets, books, or records of the Company or any of its Subsidiaries by any third party. In such notice, the Company shall identify the third party making, and details of the material terms and conditions of, any such Proposal, indication or request, including any proposed financing. The Company shall keep Parent reasonably informed, on a prompt basis, of the status and material terms of any such Proposal, indication or request, including any material amendments or proposed amendments as to price, proposed financing, and other material terms thereof. The Company shall promptly provide Parent with a list of any non-public information concerning the Company’s and any of its Subsidiary’s business, present or future performance, financial condition, or results of operations, provided to any third party, and, to the extent such information has not been previously provided to Parent, copies of such information.

(d)     Permitted Conduct Related to a Superior Proposal. Except as expressly permitted by this Section 6.4(d), neither the Company Board nor any committee thereof shall effect a Company Adverse Recommendation Change or enter into (or permit any Subsidiary to enter into) a Company Acquisition Agreement. Notwithstanding the foregoing, at any time prior to the receipt of the Requisite Company Vote, the Company Board may: (i) effect a Company Adverse Recommendation Change with respect to a Superior Proposal or (ii) terminate this agreement pursuant to Section 8.4(a) in order to enter into a Company Acquisition Agreement with respect to such Superior Proposal; in each case, that did not result from a material breach of this Section 6.4, if: (A) the Company promptly notifies Parent, in writing, at least three (3) Business Days (the “Superior Proposal Notice Period”) before taking the action described in clause (i) or (ii) of this Section 6.4(d), of its intention to take such action with respect to such Superior Proposal, which notice shall state expressly that the Company has received a Proposal that the Company Board intends to declare is a Superior Proposal, and that the Company Board intends to take the action described in clause (i) or (ii) of this Section 6.4(d); (B) the Company specifies the identity of the party making the Superior Proposal and the material terms and conditions thereof in such notice and includes an unredacted copy of the Proposal and attaches to such notice the most current version of any proposed agreement (which version shall be updated on a prompt basis) for such Superior Proposal and any related documents, including financing documents, to the extent provided by the relevant party in connection with the Superior Proposal; (C) the Company and its Representatives during the Superior Proposal Notice Period, negotiate with Parent in good faith to make such adjustments in the terms and conditions of this Agreement so that such Proposal ceases to constitute a Superior Proposal, if Parent, in its discretion, proposes to make such adjustments (it being agreed that in the event that, after commencement of the Superior Proposal Notice Period, there is any material revision to the terms of a Superior Proposal, including, any revision in price or financing, the Superior Proposal Notice Period shall be extended, if applicable, to ensure that at least two (2) Business Days remains in the Superior Proposal Notice Period subsequent to the time the Company notifies Parent of any such material revision (it being understood that there may be multiple extensions)); and (D) the Company Board determines in good faith, after consulting with its financial advisors and outside legal counsel, that such Proposal continues to constitute a Superior Proposal (after taking into account any adjustments made by Parent during the Superior Proposal Notice Period in the terms and conditions of this Agreement) and that the failure to take such action would be, or would be reasonably likely to be, inconsistent with the Company Board’s fiduciary duties under applicable Law.

(e)     Compliance with Tender Offer Rules. Nothing contained herein shall prevent the Company Board or any committee thereof from disclosing to the Company’s stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act with regard to a Proposal, if the Company determines, after consultation with its financial advisors and outside legal counsel, that failure to disclose such position would be, or reasonably likely to be, inconsistent with the Company Board’s fiduciary duties under applicable Law; provided, however, that any public disclosure (other than any “stop, look and listen” statement made under Rule 14d-9(f) under the Exchange Act) by the Company or the Company Board (or any committee thereof) relating to any determination, position or other action by the Company, the Company Board or any committee thereof with respect to any Proposal shall be deemed to be a Company Adverse Recommendation Change unless the Company Board expressly and publicly reaffirms the Company Board Recommendation in such disclosure.

6.5     Stockholders Meeting; Preparation of Proxy Materials; Approval by Sole Stockholder of Merger Sub.

(a)    Company Stockholders Meeting. The Company shall duly call, give notice of, convene, and hold the Company Stockholders Meeting as soon as reasonably practicable after the date of this Agreement and in no event not before twenty-one (21) and not later than twenty-five (25) days following the date on which the definitive version of the Company Proxy Statement is first mailed to holders of the Company Stock. Except to the extent that the Company Board shall have effected a Company Adverse Recommendation Change as permitted by Section 6.4 hereof, the Company Proxy Statement shall include the Company Board Recommendation. Subject to Section 6.4 hereof, the Company shall use reasonable best efforts to: (i) solicit from the holders of Company Stock proxies in favor of the adoption of this Agreement and approval of the Merger; and (ii) take all other actions necessary or advisable to secure the vote or consent of the holders of Company Stock required by applicable Law to obtain such approval. Except for the related advisory compensation proposal required by Securities Laws, the Company shall not submit any other proposals for approval at the Company Stockholders Meeting without the prior written consent of Parent. The Company shall keep Parent and Merger Sub updated with respect to proxy solicitation results as reasonably requested by Parent or Merger Sub. The Company shall have the right, after good faith consultation with Parent, to, and shall at the request of Parent, postpone or adjourn the Company Stockholders Meeting for no longer than twenty (20) Business Days in the aggregate: (A) for the absence of a quorum, or (B) to allow reasonable additional time to solicit additional proxies to the extent that at such time, taking into account the amount of time until the Company Stockholder Meeting, the Company has not received a number of proxies that would reasonably be believed to be sufficient to obtain the Requisite Company Vote at the Company Stockholder Meeting.

(b)    Preparation of Company Proxy Statement. In connection with the Company Stockholders Meeting, as soon as reasonably practicable following the date of this Agreement (and no later than twenty (20) days after the date hereof (except that if such twentieth (20th) day is not a Business Day, then no later than the first Business Day after such twentieth (20th) day), a draft of which shall have been provided to Parent no later than ten (10) days after the date hereof), the Company shall prepare and file the Company Proxy Statement with the SEC. Parent, Merger Sub, and the Company will cooperate and consult with each other in the preparation of the Company Proxy Statement. Without limiting the generality of the foregoing, each of Parent and Merger Sub will furnish the Company the information relating to it required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Company Proxy Statement. The Company shall not file the Company Proxy Statement, or any amendment or supplement thereto, without providing Parent a reasonable opportunity to review and comment thereon (which comments shall be reasonably considered by the Company). The Company shall use its reasonable best efforts to cause the Company Proxy Statement to comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. The Company shall use its reasonable best efforts to resolve, and each party agrees to consult and cooperate with the other party in resolving, all SEC comments with respect to the Company Proxy Statement as promptly as practicable after receipt thereof and to cause the Company Proxy Statement in definitive form to be cleared by the SEC and mailed to the Company’s stockholders as promptly as reasonably practicable following filing with the SEC. The Company further agrees to include in such mailing a notice of such stockholders’ rights under Section 1701.85 of the ORC, which such notice shall be in proper form to comply with Section 1701.85 of the ORC. The Company agrees to consult with Parent prior to responding to SEC comments with respect to the preliminary Company Proxy Statement. Each of Parent, Merger Sub, and the Company agree to correct any information provided by it for use in the Company Proxy Statement which shall have become false or misleading and the Company shall promptly prepare and mail to its stockholders an amendment or supplement setting forth such correction. The Company shall as soon as reasonably practicable: (i) notify Parent of the receipt of any comments from the SEC with respect to the Company Proxy Statement and any request by the SEC for any amendment to the Company Proxy Statement or for additional information; and (ii) provide Parent with copies of all written correspondence between the Company and its Representatives, on the one hand, and the SEC, on the other hand, with respect to the Company Proxy Statement.

(c)    Approval by Sole Stockholder of Merger Sub. Immediately following the execution and delivery of this Agreement, Parent, as sole stockholder of Merger Sub, shall adopt this Agreement and approve the Merger, in accordance with the ORC.

6.6     Notices of Certain Events. Subject to applicable Law, the Company shall notify Parent and Merger Sub, and Parent and Merger Sub shall notify the Company, promptly of: (a) any written notice or other communication from any Person alleging that the consent of such Person is required in connection with the transactions contemplated by this Agreement; (b) any written notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement; (c) any Legal Action commenced, or to such party’s Knowledge, threatened against, relating to, or involving or otherwise affecting such party or any of its Subsidiaries or Affiliates, which relate to the transactions contemplated by this Agreement; and (d) any event, change, or effect between the date of this Agreement and the Effective Time which individually or in the aggregate causes or is reasonably likely to cause or constitute: (i) a Company Material Adverse Effect, or (ii) the failure of any of the conditions set forth in ARTICLE VII of this Agreement to be satisfied; provided that, any failure to give notice in accordance with the foregoing with respect to any breach shall not be deemed to constitute a violation of this Section 6.6 or the failure of any condition set forth in ARTICLE VII of this Agreement to be satisfied, or otherwise constitute a breach of this Agreement by the party failing to give such notice, in each case unless the underlying breach would independently result in a failure of the conditions set forth in ARTICLE VII of this Agreement to be satisfied; and provided, further that the delivery of any notice pursuant to this Section 6.6 shall not cure any breach of, or noncompliance with, any other provision of this Agreement or limit the remedies available to the party receiving such notice.

6.7     Government Approvals.

(a)     Governmental and Other Third-Party Approvals; Cooperation and Notification. Upon the terms and subject to the conditions set forth in this Agreement (including those contained in this Section 6.7), each of the parties hereto shall, and shall cause its Subsidiaries to, use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper, or advisable to consummate and make effective, and to satisfy all conditions to, as promptly as reasonably practicable (and in any event no later than the End Date), the Merger and the other transactions contemplated by this Agreement, including: (i) the obtaining of all necessary Permits, waivers, and actions or nonactions from Governmental Entities and the making of all necessary registrations, filings, and notifications (including filings with Governmental Entities) and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entities; (ii) the obtaining of all consents or waivers from third parties where the failure to obtain such a consent or waiver would, in each case, reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; and (iii) the execution and delivery of any additional instruments necessary to consummate the Merger and to fully carry out the purposes of this Agreement. The Company and Parent shall, subject to applicable Law, promptly: (A) cooperate and coordinate with the other in the taking of the actions contemplated by clauses (i), (ii), and (iii) immediately above; and (B) supply the other with any information that may be reasonably required in order to effectuate the taking of such actions. Each party hereto shall promptly inform the other party or parties hereto, as the case may be, of any communication received from, or given to, any Governmental Entity, regarding any of the transactions contemplated by this Agreement. If the Company, on the one hand, or Parent or Merger Sub, on the other hand, receives a request for additional information or documentary material from any Governmental Entity with respect to the transactions contemplated by this Agreement, then it shall use reasonable best efforts to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request, and, if permitted by applicable Law and by any applicable Governmental Entity, provide the other party’s counsel with advance notice and the opportunity to attend and participate in any meeting with any Governmental Entity in respect of any filing made thereto in connection with the transactions contemplated by this Agreement. The Parties may, as they deem advisable and necessary, designate any competitively sensitive materials provided to the other under this Section 6.7 as “outside counsel only.” Such materials and the information contained therein shall be given only to outside counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, or directors of the recipient without the advance written consent of the Party providing such materials. In addition, to the extent reasonably practicable, all meetings and telephone calls with a Governmental Authority regarding the Transaction shall include representatives of all Parties. Subject to applicable Law, the Parties will consult and cooperate with each other in connection with any analyses, appearances, presentations, memoranda, briefs, arguments and proposals made or submitted to any Governmental Authority regarding the Transaction by or on behalf of any Party. If there is a disagreement about strategy with respect to obtaining the approval, the Parent’s decision controls. Neither Parent nor the Company shall commit to or agree (or permit any of their respective Subsidiaries to commit to or agree) with any Governmental Entity to stay, toll, or extend any applicable waiting period under the HSR Act or other applicable Antitrust Laws, without the prior written consent of the other (such consent not to be unreasonably withheld, conditioned, or delayed).

(b)     Governmental Antitrust Authorities. Without limiting the generality of the undertakings pursuant to Section 6.7(a) hereof, the parties hereto shall: (i) provide or cause to be provided as promptly as reasonably practicable to Governmental Entities with jurisdiction over the Antitrust Laws (each such Governmental Entity, a “Governmental Antitrust Authority”) information and documents requested by any Governmental Antitrust Authority as necessary, proper, or advisable to permit consummation of the transactions contemplated by this Agreement, including preparing and filing any notification and report form and related material required under the HSR Act and any additional consents and filings under any other Antitrust Laws as promptly as practicable following the date of this Agreement (provided, that in the case of the filing under the HSR Act, such filing shall be made within ten (10) days of the date of this Agreement) and thereafter to respond as promptly as practicable to any request for additional information or documentary material that may be made under the HSR Act or any other applicable Antitrust Laws; and (ii) subject to the terms set forth in Section 6.7(c) hereof, use their reasonable best efforts to take such actions as are necessary or advisable to obtain prompt approval of the consummation of the transactions contemplated by this Agreement by any Governmental Entity or expiration of applicable waiting periods.

(c)     Actions or Proceedings. In the event that any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a Governmental Entity or private party challenging the Merger or any other transaction contemplated by this Agreement, or any other agreement contemplated hereby, the Company shall cooperate in all respects with Parent and Merger Sub and each of the Company, Parent and Merger Sub shall use its reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any Order, whether temporary, preliminary, or permanent, that is in effect and that prohibits, prevents, or restricts consummation of the transactions contemplated by this Agreement. Notwithstanding anything in this Agreement to the contrary, none of Parent, Merger Sub, or any of their respective Affiliates shall be required to respond to any Request for Additional Information and Documentary Material as referenced in 15 U.S.C. § 18a(e)(1)(A) and 16 C.F.R. § 803.20 (a “second request”) or to defend, contest, or resist any action or proceeding, whether judicial or administrative, or to take any action to have vacated, lifted, reversed, or overturned any Order, in connection with the transactions contemplated by this Agreement.

(d)    No Divestitures; Other Limitations. Notwithstanding anything to the contrary set forth in this Agreement, none of Parent, Merger Sub, or any of their respective Subsidiaries shall be required to, and the Company may not, without the prior written consent of Parent, become subject to, consent to, or offer or agree to, or otherwise take any action with respect to, any requirement, condition, limitation, understanding, agreement, or Order to: (i) sell, license, assign, transfer, divest, hold separate, or otherwise dispose of any assets, business, or portion of business of the Company, the Surviving Corporation, Parent, Merger Sub, or any of their respective Subsidiaries; (ii) conduct, restrict, operate, invest, or otherwise change the assets, business, or portion of business of the Company, the Surviving Corporation, Parent, Merger Sub, or any of their respective Subsidiaries in any manner; or (iii) impose any restriction, requirement, or limitation on the operation of the business or portion of the business of the Company, the Surviving Corporation, Parent, Merger Sub, or any of their respective Subsidiaries; provided, that if requested by Parent, the Company will become subject to, consent to, or offer or agree to, or otherwise take any action with respect to, any such requirement, condition, limitation, understanding, agreement, or Order so long as such requirement, condition, limitation, understanding, agreement, or Order is only binding on the Company in the event the Closing occurs.

6.8     Public Announcements. The initial press release with respect to this Agreement and the transactions contemplated hereby shall be a release mutually agreed to by the Company and Parent. Thereafter, until the Effective Time, each of the Company and Parent agrees that no public release, statement, announcement, or other disclosure concerning the Merger and the other transactions contemplated hereby shall be issued by any party without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned, or delayed), except as may be required by: (a) applicable Law, (b) court process, (c) the rules or regulations of any applicable United States securities exchange, or (d) any Governmental Entity to which the relevant party is subject or submits, provided, in each such case, the party making the release, statement, announcement, or other disclosure shall use its reasonable best efforts to allow the other party reasonable time to comment on such release or announcement in advance of such issuance. Notwithstanding the foregoing, the restrictions set forth in this Section 6.8 shall not apply to any release, statement, announcement or other disclosure made with respect to: (i) a Company Adverse Recommendation Change issued or made in compliance with Section 6.4; (ii) any other disclosure issued or made in compliance with Section 6.4; or (iii) the Merger and the other transactions contemplated hereby that is substantially similar (and identical in any material respect) to those in a previous release, statement, announcement, or other disclosure made by the Company or Parent in accordance with this Section 6.8.

6.9     Anti-Takeover Statutes. If any “control share acquisition,” “fair price,” “moratorium,” or other anti-takeover Law becomes or is deemed to be applicable to Parent, the Merger Sub, the Company, the Merger, or any other transaction contemplated by this Agreement, then each of the Company and the Company Board shall grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to render such anti-takeover Law inapplicable to the foregoing.

6.10    Section 16 Matters. Prior to the Effective Time, the Company shall take all such steps as may be required to cause to be exempt under Rule 16b-3 promulgated under the Exchange Act any dispositions of shares of Company Stock (including derivative securities with respect to such shares) that are treated as dispositions under such rule and result from the transactions contemplated by this Agreement by each director or officer of the Company who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company immediately prior to the Effective Time.

6.11    Stock Exchange Delisting; Deregistration. To the extent requested by Parent, prior to the Effective Time, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and the rules and policies of OTC to enable the delisting by the Surviving Corporation of the shares of Company Stock from OTC and the deregistration of the shares of Company Stock under the Exchange Act as promptly as practicable after the Effective Time, and in any event no more than ten days after the Effective Time.

6.12    Stockholder Litigation. The Company shall promptly advise Parent in writing after becoming aware of any Legal Action commenced or, to the Knowledge of the Company, threatened against the Company or any of its directors by any stockholder of the Company (on their own behalf or on behalf of the Company) relating to this Agreement or the transactions contemplated hereby (including the Merger and the other transactions contemplated hereby) and shall keep Parent reasonably informed regarding any such Legal Action. The Company shall: (a) give Parent the opportunity to participate in the defense and settlement of any such stockholder litigation, (b) keep Parent reasonably apprised on a prompt basis of proposed strategy and other significant decisions with respect to any such stockholder litigation, and provide Parent with the opportunity to consult with the Company regarding the defense of any such litigation, which advice the Company shall consider in good faith, and (c) not settle any such stockholder litigation without the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed, or conditioned). Notwithstanding anything to the contrary in this Section 6.12, any matters relating to Dissenting Shares shall be governed by Section 3.3.

6.13    Obligations of Merger Sub. Parent will take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

6.14    Satisfaction of Indebtedness and Expenses of the Company.

(a)     Not later than two (2) Business Days prior to the Closing, the Company shall obtain one or more customary pay-off letters executed by the administrative agents or the lenders under any Closing Date Indebtedness, in each case, setting forth all amounts necessary to be paid in order to fully discharge each such Closing Date Indebtedness (the “Pay-Off Letters”), and, to the extent the Company does not have sufficient cash on hand to satisfy such Closing Date Indebtedness, the Per Share Merger Consideration payable pursuant to Section 3.1(c) shall be reduced as necessary to account for the payment of all amounts due (including pre-payment penalties) under such Pay-Off Letters out of the Merger Consideration.

(b)     Expenses of the Company. To the extent the Company does not have sufficient cash on hand to satisfy all Expenses of the Company as of the Effective Time, the Per Share Merger Consideration shall be further reduced as necessary to account for the payment of all such Expenses of the Company out of the Merger Consideration; provided, that, for the avoidance of doubt, Parent shall be responsible for all filing fees incurred in connection with the HSR Act and any “tail” policy procured under Section 6.17 and these expenses shall not be deemed to be expenses of the Company.

6.15    Resignations. At the written request of Parent, the Company shall cause any director or officer of the Company or any director or officer of any of the Company’s Subsidiaries to resign in such capacity, with such resignations to be effective as of the Effective Time.

6.16    Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments, or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect, or confirm of record or otherwise in the Surviving Corporation any and all right, title, and interest in, to and under any of the rights, properties, or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

6.17    Indemnification.

(a)     All rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time (and rights to advancement of expenses) now existing in favor of any Person who is or prior to the Effective Time becomes, or has been at any time prior to the date of this Agreement, a director or officer of the Company (each, an “Indemnified Party”) as provided in the Charter Documents in effect as of the date hereof, (i) shall survive the Merger, (ii) shall continue in full force and effect in accordance with their terms with respect to any claims against any such Indemnified Party arising out of such acts or omissions for the period beginning as of the Effective Time and ending six (6) years from the Effective Time and (iii) shall not, except as may be required by Law, be amended, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such Indemnified Party for the period beginning as of the Effective Time and ending six (6) years from the Effective Time. Parent shall ensure that the Surviving Corporation complies with and honors the foregoing obligations.

(b)    The Surviving Corporation shall, and Parent shall cause the Surviving Corporation to obtain as of the Effective Time prepaid directors and officers liability “tail” insurance policies with a claims period of six (6) years from the Effective Time in each case with respect to claims arising out of or relating to acts, omissions or events which occurred before or at the Effective Time (including for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated by this Agreement), covering each Indemnified Party and containing terms (including with respect to coverage and amounts) and conditions (including with respect to deductibles and exclusions) that are in the aggregate no less favorable to any Indemnified Party than those of the Company’s directors’ and officers’ liability insurance policies in effect on the date of this Agreement (the “Existing D&O Policies”); provided, however, that the maximum aggregate annual premium for such “tail” insurance policies for any such year shall not exceed the maximum aggregate annual premium contemplated by the succeeding sentence. Parent shall either purchase such “tail” insurance policies or, for the period beginning upon as of the Effective Time and ending six (6) years from the Effective Time, cause the Existing D&O Policies to be maintained in respect of acts or omissions occurring before or at the Effective Time (including for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the Transactions occurring at or prior to the Effective Time); provided, however, that, in any case, neither Parent nor the Surviving Corporation shall be required to pay an aggregate annual premium for such insurance policies in excess of two hundred percent (200%) of the annual premium payable by the Company for coverage for its current fiscal year under the Existing D&O Policies; provided, further, that if the aggregate annual premium of such insurance coverage exceeds such amount, the Surviving Corporation shall be obligated to obtain the most advantageous policy (in Parent’s good faith discretion) available for an aggregate annual premium not exceeding such amount; and provided, further, that Parent or the Surviving Corporation may substitute therefor policies of a reputable and financially sound insurance company containing terms (including with respect to coverage and amounts) and conditions (including with respect to deductibles and exclusions) that are, in the aggregate, no less favorable to any Indemnified Party.

(c)     In the event that (i) the Surviving Corporation or any of its respective successors or assigns (A) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (B) transfers or conveys all or substantially all of its properties and other assets to any Person or (ii) Parent or any of its successors or assigns dissolves the Surviving Corporation, then, and in each such case, Parent shall cause proper provision to be made so that the applicable successors and assigns or transferees expressly assume the obligations set forth in this Section 6.17.

(d)     The obligations of Parent and the Surviving Corporation under this Section 6.17 shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party to whom this Section 6.17 applies without the consent of such affected Indemnified Party. The provisions of this Section 6.17 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives, and are in addition to, and not in substitution for, any other rights to which each Indemnified Party is entitled, whether pursuant to Law, contract or otherwise.

(e)     Parent shall pay all reasonable and documented out-of-pocket expenses, including reasonable attorneys’ fees, that may be incurred by any Indemnified Party in successfully enforcing the indemnity and other obligations provided in this Section 6.17.

ARTICLE VII
CONDITIONS TO MERGER

7.1     Conditions Precedent to Obligation of Both Parties. The respective obligations of each party to this Agreement to effect the Merger is subject to the satisfaction or waiver (where permissible pursuant to applicable Law) on or prior to the Closing of each of the following conditions:

(a)      Company Stockholder Approval. This Agreement will have been duly adopted by the Requisite Company Vote.

(b)     Regulatory Approvals. The waiting period applicable to the consummation of the Merger under the HSR Act (or any extension thereof) shall have expired or been terminated.

(c)     No Injunctions, Restraints, or Illegality. No Governmental Entity having jurisdiction over any party hereto shall have enacted, issued, promulgated, enforced, or entered any Laws or Orders, whether temporary, preliminary, or permanent, that make illegal, enjoin, or otherwise prohibit consummation of the Merger or the other transactions contemplated by this Agreement (each, a “Legal Restraint”).

(d)    Governmental Consents. All consents, approvals and other authorizations of any Governmental Entity set forth in Section 7.1 of the Company Disclosure Letter and required to consummate the Merger and the other transactions contemplated by this Agreement (other than the filing of the Certificate of Merger with the Secretary of State of the State of Ohio) shall have been obtained, free of any condition that would reasonably be expected to have a Company Material Adverse Effect or a material adverse effect on Parent’s and Merger Sub’s ability to consummate the transactions contemplated by this Agreement.

7.2     Conditions Precedent to Obligation of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver (where permissible pursuant to applicable Law) by Parent and Merger Sub on or prior to the Closing of the following conditions:

(a)     Representations and Warranties. (i) The representations and warranties of the Company (other than in Section 4.1(a) (first sentence only), Section 4.1(c), Section 4.2, Section 4.3(a), Section 4.3(d), Section 4.5(a) and Section 4.10) set forth in ARTICLE IV of this Agreement shall be true and correct in all respects (without giving effect to any limitation indicated by the words “Company Material Adverse Effect,” “in all material respects,” “in any material respect,” “material,” or “materially”) as of the date of this Agreement and as of the Closing Date, as if made at and as of such date (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; (ii) the representations and warranties of the Company contained in Section 4.2(a) shall be true and correct (other than de minimis inaccuracies) as of the date of this Agreement and as of the Closing Date, as if made at and as of such date (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all material respects as of that date); and (iii) the representations and warranties contained in Section 4.1(a) (first sentence only), Section 4.1(c), Section 4.2(b) through Section 4.2(d), Section 4.3(a), Section 4.3(d), Section 4.5(a) and Section 4.10 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, as if made at and as of such date (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date).

(b)    Performance of Covenants. The Company shall have performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, in this Agreement required to be performed by or complied with by it at or prior to the Closing.

(c)     Company Material Adverse Effect. Since the date of this Agreement, there shall not have been any Company Material Adverse Effect or any event, change, or effect that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect that is continuing.

(d)    Officers Certificate. Parent will have received a certificate, signed by the chief executive officer or chief financial officer of the Company, certifying as to the matters set forth in Section 7.2(a), Section 7.2(b) and Section 7.2(c) hereof.

(e)    Appraisal Rights. Not more than six percent (6.0%) of the outstanding shares of Company Stock shall be subject to claims for appraisal rights made under Section 1701.85 of the ORC.

7.3    Conditions Precedent to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company on or prior to the Closing of the following conditions:

(a)    Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in ARTICLE V of this Agreement shall be true and correct in all respects (without giving effect to any limitation indicated by the words “material adverse effect,” “in all material respects,” “in any material respect,” “material,” or “materially”) as of the date of this Agreement and as of the Closing Date, as if made at and as of such date (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Parent’s and Merger Sub’s ability to consummate the transactions contemplated by this Agreement.

(b)    Performance of Covenants. Parent and Merger Sub shall have performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, of this Agreement required to be performed by or complied with by them at or prior to the Closing.

(c)    Officers Certificate. The Company will have received a certificate, signed by an officer of Parent, certifying as to the matters set forth in Section 7.3(a) and Section 7.3(b).

7.4     Frustration of Closing Conditions. Neither the Company, Parent or Merger Sub may rely, as a basis for not consummating the Merger or the other transactions contemplated by this Agreement, on the failure of any conditions set forth in Section 7.1, Section 7.2, or Section 7.3, as the case may be, to be satisfied if such failure was caused by such Party’s breach in any material respect of any provision of this Agreement.

ARTICLE VIII
TERMINATION

8.1    Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing (whether before or after the receipt of the Requisite Company Vote) by the mutual written consent of Parent, Merger Sub, and the Company.

8.2     Termination by Either Parent or the Company.

This Agreement may be terminated by either Parent or the Company at any time prior to the Closing (whether before or after the receipt of the Requisite Company Vote):

(a)    if the Merger has not been consummated on or before June 5, 2026 (the “End Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 8.2(a) shall not be available to any party whose material breach of any representation, warranty, covenant, or agreement set forth in this Agreement has been the primary cause of the failure of the Merger to be consummated on or before the End Date;

(b)    if any Legal Restraint permanently enjoining, or otherwise permanently prohibiting the consummation of the Merger or the other transactions contemplated by this Agreement shall have become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 8.2(b) shall not be available to any party whose material breach of any representation, warranty, covenant or agreement set forth in this Agreement has been the primary cause of the issuance, promulgation, enforcement, or entry of such Legal Restraint or the failure to remove such Legal Restraint;

(c)     if this Agreement has been submitted to the stockholders of the Company for adoption at a duly convened Company Stockholders Meeting and the Requisite Company Vote shall not have been obtained at such meeting (unless such Company Stockholders Meeting has been adjourned or postponed, in which case at the final adjournment or postponement thereof); provided, however, that the right to terminate this Agreement pursuant to this Section 8.2(c) shall not be available to any party whose material breach of any representation, warranty, covenant or agreement set forth in this Agreement has been the primary cause of, or primarily resulted in, the failure to obtain the Requisite Company Vote; or

(d)    if a Governmental Antitrust Authority issues a written Request for Additional Information and Documentary Material as referenced in 15 U.S.C. § 18(a)(1)(A) and 16 C.F.R. §803.20.

8.3     Termination by Parent. This Agreement may be terminated by Parent at any time prior to the Closing:

(a)     if a Company Adverse Recommendation Change shall have occurred or the Company shall have approved or adopted, or recommended the approval or adoption of, any Company Acquisition Agreement;

(b)     if the Company shall have willfully breached or failed to perform, in each case, in any material respect any of its covenants and agreements set forth in Section 6.4(a); or

(c)    if there shall have been a breach of any representation, warranty, covenant, or agreement on the part of the Company set forth in this Agreement such that the conditions to the Closing of the Merger set forth in Section 7.2(a) or Section 7.2(b) as applicable, would not be satisfied and, such breach is incapable of being cured by the End Date; or, if capable of being cured by the End Date, shall not have been cured prior to the earlier of (i) thirty (30) days after written notice thereof is given by Parent to the Company or (ii) the End Date; provided further, that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.3(b) if Parent or Merger Sub is then in material breach of any representation, warranty, covenant, or obligation hereunder that would cause any condition set forth in Section 7.3(a) or Section 7.3(b) not to be satisfied.

8.4     Termination by Company. This Agreement may be terminated by the Company at any time prior to the Closing:

(a)     if prior to the receipt of the Requisite Company Vote at the Company Stockholders Meeting, the Company Board authorizes the Company, to the extent permitted by and subject to full compliance with the applicable terms and conditions of this Agreement, including Section 6.4 hereof, to enter into a Company Acquisition Agreement (other than an Acceptable Confidentiality Agreement) in respect of a Superior Proposal; provided, that the Company shall have paid any amounts due pursuant to Section 8.6(b) hereof in accordance with the terms, and at the times, specified therein; and provided further, that in the event of such termination, the Company substantially concurrently enters into such Company Acquisition Agreement; or

(b)     if there shall have been a breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement such that the conditions to the Closing of the Merger set forth in Section 7.3(a) or Section 7.3(b), as applicable, would not be satisfied and, in either such case, such breach is incapable of being cured by the End Date; or, if capable of being cured by the End Date, shall not have been cured prior to the earlier of (i) thirty (30) days after written notice thereof is given by the Company to Parent or (ii) the End Date; provided further, that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.4(b) if the Company is then in material breach of any representation, warranty, covenant, or obligation hereunder that would cause any condition set forth in Section 7.2(a) or Section 7.2(b) not to be satisfied.

8.5     Notice of Termination; Effect of Termination. The party desiring to terminate this Agreement pursuant to this ARTICLE VIII (other than pursuant to Section 8.1) shall deliver written notice of such termination to the other party or parties hereto specifying with particularity the reason for such termination, and any such termination in accordance with this Section 8.5 shall be effective immediately upon delivery of such written notice. If this Agreement is properly and validly terminated pursuant to this ARTICLE VIII, it will become void and of no further force and effect, with no liability or obligation on the part of any party to this Agreement (or any stockholder, director, officer, employee, agent, or Representative of such party) to any other party or parties hereto, except: (a) with respect to ARTICLE I, Section 6.3(b), this Section 8.5, Section 8.6, and ARTICLE IX (and any related definitions contained in any such Sections or Article), which shall remain in full force and effect; and (b) with respect to any liabilities or damages incurred or suffered by a party or parties hereto, to the extent such liabilities or damages were the result of fraud or the willful and intentional breach by another party of any of its representations, warranties, covenants, or other agreements set forth in this Agreement.

8.6     Fees and Expenses Following Termination.

(a)    If this Agreement is terminated by Parent pursuant to Section 8.3(a) or Section 8.3(b), then the Company shall pay to Parent (by wire transfer of immediately available funds), within two (2) Business Days after such termination, the Termination Fee.

(b)    If this Agreement is terminated by the Company pursuant to Section 8.4(a), then the Company shall pay to Parent (by wire transfer of immediately available funds), at or prior to such termination, the Termination Fee.

(c)      If this Agreement is terminated (i) by Parent pursuant to Section 8.3(c), (ii) by the Company or Parent pursuant to Section 8.2(c), or (iii) by the Company or Parent pursuant to Section 8.2(a) provided, that at the time of termination, the Requisite Company Vote has not been obtained and, in the case of a termination by the Company pursuant to Section 8.2(a), only if at such time Parent would not be prohibited from terminating this Agreement pursuant to Section 8.2(a): (1) prior to such termination a Proposal shall have been publicly disclosed or otherwise made or communicated to the Company or the Company Board, and not withdrawn, and (2) within twelve (12) months following the date of such termination of this Agreement the Company shall have entered into a definitive agreement with respect to such Proposal, or consummated such Proposal (and such Proposal is the same as, or substantially similar to, the original Proposal made, communicated, or publicly disclosed and such Proposal is made, communicated or publicly disclosed by the same third party that made, communicated or publicly disclosed such original Proposal, or by an Affiliate of such third party), then in any such event the Company shall pay to Parent (by wire transfer of immediately available funds), immediately prior to and as a condition to consummating such transaction, the Termination Fee (it being understood for all purposes of this Section 8.6(c), all references in the definition of Proposal to “20%” shall be deemed to be references to “50%” instead).

(d)    The Company acknowledges and hereby agrees that the provisions of this Section 8.6 are an integral part of the transactions contemplated by this Agreement (including the Merger), and that, without such provisions, Parent and Merger Sub would not have entered into this Agreement. If the Company shall fail to pay in a timely manner the amounts due pursuant to this Section 8.6, and, in order to obtain such payment, Parent makes a claim against the Company that results in a judgment against the Company, the Company shall pay to Parent the reasonable costs and expenses of Parent (including its reasonable attorneys’ fees and expenses) incurred or accrued in connection with such suit, together with interest on the amounts set forth in this Section 8.6 at the prime rate as published in The Wall Street Journal in effect on the date such payment was required to be made through the date such payment was actually received, or a lesser rate that is the maximum permitted by applicable Law. The parties acknowledge and agree that: (i) the right to receive the Termination Fee and/or any Expense reimbursement under this Agreement shall not limit or otherwise affect Parent’s or Merger Sub’s right to specific performance as provided in Section 9.9; and (ii) in no event shall the Company be obligated to pay the Termination Fee on more than one occasion. Notwithstanding anything to the contrary in this Agreement, the parties hereby acknowledge and agree that in the event that the Termination Fee is paid by the Company to Parent in accordance with this Section 8.6, the Termination Fee shall be Parent’s and Merger Sub’s sole and exclusive remedy for monetary damages under this Agreement except in the case of willful and material breach or fraud. For the avoidance of doubt, the foregoing sentence does not limit Parent’s or Merger Sub’s rights under Section 9.9 of this Agreement.

(e)     Except as expressly set forth in this Section 8.6, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such Expenses; provided, however, that Parent shall be responsible for all filing fees incurred in connection with the HSR Act and any “tail” policy procured under Section 6.17.

8.7     Amendment. At any time prior to the Effective Time, this Agreement may be amended or supplemented in any and all respects, whether before or after receipt of the Requisite Company Vote, by written agreement signed by each of the parties hereto; provided, however, that following the receipt of the Requisite Company Vote, there shall be no amendment or supplement to the provisions of this Agreement which by Law would require further approval by the holders of Company Stock without such approval.

8.8     Extension; Waiver. At any time prior to the Effective Time, Parent or Merger Sub, on the one hand, or the Company, on the other hand, may: (a) extend the time for the performance of any of the obligations of the other party(ies); (b) waive any inaccuracies in the representations and warranties of the other party(ies) contained in this Agreement or in any document delivered under this Agreement; or (c) unless prohibited by applicable Law, waive compliance with any of the covenants, agreements, or conditions contained in this Agreement. Any agreement on the part of a party to any extension or waiver will be valid only if set forth in an instrument in writing signed by such party. The failure of any party to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

ARTICLE IX
MISCELLANEOUS

9.1     Governing Law. This Agreement, and all Legal Actions (whether based on contract, tort, or statute) arising out of, relating to, or in connection with this Agreement or the actions of any of the parties hereto in the negotiation, administration, performance, or enforcement hereof, shall be governed by and construed in accordance with the internal laws of the State of Ohio without giving effect to any choice or conflict of law provision or rule (whether of the State of Ohio or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Ohio.

9.2    Jurisdiction; Court Proceedings; Waiver of Jury Trial. Each of the parties hereto irrevocably agrees that any Legal Action with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by any other party hereto or its successors or assigns shall be brought and determined exclusively in the Court of Common Pleas of Cuyahoga County, State of Ohio, or in the event that such court does not have subject matter jurisdiction over such Legal Action, in any state or federal court within the State of Ohio. Each of the parties hereto agrees that mailing of process or other papers in connection with any such Legal Action in the manner provided in Section 9.7 or in such other manner as may be permitted by applicable Laws, will be valid and sufficient service thereof. Each of the parties hereto hereby irrevocably submits with regard to any such Legal Action for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any Legal Action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim, or otherwise, in any Legal Action with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder: (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 9.2; (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); and (c) to the fullest extent permitted by the applicable Law, any claim that (i) the suit, action, or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action, or proceeding is improper, or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION; (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.2.

9.3    Further Assurances. After the Closing, each Party shall from time to time, at the request of and without further cost or expense to the other, execute and deliver such other instruments of conveyance and assumption and take such other actions as may reasonably be requested in order to more effectively consummate the Transaction.

9.4     Survival. None of the representations and warranties contained in this Agreement or in any instrument delivered under this Agreement will survive the Effective Time. This Section 9.4 does not limit any covenant or agreement of the parties contained in this Agreement which, by its terms, contemplates performance after the Effective Time. The Confidentiality Agreement will survive termination of this Agreement in accordance with its terms.

9.5     Entire Agreement; No Other Representations or Warranties.

(a)    This Agreement (including all exhibits, annexes, and schedules referred to herein), the Company Disclosure Letter, the Parent Disclosure Letter, and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter of this Agreement and supersede all other prior agreements and understandings, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement. In the event of any inconsistency between the statements in the body of this Agreement, the Confidentiality Agreement, the Parent Disclosure Letter, and the Company Disclosure Letter (other than an exception expressly set forth as such in the Parent Disclosure Letter or the Company Disclosure Letter), the statements in the body of this Agreement will control.

(b)    Each of Parent and Merger Sub acknowledges that, except for the representations and warranties contained in Article IV, neither the Company nor any Person on behalf of the Company makes any other express or implied representation or warranty, and neither Parent nor Merger Sub is relying or has relied on any such representation or warranty, with respect to the Company or any of its Subsidiaries or with respect to any other information made available to Parent or Merger Sub, or their respective Representatives, in connection with the transactions contemplated by this Agreement, including the accuracy or completeness thereof. Except in the case of fraud, neither the Company nor any other Person will have or be subject to any liability or indemnification obligation to Parent, Merger Sub or any other Person resulting from the distribution to Parent or Merger Sub, or Parent’s or Merger Sub’s use of, any such information, including any information, documents, projections, forecasts or other material made available to Parent or Merger Sub in the Data Room or management presentations in expectation of the transactions contemplated by this Agreement, unless and then only to the extent that any such information is expressly included in a representation or warranty contained in Article IV.

9.6    Waivers. No waiver or consent, express or implied, by any Party to or of any breach or default by any Party in the performance by such Party of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such Party of the same or any other obligations of such Party hereunder. No single or partial exercise of any right or power, or any abandonment or discontinuance of steps to enforce any right or power, shall preclude any other or further exercise thereof or the exercise of any other right or power. Failure on the part of a Party to complain of any act of any Party or to declare any Party in default, irrespective of how long such failure continues, shall not constitute a waiver by such Party of its rights hereunder until the applicable statute of limitation period has run. In the event any provision of any other Transaction Agreement shall in any way conflict with the provisions of this Agreement (except where a provision therein expressly provides that it is intended to take precedence over this Agreement) this Agreement shall control.

9.7    Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made (a) as of the date delivered, if delivered personally, (b) on the date the delivering Party receives confirmation, if delivered by email of a portable document format (“PDF”) document, (c) three (3) Business Days after being mailed by registered or certified mail (postage prepaid, return receipt requested) or (d) one (1) Business Day after being sent by overnight courier (providing proof of delivery), to the Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 9.7).

If to Parent, Merger Sub, or the Surviving Corporation, to:

SPX Enterprises, LLC

6325 Ardrey Kell Road, Suite 400

Charlotte, NC 28277

Attention: Chief Legal Officer and Caroline Prescott, Assistant General Counsel

Email: corp.legal-department@spx.com and

            Caroline.prescott@spx.com

with a copy (which will not constitute notice to Parent or Merger Sub) to:	Venable LLP 600 Massachusetts Ave, NW Washington, DC 20001 Attention: Karen C. Hermann / Michael Schiffer Email: KCHermann@venable.com / MSchiffer@venable.com

If to the Company, to:	Crawford United Corporation 10514 Dupont Ave Cleveland, OH 44108 Attention: Brian E. Powers, CEO and President Email: bpowers@crawfordunited.com with a copy (which will not constitute notice to the Company) to:

Calfee, Halter & Griswold LLP

1405 East Sixth Street

Cleveland, Ohio 44114

Attention: Terrence F. Doyle / Kristofer K. Spreen / Michael K. French

E-mail: tdoyle@calfee.com; kspreen@calfee.com; mfrench@calfee.com

9.8    Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, or incapable of being enforced under any applicable Law, the remainder of this Agreement shall continue in full force and effect and the application of such provision to other Persons or circumstances shall be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to negotiate in good faith to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

9.9     Specific Performance.

(a)     The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at Law or in equity. The right to specific enforcement shall include the right of the Company to cause Parent and Merger Sub to, and the right of Parent and Merger Sub to cause the Company to, cause the Merger and the other transactions contemplated by this Agreement to be consummated on the terms and subject to the conditions set forth in this Agreement. For the avoidance of doubt, notwithstanding anything else in this Agreement, in no event shall specific performance of the Company’s, Parent’s or Merger Sub’s respective obligations to consummate the Merger survive any termination of this Agreement in accordance with its terms and subject to its conditions.

(b)     Each party further agrees that: (i) no such party will oppose the granting of an injunction or specific performance as provided herein on the basis that the other party has an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity; (ii) no such party will oppose the specific performance of the terms and provisions of this Agreement; and (iii) no other party or any other Person shall be required to obtain, furnish, or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 9.9, and each party irrevocably waives any right it may have to require the obtaining, furnishing, or posting of any such bond or similar instrument.

9.10    Remedies Cumulative. Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a party to this Agreement will be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at Law, or in equity. The exercise by a party to this Agreement of any one remedy will not preclude the exercise by it of any other remedy.

9.11    Parties in Interest; No Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and respective successors and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement, except if the Effective Time occurs: (a) Section 6.17; (b) the rights of holders of Company Stock to receive the Merger Consideration; and (c) the rights of holders of Company Equity Awards to receive the consideration set forth in Section 3.7.

9.12    Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither Parent or Merger Sub, on the one hand, nor the Company on the other hand, may assign its rights or obligations hereunder without the prior written consent of the other party (Parent in the case of Parent and Merger Sub), which consent shall not be unreasonably withheld, conditioned, or delayed; provided, however, that prior to the Effective Time, Merger Sub may, without the prior written consent of the Company, assign all or any portion of its rights under this Agreement to Parent or to one or more of Parent’s direct or indirect wholly owned subsidiaries. No assignment shall relieve the assigning party of any of its obligations hereunder.

9.13    Counterparts. This Agreement may be executed in one or more counterparts, including by PDF or other electronic signatures, including through the use of DocuSign, each of which shall be deemed to be an original copy of this Agreement and all of which, when taken together, shall be deemed to constitute one and the same agreement. Such delivery of counterparts shall be conclusive evidence of the intent to be bound hereby and to the extent applicable, the foregoing constitutes the election of the Parties to invoke any Law authorizing electronic signatures.

9.14    Rules of Construction. In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

(a)     a capitalized term has the meaning assigned to it herein;

(b)     an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)    references in the singular or to “him,” “her,” “it,” “itself,” or other like references, and references in the plural or the feminine or masculine reference, as the case may be, shall also, when the context so requires, be deemed to include the plural or singular, or the masculine or feminine reference, as the case may be;

(d)     the Exhibits to this Agreement and the Disclosure Letter are an integral part of this Agreement and are hereby incorporated herein and made a part hereof as if set forth herein;

(e)    references to Articles, Sections, and Exhibits shall refer to articles, sections, and exhibits of this Agreement, unless otherwise specified;

(f)    the table of contents and headings in this Agreement are for convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof;

(g)     the words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement, and the words “the date hereof” when used in this Agreement refer to the date of this Agreement;

(h)    where used with respect to information, the phrases “delivered” or “made available” shall mean that the information referred to has been physically or electronically delivered to the relevant Parties or their representatives, including, in the case of “made available” to the Purchaser, material that has been posted in the Data Room;

(i)     this Agreement shall be construed without regard to any presumption or other rule requiring construction against the Party that drafted and caused this Agreement to be drafted;

(j)     all terms defined in this Agreement have the defined meanings when used in any Schedule or Exhibit to this Agreement, any certificate or other document delivered or made available pursuant hereto, unless otherwise defined therein;

(k)    time is of the essence for each and every provision of this Agreement. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day;

(l)      all monetary figures shall be in United States dollars unless otherwise specified;

(m)    references to “include,” “includes” or “including” in this Agreement are deemed to be followed by the words “without limitation,” whether or not so specified;

(n)     references to “day” or “days” are to calendar days;

(o)     references to time are to US Eastern Time unless otherwise expressly specified;

(p)     references to a Person are also to its successors and permitted assigns;

(q)     the use of “or” is not intended to be exclusive unless expressly indicated otherwise; and

(r)    an item arising with respect to a specific representation or warranty shall be deemed to be “reflected on” or “set forth in” a balance sheet or financial statements, to the extent any such phrase appears in such representation or warranty, if (i) there is a reserve, accrual or other similar item underlying a number on such balance sheet or financial statements that related to the subject matter of such representation, (ii) such item is otherwise specifically set forth on the balance sheet or financial statements, or (iii) such item is reflected on the balance sheet or financial statements and is specifically set forth in the notes thereto.

9.15    No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any of the provisions of this Agreement.

9.16    Time is of the Essence. Time of delivery and/or performance of each Party's obligations under this Agreement is of the essence.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

CRAWFORD UNITED CORPORATION
By	/s/ Brian E. Powers
Name:	Brian E. Powers
Title:	Chief Executive Officer

SPX ENTERPRISES, LLC
By	/s/ Sean McClenaghan
Name:	Sean McClenaghan
Title:	Segment President - HVAC

PROJECT KING ACQUISITION, INC.
By	/s/ Sean McClenaghan
Name:	Sean McClenaghan
Title:	President

[Signature Page to Agreement and Plan of Merger]

EXHIBIT A

Articles of Incorporation

[SURVIVING CORPORATION ARTICLES OF INCORPORATION]

Annex B

Section 1701.85 of the Ohio Revised Code (Dissenters’ Rights)

1701.85 Dissenting shareholders — compliance with section — fair cash value of shares.

(A)         (1) A shareholder of a domestic corporation is entitled to relief as a dissenting shareholder in respect of the proposals described in sections 1701.74, 1701.76, and 1701.84 of the Revised Code, only in compliance with this section.

(2) If the proposal must be submitted to the shareholders of the corporation involved, the dissenting shareholder shall be a record holder of the shares of the corporation as to which the dissenting shareholder seeks relief as of the date fixed for the determination of shareholders entitled to notice of a meeting of the shareholders at which the proposal is to be submitted, and such shares shall not have been voted in favor of the proposal.

(3) Not later than twenty days before the date of the meeting at which the proposal will be submitted to the shareholders, the corporation may notify the corporation's shareholders that relief under this section is available. The notice shall include or be accompanied by all of the following:

(a) A copy of this section;

(b) A statement that the proposal can give rise to rights under this section if the proposal is approved by the required vote of the shareholders;

(c) A statement that the shareholder will be eligible as a dissenting shareholder under this section only if the shareholder delivers to the corporation a written demand with the information provided for in division (A)(4) of this section before the vote on the proposal will be taken at the meeting of the shareholders and the shareholder does not vote in favor of the proposal.

(4) If the corporation delivers notice to its shareholders as provided in division (A)(3) of this section, a shareholder electing to be eligible as a dissenting shareholder under this section shall deliver to the corporation before the vote on the proposal is taken a written demand for payment of the fair cash value of the shares as to which the shareholder seeks relief. The demand for payment shall include the shareholder's address, the number and class of such shares, and the amount claimed by the shareholder as the fair cash value of the shares.

(5) If the corporation does not notify the corporation's shareholders pursuant to division (A)(3) of this section, not later than ten days after the date on which the vote on the proposal was taken at the meeting of the shareholders, the dissenting shareholder shall deliver to the corporation a written demand for payment to the dissenting shareholder of the fair cash value of the shares as to which the dissenting shareholder seeks relief, which demand shall state the dissenting shareholder's address, the number and class of such shares, and the amount claimed by the dissenting shareholder as the fair cash value of the shares.

(6) If a signatory, designated and approved by the dissenting shareholder, executes the demand, then at any time after receiving the demand, the corporation may make a written request that the dissenting shareholder provide evidence of the signatory's authority. The shareholder shall provide the evidence within a reasonable time but not sooner than twenty days after the dissenting shareholder has received the corporation's written request for evidence.

(7) The dissenting shareholder entitled to relief under division (A)(3) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.80 of the Revised Code and a dissenting shareholder entitled to relief under division (A)(5) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.801 of the Revised Code shall be a record holder of the shares of the corporation as to which the dissenting shareholder seeks relief as of the date on which the agreement of merger was adopted by the directors of that corporation. Within twenty days after the dissenting shareholder has been sent the notice provided in section 1701.80 or 1701.801 of the Revised Code, the dissenting shareholder shall deliver to the corporation a written demand for payment with the same information as that provided for in division (A)(4) of this section.

(8) In the case of a merger or consolidation, a demand served on the constituent corporation involved constitutes service on the surviving or the new entity, whether the demand is served before, on, or after the effective date of the merger or consolidation. In the case of a conversion, a demand served on the converting corporation constitutes service on the converted entity, whether the demand is served before, on, or after the effective date of the conversion.

(9) If the corporation sends to the dissenting shareholder, at the address specified in the dissenting shareholder's demand, a request for the certificates representing the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder, within fifteen days from the date of the sending of such request, shall deliver to the corporation the certificates requested so that the corporation may endorse on them a legend to the effect that demand for the fair cash value of such shares has been made. The corporation promptly shall return the endorsed certificates to the dissenting shareholder. A dissenting shareholder's failure to deliver the certificates terminates the dissenting shareholder's rights as a dissenting shareholder, at the option of the corporation, exercised by written notice sent to the dissenting shareholder within twenty days after the lapse of the fifteen-day period, unless a court for good cause shown otherwise directs. If shares represented by a certificate on which such a legend has been endorsed are transferred, each new certificate issued for them shall bear a similar legend, together with the name of the original dissenting holder of the shares. Upon receiving a demand for payment from a dissenting shareholder who is the record holder of uncertificated securities, the corporation shall make an appropriate notation of the demand for payment in its shareholder records. If uncertificated shares for which payment has been demanded are to be transferred, any new certificate issued for the shares shall bear the legend required for certificated securities as provided in this paragraph. A transferee of the shares so endorsed, or of uncertificated securities where such notation has been made, acquires only the rights in the corporation as the original dissenting holder of such shares had immediately after the service of a demand for payment of the fair cash value of the shares. A request under this paragraph by the corporation is not an admission by the corporation that the shareholder is entitled to relief under this section.

(B) Unless the corporation and the dissenting shareholder have come to an agreement on the fair cash value per share of the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder or the corporation, which in case of a merger or consolidation may be the surviving or new entity, or in the case of a conversion may be the converted entity, within three months after the service of the demand by the dissenting shareholder, may file a complaint in the court of common pleas of the county in which the principal office of the corporation that issued the shares is located or was located when the proposal was adopted by the shareholders of the corporation, or, if the proposal was not required to be submitted to the shareholders, was approved by the directors. Other dissenting shareholders, within that three-month period, may join as plaintiffs or may be joined as defendants in any such proceeding, and any two or more such proceedings may be consolidated. The complaint shall contain a brief statement of the facts, including the vote and the facts entitling the dissenting shareholder to the relief demanded. No answer to a complaint is required. Upon the filing of a complaint, the court, on motion of the petitioner, shall enter an order fixing a date for a hearing on the complaint and requiring that a copy of the complaint and a notice of the filing and of the date for hearing be given to the respondent or defendant in the manner in which summons is required to be served or substituted service is required to be made in other cases. On the day fixed for the hearing on the complaint or any adjournment of it, the court shall determine from the complaint and from evidence submitted by either party whether the dissenting shareholder is entitled to be paid the fair cash value of any shares and, if so, the number and class of such shares. If the court finds that the dissenting shareholder is so entitled, the court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. The appraisers have power and authority specified in the order of their appointment. The court thereupon shall make a finding as to the fair cash value of a share and shall render judgment against the corporation for the payment of it, with interest at a rate and from a date as the court considers equitable. The costs of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable. The proceeding is a special proceeding and final orders in it may be vacated, modified, or reversed on appeal pursuant to the Rules of Appellate Procedure and, to the extent not in conflict with those rules, Chapter 2505. of the Revised Code. If, during the pendency of any proceeding instituted under this section, a suit or proceeding is or has been instituted to enjoin or otherwise to prevent the carrying out of the action as to which the shareholder has dissented, the proceeding instituted under this section shall be stayed until the final determination of the other suit or proceeding. Unless any provision in division (D) of this section is applicable, the fair cash value of the shares that is agreed upon by the parties or fixed under this section shall be paid within thirty days after the date of final determination of such value under this division, the effective date of the amendment to the articles, or the consummation of the other action involved, whichever occurs last. Upon the occurrence of the last such event, payment shall be made immediately to a holder of uncertificated securities entitled to payment. In the case of holders of shares represented by certificates, payment shall be made only upon and simultaneously with the surrender to the corporation of the certificates representing the shares for which the payment is made.

(C)         (1) If the proposal was required to be submitted to the shareholders of the corporation, fair cash value as to those shareholders shall be determined as of the day prior to the day on which the vote by the shareholders was taken and, in the case of a merger pursuant to section 1701.80 or 1701.801 of the Revised Code, fair cash value as to shareholders of a constituent subsidiary corporation shall be determined as of the day before the adoption of the agreement of merger by the directors of the particular subsidiary corporation. The fair cash value of a share for the purposes of this section is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay, but in no event shall the fair cash value of a share exceed the amount specified in the demand of the particular shareholder. In computing fair cash value, both of the following shall be excluded:

(a) Any appreciation or depreciation in market value resulting from the proposal submitted to the directors or to the shareholders;

(b) Any premium associated with control of the corporation, or any discount for lack of marketability or minority status.

(2) For the purposes of this section, the fair cash value of a share that was listed on a national securities exchange at any of the following times shall be the closing sale price on the national securities exchange as of the applicable date provided in division (C)(1) of this section:

(a) Immediately before the effective time of a merger or consolidation;

(b) Immediately before the filing of an amendment to the articles of incorporation as described in division (A) of section 1701.74 of the Revised Code;

(c) Immediately before the time of the vote described in division (A)(1)(b) of section 1701.76 of the Revised Code.

(D)         (1) The right and obligation of a dissenting shareholder to receive fair cash value and to sell such shares as to which the dissenting shareholder seeks relief, and the right and obligation of the corporation to purchase such shares and to pay the fair cash value of them terminates if any of the following applies:

(a) The dissenting shareholder has not complied with this section, unless the corporation by its directors waives such failure;

(b) The corporation abandons the action involved or is finally enjoined or prevented from carrying it out, or the shareholders rescind their adoption of the action involved;

(c) The dissenting shareholder withdraws the dissenting shareholder's demand, with the consent of the corporation by its directors;

(d) The corporation and the dissenting shareholder have not come to an agreement as to the fair cash value per share, and neither the shareholder nor the corporation has filed or joined in a complaint under division (B) of this section within the period provided in that division.

(2) For purposes of division (D)(1) of this section, if the merger, consolidation, or conversion has become effective and the surviving, new, or converted entity is not a corporation, action required to be taken by the directors of the corporation shall be taken by the partners of a surviving, new, or converted partnership or the comparable representatives of any other surviving, new, or converted entity.

(E) From the time of the dissenting shareholder's giving of the demand until either the termination of the rights and obligations arising from it or the purchase of the shares by the corporation, all other rights accruing from such shares, including voting and dividend or distribution rights, are suspended. If during the suspension, any dividend or distribution is paid in money upon shares of such class or any dividend, distribution, or interest is paid in money upon any securities issued in extinguishment of or in substitution for such shares, an amount equal to the dividend, distribution, or interest which, except for the suspension, would have been payable upon such shares or securities, shall be paid to the holder of record as a credit upon the fair cash value of the shares. If the right to receive fair cash value is terminated other than by the purchase of the shares by the corporation, all rights of the holder shall be restored and all distributions which, except for the suspension, would have been made shall be made to the holder of record of the shares at the time of termination.

Annex C

December 5, 2025

The Board of Directors of
Crawford United Corporation

10514 Dupont Avenue
Cleveland, OH 44108

Dear Members of the Board of Directors:

We understand that Crawford United Corporation ("Crawford" or the "Company") intends to enter into an Agreement and Plan of Merger (the "Agreement") among the Company, SPX Enterprises, LLC ("Parent") and Project King Acquisition, Inc., a wholly owned subsidiary of Parent ("Merger Sub"), pursuant to which, among other things, (i) Merger Sub will merge (the "Merger") with and into the Company, (ii) the Company will survive the Merger as a wholly owned subsidiary of Parent, and (iii) each outstanding share of Class A common capital stock, no par value ("Class A Common Stock"), of the Company and each outstanding share of Class B common capital stock, no par value ("Class B Common Stock"), of the Company will be converted into the right to receive $83.42 in cash the ("Merger Consideration").

The Board of Directors of Crawford (the "Board") has requested that Stout Risius Ross, LLC ("Stout") render an opinion (the "Opinion") to the Board with respect to the fairness, from a financial point of view, to the holders of Class A Common Stock and Class B Common Stock, collectively as a group, of the Merger Consideration to be received by such holders in the Merger pursuant to the Agreement.

Our Opinion is intended to be utilized by the Board as only one input to consider in its process of analyzing the Merger. No opinion, counsel or interpretation is intended in matters that require legal, regulatory, environmental, accounting, insurance, tax or other similar professional advice. We have not been requested to opine as to, and our Opinion does not in any manner address the following: (i) the underlying business decision of the Company, its security holders, the Board, or any other party to proceed with or effect the Merger; (ii) the merits of the Merger relative to any alternative business strategies that may exist for the Company or any other party or the effect of any other transactions in which the Company or any other party might have engaged; (iii) the terms of any arrangements, understandings, agreements or documents related to, or the form or any other portion or aspect of, the Merger or otherwise, except as expressly addressed in the Opinion; (iv) the fairness of any portion or aspect of the Merger to the holders of any class of securities, creditors or other constituencies of the Company, or to any other party, not specifically addressed in the Opinion; (v) the allocation of the Merger Consideration as between the Class A Common Stock and Class B Common Stock (vi) the solvency, creditworthiness or fair value of the Company or any other participant in the Merger under any applicable laws relating to bankruptcy, insolvency or similar matters or (vii) how the Board, the Company's security holders or any other person should act with respect to the Merger or otherwise.

Further, the Opinion is not intended to and does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote in regard to the Transaction. The Board acknowledges that Stout was not engaged to, and has not, (a) initiated any discussions with, or solicited any indications of interest from, third parties with respect to the Merger, the assets, businesses or operations of the Company, Parent or any other party, or any alternatives to the Merger, or (b) negotiated the terms of the Merger or the financing for the Merger.

The Board of Directors of Crawford United Corporation December 5, 2025 Page 2

In connection with our Opinion, we have made such reviews, analyses, and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things we have:

>	Reviewed a draft of the Agreement and Plan of Merger by and among SPX Enterprises, LLC, Project King Acquisition, Inc. and Crawford United Corporation, dated as of December 5, 2025;

>	Reviewed Crawford Management Presentation, dated July 8, 2025;

>	Reviewed Crawford Discussion Materials Presentation, dated June 2025;

>	Reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant;

>	Reviewed certain information relating to the historical, current and future operations, financial condition and prospects of the Company made available to us by the Company, including:

>

certain information from the Company's Form 10-Ks, as filed with the U.S. Securities and Exchange Commission (the "SEC"), for the fiscal years ended December 31, 2020 through 2024 and SEC Form 10-Qs for the year-to-date periods ended September 30, 2024 through 2025;

>	certain information from the Company's SEC Form 8-Ks;

>	financial projections relating to the Company as prepared by Company management for the fiscal years ending December 31, 2025 through 2028 (the "Projections").

>	Reviewed certain internal tax information provided by Company management;

>	Reviewed publicly available financial data of certain companies with publicly traded equity securities that we deemed relevant;

>	Reviewed publicly available information regarding certain merger and acquisition transactions that we deemed relevant;

>	Had discussions with the Company's management and certain of its representatives and advisors concerning the business, industry, history, and prospects of the Company, the Merger and related matters;

>

Reviewed a certificate from senior management of the Company containing, among other things, representations regarding the accuracy of the information, data, and other material (financial or otherwise) provided to Stout by or on behalf of the Company; and

>	Conducted such other analyses and considered such other facts and data as we deemed appropriate.

Our Opinion is premised on the assumption that the assets, liabilities, financial condition, and prospects of Crawford as of the date of this letter have not changed materially since September 30, 2025, the date of the most recent financial statements made available to us. In rendering our Opinion, we have assumed and relied upon the accuracy and completeness of all financial and other information that was publicly available, furnished by Crawford, or otherwise reviewed by or discussed with us without independent verification of such information and we have assumed and relied upon the representations and warranties contained in the draft Agreement we reviewed.

We have relied upon and assumed, without independent verification, that the Projections have been prepared in good faith and reflect the best currently available estimate of management of the Company as to the future financial results of the Company, and we have used and relied upon the Projections in arriving at our Opinion. We have not been engaged to assess the reasonableness or achievability of the Projections or the assumptions upon which they were based, and we express no view as to the Projections or such assumptions. We have assumed that the Merger will be consummated on the terms described in the Agreement, without any waiver of any material terms or conditions by the parties to the Agreement.

The Board of Directors of Crawford United Corporation December 5, 2025 Page 3

We have not conducted a physical inspection of Crawford's facilities or assets. We have assumed, with your consent, that the final executed form of the Agreement will not differ from the draft of the Agreement that we have examined, that the conditions to the Merger as set forth in the Agreement will be satisfied, and that the Merger will be consummated on a timely basis in the manner contemplated by the Agreement. Our Opinion is necessarily based on business, economic, market, and other conditions as they exist and can be evaluated by us at the date of this letter. It should be noted that although subsequent developments may affect this Opinion, we do not have any obligation to update, revise, or reaffirm our Opinion. We reserve the right, however, to withdraw, revise, or modify our Opinion based upon additional information that may be provided to or obtained by us after the issuance of the Opinion that suggests, in our judgment, a material change in the assumptions upon which our Opinion is based.

Stout conducted its analyses at the request of the Board in connection with the preparation of our Opinion. In so doing, Stout did not form a conclusion as to whether any individual analysis, when considered independently of the other analyses conducted by Stout, supported or failed to support our Opinion. Stout does not specifically rely or place any specific weight on any individual analysis. Rather, Stout deems that the analyses, taken as a whole, support our Opinion. Accordingly, Stout believes that the analyses must be considered in their entirety, and that selecting portions of the analyses or the factors considered, without considering all analyses and factors together, could create an imperfect view of the processes underlying the analyses performed by Stout in connection with the preparation of the Opinion.

Our Opinion is furnished for the use and benefit of the Board in connection with its evaluation of the Merger, and is not intended to be used for any other purpose, without our express, prior written consent. We will receive a fee for rendering our Opinion, which is neither based upon nor contingent on the conclusions set forth in our Opinion or the consummation of the proposed Merger. In addition, Crawford has agreed to indemnify us for certain liabilities arising out of our engagement. We have not previously provided financial advisory services to Crawford or Parent for which we have received compensation.

We have not been requested to opine as to, and this Opinion does not address, the fairness of the amount or nature of any compensation to any of Crawford's officers, directors or employees, or class of such persons, relative to the Merger Consideration or otherwise. The issuance of this Opinion has been approved by a committee of Stout authorized to approve opinions of this nature.

It is understood that this Opinion was prepared at the request of the Board for its confidential use and may not be reproduced, disseminated, quoted, or referred to at any time in any manner or for any purpose without our prior written consent, except as required by applicable securities laws. Notwithstanding anything to the contrary, the Company may reproduce this letter in its entirety in any filing with the SEC required to be made by the Company in respect of the Merger pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Board of Directors of Crawford United Corporation December 5, 2025 Page 4

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the holders of Class A Common Stock and Class B Common Stock is fair, from a financial point of view, to such holders, collectively as a group.

Yours very truly,

STOUT RISIUS ROSS, LLC

Annex D

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is entered into as of December 5, 2025, by and between the undersigned stockholder (“Stockholder”) of Crawford United Corporation, an Ohio corporation (the “Company”), and SPX Enterprises, LLC, a Delaware limited liability company (“Parent”). Parent and Stockholder are each sometimes referred to herein individually as a “Party” and collectively as the “Parties.” Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Merger Agreement (defined below).

RECITALS

WHEREAS, concurrently with the execution of this Agreement, the Company, Parent, and Project King Acquisition, Inc., an Ohio corporation and wholly owned subsidiary of Parent (“Merger Sub”), will enter into an Agreement and Plan of Merger (as the same may be amended from time to time, the “Merger Agreement”), providing for, among other things, the merger (the “Merger”) of Merger Sub and the Company upon the terms and subject to the conditions set forth in the Merger Agreement; and

WHEREAS, to induce Parent to enter into the Merger Agreement, Stockholder hereby makes certain representations, warranties, covenants and agreements with respect to the shares of Company Stock beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act, “Beneficially Owned”) by Stockholder (the “Shares”).

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows:

1.    Representations of Stockholder. Stockholder hereby represents and warrants to Parent that:

(a)    Ownership of Shares. Stockholder: (i) Beneficially Owns all of the Shares, free and clear of any proxy, voting restriction, adverse claim, or other Liens, other than those created by this Agreement or the Merger Agreement or under applicable federal or state securities laws; and (ii) has the sole voting power over all of the Shares. Except pursuant to this Agreement, there are no options, warrants, or other rights, agreements, arrangements, or commitments of any character to which Stockholder is a party relating to the pledge, disposition, or voting of any of the Shares and there are no voting trusts or voting agreements with respect to the Shares.

(b)    Power and Authority; Binding Agreement. Stockholder has full power and capacity to enter into, execute, and deliver this Agreement and to perform Stockholder’s obligations hereunder. This Agreement has been duly and validly executed and delivered by Stockholder and constitutes the valid, and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar Laws affecting creditors’ rights generally.

(c)    Disclosure of All Shares Owned. Stockholder does not Beneficially Own any shares of Company Stock other than the Shares.

(d)    No Conflict. The execution and delivery of this Agreement by Stockholder does not, and the performance by Stockholder of its obligations under this Agreement and the compliance by Stockholder with the provisions hereof will not, conflict with or violate any Law applicable to Stockholder or result in any material breach of, or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration, or cancellation of, or result in the creation of any Lien on any of the Shares pursuant to, any agreement or other instrument or obligation (including organizational documents) binding upon Stockholder or any of the Shares.

(e)    No Litigation. As of the date hereof, there are no Legal Actions pending against, or, to the knowledge of Stockholder, threatened against or affecting, Stockholder that would reasonably be expected to materially impair or materially adversely affect the ability of Stockholder to perform Stockholder’s obligations hereunder or to consummate the transactions contemplated by this Agreement on a timely basis.

(f)    No Consents. No consent, approval, Order, or authorization of, or registration, declaration, or, except as required by the rules and regulations promulgated under the Exchange Act, filing with, any Governmental Entity or any other Person on the part of Stockholder is required by or with respect to the Stockholder in connection with the execution and delivery of this Agreement, or the performance by Stockholder of Stockholder’s obligations under this Agreement. To the extent applicable, no consent of Stockholder’s spouse is necessary under any “community property” or other laws in order for Stockholder to enter into and perform its obligations under this Agreement.

2.    Representations of Parent. Parent hereby represents and warrants to Stockholder that:

(a)    Power and Authority; Binding Agreement. Parent has full power and capacity to enter into, execute, and deliver this Agreement and to perform Parent’s obligations hereunder. This Agreement has been duly and validly executed and delivered by Parent and constitutes the valid, and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar Laws affecting creditors' rights generally.

(b)    No Conflict. The execution and delivery of this Agreement by Parent does not, and the performance by Parent of its obligations under this Agreement and the compliance by Parent with the provisions hereof will not, conflict with or violate any Law applicable to Parent or result in any material breach of, or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration, or cancellation of, any agreement or other instrument or obligation (including organizational documents) binding upon Parent.

(c)    No Consents. No consent, approval, Order, or authorization of, or registration, declaration, or, except as required by the rules and regulations promulgated under the Exchange Act, filing with, any Governmental Entity or any other Person on the part of Parent is required by or with respect to Parent in connection with the execution and delivery of this Agreement.

3.    Agreement to Vote Shares. Until the Termination Time, Stockholder agrees, at any annual or special meeting of the Company’s stockholders called with respect to the following matters, and at every adjournment or postponement thereof, and for every action or approval by written consent of the Company stockholders with respect to any of the following matters, to:

(a)      appear at such meeting or otherwise cause the Shares to be counted as present thereat (including via proxy) for purposes of calculating a quorum, and respond to each request by the Company for any such written consent; and

(b)      vote (including via proxy) or cause the holder of record to vote (including via proxy) the Shares:

(i)    in favor of (1) the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, and (2) any proposal to adjourn or postpone such meeting of stockholders of the Company to a later date if there are not sufficient votes to approve the Merger Agreement, the Merger or the other transactions contemplated by the Merger Agreement; and

(ii)    against (1) any Proposal, Company Acquisition Agreement or any of the transactions contemplated thereby, (2) any action, proposal, transaction, or agreement which could reasonably be expected to result in (x) a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or (y) any condition set forth in Article VII of the Merger Agreement not being satisfied on a timely basis, and (3) any action, proposal, transaction, or agreement that could reasonably be expected to impede, delay or adversely affect the consummation of the Merger by the End Date, or change in any manner the voting rights of any Company Stock or amend the Charter Documents of the Company).

4.    Transfer and Encumbrance. Until the Termination Time, Stockholder agrees that Stockholder will not transfer, sell, offer, exchange, assign, gift, pledge, convey any legal or Beneficial Ownership interest in, or otherwise dispose of (by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of Law, or otherwise), or encumber (each, a “Transfer”), or cause the Transfer of, any of the Shares or enter into any contract, option, or other agreement with respect to, or consent to, a Transfer of any of the Shares or Stockholder’s voting or economic interest therein. Any attempted Transfer of Shares or any interest therein in violation of this Section 4 shall be null and void. Notwithstanding anything to the contrary herein, Stockholder may Transfer any Shares to (a) any affiliate of Stockholder, (b) any family member (including a trust for such family member’s benefit) of Stockholder, or (c) any charitable foundation or organization, but in each case, only if the transferee of such Shares agrees (or has agreed) to be bound by the terms of this Agreement and executes and delivers to the parties hereto a written consent and joinder (if such transferee is not already a party to this Agreement) memorializing such agreement prior to such Transfer. The Parties acknowledge and agree that the restrictions set forth in this Section 4 are negative covenants of Stockholder only and do not confer upon Parent any right or power to dispose of, or to direct the disposition of, any Shares. Parent shall have no consent right with respect to any Transfer of Shares.

5.    No Voting Trusts or Other Arrangement. Until the Termination Time, Stockholder agrees that Stockholder will not deposit any of the Shares in a voting trust, grant any proxies with respect to the Shares, or subject any of the Shares to any arrangement with respect to the voting of the Shares, in each case other than the arrangements entered into pursuant to this Agreement.

6.    Additional Shares. Stockholder agrees that all shares of Company Stock that Stockholder purchases, acquires the right to vote, or otherwise acquires Beneficial Ownership of, after the execution of this Agreement and prior to the Termination Time shall be subject to the terms and conditions of this Agreement and shall constitute “Shares” for all purposes of this Agreement. In the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares, or the like of the capital stock of the Company affecting the Shares, the terms of this Agreement shall apply to the resulting securities and such resulting securities shall be deemed to be “Shares” for all purposes of this Agreement.

7.    Termination. This Agreement shall terminate upon the earliest to occur of (the “Termination Time”): (a) the Effective Time; (b) the date and time at which the Merger Agreement is terminated pursuant to Article VIII thereof; and (c) the termination of this Agreement by mutual written consent of the Parties; provided, however, that (i) this Section 7 shall survive the termination of this Agreement and remain in full force and effect and (ii) nothing in this Section 7 shall relieve or otherwise limit the liability of any Party for any willful and material breach of this Agreement prior to such termination.

8.    Waiver of Appraisal and Dissenters’ Rights and Certain Other Actions.

(a)    Waiver of Appraisal and Dissenters’ Rights. To the fullest extent permitted by applicable Law, Stockholder hereby irrevocably and unconditionally waives, and agrees not to assert or perfect, any rights of appraisal or rights to dissent in connection with the Merger that Stockholder may have by virtue of ownership of the Shares.

(b)    Waiver of Certain Other Actions. Stockholder hereby agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any Legal Action, derivative or otherwise, against Parent, the Company, or any of their respective Subsidiaries (including Merger Sub) or successors: (i) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the Closing); or (ii) to the fullest extent permitted under applicable Law, alleging a breach of any duty of the board of directors of the Company or Parent in connection with the Merger Agreement, this Agreement, or the transactions contemplated thereby or hereby; provided, however, that nothing contained herein shall affect the right of Stockholder to exercise its rights as a result of (i) any breach by Parent under any agreement with Parent to which Stockholder is a party or (ii) fraud by Parent.

9.    No Solicitation. Subject to Section 10 if applicable, Stockholder shall not, and shall cause its Affiliates and Representatives not to, take any action which, were it taken by the Company or its Representatives, would violate Section 6.4 of the Merger Agreement.

10.    No Agreement as Director or Officer. Stockholder has entered into this Agreement solely in the Stockholder’s capacity as the Person who Beneficially Owns the Shares (and not in any other capacity, including any capacity as a director or officer of the Company). Nothing in this Agreement: (a) will limit or affect any actions or omissions taken by Stockholder in Stockholder’s capacity as a director or officer of the Company, including in exercising rights under the Merger Agreement, and no such actions or omissions shall be deemed a breach of this Agreement; or (b) will be construed to prohibit, limit, or restrict Stockholder from exercising Stockholder’s fiduciary duties as a director or officer to the Company or its stockholders.

11.    Stop Transfer Instructions. At all times commencing with the execution and delivery of this Agreement and continuing until the Termination Time, in furtherance of this Agreement, Stockholder hereby authorizes the Company or its counsel to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Shares (and that this Agreement places limits on the voting and transfer of the Shares), subject to the provisions hereof and provided that any such stop transfer order and notice will immediately be withdrawn and terminated by the Company following the Termination Time.

12.    Specific Performance. Each Party hereto acknowledges that it will be impossible to measure in money the damage to the other Party if a Party fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other Party will not have an adequate remedy at law or in damages. Accordingly, each Party agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the seeking of such relief on the basis that the other Party has an adequate remedy at law. Each Party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with the other Party’s seeking or obtaining such equitable relief.

13.    Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made (a) as of the date delivered, if delivered personally, (b) on the date the delivering Party receives confirmation, if delivered by email of a portable document format (“PDF”) document, (c) three (3) Business Days after being mailed by registered or certified mail (postage prepaid, return receipt requested) or (d) one (1) Business Day after being sent by overnight courier (providing proof of delivery), to the Parties at the following addresses or the address set forth on the Stockholder’s signature page (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 13):

If to Parent, to:

SPX Enterprises, LLC

6325 Ardrey Kell Road, Suite 400

Charlotte, NC 28277

Attention: Chief Legal Officer and Caroline Prescott, Assistant General Counsel

Email: corp.legal-department@spx.com and

            Caroline.prescott@spx.com

with a copy (which will not constitute notice) to:	Venable LLP 600 Massachusetts Ave, NW Washington, DC 20001 Attention: Karen C. Hermann / Michael Schiffer Email: KCHermann@venable.com / MSchiffer@venable.com

14.    Miscellaneous.

 (a)    Governing Law. This Agreement, and all Legal Actions (whether based on contract, tort, or statute) arising out of or relating to, or in connection with this Agreement or the actions of any of the Parties in the negotiation, administration, performance, or enforcement hereof, shall be governed by and construed in accordance with the internal laws of the State of Ohio without giving effect to any choice or conflict of law provision or rule (whether of the State of Ohio or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Ohio.

 (b)    Submission to Jurisdiction. Each of the Parties irrevocably agrees that any Legal Action with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other Party or its successors or assigns shall be brought and determined exclusively in the Court of Common Pleas of Cuyahoga County, State of Ohio, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such Legal Action, in any state or federal court within the State of Ohio. Each of the Parties agrees that service of process or other papers in connection with any such Legal Action in the manner provided for notices in Section 13 or in such other manner as may be permitted by applicable Law, will be valid and sufficient service thereof. Each of the Parties hereby irrevocably submits with regard to any such Legal Action for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts. Each of the Parties hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim, or otherwise, in any Legal Action with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder: (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 14(b); (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment, or otherwise); and (iii) to the fullest extent permitted by applicable Law, any claim that (x) the suit, action, or proceeding in such court is brought in an inconvenient forum, (y) the venue of such suit, action, or proceeding is improper, or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

 (c)    Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION; (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 14(C).

 (d)    Further Assurances. Subject to Section 10 if applicable, Stockholder agrees, from time to time, and without additional consideration, to execute and deliver such additional documents and instruments and to take all such further action as Parent may reasonably request to consummate and make effective the transactions contemplated by this Agreement.

(e)    Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such cost or expense, whether or not the Merger is consummated.

(f)    Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

(g)    Interpretation. The section headings herein are for convenience of reference only, do not constitute part of this Agreement, and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section, such reference shall be to a section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” As used herein, the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if,” and the word “or” is not exclusive. The words “hereof,” “herein,” “hereby,” “hereto,” and “hereunder,” and words of similar import, when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References in the singular or to “him,” “her,” “it,” “itself,” or other like references, and references in the plural or the feminine or masculine reference, as the case may be, shall also, when the context so requires, be deemed to include the plural or singular, or the masculine or feminine reference, as the case may be.

(h)    Assignment. Neither Party may assign any of its rights or obligations under this Agreement without the prior written consent of the other Party, except that Parent may assign, in its sole discretion, all or any of its rights, interests, and obligations hereunder to an Affiliate of Parent without the prior written consent of Stockholder. Subject to the immediately preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective successors and permitted assigns. Any assignment contrary to the provisions of this Section 14(h) shall be null and void.

(i)    No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to the Shares, and nothing in this Agreement shall be construed as granting to Parent, directly or indirectly, any power to vote, or to direct the voting of, or to dispose of, or to direct the disposition of, any of the Shares. All rights, ownership, voting power, dispositive power and economic benefits of and relating to the Shares shall remain vested in and belong solely to Stockholder. Any agreement or undertaking by Stockholder herein to attend meetings of stockholders or to vote or refrain from voting the Shares reflects the independent decision of Stockholder in the exercise of its own voting power and shall not be deemed to give Parent any such power, authority or control over the Shares.

(j)    No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person, other than the Parties and their respective successors and permitted assigns, any legal or equitable right, benefit, or remedy of any nature under or by reason of this Agreement.

(k)    Counterparts. This Agreement may be executed in one or more counterparts, including by PDF or other electronic signatures, including through the use of DocuSign, each of which shall be deemed to be an original copy of this Agreement and all of which, when taken together, shall be deemed to constitute one and the same agreement. Such delivery of counterparts shall be conclusive evidence of the intent to be bound hereby and to the extent applicable, the foregoing constitutes the election of the Parties to invoke any Law authorizing electronic signatures.

 (l)    Entire Agreement. This Agreement supersedes all prior agreements, written or oral, between the Parties with respect to the subject matter hereof and contains the entire agreement between the Parties with respect to the subject matter hereof. This Agreement may not be amended or supplemented, and no provisions hereof may be modified or waived, except by an instrument in writing signed by the Parties. No waiver of any provisions hereof by either Party shall be deemed a waiver of any other provisions hereof by such Party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such Party.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first written above.

SPX Enterprises, LLC, a Delaware limited liability company

By_____________________ Name: Title:

_________________________________

[INDIVIDUAL STOCKHOLDER NAME]

______________________________

Address

______________________________

Email Address

Number of Shares of Company Stock Beneficially Owned as of the date of this Agreement:

Class A Common Stock: __________

Class B Common Stock: __________

OR

[ENTITY STOCKHOLDER NAME]

By___________________________

Name:    ________________________

Title: _________________________

______________________________

Address

______________________________

Email Address

Number of Shares of Company Stock Beneficially Owned as of the date of this Agreement:

Class A Common Stock: __________

Class B Common Stock: __________

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Special Meeting Proxy Card

q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q

A

Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

Proposals — The Board of Directors recommend a vote FOR all the nominees listed, FOR Proposals X – X and for every X YEARS on Proposal X.

For

Against

Abstain

For

Against

Abstain

1.  To approve and adopt the Agreement and Plan of Merger, dated as of December 5, 2025 (as it may be amended from time to time, the “Merger Agreement”), by and among SPX Enterprises, LLC, a Delaware limited liability company (“Parent”), Project King Acquisition, Inc., an Ohio corporation and wholly owned subsidiary of Parent (“Merger Sub”), and Crawford United Corporation (the “Company”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger and as a wholly owned subsidiary of Parent.

2.  To approve, by non-binding advisory vote, the compensation that may become payable by the Company to its named executive officers in connection with the completion of the Merger.

3.  To adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to constitute a quorum or to approve and adopt the Merger Agreement.

Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.

Signature 2 — Please keep signature within the box.

Signature 1 — Please keep signature within the box.

1UPX

673570

0481JE

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders of Crawford United Corporation to be held on February 3, 2026

The Notice and Proxy Statement for the Special Meeting are available at: www.edocumentview.com/CRAWA

q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q

Crawford United Corporation

Special Meeting of Shareholders

Proxy Solicited on behalf of the Board of Directors for the Special Meeting — February 3, 2026 at Crawford United Corporation, 10514 Dupont Avenue, Cleveland, Ohio 44108

The Shareholder(s) hereby appoint Brian E. Powers and Jeffrey J. Salay, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote all of the shares of Class A common capital stock and Class B common capital stock of Crawford United Corporation that the shareholder(s) is/are entitled to vote, with all the powers which the shareholder(s) would possess if personally present, at the Special Meeting of Shareholders of Crawford United Corporation to be held on February 3, 2026 or at any postponement or adjournment thereof.

The shares represented by this proxy will be voted in the manner directed herein. If no such directions are indicated, the shares represented by this proxy will be voted FOR Proposals 1, 2 and 3.

If any other matters properly come before the meeting, and any adjournment or postponement thereof, the persons named in this proxy will vote in their discretion on such matters.

(Items to be voted appear on reverse side)

Your vote matters – here’s how to vote!

You may vote online or by phone instead of mailing this card.

000001

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

Votes submitted electronically must be received by 11:59 pm, Eastern Time, on February 2, 2026.

Online Go to www.investorvote.com/CRAWA or scan the QR code — login details are located in the shaded bar below.

If no electronic voting, delete QR code and control #

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money!
Sign up for electronic delivery at www.investorvote.com/CRAWA

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Special Meeting Proxy Card

1234  5678  9012  345

q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q

Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

Proposals — The Board of Directors recommend a vote FOR all the nominees listed, FOR Proposals X – X and for every X YEARS on Proposal X.

Abstain

Against

For

Abstain

Against

1.  To approve and adopt the Agreement and Plan of Merger, dated as of December 5, 2025 (as it may be amended from time to time, the “Merger Agreement”), by and among SPX Enterprises, LLC, a Delaware limited liability company (“Parent”), Project King Acquisition, Inc., an Ohio corporation and wholly owned subsidiary of Parent (“Merger Sub”), and Crawford United Corporation (the “Company”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger and as a wholly owned subsidiary of Parent.

2.  To approve, by non-binding advisory vote, the compensation that may become payable by the Company to its named executive officers in connection with the completion of the Merger.

3.  To adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to constitute a quorum or to approve and adopt the Merger Agreement.

Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.

Signature 2 — Please keep signature within the box.

Signature 1 — Please keep signature within the box.

C 1234567890       J N T

673570

1UPX

0481G

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders of Crawford United Corporation to be held on February 3, 2026.
The Notice and Proxy Statement for the Special Meeting are available at: www.edocumentview.com/CRAWA

Small steps make an impact.
Help the environment by consenting to receive electronic
delivery, sign up at www.investorvote.com/CRAWA

q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q

Crawford United Corporation

Special Meeting of Shareholders
Proxy Solicited on behalf of the Board of Directors for the Special Meeting — February 3, 2026
at Crawford United Corporation, 10514 Dupont Avenue, Cleveland, Ohio 44108
The Shareholder(s) hereby appoint Brian E. Powers and Jeffrey J. Salay, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote all of the shares of Class A common capital stock and Class B common capital stock of Crawford United Corporation that the shareholder(s) is/are entitled to vote, with all the powers which the shareholder(s) would possess if personally present, at the Special Meeting of Shareholders of Crawford United Corporation to be held on February 3, 2026 or at any postponement or adjournment thereof.
The shares represented by this proxy will be voted in the manner directed herein. If no such directions are indicated, the shares represented by this proxy will be voted FOR Proposals 1, 2 and 3.
If any other matters properly come before the meeting, and any adjournment or postponement thereof, the persons named in this proxy will vote in their discretion on such matters.
(Items to be voted appear on reverse side)

C

Non-Voting Items

Change of Address — Please print new address below.